As filed with the Securities and Exchange Commission on March 1 9 , 2019

Registration No. 333-226840

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

(Pre-Effective Amendment No. 5 )

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Verb Technology Company, Inc.

(Exact name of registrant as specified in its charter)

Nevada	7200	90-1118043
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

344 S. Hauser Blvd., Suite 414

Los Angeles, California 90036

(855) 250-2300

(Address, including zip code and telephone number,

including area code, of registrant’s principal executive offices)

Rory J. Cutaia

Chairman of the Board, Chief Executive Officer, President, Secretary, and Treasurer

344 S. Hauser Blvd., Suite 414

Los Angeles, California 90036

(855) 250-2300

(Name including zip code and telephone number,

including area code, of agent for service)

With copies to:

Randolf W. Katz		David E. Danovitch
Baker & Hostetler LLP		Robinson Brog Leinwand Greene Genovese
600 Anton Boulevard, Suite 900		& Gluck P.C.
Costa Mesa, California 92626		875 Third Avenue, Ninth Floor
(714) 966-8807		New York, New York 10022
(212) 603-6300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Units(4)	$23,000,000	$2,853.60	(11)
Common Stock, par value $0.0001 per share(5)(6)	$-	$-
Warrants (7)	$-	$-
Common Stock, par value $0.0001 per share, issuable upon exercise of Common Stock Purchase Warrants(5)(8)(9)	$28 ,75 0 ,000	$3,484.50	(11)
Underwriter’s Warrants (10)	$-	$-
Common Stock issuable upon exercise of Underwriter’s Warrants(5)(10)	$1,250,000	$151.50	(11)
Total	$53,000 ,000	$6,489.60	(11)

(1)	In accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares being registered and the proposed maximum offering price per share are not included in this table.
(2)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act, and includes shares of common stock, par value $0.0001 per share, of Verb Technology Company, Inc. (the “Common Stock”), that the underwriter has an option to purchase to cover over-allotments, if any.
(3)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price of the securities registered hereunder.
(4)	Each unit consists of one share of Common Stock and one warrant to purchase one (1) share of Common Stock.
(5)	Pursuant to Rule 416 under the Securities Act, the shares registered hereby also include an indeterminate number of additional shares as may from time to time become issuable by reason of stock splits, distributions, recapitalizations, or other similar transactions.
(6)	Included in the price of the units. No registration fee required pursuant to Rule 457(g) under the Securities Act.
(7)	No registration fee required pursuant to Rule 457(g) under the Securities Act.
(8)	Includes shares of Common Stock issuable upon exercise of the warrants the underwriter has the option to purchase to cover over-allotments, if any.
(9)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants are exercisable at a per-whole share exercise price equal to 125% of the public offering price per-share of Common Stock. The proposed maximum aggregate offering price of the warrants is $ 28 ,75 0 ,000, or 125% of $ 23 , 0 00,000.
(10)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The underwriter’s warrants are exercisable at a per-share exercise price equal to 125% of the public offering price per share of Common Stock. The proposed maximum aggregate offering price of the underwriter’s warrants is $1,250,000, or 125% of $1,000,000 (5% of $20,000,000).
(11)	Previously paid (i) $2,490.00 on August 14, 2018 based on a proposed maximum aggregate offering price of the shares of Common Stock, (ii) $151.50 on December 10, 2018 based on a proposed maximum aggregate offering price of the underwriter’s warrants, and (iii) $2,105.85 on February 7, 2019 based on a proposed maximum aggregate offering price of the warrants and the revised proposed maximum aggregate offering price of the shares of Common Stock.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT, WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MARCH 19 , 2019

5,517,241 Units Each Consisting of:

One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

We are offering 5,517,241 units, with each unit consisting of one (1) share of common stock, $0.0001 par value (the “Common Stock”), and one (1) warrant to purchase one (1) share of Common Stock, which equates to 10 0% warrant coverage on the shares of our Common Stock purchased in this offering (together with the shares of Common Stock underlying such warrants, the “Units”), of Verb Technology Company, Inc., a Nevada corporation (the “Company”), in a firm commitment underwritten public offering at an assumed public offering price of $3.625 per Unit. The warrants will have a per-whole share exercise price of 125% of the public offering price of our Units. Our Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of our Common Stock and the warrants comprising our Units are immediately separable and will be issued separately in this offering. The warrants are exercisable immediately and will expire five years from the issuance date.

Currently, o ur Common Stock is quoted on the OTC Markets Group Inc.’s OTCQB® tier Venture Market (the “OTCQB”) under the symbol “VRRB.” On March 18, 2019, the closing price of our Common Stock was $13.00. Concurrently with the closing of this offering, we intend that quotation of our Common Stock on the OTCQB be discontinued and that, at the open of the market on March 21, 2019, our Common Stock and the warrants will begin trading on The Nasdaq Capital Market (“ Nasdaq ”) under the symbol s “VERB” and “VERBW,” respectively. To maximize the possibility of success of our listing applications for our Common Stock, and the warrants, we chose to qualify under the $3.00 closing price alternative listing standard, rather than the $4.00 closing price listing standard. Accordingly, because the Units consist of one share of Common and one warrant, and the required pricing methodology of Nasdaq for public offerings that contain a warrant, we  currently estimate that the per-Unit public offering price will be between $3.125 and $4.125. We have assumed a per-Unit public offering price  of $3.625, which is the midpoint of the estimated public offering price range. Prices of our Common Stock as reported on the OTCQB may not be indicative of the prices of our Common Stock if our Common Stock were traded on Nasdaq.

T he actual offering price per Unit will be as determined between A.G.P./Alliance Global Partners Corp. (the “Underwriter” or “AGP”) and us at the time of pricing and , as is typical, may be at a discount to the then-current , over-the-counter per-share market price of our Common Stock. All share and per-share information, as well as all financial information, contained in this prospectus has been adjusted to give effect to the one-for-fifteen (1-for-15) r everse s tock s plit (the “Reverse Stock Split”) , which was implemented on February 1, 2019 and effective at the commencement of trading of our Common Stock on February 4, 2018.

This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described in this prospectus under the heading “Where You Can Find More Information.”

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total Without Exercise of Over-Allotment Option	Total With Exercise of Over-Allotment Option
Public offering price	$	$	$
Underwriting discounts and commissions (1)	$	$	$
Offering proceeds, before expenses, to us	$	$	$

(1) See “Underwriting” on page 68 for additional information on the compensation payable to the Underwriter.

We have granted an over-allotment option to the Underwriter as set forth below. Pursuant to this over-allotment option, the Underwriter may elect to purchase up to a maximum of 827,586 additional Units, consisting of 827,586 shares of our Common Stock and 827,586 warrants to purchase up to a maximum of 827,586 shares of our Common Stock, from us at the public offering price above, less underwriting discounts and commissions, within 45 days of the date of this prospectus to cover over-allotments, if any. If the Underwriter exercises the over-allotment option in full, the total underwriting discounts and commissions payable by us will be $                   , and the total proceeds to us, before expenses, will be $                  , assuming an offering price of $3.625 per Unit and not including any proceeds payable to us upon exercise of the warrants offered in connection with this offering.

The Underwriter expects to deliver the shares of Common Stock and the warrants to purchasers on or before                   , 2019.

A.G.P.

The date of this prospectus is                   , 2019.

The Underwriter and we have not authorized anyone to provide you any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Underwriter and we are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

For investors outside of the United States: the Underwriter has not and we have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our Units and the distribution of this prospectus outside of the United States.

i

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering, and selected information contained in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Units. For a more complete understanding of the Company and this offering, we encourage you to read and consider the more detailed information in this prospectus, including “Risk Factors” and the financial statements and related notes. Unless we specify otherwise, all references in this prospectus to “Verb,” “we,” “our,” “us,” and the “Company” refer to Verb Technology Company, Inc. and our subsidiaries.

Company Overview

Cutaia Media Group, LLC (“CMG”), was organized on December 12, 2012, as a limited liability company under the laws of the State of Nevada. On May 19, 2014, bBooth, Inc. was incorporated under the laws of the State of Nevada. On May 19, 2014, CMG merged into bBooth, Inc. and, thereafter, bBooth, Inc. changed its name to bBooth (USA), Inc., effective as of October 16, 2014. The operations of CMG and bBooth (USA), Inc. became known as, and are referred to in this prospectus as, “bBoothUSA.”

On October 16, 2014, bBoothUSA was acquired by Global System Designs, Inc. (“GSD”), pursuant to a Share Exchange Agreement entered into with GSD (the “Share Exchange Agreement”). GSD was incorporated in the State of Nevada on November 27, 2012. The acquisition was accounted for as a reverse merger transaction. In connection with the closing of the transactions contemplated by the Share Exchange Agreement, GSD’s management was replaced by bBoothUSA’s management, and GSD changed its name to bBooth, Inc.

Effective April 21, 2017, we changed our corporate name from bBooth, Inc. to nFüsz, Inc. The name change was effected through a parent/subsidiary short-form merger of nFüsz, Inc., our wholly-owned Nevada subsidiary, formed solely for the purpose of the name change, with and into us. We were the surviving entity. To effectuate the name-change merger, we filed Articles of Merger and a Certificate of Correction (relative to the effective date of the name-change merger) with the Secretary of State of the State of Nevada on April 4, 2017 and April 17, 2017, respectively. The name-change merger became effective on April 21, 2017. Our board of directors approved the name-change merger, which resulted in the name change on that date. In accordance with Section 92A.180 of the Nevada Revised Statutes (the “NRS”), stockholder approval of the name-change merger was not required.

Effective February 1, 2019, we changed our corporate name from nFüsz, Inc. to Verb Technology Company, Inc. The name change was effected through a parent/subsidiary short-form merger of Verb Technology Company, Inc., our wholly-owned Nevada subsidiary, formed solely for the purpose of the name change, with and into us. We were the surviving entity. To effectuate the name-change merger, we filed Articles of Merger and a Certificate of Correction (relative to the effective date of the name-change merger) with the Secretary of State of the State of Nevada on January 31, 2019 and February 2 2, 2019, respectively. The name-change merger became effective on February 1, 2019. Our board of directors approved the name-change merger, which resulted in the name change on that date. In accordance with Section 92A.180 of the NRS, stockholder approval of the name-merger was not required.

On February 1, 2019, we implemented a 1-for-15 Reverse Stock Split of our Common Stock. The Reverse Stock Split became effective upon commencement of trading of our Common Stock on February 4, 2019. As a result of the Reverse Stock Split, every 15 shares of our pre-Reverse Stock Split Common Stock were combined and reclassified into one share of our Common Stock. The number of shares of Common Stock subject to outstanding options, warrants, and convertible securities were also reduced by a factor of fifteen as of February 1, 2019. All historical share and per-share amounts reflected throughout our consolidated financial statements and other financial information in this prospectus have been adjusted to reflect the Reverse Stock Split. The par value per share of our Common Stock was not affected by the Reverse Stock Split.

Our Business

We are an applications services provider, marketing cloud-based business software products under the brand name “Tagg” on a subscription basis. Our flagship product, TaggCRM, is a Customer Relationship Management (“CRM”) application that is distinguishable from other CRM programs because it utilizes interactive video as the primary means of communication between sales and marketing professionals and their clients or prospects. TaggCRM allows our users to create, distribute, and post interactive videos that contain on-screen clickable “Taggs,” which are interactive icons, buttons, and other on-screen elements, that, when clicked, allow their prospects and customers to respond to our users’ calls to action in real-time, in the video, while the video is playing, without leaving or stopping the video. For example, our technology allows a customer or a prospective customer the ability to click on a product they see featured in a video and buy it, or to click on a calendar icon in the video to make an appointment with a salesperson, among many other features and functionality. Tagg videos can be distributed via email or text messaging and can be posted on social media. Our users report increased sales conversion rates compared to traditional, non-interactive video.

We developed the proprietary, patent-pending interactive video technology that serves as the basis for all of our cloud-based, Software-as-a-Service (“SaaS”) Tagg applications. Our Tagg applications are accessible on all mobile and desktop devices and no software download is required to view the Tagg interactive videos. The Tagg applications also provide detailed analytics in the application dashboard that reflect when the videos were viewed, by whom, how many times, for how long, and what interactive Taggs were clicked-on in the video, among other things, all of which assist our users in focusing their sales and marketing efforts by identifying which clients or prospects have interest in the subject matter of the video. TaggCRM users receive a text message immediately notifying them that a customer or prospect received their video and additional text messages notifying them when that customer or prospect watched the video and shared the video so they can follow-up in real-time. Our Tagg application platform can accommodate any size sales or marketing campaign, and it is enterprise-class scalable to meet the needs of today’s global organizations.

1

Our TaggMED application is designed for physicians and other healthcare providers to create more efficient and effective interactive communications with patients. Patients are able to avoid unnecessary and inconvenient visits to their physicians’ or other healthcare providers’ offices by viewing and responding to interactive videos through in-video, on-screen clicks that are designed to assess the patient’s need for an office visit. If the patient’s responses to the interactive video indicate that an office visit is either necessary or desirable, the patient can schedule the office visit right through the video in real time. Patients can also download and print prescriptions, care instructions, and other physician distributed documents right from and through the video. TaggMED is offered on a subscription basis.

Our TaggEDU application is designed for teachers and school administrators for more effective communications with students, parents, and faculty. TaggEDU allows teachers to deliver interactive video lessons to students that are both more engaging and more effective. TaggEDU allows teachers to communicate with students through their mobile devices and computers to deliver lessons and tests/quizzes on the screen and in the Tagg video. The analytics capabilities of TaggEDU available on the application dashboard of the teacher or school administrator allow them to track which students watched the lesson, when, for how long, how many times, and track and report on test/quiz results. TaggEDU is offered on a subscription basis.

Our TaggLIVE application is also part of our proprietary interactive Tagg video applications portfolio. TaggLIVE is a Facebook application that works in conjunction with Facebook Live, allowing users of Facebook Live to place clickable Taggs on the screen of everyone watching their Facebook Live broadcasts in real time. Viewers can click the on-screen Taggs to purchase products and services placed there and offered by the person utilizing our TaggLIVE Facebook application. TaggLIVE is scheduled for release in the second quarter of 2019.

Proposed Acquisition of Sound Concepts

On November 8, 2018, we entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Sound Concepts, Inc., a Utah corporation (“Sound Concepts”), NF Merger Sub, Inc., a Utah corporation (“Merger Sub 1”), NF Acquisition Company, LLC, a Utah limited liability company (“Merger Sub 2”), the shareholders of Sound Concepts (the “Sound Concepts Shareholders”), the shareholders’ representative (the “Shareholder Representative”), and us, pursuant to which we will acquire Sound Concepts (the “Sound Concepts Acquisition”) through a two-step merger, consisting of merging Merger 1 Sub with and into Sound Concepts, with Sound Concepts surviving the “first step” of the merger as our wholly-owned subsidiary (and the separate corporate existence of Merger Sub 1 will cease) and, immediately thereafter, merging Sound Concepts with and into Merger Sub 2, with Merger Sub 2 surviving the “second step” of the merger, such that, upon the conclusion of the “second step” of the merger, the separate corporate existence of Sound Concepts will cease and Merger Sub 2 will continue its limited liability company existence under Utah law as the surviving entity and as our wholly-owned subsidiary (collectively, the “Merger”). On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Sound Concepts’ capital stock issued and outstanding immediately prior to the Effective Time (the “Sound Concepts Capital Stock”) will be cancelled and converted into the right to receive a proportionate share of $25,000,000 of value (the “Closing Merger Consideration”), to be payable through a combination of a cash payment by us of $15,000,000 (the “Acquisition Cash Payment”) and the issuance of shares of our Common Stock with a fair market value of $10,000,000 (the “Acquisition Stock”). The Closing Merger Consideration is not subject to any closing working capital adjustment or post-closing working capital adjustment. In addition, we have agreed to pay to AGP certain fees for advisory services provided in connection with the Sound Concepts Acquisition. We will pay AGP a transaction fee equal to (i) 5% of the first million dollars of the Closing Merger Consideration, (ii) 4% of the second million dollars of the Closing Merger Consideration, (iii) 3% of the third million dollars of the Closing Merger Consideration, (iv) 2% of the fourth million dollars of the Closing Merger Consideration, and (v) 1% of the remaining Closing Merger Consideration. We also agreed to issue to AGP or its designees at the closing of the Sound Concepts Acquisition, warrants to purchase that number of shares of Common Stock equal to 2 .5 % of the Closing Merger Consideration. The warrants will have a five-year term and will have an exercise price equal to 12 0 % of the valuation of the Acquisition Stock.

We expect the Sound Concepts Acquisition to close contemporaneously with this offering, subject to the satisfaction or waiver of certain conditions described in this prospectus under the heading “The Proposed Sound Concepts Acquisition.” However, we cannot provide any assurance as to the actual timing of completion of the Sound Concepts Acquisition, or whether the Sound Concepts Acquisition will be completed at all. Furthermore, we currently intend to use a portion the net proceeds from the sale of our Common Stock under this prospectus to provide funds for all, or a portion of, the Acquisition Cash Payment. If we are unable to raise sufficient net proceeds from this offering to provide funds for all, or a portion of, the Acquisition Cash Payment, we will need to obtain alternative sources of financings, which may not be available at terms acceptable to us, or at all, resulting in us being unable to consummate the Sound Concepts Acquisition. This offering is not conditioned on the consummation of the Sound Concepts Acquisition or any other transaction; however, the completion of this offering is conditioned on our Common Stock and the warrants being approved for listing on Nasdaq or another securities exchange. For additional information, please see the heading “Risk Factors,” for certain risks relating to the Sound Concepts Acquisition and “The Proposed Sound Concepts Acquisition.”

2

Sound Concepts is an established 25-year-old business with approximately 8 9 employees, based in American Fork, Utah, providing digital marketing and sales support services, including a video-based sales application, to the direct sales industry. Their sales application, offered as a SaaS application, is marketed under the brand name Brightools and is offered as a white-labeled application to large corporate enterprises engaged in the network marketing and affiliate marketing industry. Sound Concepts currently has approximately 93 clients in the network marketing and affiliate marketing sector, which include Young Living Essential Oils, LC, Isagenix International, LLC, Vasayo, LLC, Nu Skin Enterprises United States, Inc., Nerium International, LLC, Forever Living Products International, LLC, Seacret Spa, LLC, among many others. The Brightools app is a comprehensive sales, lead generation, and customer relationship management tool specifically designed to meet the needs of direct sales representatives and others engaged in network marketing and affiliate marketing sales. The Brightools app also incorporates recruiting tools, sales representative training, and education tools, and includes instant notification capabilities to notify sales reps on their mobile devices when a prospect has engaged in shared content. Brightools allows sales reps to share sales and product video content with their prospects via email and text, post content directly to social media, access corporate sales and product training materials, and receive analytics data and other engagement information regarding their prospects’ interactions with the digital sales content distributed through the app. Brightools also tracks customer purchases and allows corporate to monitor field activity to track the effectiveness of campaigns, as well as compliance. In addition, sales reps can order physical product samples and purchase customizable brochures, invites, thank-you cards, and more for direct delivery to customers and prospects all through the application. The synergies of the digital and physical tools provide sales reps with unique solutions to engage their prospects, acquire customers, close sales, and grow their businesses. Brightools is available on, and compatible with, virtually all mobile devices and is currently in use in over 6 2 different countries. As of the date hereof, Sound Concepts has more than 55 5 ,000 current users of its Brightools app, representing an increase of more than 4 5 ,000 users since December 2018.

We believe that Sound Concepts’ business is highly complementary to our own, and the combination of their technology, customer base, and human capital with our own, including the integration of our interactive video technology into Brightools, among other synergies and enhancements, will result in increased stockholder value.

Recent Developments

On February 1, 2019, we issued an unsecured convertible note to Bellridge Capital, LP (“Bellridge”) in the aggregate principal amount of $500,000 in exchange for net proceeds of $432,000, after an original issue discount of $25,000 and legal and financing expenses of $43,000. The financing expenses represent fees paid to AGP as placement agent. In addition, we issued 16,667 shares of our Common Stock in connection with the note issuance. The note is convertible into shares of Common Stock at a conversion price equal to 70% of the lowest VWAP during the ten (10) trading days immediately preceding the date of the notice of conversion.

Corporate Information

We are a Nevada corporation. Our principal executive/administrative offices are located at 344 South Hauser Boulevard, Suite 414, Los Angeles, California 90036, and our telephone number is (855) 250-2300. Our website address is https://www.myverb.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

Until the close of the market on March 20, 2019, o ur Common Stock was quoted on the OTCQB under the symbol “ VRRB .” O ur Common Stock and the warrants offered hereby have been approved for listing on Nasdaq under the symbol s “VERB” and “VERBW,” respectively, and will commence trading on Nasdaq at the open of the market on March 21, 2019. The completion of this offering is conditioned on our Common Stock and the warrants being approved for listing on Nasdaq or another securities exchange , which approval has been received from Nasdaq . See “Risk Factors.”

3

The Offering

Issuer:	Verb Technology Company, Inc.

Securities offered by us:

5,517,241 Units, each Unit consists of one (1) share of our Common Stock and one (1) warrant to purchase one (1) share of our Common Stock (or 6,344,827 Units if the Underwriter exercises its over-allotment option in full). The shares of our Common Stock and the warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering.

Offering Price:	Assumed public offering price of $ 3.625 per Unit

Common Stock outstanding prior to this offering:	12,310,585 shares

Common Stock to be outstanding after this offering:

17,827,826 shares, assuming 5,517,241 Units, are issued in this offering (or 18,655,412 shares if the Underwriter exercises its over-allotment option in full, assuming 6,344,827 Units are issued in this offering).

Over-allotment option:	We have granted the Underwriter a 45-day over-allotment option to purchase up to an additional 827,586 Units at the public offering price, less estimated underwriting discounts and commissions.

Underwriter’s warrants:	We will issue to the Underwriter, upon closing of this offering compensation warrants entitling the Underwriter or its designees to purchase up to 5% of the aggregate number of shares of our Common Stock that we issue in this offering (excluding any shares of Common Stock issued upon exercise of the Underwriter’s over-allotment option). The warrants will be exercisable for a four-year period, commencing one year following the effective date of this offering at an exercise price per share equal to 125% of the public offering price of our Units offered hereby. See “Underwriting.”

Use of proceeds:

We estimate the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $18.2 million ($21.0 million if the Underwriter’s over-allotment option to purchase additional Units is exercised in full), assuming a public offering price of $3.625 per Unit. The actual offering price per Unit will be as determined between the Underwriter and us at the time of pricing, and , as is typical, may be at a discount to the then- current , over-the-counter market price of the Common Stock.

We intend to use the net proceeds from this offering to pay for all or a portion of the Acquisition Cash Payment, as well as transaction and integration costs incurred in connection with the Sound Concepts Acquisition. For a more complete description of our intended use of the net proceeds from this offering, see “Use of Proceeds” and “The Proposed Sound Concepts Acquisition.”

Risk Factors:	This investment involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 5 of this prospectus for a discussion of factors you should consider carefully before making an investment decision.

Market and Trading Symbol:

Until the close of the market on March 20, 2019, o ur Common Stock wa s quoted on the OTCQB under the symbol “ VRRB .” O ur Common Stock and the warrants have been approved for listing on Nasdaq under the symbol s “VERB” and “VERBW,” respectively, which will commence trading at the open of the market on March 21, 2019. The completion of this offering wa s conditioned on our Common Stock and the warrants being approved for listing on Nasdaq or another securities exchange. See “Risk Factors.”

The number of shares of our Common Stock shown above to be outstanding after this offering is based on 12,310,585 shares of our Common Stock outstanding as of March 18 , 2019, which excludes: (i) 2,457,974 shares of our Common Stock issuable upon exercise of stock options with a weighted-average exercise price of approximately $5.4 4 per share; (ii) 168,600 shares of our Common Stock reserved for issuance under our 2014 Stock Option Plan (the “Plan”); (iii) 778,443 shares of our Common Stock issuable upon the exercise of all outstanding warrants with a weighted-average exercise price of approximately $4.20 per share; (iv) 327,532 shares of our Common Stock issuable upon the conversion of all outstanding convertible notes; (v) 275,862 shares of our Common Stock that may be issued upon exercise of the Underwriter’s warrants; and (vi) 5,517,241 shares of our Common Stock that may be issued upon exercise of warrants issued in this offering (or 6,344,827 shares if the Underwriter exercises its over-allotment option in full).

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below, as well as other information presented in this prospectus or in any other documents incorporated by reference into this prospectus, in light of your particular investment objectives and financial circumstances. Moreover, the risks so described are not the only risks we face. Additional risks not presently known to us or that we currently perceive as immaterial may ultimately prove more significant than expected and impair our business operations. Any of these risks could adversely affect our business, financial condition, results of operations, and prospects. The trading price of our securities could decline due to any of these risks and you may lose all or part of your investment.

Risks Related to Our Business

We have incurred significant net losses and cannot assure you that we will achieve or maintain profitable operations.

To date, we have not generated any significant revenues from our operations and have incurred losses since inception. Our net losses were $12,127,000 for the year ended December 31, 2018 and $7,266,000 for the year ended December 31, 2017. As of December 31, 2018, we had a stockholders’ deficit of $5,055,000. We may continue to incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications, and delays, and other unknown events.

We anticipate that our operating expenses will increase substantially in the foreseeable future as we undertake increased technology and production efforts to support our business and increase our marketing and sales efforts to drive an increase in the number of customers and clients utilizing our services. These increased expenditures may make it more difficult to achieve and maintain profitability. In addition, our efforts to grow our business may be more expensive than we expect, and we may not be able to generate sufficient revenue to offset increased operating expenses. If we are forced to reduce our expenses, our growth strategy could be compromised. To offset these anticipated increased operating expenses, we will need to generate and sustain significant revenue levels in future periods in order to become profitable, and, even if we do, we may not be able to maintain or increase our level of profitability.

Accordingly, we cannot assure you that we will achieve sustainable operating profits as we continue to expand our infrastructure, restructure our balance sheet, further develop our marketing efforts, and otherwise implement our growth initiatives. Any failure to achieve and maintain profitability would have a materially adverse effect on our ability to implement our business plan, our results and operations, and our financial condition, and could cause the value of our Common Stock to decline, resulting in a significant or complete loss of your investment.

Our independent registered public accounting firm’s reports for the fiscal years ended December 31, 2018 and 2017 have raised substantial doubt as to our ability to continue as a “going concern.”

Our independent registered public accounting firm indicated in its reports on our audited consolidated financial statements as of and for the years ended December 31, 2018 and 2017 that there is substantial doubt about our ability to continue as a going concern. A “going concern” opinion indicates that the financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. Therefore, you should not rely on our consolidated balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to stockholders, in the event of liquidation. The presence of the going concern note to our financial statements may have an adverse impact on the relationships we are developing and plan to develop with third parties as we continue the commercialization of our products and could make it challenging and difficult for us to raise additional financing, all of which could have a material adverse impact on our business and prospects and result in a significant or complete loss of your investment.

Our ability to grow and compete in the future will be adversely affected if adequate capital is not available to us or not available on terms favorable to us.

We have limited capital resources. To date, we have financed our operations entirely through equity investments by founders and other investors and the incurrence of debt, and we expect to continue to do so in the foreseeable future. Our ability to continue our normal and planned operations, to grow our business, and to compete in our industry will depend on the availability of adequate capital.

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We cannot assure you that we will be able to obtain additional funding from those or other sources when or in the amounts needed, on acceptable terms, or at all. If we raise capital through the sale of equity, or securities convertible into equity, it would result in dilution to our then-existing stockholders, which could be significant depending on the price at which we may be able to sell our securities. If we raise additional capital through the incurrence of additional indebtedness, we would likely become subject to further covenants restricting our business activities, and holders of debt instruments may have rights and privileges senior to those of our then-existing stockholders. In addition, servicing the interest and principal repayment obligations under debt facilities could divert funds that would otherwise be available to support development of new programs and marketing to current and potential new clients. If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce, or eliminate development of new programs or future marketing efforts, or reduce or discontinue our operations. Any of these events could significantly harm our business, financial condition, and prospects.

Our business depends on customers increasing their use of our services and/or platform, and we may experience loss of customers or decline in their use of our services and/or platform.

Our ability to grow and generate revenue depends, in part, on our ability to maintain and grow our relationships with existing customers and convince them to increase their usage of our platform. If our customers do not increase their use of our platform, then our revenue may not grow and our results of operations may be harmed. It is difficult to predict customers’ usage levels accurately and the loss of customers or reductions in their usage levels may have a negative impact on our business, results of operations, and financial condition. If a significant number of customers cease using, or reduce their usage of, our platform, then we may be required to spend significantly more on sales and marketing than we currently plan to spend in order to maintain or increase revenue from customers. These additional expenditures could adversely affect our business, results of operations, and financial condition. Most of our customers do not have long-term contractual financial commitments to us and, therefore, most of our customers could reduce or cease their use of our platform at any time without penalty or termination charges.

The market in which we operate is dominated by large, well established competitors.

The CRM industry is currently dominated by Salesforce.com, Inc. (“Salesforce.com”), Microsoft Corporation (“Microsoft”), Oracle America Inc. (“Oracle”), SAP SE, and Adobe Inc. (“Adobe”), which collectively account for approximately 40% of industry sales. The CRM applications offered by these companies, as well as by many others, have numerous differences in feature sets and functionality, but all share certain basic attributes. Most of them were designed before the advent and proliferation of mobile phones, social media, and the technology behind the current ubiquity of video over the internet and more recently on mobile devices. While many of our competitors have attempted to incorporate video capabilities into their respective CRM platforms, none of them utilizes interactive video technology similar to that of ours. In addition, our Tagg interactive videos are viewable on both mobile and desktop devices regardless of operating system and without the need to download a proprietary player or program.

The market in which we operate is intensely competitive and, if we do not compete effectively, our operating results could be harmed.

The market for CRM applications is intensely competitive and rapidly changing, barriers to entry are relatively low, many of our competitors are larger and have more resources than we do, and, with the introduction of new technologies and market entrants, we expect competition to intensify in the future. If we fail to compete effectively, our operating results will be harmed.

Notwithstanding the competitive edge that we believe our Tagg interactive video capability provides our CRM applications, many of our competitors enjoy other substantial competitive advantages, such as greater name recognition, longer operating histories, and larger marketing budgets, as well as substantially greater financial, technical, and other resources. In addition, many of our potential competitors have established marketing relationships and access to larger customer bases, and have major distribution agreements with consultants, system integrators, and resellers.

As a result, our competitors may be able to respond more effectively than we can to new or changing opportunities, technologies, standards, or customer requirements. Furthermore, because of these advantages, even if our products and services are more effective than the products and services that our competitors offer, potential customers might accept competitive products and services in lieu of purchasing our products and services. For all of these reasons, we may not be able to compete successfully against our current and future competitors.

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We may not be able to increase the number of our partners or grow the revenues received from our current partnership relationships.

The differences between our Tagg interactive video CRM applications and many of the larger, more established providers of CRM software may serve to highlight the reasons we have chosen not only to develop our own stand-alone SaaS cloud CRM platform, but also to incorporate and integrate our interactive video technology into the platforms of many of these large, long-term leaders in the CRM industry. This allows them to offer Tagg interactive video capabilities to their large enterprise clients and customers as an upgrade feature to their CRM platform subscriptions. The viability of this strategy is evidenced by the partnerships we currently enjoy with Oracle NetSuite and Marketo, Inc., an Adobe company (“Adobe Marketo”), as well as new partnerships with Salesforce.com and Microsoft, among others. There can be no assurance, however, that those relationships will result in material revenues for us or that we will be able to generate any other meaningful partnerships.

We may not be able to develop enhancements and new features to our existing service or acceptable new services that keep pace with technological developments.

Even though we believe that our Tagg interactive video CRM applications are currently unsurpassed in features and ease of use, technology invariably advances. If we are unable to develop enhancements to, and new features for, our Tagg interactive video CRM applications that keep pace with rapid technological developments, our business will be harmed. The success of enhancements, new features, and services depends on several factors, including the timely completion, introduction, and market acceptance of the feature or edition. Failure in this regard may significantly impair our revenue growth. We may not be successful in either developing these modifications and enhancements or in timely bringing them to market at a competitive price or at all. Furthermore, notwithstanding that our Tagg interactive videos are currently viewable on both mobile and desktop devices regardless of operating system, potential uncertainties about the timing and nature of new network platforms or technologies, or modifications to existing platforms or technologies, could increase our research and development expenses. Any failure of our service to operate effectively with future network platforms and technologies could reduce the demand for our service, result in customer dissatisfaction, and harm our business.

Our ability to deliver our services is dependent on the maintenance of the infrastructure of the Internet by third parties.

The Internet’s infrastructure is comprised of many different networks and services that, by design, are highly fragmented and distributed. This infrastructure is run by a series of independent, third-party organizations that work together to provide the infrastructure and supporting services of the Internet under the governance of the Internet Corporation for Assigned Numbers and Names (ICANN) and the Internet Assigned Numbers Authority (IANA), which is now related to ICANN.

The Internet has experienced, and will continue to experience, a variety of outages and other delays due to damages to portions of its infrastructure, denial-of-service attacks, or related cyber incidents. These scenarios are not under our control and could reduce the availability of the Internet to us or our customers for delivery of our services. Any resulting interruptions in our services or the ability of our customers to access our services could result in a loss of potential or existing customers and harm our business.

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Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

In the ordinary course of our business, we collect and store sensitive data, including intellectual property, our proprietary business information and that of our customers, and personally identifiable information of our customers and employees. The secure processing, maintenance, and transmission of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost, or stolen. Advanced attacks are multi-staged, unfold over time, and utilize a range of attack vectors with military-grade cyber weapons and proven techniques, such as spear phishing and social engineering, leaving organizations and users at high risk of being compromised. The vast majority of data breaches, whether conducted by a cyber attacker from inside or outside of the organization, involve the misappropriation of digital identities and user credentials. These credentials are used to gain legitimate access to sensitive systems and high-value personal and corporate data. Many large, well-known organizations have been subject to cyber-attacks that exploited the identity vector, demonstrating that even organizations with significant resources and security expertise have challenges securing their identities. Any such access, disclosure, or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, a disruption of our operations, damage to our reputation, or a loss of confidence in our business, any of which could adversely affect our business, revenues, and competitive position.

Organizations face growing regulatory and compliance requirements.

New and evolving regulations and compliance standards for cyber security, data protection, privacy, and internal IT controls are often created in response to the tide of cyber-attacks and will increasingly impact organizations. Existing regulatory standards require that organizations implement internal controls for user access to applications and data. In addition, data breaches are driving a new wave of regulation, such as the European Union’s General Data Protection Regulation, with stricter enforcement and higher penalties. Regulatory and policy-driven obligations require expensive and time-consuming compliance measures. The fear of non-compliance, failed audits, and material findings has pushed organizations to spend more to ensure they are in compliance, often resulting in costly, one-off implementations to mitigate potential fines or reputational damage. The high costs associated with failing to meet regulatory requirements, combined with the risk of fallout from security breaches, has elevated this topic from the IT organization to the executive and board level.

Our business is highly competitive and any failure to adapt to changing consumer preferences may adversely affect our business and financial results.

We operate in a highly competitive, consumer-driven, and rapidly changing environment. Our success will, to a large extent, be dependent on our ability to acquire, develop, adopt, upgrade, and exploit new and existing technologies to address consumers’ changing demands and distinguish our products and services from those of our competitors. We may not be able to accurately predict technological trends or the success of new products and services. If we choose technologies or equipment that are less effective, cost-efficient, or attractive to our customers than those chosen by our competitors, or if we offer products or services that fail to appeal to consumers, are not available at competitive prices, or that do not function as expected, our competitive position could deteriorate, and our business and financial results could suffer.

The ability of our competitors to introduce new technologies, products, and services more quickly than we do may adversely affect our competitive position. Furthermore, advances in technology, decreases in the cost of existing technologies, or changes in competitors’ product and service offerings may require us in the future to increase research and development expenditures or to offer products and services at no or a reduced additional charge or at a lower price. In addition, the uncertainty of our ability, and the costs, to obtain intellectual property rights from third parties could impact our ability to respond to technological advances in a timely and effective manner. If we are unable to compete with existing companies successfully and new entrants to the markets in which we compete in, our business, results of operations, and financial condition could be adversely affected.

We expect that the success of our business will be highly correlated to general economic conditions.

We expect that demand for our products and services will be highly correlated with general economic conditions, as we expect a substantial portion of our revenue will be derived from discretionary spending by individuals, which typically falls during times of economic instability. Declines in economic conditions in the United States or in other countries in which we may operate may adversely impact our financial results. Because such declines in demand are difficult to predict, we or our industry may have increased excess capacity as a result. An increase in excess capacity may result in declines in prices for our products and services. Our ability to grow or maintain our business may be adversely affected by sustained economic weakness and uncertainty, including the effect of wavering consumer confidence, high unemployment, and other factors. The inability to grow or maintain our business would adversely affect our business, financial conditions, and results of operations, and thereby an investment in our Common Stock.

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We do not currently have any patents to protect our technologies and thus, we may not gain market share from our competitors and be unable to operate our business profitably.

Our success depends significantly on our ability to protect our rights to the technologies used in our products and services. We recently filed a patent application with the U.S. Patent and Trademark Office, or “PTO,” with respect to our interactive video technology. Currently, we do not have any issued patents and we rely on copyright, trade secrets, and nondisclosure, confidentiality and other contractual arrangements to protect our technology and intellectual property rights. However, these legal means afford only limited protection and may not adequately protect our rights or permit us to gain or maintain any competitive advantage. In addition, we cannot be assured that our pending patent application, or any future patent applications, will result in the issuance of a patent to us in a timely manner, or at all, or that we will have the financial or operational resources successfully to prosecute any patents that we may undertake. The PTO may deny or require significant narrowing of claims in our currently pending or any future patent applications, and patents issued as a result thereof, if any, may not provide us with significant commercial protection or be issued in a form that is advantageous to us. We could also incur substantial costs in proceedings before the PTO. Our pending patent application, and any future patent applications, may be challenged, which could reduce our ability to stop competitors from marketing related technologies. There can also be no assurance that competitors will not be able to design around any patents that may be issued to us in the future. In addition, we rely on unpatented proprietary technology. We cannot assure you that we can meaningfully protect all our rights in our unpatented proprietary technology or that others will not independently develop substantially equivalent proprietary products or processes or otherwise gain access to our unpatented proprietary technology.

We seek to protect our know-how and other unpatented proprietary technology with confidentiality agreements and intellectual property assignment agreements with our employees, our partners, independent distributors, and consultants. However, such agreements may not be enforceable or may not provide meaningful protection for our proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements or in the event that our competitors discover or independently develop similar or identical designs or other proprietary information. We currently do not utilize any registered or common law trademarks to protect or brand the name of any of our products.

Although we believe that we have a proprietary platform for our technologies and products, we cannot determine with certainty whether any existing third-party patents or the issuance of any third-party patents would require us to alter our technology, obtain licenses, or cease certain activities. We may become subject to claims by third parties that our technology infringes their intellectual property rights.

We do not own any patents relating to our Tagg interactive video CRM platform.

We do not currently own any domestic or foreign patents relating to our Tagg interactive video CRM applications platform; however, we recently filed a patent application with the PTO with respect to our interactive video technology. We also do not currently have any licenses to use any third-party intellectual property. As such, if we are not successful in obtaining intellectual property rights covering our products, or obtaining licenses to use a third-party’s intellectual property on reasonable and acceptable terms, it could result in lawsuits against us for trademark and/or intellectual property infringement, and we may not be able to counterclaim with our own infringement allegations. Any such infringement, litigation, or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations or results of operations. There can also be no assurance that competitors will not be able to duplicate our interactive video technology or that our competitors will not independently develop substantially equivalent proprietary products or processes or otherwise gain access to our unpatented proprietary technology.

If we are unable to protect and enforce our intellectual property rights, we may be unable to compete effectively.

We believe that our intellectual property rights are important to our success and our competitive position, and we rely on a combination of copyright and trade secret laws and restrictions on disclosure to protect our intellectual property rights. Although we have devoted substantial resources to the establishment and protection of our intellectual property rights, the actions taken by us may be inadequate to prevent imitation or improper use of our products and services by others or to prevent others from claiming violations of their intellectual property rights by us. We also rely on confidentiality procedures and contractual provisions with our employees, consultants, and corporate partners to protect our proprietary rights, but we cannot assure the compliance by such parties with their confidentiality obligations, which could be very time consuming and expensive to enforce.

Legal challenges to our intellectual property rights could adversely affect our financial results and operations.

We rely on licenses and other agreements in respect of our intellectual property with our partners and other parties and other intellectual property rights to conduct our operations. Legal challenges to our intellectual property rights and claims of intellectual property infringement by third parties could require that we enter into royalty or licensing agreements on unfavorable terms, incur substantial monetary liability, or be enjoined preliminarily or permanently from further use of the intellectual property in question or from the continuation of our businesses as currently conducted. We may need to change our business practices if any of these events occur, which may limit our ability to compete effectively and could have an adverse effect on our results of operations. Even if we believe any such challenges or claims are without merit, they can be time-consuming and costly to defend and divert management’s attention and resources away from our business.

Our success depends, in part, on the capacity, reliability, and security of our information technology hardware and software infrastructure, as well as our ability to adapt and expand our infrastructure.

The capacity, reliability, and security of our information technology hardware and software infrastructure are important to the operation of our current business, which would suffer in the event of system failures. Likewise, our ability to expand and update our information technology infrastructure in response to our growth and changing needs is important to the continued implementation of our new service offering initiatives. Our inability to expand or upgrade our technology infrastructure could have adverse consequences, including the delayed provision of services or implementation of new service offerings, and the diversion of development resources. We rely on third parties for various aspects of our hardware and software infrastructure. Third parties may experience errors or disruptions that could adversely impact us and over which we may have limited control. Interruption and/or failure of any of these systems could disrupt our operations and damage our reputation, thus adversely impacting our ability to provide our products and services, retain our current users, and attract new users. In addition, our information technology hardware and software infrastructure may be vulnerable to unauthorized access, misuse, computer viruses, or other events that could have a security impact. If one or more of such events occur, our customer and other information processed and stored in, and transmitted through, our information technology hardware and software infrastructure, or otherwise, could be compromised, which could result in significant losses or reputational damage. We may be required to expend significant additional resources to modify our protective measures or to investigate and remediate vulnerabilities or other exposures, and we may be subject to litigation and financial losses, any of which could substantially harm our business and our results of operations.

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We are dependent on third parties to, among other things, maintain our servers, provide the bandwidth necessary to transmit content, and utilize the content derived therefrom for the potential generation of revenues.

We depend on third-party service providers, suppliers, and licensors to supply some of the services, hardware, software, and operational support necessary to provide some of our products and services. Some of these third parties do not have a long operating history or may not be able to continue to supply the equipment and services we desire in the future. If demand exceeds these vendors’ capacity, or if these vendors experience operating or financial difficulties or are otherwise unable to provide the equipment or services we need in a timely manner, at our specifications and at reasonable prices, our ability to provide some products and services might be materially adversely affected, or the need to procure or develop alternative sources of the affected materials or services might delay our ability to serve our users. These events could materially and adversely affect our ability to retain and attract users, and have a material negative impact on our operations, business, financial results, and financial condition.

We may not be able to find suitable software developers at an acceptable cost.

We currently rely on certain key suppliers and vendors in the coding and maintenance of our software. We will continue to require such expertise in the future. Due to the current demand for skilled software developers, we run the risk of not being able to find or retain suitable and qualified personnel at an acceptable price, or at all. Without these developers, we may not be able to further develop and maintain our software, which is the most important aspect of our business development

Our business may be affected by changing consumer preferences or by failure of the public to accept any new product offerings we may pursue.

The production and distribution of entertainment content is an inherently risky business because the revenue that may be derived depends primarily on the content’s acceptance by the public, which is difficult to predict. Consumer and audience tastes change frequently, and it is a challenge to anticipate what offerings will be successful at a certain point in time. In addition, competing entertainment content, the availability of alternative forms of entertainment and leisure time activities, general economic conditions, piracy, and increasing digital and on-demand distribution offerings may also affect the audience for our content. Our expenses may increase as we invest in new programming ideas, and there is no guarantee that the new programming will be successful or generate sufficient revenue to recoup the expenditures.

Our future success depends on our key executive officers and our ability to attract, retain, and motivate qualified personnel.

Our future success largely depends upon the continued services of our executive officers and management team, especially our Chief Executive Officer and President, Mr. Rory J. Cutaia. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Additionally, we may incur additional expenses to recruit and retain new executive officers. If any of our executive officers joins a competitor or forms a competing company, we may lose some or all of our customers. Finally, we do not maintain “key person” life insurance on any of our executive officers. Because of these factors, the loss of the services of any of these key persons could adversely affect our business, financial condition, and results of operations, and thereby an investment in our Common S tock.

Our continuing ability to attract and retain highly qualified personnel will also be critical to our success because we will need to hire and retain additional personnel as our business grows. There can be no assurance that we will be able to attract or retain highly qualified personnel. We face significant competition for skilled personnel in our industries. This competition may make it more difficult and expensive to attract, hire, and retain qualified managers and employees. Because of these factors, we may not be able to effectively manage or grow our business, which could adversely affect our financial condition or business. As a result, the value of your investment could be significantly reduced or completely lost.

Risks Related to an Investment in Our Securities

Our board of directors is authorized to issue additional shares of our Common Stock that would dilute existing stockholders.

We are authorized to issue up to 200,000,000 shares of Common Stock and 15,000,000 shares of preferred stock, par value $0.0001 per share, of which 12,310,585 shares of Common Stock and no shares of preferred stock are currently issued and outstanding as of March 18 , 2019. The number of shares of Common Stock issued and outstanding as of March 18 , 2019 excludes 2,457,974 shares of Common Stock issuable upon exercise of stock options, 168,600 shares of Common Stock reserved for issuance under the Plan, 778,443 shares of Common Stock issuable upon the exercise of all outstanding warrants, and 327,532 shares of Common Stock issuable upon the conversion of all outstanding convertible notes. We expect to seek additional financing in order to provide working capital to our business. Our board of directors has the power to issue any or all of such authorized but unissued shares of our Common Stock at any price and, in respect of the preferred stock, at any price and with any attributes, our board of directors considers sufficient, without stockholder approval. The issuance of additional shares of Common Stock in the future will reduce the proportionate ownership and voting power of current stockholders and may negatively impact the market price of our Common Stock.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

Because the effective price per share of our Common Stock included in our Units or issuable upon exercise of the warrants included as part of our Units being offered hereby will be substantially higher than the pro forma net tangible book value per share of our Common Stock outstanding immediately following the completion of this offering, you may experience substantial dilution to the extent of the difference between the effective offering price per share of our Common Stock you pay in this offering and the pro forma net tangible book value per share of our Common Stock immediately following the completion of this offering. Therefore, if you purchase Units in this offering at an assumed effective public offering price of $3.625 per share of Common Stock, you will experience immediate dilution of $2.88 per share, the difference between the effective price per share you pay for our Common Stock and its pro forma net tangible book value per share as of December 31, 2018, after giving effect to the issuance of shares of Common Stock in this offering. This dilution is due in large part to the fact that our earlier investors paid substantially less than the effective public offering price when they purchased shares of Common Stock.

In addition, as of March 18 , 2019, we have 778,443 shares of Common Stock potentially issuable upon the exercise of all outstanding warrants, 327,532 shares of Common Stock potentially issuable upon the conversion of all outstanding convertible notes, and 2,457,974 shares of Common Stock issuable upon the exercise of all outstanding stock options. The exercise or conversion prices to acquire Common Stock upon the exercise or conversion of warrants, notes, or options, are at prices significantly below the public offering price. To the extent outstanding warrants, options, or notes are ultimately exercised or converted, there will be further dilution to investors purchasing our Common Stock in this offering. In addition, if we issue additional equity securities, there is a vesting of employee stock grants, or there are any exercises of future stock options, you will experience additional dilution. Our board of directors has the power to issue any or all of such authorized but unissued shares at any price they consider sufficient, without stockholder approval. The issuance of additional shares of Common Stock in the future will reduce the proportionate ownership and voting power of current stockholders, and may negatively impact the market price of our Common Stock.

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We may issue additional securities with rights superior to those of our Common Stock, which could materially limit the ownership rights of our stockholders.

We may offer additional debt or equity securities in private and/or public offerings in order to raise working capital or to refinance our debt. Our board of directors has the right to determine the terms and rights of any debt securities and preferred stock without obtaining the approval of our stockholders. It is possible that any debt securities or preferred stock that we sell would have terms and rights superior to those of our Common Stock and may be convertible into shares of our Common Stock. Any sale of securities could adversely affect the interests or voting rights of the holders of our Common Stock, result in substantial dilution to existing stockholders, or adversely affect the market price of our Common Stock.

Trading on the OTCQB may be volatile and sporadic.

Until March 20, 2019, o ur Common Stock wa s quoted on the OTCQB. Trading in stock quoted on over-the-counter markets is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress or inflate the market price of our Common Stock for reasons unrelated to operating performance. Moreover, the OTCQB is not a stock exchange, and trading of securities on this market is often more sporadic than the trading of securities listed on a national securities exchange, like Nasdaq or the New York Stock Exchange. Accordingly, the quoted price of our Common Stock as reported by the OTC Markets Group Inc. could widely vary from the market price of our Common Stock once trading of our Common Stock commences on Nasdaq, which we expect will occur at the open of the market on March 21, 2019, and the quoted price of our Common Stock as reported by the OTC Markets Group Inc. may not reflect a fair or accurate representation of our Common Stock if it were listed on a national securities exchange. We also cannot predict whether or how historical investor interest in our Common Stock on the OTCQB might translate to the market price of our Common Stock or the development of an active trading market on Nasdaq following this offering, or how liquid that market might become.

Furthermore, the actual public offering per Unit will be as determined between the Underwriter and us at the time of pricing and, as is typical, may be at a discount to the then-current, over-the-counter per-share market price of our Common Stock.

If we fail to comply with the applicable continued listing standards of Nasdaq, Nasdaq could delist our Common Stock or the warrants or both.

Our Common Stock and the warrants were recently approved for listing on Nasdaq . In order to maintain that listing, we must satisfy minimum financial and other continued listing standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with such applicable continued listing standards. If we fail to comply with the continued listing standards, our Common Stock or the warrants, or both, could be delisted. A failure to maintain listing on Nasdaq could have a material adverse effect on the liquidity and price of our Common Stock.

If you purchase our Units in this offering, as a holder of the warrants, you will have no rights a stockholder with respect to the shares of our Common Stock underlying the warrants until you acquire our Common Stock.

If you purchase Units in this offering, until you exercise of warrants, you will have no rights with respect to the shares of our Common Stock underlying your warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder for those underlying shares only as to matters for which the record date for actions to be taken by our common stockholders occurs after the date on which you exercised your warrants.

The warrants are speculative in nature.

The warrants to be issued to investors in this offering do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, if any, but rather merely represent the right to purchase additional shares of our Common Stock at a fixed price for a limited period of time. There can be no assurance that the market price of our Common Stock will ever equal or exceed the exercise price of the warrants and, consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

The market price of our Common Stock has been, and may continue to be, subject to substantial volatility.

The market price of our Common Stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including;

●	volatility in the trading markets generally and in our particular market segment;

●	limited trading of our Common Stock;

●	actual or anticipated fluctuations in our results of operations;

●	the financial projections we may provide to the public, any changes in those projections, or our failure to meet those projections;

●	announcements regarding our business or the business of our customers or competitors;

●	changes in accounting standards, policies, guidelines, interpretations, or principles;

●	actual or anticipated developments in our business or our competitors’ businesses or the competitive landscape generally;

●	developments or disputes concerning our intellectual property or our offerings, or third-party proprietary rights;

●	announced or completed acquisitions of businesses or technologies by us or our competitors;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	any major change in our board of directors or management;

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●	sales of shares of our Common Stock by us or by our stockholders;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war, incidents of terrorism, or responses to these events.

Statements of, or changes in, opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to the markets in which we operate or expect to operate could have an adverse effect on the market price of our Common Stock. In addition, the stock market as a whole, as well as our particular market segment, has from time to time experienced extreme price and volume fluctuations, which may affect the market price for the securities of many companies, and which often have appeared unrelated to the operating performance of such companies. Any of these factors could negatively affect our stockholders’ ability to sell their shares of Common Stock at the time and price they desire.

A decline in the price of our Common Stock could affect our ability to raise further working capital, which could adversely impact our ability to continue our operations.

A prolonged decline in the price of our Common Stock could result in a reduction in the liquidity of our Common Stock and a reduction in our ability to raise capital. We may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities; thus, a decline in the price of our Common Stock could be detrimental to our liquidity and our operations because the decline may adversely affect investors’ desire to invest in our securities. If we are unable to raise the funds we require for all of our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products or services and continue our current operations. As a result, our business may suffer, and we may be forced to reduce or discontinue operations. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our Common Stock and we may be forced to reduce or discontinue operations.

Because we do not intend to pay any cash dividends on our shares of Common Stock in the near future, our stockholders will not be able to receive a return on their shares unless and until they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Common Stock in the near future. The declaration, payment, and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of operations, cash flows, and financial condition, operating and capital requirements, and other factors as our board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless our board of directors determines to pay dividends, our stockholders will be required to look to appreciation of our Common Stock to realize a gain on their investment. There can be no assurance that this appreciation will occur.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information, and have a negative effect on the market price for shares of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively to prevent fraud. We maintain a system of internal controls over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management, and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (“GAAP”).

As a public company, we have significant requirements for enhanced financial reporting and internal controls. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and economic and regulatory environments, and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

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We cannot assure you that we will, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue to grow. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information, and have a negative effect on the market price for shares of our Common Stock.

We lack sufficient internal controls over financial reporting and implementing acceptable internal controls will be difficult with a limited number of directors and management personnel, which will make it difficult to ensure that information required to be disclosed in our reports filed and submitted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is recorded, processed, summarized, and reported as and when required.

As of the date of this filing, we currently lack certain internal controls over our financial reporting. While we have recently appointed two independent directors to our board of directors, one of whom was appointed to chair our audit committee, and have hired a new Chief Technology Officer, we still have a limited number of directors and management personnel, which may make it difficult to implement such controls at this time. The lack of such controls makes it difficult to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized, and reported as and when required.

The reasons we believe that our disclosure controls and procedures are not fully effective are because:

●	there is a lack of segregation of duties necessary for a good system of internal control due, to insufficient accounting staff due to our size;

●	the staffing of our accounting department is weak due to the lack of qualifications and training, and the lack of formal review process;

●	our control environment is weak due to the lack of an effective risk assessment process, the lack of internal audit function, and insufficient documentation and communication of the accounting policies; and

●	failure in the operating effectiveness over controls related to recording revenue.

We cannot assure you that we will be able to develop and implement the necessary internal controls over financial reporting. The absence of such internal controls may inhibit investors from purchasing our shares and may make it more difficult for us to raise debt or equity financing.

Because our directors and executive officers are among our largest stockholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of investors.

Certain of our directors and executive officers own a significant percentage of our outstanding capital stock. We estimate that our executive officers and directors and their respective affiliates beneficially own approximately 34. 2 % of our outstanding voting stock, on a fully-diluted basis, as of March 18 , 2019, and, following the completion of this offering, such persons would beneficially own approximately 24.0 % of our outstanding voting stock, on a fully-diluted basis, assuming that we issued 5,517,241 Units in this offering, which does not take into account the shares issuable upon the Underwriter’s exercise of its over-allotment option, shares issuable upon exercise of the warrants offered hereby, shares issuable upon exercise of the Underwriter’s warrants, or shares issuable upon exercise of AGP’s warrants, and that the number of shares outstanding as of March 18 , 2019 remains unchanged. The holdings of our directors and executive officers may increase further in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted, or if they otherwise acquire additional shares of our Common Stock. The interests of such persons may differ from the interests of our other stockholders. As a result, in addition to their board seats and offices, such persons will have significant influence and control over all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the following actions:

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●	to elect or defeat the election of our directors;

●	to amend or prevent an amendment to our Articles of Incorporation (“Articles of Incorporation”) or Bylaws (“Bylaws”);

●	to effect or prevent a merger, sale of assets, or other corporate transaction; and

●	to control the outcome of any other matter submitted to our stockholders for a vote.

This concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover, or other business consolidation, or discouraging a potential acquirer from making a tender offer for our Common Stock, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our Common Stock historically has been categorized as “penny stock,” which may make it more difficult for investors to sell their shares of Common Stock due to suitability requirements.

Until February 4, 2019, the effective date of the Reverse Stock Split, our Common Stock was categorized as “penny stock.” The SEC adopted Rule 15g-9, which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Historically, the price of our Common Stock has been significantly less than $5.00 per share and we did not qualify for any of the other exceptions; therefore, prior to the Reverse Stock Split on February 4, 2019 , our Common Stock was considered “penny stock.” This designation imposes additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with his or her spouse. The penny stock rules require a broker-dealer buying our securities, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability and/or willingness of broker-dealers to trade our securities, either directly or on behalf of their clients, may discourage potential investor’s from purchasing our securities, or may adversely affect the ability of our stockholders to sell their shares.

The Financial Industry Regulatory Authority, Inc. (“FINRA”), has adopted sales practice requirements that historically may have limited a stockholder’s ability to buy and sell our Common Stock, which could depress the price of our Common Stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements historically has made it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which could limit your ability to buy and sell our Common Stock, have an adverse effect on the market for our shares, and thereby depress our price per share of Common Stock.

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The elimination of monetary liability against our directors, officers, and employees under Nevada law and the existence of indemnification rights for our obligations to our directors, officers, and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers, and employees.

Our Articles of Incorporation and Bylaws contain provisions permitting us to eliminate the personal liability of our directors and officers to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under any future employment agreements with our officers. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of us.

Nevada has a business combination law that prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after an “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The potential effect of Nevada’s business combination law is to discourage parties interested in taking control of us from doing so if these parties cannot obtain the approval of our board of directors. Both of these provisions could limit the price investors would be willing to pay in the future for shares of our Common Stock.

Risks Related to the Proposed Sound Concepts Acquisition

If we fail to raise sufficient net proceeds from this offering to fund the Acquisition Cash Payment, and cannot obtain alternative sources of financing, we will be unable to consummate the Sound Concepts Acquisition.

If we are unable to raise sufficient funds from this offering, we will need to seek alternative sources of financing to fund the Acquisition Cash Payment. We may not be able to obtain alternative sources of financing sufficient to fund the Acquisition Cash Payment on terms acceptable to us, if at all. If we are unable to obtain sufficient financing, we will be unable to consummate the Sound Concepts Acquisition. In such event, we may terminate the Merger Agreement pursuant to its terms. See “The Proposed Sound Concepts Acquisition,” below.

Cash expenditures associated with the Sound Concepts Acquisition may create significant liquidity and cash flow risks for us.

We expect to incur significant transaction costs and some integration costs in connection with the proposed Sound Concepts Acquisition. While we have assumed that this level of expense will be incurred, there are many factors beyond our control that could affect the total amount or the timing of the Sound Concepts Acquisition and integration expenses. Moreover, many of the expenses that will be incurred are, by their nature, difficult to estimate accurately. To the extent these Sound Concepts Acquisition and integration expenses are higher than anticipated, we may experience liquidity or cash flow issues.

Failure to complete the proposed Sound Concepts Acquisition could materially and adversely affect our results of operations and the market price of our Common Stock.

Our consummation of the proposed Sound Concepts Acquisition is subject to many contingences and conditions, including the preparation of audited and unaudited financial statements for Sound Concepts, the negotiation, execution, and delivery of the definitive agreements necessary to consummate the Sound Concepts Acquisition, and raising the financing required to pay the Acquisition Cash Payment. We cannot assure you that we will be able to successfully consummate the proposed Sound Concepts Acquisition as currently contemplated or at all. Risks related to the failure of the proposed Sound Concepts Acquisition to be consummated include, but are not limited to, the following:

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●	we would not realize any of the potential benefits of the transaction, which could have a negative effect on our stock price;

●	we expect to incur, and have incurred, significant fees and expenses regardless of whether the proposed Sound Concepts Acquisition is consummated, including due diligence fees and expenses, accounting fees in connection with the preparation of Sound Concepts’ financial statements, and legal fees and expenses;

●	we may experience negative reactions to the proposed Sound Concepts Acquisition from customers, clients, business partners, lenders, and employees;

●	the trading price of our Common Stock may decline to the extent that the current market price of our stock reflects a market assumption that the Sound Concepts Acquisition will be completed; and

●	the attention of our management may be diverted to the Sound Concepts Acquisition rather than to our own operations and the pursuit of other opportunities that could have been beneficial to us.

The occurrence of any of these events individually or in combination could materially and adversely affect our results of operations and the market price of our Common Stock.

If the Sound Concepts Acquisition is consummated, the combined company may not perform as we or the market expects, which could have an adverse effect on the price of our Common Stock.

Even if the Sound Concepts Acquisition is consummated, the combined company may not perform as we or the market expects. Risks associated with the combined company following the Sound Concepts Acquisition include:

●	integrating businesses is a difficult, expensive, and time-consuming process, and the failure to integrate successfully our businesses with the business of Sound Concepts in the expected time frame would adversely affect our financial condition and results of operation;

●	the Sound Concepts Acquisition will materially increase the size of our operations, and, if we are not able to manage our expanded operations effectively, our Common Stock price may be adversely affected;

●	it is possible that our key employees or key employees of Sound Concepts might decide not to remain with us after the Sound Concepts Acquisition is completed, and the loss of such personnel could have a material adverse effect on the financial condition, results of operations, and growth prospects of the combined company;

●	the success of the combined company will also depend upon relationships with third parties and Sound Concepts’ or our pre-existing customers, which relationships may be affected by customer preferences or public attitudes about the Sound Concepts Acquisition. Any adverse changes in these relationships could adversely affect the combined company’s business, financial condition, and results of operations; and

●	if government agencies or regulatory bodies impose requirements, limitations, costs, divestitures, or restrictions on the consummation of the Sound Concepts Acquisition, the combined company’s ability to realize the anticipated benefits of the Sound Concepts Acquisition may be impaired.

The obligations and liabilities of Sound Concepts, some of which may be unanticipated or unknown, may be greater than we have anticipated, which may diminish the value of Sound Concepts to us.

Sound Concepts’ obligations and liabilities, some of which may not have been disclosed to us or may not be reflected or reserved for in Sound Concepts’ historical financial statements, may be greater than we have anticipated. The obligations and liabilities of Sound Concepts could have a material adverse effect on Sound Concepts’ business or Sound Concepts’ value to us or on our business, financial condition, or results of operations. Even in cases where we are able to obtain indemnification, we may discover liabilities greater than the contractual limits or the financial resources of the indemnifying party. In the event that we are responsible for liabilities substantially in excess of any amounts recovered through rights to indemnification or alternative remedies that might be available to us, or any applicable insurance, we could suffer severe consequences that would substantially reduce our earnings and cash flows or otherwise materially and adversely affect our business, financial condition, or results of operations.

You will not be entitled to protections normally afforded to investors of blank check companies.

Even though one of the uses of the net proceeds of this offering is to complete the Sound Concepts Acquisition, we are not deemed to be a “blank check” company under the United States securities laws. Accordingly, we are not subject to Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings, which would, for example, completely restrict the transferability of our securities, require us to complete the Sound Concepts Acquisition within 18 months from the effective date of this prospectus, and restrict the use of interest earned on the funds held in a trust account. Because we are not subject to Rule 419, our shares of Common Stock offered by this prospectus will be immediately tradable, the net proceeds of this offering will not be held in escrow pending consummation of the Sound Concepts Acquisition, and we will have immediate access to the net proceeds of this offering, whether the Sound Concepts Acquisition is consummated.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. These forward-looking statements are not historical facts but rather are plans and predictions based on current expectations, estimates, and projections about our industry, our beliefs, and assumptions. We use words such as “may,” “will,” “could,” “should,” “anticipate,” “expect,” “intend,” “project,” “plan,” “believe,” “seek,” “estimate,” “assume,” and variations of these words and similar expressions to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in the section above entitled “Risk Factors.” You should not place undue reliance on these forward-looking statements because the matters they describe are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the front cover of this prospectus. Over time, our actual results, performance, or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus under the captions “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and as well as in our most recent Annual Report on Form 10-K and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus.

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USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of 5,517,241 Units in this offering will be approximately $18.2 million, or approximately $21.0 million if the Underwriter exercises its over-allotment option in full, assuming an offering price of $3.625 per Unit, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We will not receive any proceeds from the exercise of warrants included as part of our Units offered hereby, unless and until the warrants are exercised by investors.

A $0.50 increase in the assumed offering price of $3.625 per Unit would increase the net proceeds to us by approximately $ 3.0 million . A ten percent (10%) increase or decrease in the assumed number of Units sold in this offering would increase the net proceeds to us by approximately $1.9 million . There can be no assurance of any such increase in the public offering price or in the number of Units.

We currently intend to use a portion of the net proceeds from the sale of our Units under this prospectus to provide funds for all, or a portion of, the Acquisition Cash Payment, as well as to pay transaction expenses and integration costs in connection with the Sound Concepts Acquisition and related transactions.

We entered into the Merger Agreement, by and among Sound Concepts, Merger Sub 1, Merger Sub 2, the Sound Concepts Shareholders, the Shareholder Representative, and us, pursuant to which we will acquire Sound Concepts through a two-step Merger, consisting of merging Merger 1 Sub with and into Sound Concepts, with Sound Concepts surviving the “first step” of the Merger as our wholly-owned subsidiary (and the separate corporate existence of Merger Sub 1 will cease) and, immediately thereafter, merging Sound Concepts with and into Merger Sub 2, with Merger Sub 2 surviving the “second step” of the Merger such that upon the conclusion of the “second step” of the Merger, the separate corporate existence of Sound Concepts will cease and Merger Sub 2 will continue its limited liability company existence under Utah law as the surviving entity and as our wholly-owned subsidiary. We will pay the Closing Merger Consideration of $25,000,000 in a combination of the $15,000,000 Acquisition Cash Payment and the issuance of the Acquisition Stock with a fair market value of $10,000,000. We intend to use a portion of the net proceeds from this offering to fund the Acquisition Cash Payment. In addition to customary closing conditions, our obligation to complete the Sound Concepts Acquisition is conditioned upon the consummation of this offering and receipt by us of offering proceeds that will be used to pay for all or a portion of the Acquisition Cash Payment (the “Offering Condition”). In the event that any of the closing conditions, including the Offering Condition, are not met, or it becomes apparent that any of such conditions will not be fulfilled by February 28, 2019, we may terminate the Merger Agreement. For additional information regarding the proposed Sound Concepts Acquisition and terms of the Merger Agreement, see “The Proposed Sound Concepts Acquisition” below.

We intend to fund the Acquisition Cash Payment with a portion of the net proceeds from the offering of our Units under this prospectus. We do not know at this time how much of the Acquisition Cash Payment will be funded through the net proceeds of this offering. There are several variables that could affect the amount of net proceeds we will receive from this offering, including the price at which the Units will be sold under this offering, the number of Units that will be sold, and the anticipated transaction expenses and integration costs we expect to incur in connection with the Sound Concepts Acquisition. In the event that the net proceeds from the offering of our Units under this prospectus are insufficient, we will need to seek additional financing from a third-party lender; however, there is no assurance that such debt financing will be available to us in the amounts, on terms, and at times deemed acceptable to us, if at all. If we are unable to obtain alternative sources of financing sufficient to pay the Acquisition Cash Payment, we will be unable to consummate the Sound Concepts Acquisition and will either (i) terminate the Merger Agreement or (ii) attempt to negotiate with Sound Concepts an amendment to the terms of the Merger Agreement; however, there is no assurance that we will be successful in such negotiations, or that the terms will be deemed acceptable to us.

In the event that we have proceeds remaining after payment of the Acquisition Cash Payment and associated transaction expenses and integration costs, which is currently anticipated, we intend to use the proceeds:

●	To provide additional funding as required for our pre-closing integration activities in connection with the Sound Concepts Acquisition;

●	To repay certain promissory notes issued in favor of Bellridge in the aggregate principal amount of $2,000,000;

●	To fund the ongoing costs associated with the integration of our software with the Salesforce.com, platform;

●	To fund the ongoing costs associated with the integration of our software with Microsoft Outlook, Microsoft Dynamics, and the Microsoft Office 365 platform, among other ongoing initiatives with Microsoft;

●	To fund the ongoing costs associated with the integration of our software with the Odoo platform;

●	To fund our ongoing development costs associated with the adaption of our TaggMED product for certain clinical trial initiatives;

●	To fund our ongoing development costs associated with the development and adaptation of our TaggLIVE for Facebook Live and Instagram users; and

●	To fund our general corporate working capital needs, including the costs of additional staff to facilitate the foregoing initiatives.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition, which could change in the future as our plans and business conditions evolve. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

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MARKET PRICE AND DIVIDEND INFORMATION

Market Information

Our Common Stock was quoted on the OTCQB under the symbol “FUSZ” until and including February 1, 2019. Beginning on February 4, 2019, and for the following 20 trading days, our Common Stock is quoted on the OTCQB under the symbol “FUSZD” as a result of the Reverse Stock Split. After the 20-trading day period, our Common Stock was quoted on the OTCQB under the symbol “VRRB.” O ur Common Stock and the warrants have been approved for listing by Nasdaq under the symbol s “VERB” and “VERBW,” respectively, will commence trading on Nasdaq at the open of the market on March 21, 2019.

Set forth below are the range of high and low closing bid prices for the periods indicated as reported by the OTC Markets Group Inc. The market quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions.

Quarter Ended	High Closing Bid Price Per Share		Low Closing Bid Price Per Share
March 31, 2019	$17.02	(1)	$4.35	(1)
December 31, 2018	$7.65		$2.55
September 30, 2018	$11.40		$5.61
June 30, 2018	$40.50		$7.32
March 31, 2018	$27.30		$1.28
December 31, 2017	$1.80		$1.13
September 30, 2017	$3.45		$1.08
June 30, 2017	$5.55		$1.46
March 31, 2017	$2.25		$1.20

(1) Through and including March 18 , 2019.

On March 18 , 2019, the closing bid price of our Common Stock as reported by the OTC Markets Group Inc. was $ 13.00 per share. As of March 18 , 2019, there were approximately 8 1 holders of record of our Common Stock. As of such date, 12,310,585 shares of our Common Stock were issued and outstanding.

Dividends

We have never declared or paid dividends. We do not intend to pay cash dividends on our Common Stock for the foreseeable future, but currently intend to retain any future earnings to fund the development and growth of our business. The payment of dividends, if any, on our Common Stock will rest solely within the discretion of our board of directors and will depend, among other things, upon our earnings, capital requirements, financial condition, and other relevant factors. The NRS, however, prohibits us from declaring dividends, where, after giving effect to the distribution of the dividend:

●	we would not be able to pay our debts as they become due in the usual course of business; or

●	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution, unless otherwise permitted under our Articles of Incorporation.

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CAPITALIZATION

The following table sets forth our capitalization assumed as of December 31, 2018:

●	on an actual basis;

●

on an as-adjusted basis, giving effect to this offering of 5,517,241 Units at an assumed public offering price of $3.625 per Unit, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us; and

●	on a pro forma as-adjusted basis, after giving effect to the acquisition of Sound Concepts, this offering of 5,517,241 Units at an assumed public offering price of $3.625 per Unit, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, repayment of notes payable in the aggregate principal amount of $2,000,000, amortization of the corresponding debt discount and extinguishment of derivative liability.

The as-adjusted information below is illustrative only, and our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this information in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Verb,” our audited financial statements and the related notes appearing elsewhere in this prospectus, and “Unaudited Pro Forma Condensed Combined Financial Statements.” The information below gives effect to the one-for-fifteen (1-for-15) Reverse Stock Split, which was implemented on February 1, 2019 and was effective at the commencement of trading on February 4, 2019.

	As of December 31, 2018
	Actual	As Adjusted	Pro forma As Adjusted
		(unaudited)	(unaudited)
Cash	$634,000	$18,860,000	$1,970,000
Total Debt	$1,995,000	$1,995,000	$1,412,000
Stockholder’s Equity
Common Stock, par value $0.0001 per share (200,000,000 shares authorized; 12,055,491 shares issued and outstanding, actual; 17,575,732 shares issued and outstanding, as adjusted; and 20,331,352 shares issued and outstanding, on pro forma as-adjusted basis)	$1,000	$2 ,000	$2 ,000
Additional paid-in capital	$35,611,000	$53,67 4 ,000	$63,80 2 ,000
Accumulated deficit	$(40,667,000)	$(40,667,000)	$(40,745,000)
Total Stockholders’ Equity / (Deficit)	$(5,055,000)	$13,009,000	$23,059,000
Total Capitalization	$(3,060,000)	$15,004,000	$24,471,000

The number of shares of our Common Stock outstanding used for existing stockholders is based on 12,055,491 shares of our Common Stock outstanding as of December 31, 2018 and excludes as of such date: (i) 2,478,974 shares of our Common Stock underlying outstanding stock options; (ii) 168,600 shares of our Common Stock reserved for issuance under the Plan; (iii) 940,412 shares of our Common Stock issuable upon the exercise of outstanding warrants and (iv) 1,044,164 shares of our Common Stock potentially issuable upon the conversion of outstanding convertible notes.

A $0.50 increase in the assumed public offering price of $3.625 per Unit would increase each of : additional paid-in capital, total stockholder s ’ equity, and total capitalization by approximately $ 2,565,870 , assuming that the assumed public offering of 5,517,241 Units remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. There can be no assurance of any such increase in the public offering price.

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DILUTION

If you invest in our Units in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per Unit and the as-adjusted net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book deficit as of December 31, 2018 was ($5,217,000), or approximately ($0.43) per share of our Common Stock. Historical net tangible book deficit per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our Common Stock outstanding as of December 31, 2018.

After giving effect to the issuance and sale of 5,517,241 Units in this offering at an assumed public offering price of $3.625 per Unit, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as-adjusted net tangible book value as of December 31, 2018 would have been $13,171,000, or $0. 75 per share. This represents an immediate increase in net tangible book value per share of $ 1.18 to existing stockholders and immediate dilution of $2.88 per share to new investors in this offering. Dilution per share to new investors is determined by subtracting (i) the pro forma net tangible book value per share as of December 31, 2018 after this offering from (ii) the assumed public offering price per Unit paid by new investors. The following table illustrates this dilution on a per-share basis:

Assumed public offering price per Unit paid by new investors		$3.625	(1)
Less:
Historical net tangible book deficit per share as of December 31, 2018, before this offering	$(0.43)
Increase in pro forma net tangible book value per share attributable to new investors participating in this offering	$1.1 8
Pro forma net tangible book value per share as of December 31, 2018 after this offering		$0. 75
Dilution per share to new investors in this offering		$2.88

(1)

Upon closing of the Sound Concepts Acquisition, we will issue to the Sound Concepts Shareholders shares of our Common Stock with a fair market value of $10,000,000, based on a price per share equal to the offering price of a Unit in this offering. Based on the assumed public offering price of $ 3.625 , we have assumed that we will issue 2,758,620 shares of our Common Stock in connection with the Sound Concepts Acquisition. Accordingly, upon closing of the Sounds Concept Acquisition, the dilution on a per-share basis to new investors in this offering is as follows:

Assumed public offering price per Unit paid by new investors		$3.625
Less:
Historical net tangible book deficit per share as of December 31, 2018, before this offering	$(0.43)
Increase in pro forma net tangible book value per share attributable to new investors participating in this offering	$1. 05
Pro forma net tangible book value per share as of December 31, 2018 after this offering		$0. 62
Dilution per share to new investors in this offering		$3.00

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Each $0.50 increase in the assumed public offering price of $3.625 per Unit, would increase our pro forma net tangible book value per share after this offering by approximately $0.0 3 , and the dilution per share to new investors purchasing shares in this offering by $0. 47 , assuming the number of Units offered by us, as set forth on the front cover of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase the number of Units to be issued in this offering. Each ten percent (10%) increase of Units offered by us would increase our net tangible book value per share by $0. 08 and the dilution per share to new investors purchasing Units in this offering by $0. 08 , assuming that the assumed public offering price remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. There can be no assurance of any such increase in the public offering price or in the number of Units.

If the Underwriter exercises its over-allotment option to purchase additional Units in full, the net tangible book value per share after this offering would be $0.87 per share, the increase in net tangible book value per share to existing stockholders would be $1. 30 per share, and the dilution to new investors purchasing shares in this offering would be $ 2.76 per share.

The information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering, as determined between us and the Underwriter at pricing.

The number of shares of our Common Stock shown above to be outstanding after this offering is based on 12,055,491, shares outstanding as of December 31, 2018 and excludes:

●	2,478,974 shares of our Common Stock issuable upon exercise of outstanding stock options as of December 31, 2018, with a weighted-average exercise price $5.25 per share;

●	168,600 shares of our Common Stock reserved for issuance under the Plan;

●	940,412 shares of our Common Stock issuable upon the exercise of warrants outstanding as of December 31, 2018, with a weighted-average exercise price of $3.60 per share;

●	1,044,164 shares of our Common Stock potentially issuable upon conversion of outstanding convertible notes;

●	827,586 shares of our Common Stock issuable upon exercise of the Underwriter’s over-allotment option granted in connection with this offering;

●

5,517,241 shares of our Common Stock issuable upon exercise of warrants granted in connection with this offering (or 6,344,827 shares if the Underwriter exercises its over-allotment option in full); and

●	275,862 shares of our Common Stock issuable upon exercise of the Underwriter’s warrants.

To the extent that these outstanding options or warrants are exercised, the convertible notes are converted, or we issue additional shares of our Common Stock in the future, whether pursuant to the Plan or otherwise, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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BUSINESS

Overview

CMG was organized as a limited liability company under the laws of the State of Nevada on December 12, 2012. On May 19, 2014, bBooth, Inc. was incorporated under the laws of the State of Nevada. On May 19, 2014, CMG merged into bBooth, Inc. and bBooth, Inc., thereafter, changed its name to bBooth (USA), Inc., effective as of October 16, 2014. The operations of CMG and bBooth (USA), Inc., became known as, and are referred to in this prospectus as, “bBoothUSA.”

On October 16, 2014, bBoothUSA was acquired by GSD, pursuant to the Share Exchange Agreement entered into with GSD. GSD was incorporated in the State of Nevada on November 27, 2012. The acquisition was accounted for as a reverse merger transaction. In connection with the closing of the transactions contemplated by the Share Exchange Agreement, GSD’s management was replaced by bBoothUSA’s management, and GSD changed its name to bBooth, Inc.

Effective April 21, 2017, we changed our corporate name from bBooth, Inc. to nFüsz, Inc. The name change was effected through a parent/subsidiary short-form merger of nFüsz, Inc., our wholly-owned Nevada subsidiary, formed solely for the purpose of the name change, with and into us. We were the surviving entity. To effectuate the name-change merger, we filed Articles of Merger and a Certificate of Correction (relative to the effective date of the name-change merger) with the Secretary of State of the State of Nevada on April 4, 2017 and April 17, 2017, respectively. The name-change merger became effective on April 21, 2017. Our board of directors approved the name-change merger, which resulted in the name change on that date. In accordance with Section 92A.180 of the NRS, stockholder approval of the name-merger was not required.

Effective February 1, 2019, we changed our corporate name from nFüsz, Inc. to Verb Technology Company, Inc. The name change was effected through a parent/subsidiary short-form merger of Verb Technology Company, Inc., our wholly-owned Nevada subsidiary, formed solely for the purpose of the name change, with and into us. We were the surviving entity. To effectuate the name-change merger, we filed Articles of Merger and a Certificate of Correction (relative to the effective date of the name-change merger) with the Secretary of State of the State of Nevada on January 31, 2019 and February 2 2, 2019, respectively. The name-change merger became effective on February 1, 2019. Our board of directors approved the name-change merger, which resulted in the name change on that date. In accordance with Section 92A.180 of the NRS, stockholder approval of the name-merger was not required.

On February 1, 2019, we implemented a 1-for-15 Reverse Stock Split of our Common Stock. The Reverse Stock Split became effective upon commencement of trading of our Common Stock on February 4, 2019. As a result of the Reverse Stock Split, every 15 shares of our pre-Reverse Stock Split Common Stock were combined and reclassified into one share of our Common Stock. The number of shares of Common Stock subject to outstanding options, warrants, and convertible securities were also reduced by a factor of fifteen as of February 1, 2019. All historical share and per-share amounts reflected throughout our consolidated financial statements and other financial information in this prospectus have been adjusted to reflect the Reverse Stock Split. The par value per share of our Common Stock was not affected by the Reverse Stock Split.

Our Business

We are an applications services provider, marketing cloud-based business software products under the brand name “Tagg” on a subscription basis. Our flagship product, TaggCRM, is a CRM application that is distinguishable from other CRM programs because it utilizes interactive video as the primary means of communication between sales and marketing professionals and their clients or prospects. TaggCRM allows our users to create, distribute, and post interactive videos that contain on-screen clickable “Taggs,” which are interactive icons, buttons, and other on-screen elements, that, when clicked, allow their prospects and customers to respond to our users’ calls to action in real-time, in the video, while the video is playing, without leaving or stopping the video. For example, our technology allows a customer or a prospective customer the ability to click on a product they see featured in a video and buy it, or to click on a calendar icon in the video to make an appointment with a salesperson, among many other features and functionality. Tagg videos can be distributed via email or text messaging and can be posted on social media. Our users report increased sales conversion rates compared to traditional, non-interactive video.

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We developed the proprietary, patent-pending interactive video technology that serves as the basis for all of our cloud-based, SaaS Tagg applications. Our Tagg applications are accessible on all mobile and desktop devices and no software download is required to view the Tagg interactive videos. The Tagg applications also provide detailed analytics in the application dashboard that reflect when the videos were viewed, by whom, how many times, for how long, and what interactive Taggs were clicked-on in the video, among other things, all of which assist our users in focusing their sales and marketing efforts by identifying which clients or prospects have interest in the subject matter of the video. TaggCRM users receive a text message immediately notifying them that a customer or prospect received their video and additional text messages notifying them when that customer or prospect watched the video and shared the video so they can follow-up in real-time. Our Tagg application platform can accommodate any size sales or marketing campaign, and it is enterprise-class scalable to meet the needs of today’s global organizations.

Our TaggMED application is designed for physicians and other healthcare providers to create more efficient and effective interactive communications with patients. Patients are able to avoid unnecessary and inconvenient visits to their physicians’ or other healthcare providers’ offices by viewing and responding to interactive videos through in-video, on-screen clicks that are designed to assess the patient’s need for an office visit. If the patient’s responses to the interactive video indicate that an office visit is either necessary or desirable, the patient can schedule the office visit right through the video in real time. Patients can also download and print prescriptions, care instructions, and other physician distributed documents right from and through the video. TaggMED is offered on a subscription basis.

Our TaggEDU application is designed for teachers and school administrators for more effective communications with students, parents, and faculty. TaggEDU allows teachers to deliver interactive video lessons to students that are both more engaging and more effective. TaggEDU allows teachers to communicate with students through their mobile devices and computers to deliver lessons and tests/quizzes on the screen and in the Tagg video. The analytics capabilities of TaggEDU available on the application dashboard of the teacher or school administrator allow them to track which students watched the lesson, when, for how long, how many times, and track and report on test/quiz results. TaggEDU is offered on a subscription basis.

Our TaggLIVE application is also part of our proprietary interactive Tagg video applications portfolio. TaggLIVE is a Facebook application that works in conjunction with Facebook Live, allowing users of Facebook Live to place clickable Taggs on the screen of everyone watching their Facebook Live broadcasts in real time. Viewers can click the on-screen Taggs to purchase products and services placed there and offered by the person utilizing our TaggLIVE Facebook application. TaggLIVE is scheduled for release in the second quarter of 2019.

Revenue Generation

We intend to generate revenue from the following sources:

●	Recurring subscription fees paid by enterprise users for access to our stand-alone applications by enterprise employees or affiliates;

●	Recurring subscription fees paid by non-enterprise individual users for access to our stand-alone applications;

●	In-app and online purchases by users to access various premium services, features, functionality, and options of the platform (such as the ability to purchase videos from our soon-to-be-released Video Template Store and Creator Program to which users can add their own clickable Taggs), among several other add-on features and functionality;

●	Recurring subscription fees paid by enterprise users for access to our applications integrated into large, third-party CRM providers such as Oracle NetSuite, Adobe Marketo, Salesforce.com, and Microsoft, among others; and

●	Recurring subscription fees paid by enterprise users who subscribe to bundled service offerings from our partners and/or their respective value-added resellers.

Our Market/Industry

Our market is intentionally broad and includes sales-based organizations, consumer brands, ad agencies, online marketers, advertisers, sponsors, social media influencers, enterprise users – large and small, religious organizations, health care providers, network marketing and multi-level marketing companies, media companies, major motion picture studios, social media companies, schools and training facilities, and virtually any other person or organization that seeks to attract, engage, and communicate with prospects, customers, consumers, fans, followers, patients, students, friends, and subscribers, among others, online, utilizing automated, interactive video technology.

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Distribution Methods

Our distribution methods are:

1.	Prospective customers and clients can subscribe to our TaggCRM software service on a monthly or annual contract through a simple, web-based sign-up form accessible on our website (https://www.myverb.com), as well as through interactive sign-up links that we distribute via email and text messaging and through social media.

2.	Enterprise users can subscribe to our TaggCRM software service and then distribute custom-branded sign-up links to their internal and external staff via email or other electronic means.

3.	We have entered into partnership agreements with other CRM providers to incorporate our Tagg interactive video technology into such other CRM providers’ software platforms to be offered to their existing and prospective client base for an additional monthly recurring fee, which fee is shared with us. In January 2018, we entered into such an agreement with Oracle, to integrate our Tagg interactive video technology into their NetSuite platform on a revenue-share basis. In February 2018, we entered into a similar agreement with Adobe Marketo, to integrate our Tagg interactive video technology into their platform on a revenue-share basis. In January 2019, we entered into an agreement with Microsoft, pursuant to which we will integrate our Tagg interactive video technology into Microsoft’s product line, beginning with its email platform, Outlook, and then other Microsoft Office 365 services. In February 2019, we entered into a revenue share partnership agreement with Salesforce.com, pursuant to which we will integrate our Tagg interactive video technology into the Salesforce.com CRM platform.

4.	We have entered into license and partnership agreements with digital marketing companies and advertising agencies to resell our Tagg interactive video technology to their existing and prospective client bases for monthly fees, which fees are shared with us. In March 2018, we entered into such an agreement with DR2Marketing, LLC, to utilize, as well as to resell, our Tagg applications to their clients on a revenue-share basis.

5.	We have entered into partnership agreements with large cloud services providers, who will bundle our application with such providers’ other applications offered to their existing and prospective global customer base in order to obtain more data storage and bandwidth utilization fees from such customers. In January 2019, we entered into a partnership agreement with Microsoft, pursuant to which we will integrate our Tagg interactive video technology into Microsoft’s product line, allowing their resellers to bundle our application for resale to their respective customer bases.

6.	We employ a direct sales team, as well as outside sales consultants.

Marketing

We utilize our own proprietary interactive video platform as the foundation of our ongoing marketing initiatives. Our initiatives include daily, broad-based social media engagement by a dedicated team of full-time employees and outside consultants; management of our interactive video-based website; interactive video-based email campaigns, television commercials, among many other ongoing initiatives designed to increase awareness of our products and services and drive conversion and adoption rates.

As part of our partnership agreement with Microsoft, we will have access to their “Go-To-Market Services” and technical resources to help us market and sell our integrated products to Microsoft customers, as well as other Microsoft partners and systems integrators in Microsoft’s network all over the world.

On December 21, 2018, we entered into an agreement with Major Tom Agency Inc., a premier digital marketing agency with offices in New York, Toronto, and Vancouver, to design, launch, and manage a comprehensive national marketing campaign for us. The campaign launch ed in the first quarter of 2019.

Competition

CRM software generated more than $40.7 billion in sales revenue throughout the world in 2017, and has grown to become the largest software segment, overtaking data management software, and is expected to reach more than $80 billion in sales revenue by 2025. We are active in the CRM applications industry. We believe that CRM applications that incorporate our proprietary Tagg interactive video technology provide significant competitive advantages over the CRM applications offered by the long-term leaders in the field: Salesforce.com, Microsoft, Oracle, SAP SE, and Adobe, which collectively account for approximately 40% of industry sales. These companies, as well as many others, have numerous differences in feature sets and functionality, but all share certain basic attributes. Most of them were designed before the advent and proliferation of mobile phones, social media, and the technology behind the current ubiquity of video over the internet and more recently on mobile devices. While many of them have attempted to incorporate video capabilities into their respective CRM platforms, sometimes in ‘‘bolt-on’’ fashion, it is our opinion that none of them has done so in an effective manner, and certainly none of them utilizes interactive video technology similar to ours, which places clickable calls to action right in the video, including into users’ pre-existing sales and product videos. In addition, Tagg interactive videos are viewable on both mobile and desktop devices regardless of operating system and without the need to download a proprietary player or program.

These differences serve to highlight the reasons we have chosen not only to develop our own stand-alone SaaS cloud CRM platform, but also to incorporate and integrate our interactive video technology into the platforms of many of these large, long-term leaders in the CRM industry. This allows them to offer Tagg interactive video capabilities to their large enterprise clients and customers as an upgrade feature to their CRM platform subscriptions. The viability of this strategy is evidenced by the partnerships we currently enjoy with Oracle NetSuite and Adobe Marketo, as well as new partnerships with Salesforce.com and Microsoft, among others. Nevertheless, the market share, marketing strength, and competitive advantages of our competitors may preclude our obtaining any material share of this market.

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Intellectual Property

Our policy is to protect our technology by, among other things, trade secret protection and copyrights. We primarily rely upon trade secrets and copyrighted proprietary software, code, and know-how to protect our Tagg interactive video technology platform and associated applications. We have taken security measures to protect our trade secrets and proprietary know-how, to the extent possible. Our means of protecting our proprietary rights may not prove to be adequate and our competitors may independently develop technology or products that are similar to ours or that compete with ours. Trade secret and copyright laws afford only limited protection for our technology and products. The laws of many countries do not protect our proprietary rights to as great an extent as do the laws of the United States. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to obtain and use information that we regard as proprietary. Third parties may also design around our proprietary rights, which may render our protected technology and products less valuable, if the design around is favorably received in the marketplace.

We recently filed a patent application with the PTO with respect to our interactive video technology. Our patent application may not result in an issued patent in a timely manner, or at all. Any patents that may be issued in the future may not protect commercially important aspects of our technology. Furthermore, the validity and enforceability of such patents issued in the future may be challenged by third parties and could be invalidated or modified by the PTO. Third parties may independently develop technology that is not covered by our patents, that is similar to, or competes with, our technology. In addition, our intellectual property may be infringed or misappropriated by third parties, particularly in foreign countries where the laws and governmental authorities may not protect our proprietary rights as effectively as those in the United States.

In addition, if any of our products or technology is covered by third-party patents or other intellectual property rights, we could be subject to various legal actions. We cannot assure you that our technology platform and products do not infringe patents held by others or that they will not in the future. Litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement, invalidity, misappropriation, or other claims.

Research and Development

We incurred $980,000 and $375,000 of research and development expenses during the fiscal years ended December 31, 2018 and 2017, respectively. These funds were primarily used for development of our Tagg interactive video CRM software.

Suppliers

We currently rely on a full-time, dedicated, external team of experienced professionals for the coding and maintenance of our software. We believe we have mitigated the associated risks of managing an external team of software development professionals by incorporating internal management and oversight, as well as appropriate systems, protocols, controls, and procedures and ensuring that we have access to additional qualified professionals to provide like or complementary services.

Dependence on Key Customers

Based on our current business and anticipated future activities as described in this prospectus, we do not have, and do not expect to have, any significant customer concentration. Accordingly, we do not expect to be dependent on any key customers.

Government Regulation

Government regulation is not of significant concern for our business nor is government regulation expected to become an impediment to the business in the near- or mid-term as management is currently unaware of any planned or anticipated government regulation that would have a material impact on our business. Our management believes it currently possesses all requisite authority to conduct our business as described in this prospectus.

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Employees

As of March 18 , 2019, we had 1 2 full-time statutory employees and 1 5 full-time consultants and contractors. We also employ consultants and contractors on an as-needed basis to provide specific expertise in areas of software design, development and coding, content creation, audio and video editing, video production services, and other business functions, including marketing and accounting. None of our employees or consultants is covered by a collective bargaining agreement. We have had no prior labor-related work stoppages and believe that our relationship with our employees, consultants, and contractors, both full-time and part-time, is good.

Properties

Our corporate headquarters is approximately 2,800 square feet and is located at 344 S. Hauser Blvd., Suite 414, Los Angeles, California 90036. Our headquarters houses our executive and administrative operations. The lease expires on July 29, 2019 and the monthly base rent is approximately $5,000. We believe that our facility is sufficient to meet our current needs.

We recently entered into a new lease to move and expand our corporate headquarters. The new lease is for approximately 4,900 square feet of new construction space, located at 2210 Newport Blvd., Suite 200, Newport Beach, California 92663, on the Balboa Peninsula (the “Lease”). The Lease is for a term of sixty-five (65) months, with the Company’s option to extend the Lease for either an additional twelve (12) or twenty-four (24) month term, upon written notice to the landlord. The Lease term will commence when the tenant improvements, paid for by the landlord, are substantially completed. The landlord is providing a tenant improvement allowance of $317,000 to build-out the space to our specifications. The average monthly base rent for the first twelve (12) months of the lease is approximately $12,000 after rent abatement. Thereafter, average monthly base rent will be approximately $24,000 over the sixty-five (65) months. As part of the lease consideration, signage of our logo “Verb” will be prominently displayed in three places on top of the two street facing exterior sides of the building.

Legal Proceedings

On April 24, 2018, EMA Financial, LLC, a New York limited liability company (“EMA”), commenced an action against us, styled EMA Financial, LLC, a New York limited liability company, Plaintiff, against nFUSZ, Inc., Defendant, United States District Court, Southern District of New York, case number 1:18-cv-03634-NRB. The Complaint sets forth four causes of action and seeks relief consisting of: (1) money damages, (2) injunctive relief, (3) liquidated damages, and (4) declaratory relief. All of the claims stem from our refusal to honor EMA’s exercise notice in connection with a common stock purchase warrant that we had granted to it. We believe EMA’s allegations are entirely without merit.

The circumstances giving rise to the dispute are as follows: on or about December 5, 2017, we issued a warrant to EMA as part of the consideration we were required to provide in connection with a contemporaneous convertible loan EMA made to us. The loan, which was evidenced by a convertible note, was for a term of one year. Our refusal to honor the warrant exercise notice was due to our good faith belief that EMA’s interpretation of the cashless exercise provision of the warrant was, inter alia, (1) contrary to our direct conversations and agreements made with EMA prior to, and during the preparation of the loan and warrant agreements; (2) contradictory to the plain language on the face and body of the warrant agreement drafted by EMA; (3) wholly inconsistent with industry norms, standards, and practices; (4) was contrary to the cashless exercise method actually adopted by EMA’s co-lender in the same transaction; and (5) was the result of a single letter mistakenly transposed in the cashless exercise formula drafted by EMA which if adopted, would result in a gross and unintended windfall in favor of EMA and adverse to us. Moreover, as set forth in our response to EMA’s allegations, EMA’s interpretation of the cashless exercise provision would have resulted in it being issued more shares of our Common Stock than it would have received if it exercised the warrant for cash (instead of less), and more than the amount of shares reflected on the face of the warrant agreement itself. The loan underlying the transaction was repaid, in full, approximately three months after it was issued, on March 8, 2018, together with all accrued interest, prior to any conversion or attempted conversion of the note.

On July 20, 2018, we filed an Answer to the Complaint, along with certain Affirmative Defenses, as well as Counterclaims seeking, inter alia, to void the entire transaction for violation of New York’s criminal usury laws and, alternatively, for reformation of the warrant conversion formula set forth in the Warrant Agreement so as to be consistent with the parties’ intent and custom and practice in the industry.

As of December 31, 2018, the parties have undergone depositions and exchanged document production. Discovery was scheduled to end on January 31, 2019. Neither party has requested to extend the discovery period. Notwithstanding the pending action, in December 2018, EMA attempted to exercise the warrant through our transfer agent utilizing the disputed cashless exercise formula. The transfer agent rejected EMA’s request and notified us. We promptly filed a motion for a preliminary injunction to enjoin EMA from making any further attempts to exercise the warrant in this manner during the pendency of the action. We are awaiting a decision from the Court on our preliminary injunction motion. As of the date of this prospectus, the Court has not ruled on our motion. We intend to vigorously defend the action, as well as vigorously prosecute our counterclaims against EMA. The action is still pending.

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In August 2014, a former employee and then current stockholder (the “Employee”) entered into that certain Executive Employment Agreement (“Employment Contract”) with bBooth, Inc., our predecessor company. Section 3.1 of the Employment Contract provided, among other things, that the Employee was employed to serve as our President and reported directly to Rory Cutaia, our Chief Executive Officer. Section 5.2 of Employment Contract provides, among other things, that the Employee was entitled to receive a bonus (the “Bonus”) from us if certain conditions are met. These specified conditions were never met.

On or about May 15, 2015, the Employee ceased employment at the Company. More than eight months later, on or about January 20, 2016, the parties entered into a certain Stock Repurchase Agreement (the “Repurchase Agreement”) pursuant to which we purchased all of the Employee’s shares of Common Stock for a purchase price of $144,000. The Repurchase Agreement also provided, among other things, that the Employee released us from all claims, causes of action, suits, and demands (the “Release”).

Approximately two years later, in April 2018, at a time when the Company’s share price was on the rise, the Employee notified us by email that it is the Employee’s position that on or about May 15, 2015: (1) the Employee was terminated “without cause” pursuant to Section 6.2 of the Employment Contract; or (2) the Employee terminated employment with Company “for good reason” pursuant to Section 6.3 of the Employment Contract. The Employee sought approximately $300,000 in allegedly unpaid bonuses, plus 150,000 options priced at $0.50 per share, which expired prior to exercise. We responded in or about April 2018 that the Employee’s claims lacked factual and legal merit, including that they are barred by the Release. The lack of response from the Employee at that time appeared to indicate the Employee’s tacit acknowledgment and ratification of our rationale underpinning our denial of the Employee’s claims. Approximately eight months later in December 2018, the Employee resurfaced, renewing his claims. We responded by reminding the Employee we consider his claims to be without merit, and that, in any event, they are barred by the Release. In our view, the Release set forth in the Repurchase Agreement coupled with the existing merger or integration clause likely shields the Company from liability, even assuming, arguendo, that the claims could be supported by credible evidence.

We know of no other material pending legal proceedings to which we or any of our subsidiaries is a party or to which any of our assets or properties, or the assets or properties of any of our subsidiaries, are subject and, to the best of our knowledge, no adverse legal activity is anticipated or threatened. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

We know of no material proceedings in which any of our directors, officers, or affiliates, or any registered or beneficial stockholder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

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THE PROPOSED SOUND CONCEPTS ACQUISITION

On November 8, 2018, we entered into the Merger Agreement with Sound Concepts, Merger Sub 1, Merger Sub 2, the Sound Concepts Shareholders, the Shareholder Representative, and us. Pursuant to the Merger Agreement, we will acquire Sound Concepts through a two-step Merger, consisting of merging Merger Sub 1 with and into Sound Concepts, with Sound Concepts surviving the “first step” of the Merger as our wholly-owned subsidiary (and the separate corporate existence of Merger Sub 1 will cease) and, immediately thereafter, merging Sound Concepts with and into Merger Sub 2, with Merger Sub 2 surviving the “second step” of the Merger such that upon the conclusion of the “second step” of the Merger, the separate corporate existence of Sound Concepts will cease and Merger Sub 2 will continue its limited liability company existence under Utah law as the surviving entity and as our wholly-owned subsidiary.

Consideration

On the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each share of the Sound Concepts Capital Stock will be cancelled and converted into the right to receive a proportionate share of the Closing Merger Consideration having a value of $25,000,000, which will be payable through a combination of the $15,000,000 Acquisition Cash Payment and the issuance of the Acquisition Stock with a fair market value of $10,000,000. The Closing Merger Consideration is not subject to any closing working capital adjustment or post-closing working capital adjustment. We intend to fund the Acquisition Cash Payment with a portion of the net proceeds from the offering of our Units under this prospectus. We do not currently know how much of the Acquisition Cash Payment will be funded through the net proceeds of this offering. There are several variables that could affect the amount of net proceeds we will receive from this offering, including the price at which the Units will be sold under this offering, the number of Units that are likely to be sold, and the anticipated transaction expenses and integration costs we expect to incur in connection with the Sound Concepts Acquisition. In the event that the net proceeds from the offering of our Units under this prospectus are insufficient, we will need to seek additional financing from a third-party lender; however, there is no assurance that such debt financing will be available to us in the amounts, on terms, and at times deemed acceptable to us, if at all. If we are unable to obtain alternative sources of financing sufficient to pay the Acquisition Cash Payment, we will be unable to consummate the Sound Concepts Acquisition and will either (i) terminate the Merger Agreement or (ii) attempt to negotiate with Sound Concepts an amendment to the terms of the Merger Agreement; however, there is no assurance that we will be successful in such negotiations, or that the terms will be deemed acceptable to us.

In addition, we have agreed to pay to AGP certain fees for advisory services provided in connection with the Sound Concepts Acquisition. We will pay AGP a transaction fee equal to (i) 5% of the first million dollars of the Closing Merger Consideration, (ii) 4% of the second million dollars of the Closing Merger Consideration, (iii) 3% of the third million dollars of the Closing Merger Consideration, (iv) 2% of the fourth million dollars of the Closing Merger Consideration, and (v) 1% of the remaining Closing Merger Consideration. We also agreed to issue to AGP or its designees at the closing of the Sound Concepts Acquisition, warrants to purchase that number of shares of Common Stock equal to 2 .5 % of the Closing Merger Consideration. The warrants will have a five-year term and will have an exercise price equal to 12 0 % of the valuation of the Acquisition Stock.

Escrow Agreement

Pursuant to the Merger Agreement, at or prior to the closing of the Sound Concepts Acquisition (the “Closing”), Sound Concepts will deliver to us an executed escrow agreement (the “Escrow Agreement”). In accordance with the Escrow Agreement, at the Closing, we will deposit that number of shares of our Common Stock obtained by dividing $2,500,000 by the public offering price of our Common Stock in this offering pursuant to the terms of the Merger Agreement (the “Escrow Shares”) with the escrow agent for the purpose of partially securing the indemnification obligations of the Sound Concepts Shareholders set forth in the Merger Agreement.

Representations, Warranties, and Indemnities

Sound Concepts, the Sound Concepts Shareholders, Merger Sub 1, Merger Sub 2, and we made customary representations, warranties, and indemnities subject to, in some cases, exceptions and qualifications as will be set forth in disclosure schedules to the Merger Agreement (the “Disclosure Schedules”).

Covenants and Other Agreements

Sound Concepts, the Sound Concepts Shareholders, Merger Sub 1, Merger Sub 2, and we agreed to certain covenants and other agreements, including, among others, (i) covenants requiring Sound Concepts and the Sound Concepts Shareholders not to solicit other acquisition bids or proposals, (ii) covenants regarding non-solicitation and non-competition, and (iii) covenants, satisfied as of the date of this prospectus, requiring Sound Concepts and the Sound Concepts Shareholders to provide us with annual financial statements for the years ended December 31, 2017 and 2016 that have been audited by an independent certified public accounting firm that is registered under the Public Company Accounting Oversight Board and interim financial statements for the six-month periods ended June 30, 2018 and 2017.

Conditions to Closing the Sound Concepts Acquisition

Completion of the Sound Concepts Acquisition is subject to the satisfaction or waiver of certain conditions. In addition to customary closing conditions, our obligation to complete the Sound Concepts Acquisition is conditioned upon the consummation of this offering and receipt by us of offering proceeds that will be used to pay for all or a portion of the Acquisition Cash Payment.

Closing

Subject to the conditions of the Merger Agreement, the closing of the Sound Concepts Acquisition will occur by electronic exchange of documents no later than three business days after the last of the closing conditions, including, without limitation, the Offering Condition, has been satisfied or waived. Currently, we anticipate the closing of the Sound Concepts Acquisition to occur in the first quarter of fiscal 2019; however, there can be no assurance that the Sound Concepts Acquisition will close in the first quarter of fiscal 2019, or at all.

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Termination of the Merger Agreement

The Merger Agreement may be terminated under certain circumstances, including, but not limited to: (i) the mutual written consent of Sound Concepts and us; (ii) by us if there has been a breach, inaccuracy in, or failure to perform any representation, warranty, covenant, or agreement made by Sound Concepts or the Sound Concepts Shareholders pursuant to the Merger Agreement that would give rise to the failure of any of the closing conditions and such breach, inaccuracy, or failure has not been cured within 10 days of Sound Concepts’ receipt of written notification of such breach from us; provided, that, none of Merger Sub 1, Merger Sub 2, or we is then in material breach of any provision of the Merger Agreement; (iii) by us if any of Merger Sub 1’s, Merger Sub 2’s, and our closing conditions, including the Offering Condition, have not been, or if it becomes apparent that any of such conditions will not be, fulfilled by January 31, 2019, as extended to February 28, 2019, unless such failure is due to our failure to perform or comply with any of the covenants, agreements, or conditions required to be performed or complied with by it prior to the closing of the Sound Concepts Acquisition; (iv) by Sound Concepts if there has been a breach, inaccuracy in, or failure to perform any representation, warranty, covenant, or agreement made by Merger Sub 1, Merger Sub 2, or us pursuant to the Merger Agreement that would give rise to the failure of any of the closing conditions and such breach, inaccuracy, or failure has not been cured within 10 days of our receipt of written notice of such breach from Sound Concepts; providing, that, neither Sound Concepts or the Sound Concepts Shareholders is then in material breach of any provision of the Merger Agreement; (v) by Sound Concepts if any of Sound Concepts’ or the Sound Concepts Shareholders’ closing conditions have not been, or if it becomes apparent that any of such conditions will not be, fulfilled by January 31, 2019, as extended to February 28, 2019, unless such failure is due to Sound Concepts’, or the Sound Concepts Shareholders’, failure to perform or comply with any of the covenants, agreements, or conditions hereof to be performed or complied with by it or them prior to the closing of the Sound Concepts Acquisition; and (vi) by Sound Concepts or us if (1) there is any law that makes consummation of the transactions contemplated by the Merger Agreement illegal or otherwise prohibited or (2) any governmental authority issued a governmental order restraining or enjoining the transactions contemplated by the Merger Agreement, and such governmental order has become final and non-appealable.

Letter Agreements

Also on November 8, 2018, Merger Sub 1, Merger Sub 2, Sound Concepts, the Sound Concepts Shareholders, the Shareholders’ Representative, and we entered into a letter agreement (the “First Letter Agreement”) with the specific intention that the provisions thereof shall relate to and, until the Closing of the Merger, defer the effectiveness or completion of certain provisions of the Merger Agreement, which provisions must be completed at or prior to the Closing.

The parties agreed that (i) the Disclosure Schedules will be finalized and, we anticipate, approved by us prior to the Closing, (ii) the parties will appoint an escrow agent to hold the Escrow Shares and, in connection therewith, the escrow agent and the parties will enter into an Escrow Agreement, the form of which will be subsequently agreed to by the parties, prior to the Closing, (iii) each Sound Concepts Shareholder will execute a “lock-up” agreement, the form of which will be subsequently agreed to by the parties prior to the Closing, and (iv) the directors and officers of the surviving entity will be determined prior to Closing. The First Letter Agreement further provides that, if we reject any part of the Disclosure Schedules, then, after reasonable and good faith negotiations between Sound Concepts and us, either party may terminate the Merger Agreement in accordance with its terms. Similarly, if the parties are unable to agree as to any material provisions of the Escrow Agreement and “lock-up” agreements within a reasonable time period, then, and only then, may any Sound Concepts Shareholder or we terminate the Merger Agreement in accordance with its terms.

On November 12, 2018, Merger Sub 1, Merger Sub 2, Sound Concepts, the Sound Concepts Shareholders, the Shareholders’ Representative, and we entered into an additional letter agreement (the “Second Letter Agreement”) with the intention of modifying Sections 9.01(b)(ii) and 9.01(c)(ii) of the Merger Agreement to change each date referenced therein from January 31, 2019 to February 28, 2019.

Retention of Certain Sound Concepts Key Employees

The parties intend that McKinley J. Oswald, Jason Matheny, Colby Allen, and JJ Oswald will be employed by us following the Closing of the Sound Concepts Acquisition under terms and conditions to be agreed upon and to be memorialized in written employment agreements entered into with each such person prior to Closing.

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BUSINESS OF SOUND CONCEPTS

Sound Concepts is an established 25-year-old business with approximately 8 9 employees, based in American Fork, Utah, providing digital marketing and sales support services, including a video-based mobile sales application, to the direct sales industry. Their sales application, offered as a SaaS application, is marketed under the brand name Brightools and is offered as a white-labeled application to large corporate enterprises engaged in the network marketing and affiliate marketing industry. Sound Concepts currently has approximately 93 clients in the network marketing and affiliate marketing sector, which include Young Living Essential Oils, LC, Isagenix International, LLC, Vasayo, LLC, Nu Skin Enterprises United States, Inc., Nerium International, LLC, Forever Living Products International, LLC, Seacret Spa, LLC, among many others. The Brightools app is a comprehensive sales, lead generation, and customer relationship management tool specifically designed to meet the needs of direct sales representatives and others engaged in network marketing and affiliate marketing sales. The Brightools app also incorporates recruiting tools, sales representative training and education tools, and includes instant notification capabilities to notify sales reps on their mobile devices when a prospect has engaged in shared content. Brightools allows sales reps to share sales and product video content with their prospects via email and text, post content directly to social media, access corporate sales and product training materials, and receive analytics data and other engagement information regarding their prospects’ interactions with the digital sales content distributed through the app. Brightools also tracks customer purchases and allows corporate to monitor field activity to track the effectiveness of campaigns, as well as compliance. In addition, sales reps can order physical product samples and purchase customizable brochures, invites, thank-you cards, and more for direct delivery to customers and prospects all through the application. The synergies of the digital and physical tools provide sales reps with unique solutions to engage their prospects, acquire customers, close sales, and grow their business. Brightools is available on, and compatible with, virtually all mobile devices and is currently in use in over 6 2 different countries. As of the date hereof, Sound Concepts has more than 55 5 ,000 current users of its Brightools app, representing an increase of more than 4 5 ,000 users since December 2018.

Sound Concept’s principal executive office is located at 782 South Auto Mall Drive, Suite A, American Fork, Utah 84003. Its telephone number at that location is (801) 225-9520.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS — VERB

The following discussion and analysis of the results of operations and financial condition of Verb for the fiscal years ended December 31, 2018 and 2017, should be read in conjunction with the financial statements and related notes and the other financial information that are included elsewhere in this prospectus. This discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations, and intentions. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, or other developments. Forward-looking statements are based upon estimates, forecasts, and assumptions that are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by us, or on our behalf. We disclaim any obligation to update forward-looking statements. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Special Note Regarding Forward-Looking Statements, and Business sections in this prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

CMG was organized as a limited liability company under the laws of the State of Nevada on December 12, 2012. On May 19, 2014, bBooth, Inc. was incorporated under the laws of the State of Nevada. On May 19, 2014, CMG merged into bBooth, Inc. and, thereafter, bBooth, Inc. changed its name to bBooth (USA), Inc., effective October 16, 2014. The operations of CMG and bBooth (USA), Inc., became known as, and are referred to in this prospectus as, “bBoothUSA.”

On October 16, 2014, bBoothUSA was acquired by GSD, pursuant to the Share Exchange Agreement entered into with GSD. GSD was incorporated in the State of Nevada on November 27, 2012. The acquisition was accounted for as a reverse merger transaction. In connection with the closing of the transactions contemplated by the Share Exchange Agreement, GSD’s management was replaced by bBoothUSA’s management, and GSD changed its name to bBooth, Inc.

Effective April 21, 2017, we changed our corporate name from bBooth, Inc. to nFüsz, Inc. The name change was effected through a parent/subsidiary short-form merger of nFüsz, Inc., our wholly-owned Nevada subsidiary, formed solely for the purpose of the name change, with and into us. We were the surviving entity. To effectuate the name-change merger, we filed Articles of Merger and a Certificate of Correction (relative to the effective date of the name-change merger) with the Secretary of State of the State of Nevada on April 4, 2017 and April 17, 2017, respectively. The name-change merger became effective on April 21, 2017. Our board of directors approved the name-change merger, which resulted in the name change on that date. In accordance with Section 92A.180 of the NRS, stockholder approval of the name-change merger was not required.

Effective February 1, 2019, we changed our corporate name from nFüsz, Inc. to Verb Technology Company, Inc. The name change was effected through a parent/subsidiary short-form merger of Verb Technology Company, Inc., our wholly-owned Nevada subsidiary, formed solely for the purpose of the name change, with and into us. We were the surviving entity. To effectuate the name-change merger, we filed Articles of Merger and a Certificate of Correction (relative to the effective date of the name-change merger) with the Secretary of State of the State of Nevada on January 31, 2019 and February 2 2, 2019, respectively. The name-change merger became effective on February 1, 2019. Our board of directors approved the name-change merger, which resulted in the name change on that date. In accordance with Section 92A.180 of the NRS, stockholder approval of the name-merger was not required.

On February 1, 2019, we implemented a 1-for-15 Reverse Stock Split of our Common Stock. The Reverse Stock Split became effective upon commencement of trading of our Common Stock on February 4, 2019. As a result of the Reverse Stock Split, every 15 shares of our pre-Reverse Stock Split Common Stock were combined and reclassified into one share of our Common Stock. The number of shares of Common Stock subject to outstanding options, warrants, and convertible securities were also reduced by a factor of fifteen as of February 1, 2019. All historical share and per-share amounts reflected throughout our consolidated financial statements and other financial information in this prospectus have been adjusted to reflect the Reverse Stock Split. The par value per share of our Common Stock was not affected by the Reverse Stock Split.

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Results of Operation

Fiscal Year Ended December 31, 2018 compared to the Fiscal Year Ended December 31, 2017

The following is a comparison of the results of our operations for the years ended December 31, 2018 and 2017:

	For the Year Ended
	December 31, 2018	December 31, 2017	Change
Net sales	$32,000	$6,000	$26,000
Cost of Revenue	52,000	8,000	44,000
Research and development expense	980,000	375,000	605,000
General and administrative expense	6,792,000	4,328,000	2,464,000
Loss from operations	(7,792,000)	(4,705,000)	3,087,000
Other income	-	28,000	(28,000)
Other expense, net	(4,334,000)	(2,587,000)	(1,747,000)
Loss before income taxes	(12,126,000)	(7,264,000)	(4,862,000)
Income tax provision	1,000	2,000	(1,000)
Net loss	$(12,127,000)	$(7,266,000)	$(4,861,000)

Revenues

Subscription revenues for the fiscal year ended December 31, 2018 were $32,000 compared to $6,000 for fiscal year ended December 31, 2017. The increase subscription revenues in fiscal 2018 was attributable to the Company’s SaaS platform that was launched during the fourth quarter of fiscal 2017.

Operating Expenses

Cost of revenue expenses were $52,000 in fiscal 2018, as compared to $8,000 in fiscal 2017. Cost of revenues primarily consisted of web hosting costs that support the SaaS platform. The $44,000 increase from fiscal 2017 is attributed to the Company’s SaaS platform that was launched during the fourth quarter of fiscal 2017.

Research and development expenses were $980,000 in fiscal 2018, as compared to $375,000 in fiscal 2017. Research and development expenses primarily consisted of fees paid to vendors contracted to perform research projects and develop technology. In fiscal 2018 and fiscal 2017, our research and development initiatives supported our cloud-based products, or SaaS platform. Our research and development expenses increased by approximately $605,000 in fiscal 2018, as compared to fiscal 2017, due to additional product development and testing.

General and administrative expenses for fiscal 2018 were $6,792,000, an increase of $2,464,000 as compared to fiscal 2017. The increase in general and administrative expenses was primarily due to an increase in stock-based compensation expense of approximately $881,000, an increase in professional service fees of $550,000 related to the proposed merger with Sound Concepts, proposed underwritten public offering, and proposed up-listing to Nasdaq , an increase in labor related costs of $325,000 related to growth in our operations, an increase in marketing costs of $268,000 to drive awareness, and an increase in travel costs of $187,000 to support awareness and additional business opportunities.

Other expense, net, for fiscal 2018 equaled $4,334,000, which represented interest expense for amortization of debt discount of $1,468,000, the change in the fair value of derivative liability of $1,167,000, financing costs of $798,000 driven by derivative liabilities associated with convertible debt, a $534,000 net loss from debt extinguishment, and interest expense of $362,000 on outstanding notes payable. Other expense, net, for fiscal 2017 equaled $2,587,000, which represented $977,000 on loss from debt extinguishment, $643,000 of financing costs driven by derivative liabilities associated with convertible debt, $555,000 of interest expense on outstanding notes payable, and $418,000 of interest expense for amortization of debt discount. The amount of other expense, net, was higher in fiscal 2018 due to the change in the fair value of derivative liability of $1,173,000, higher amortization of debt discount of $1,050,000, and higher financing costs of $155,000, offset by lower debt extinguishment of $443,000, and lower interest expense of $193,000 due to less debt.

Other Income

We earned no other income during fiscal 2018, compared to $28,000 in other income during fiscal 2017. The decrease in other income in fiscal 2018 was due to the transition from the rental of interactive booths as the primary business to the SaaS business model.

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Modified EBITDA

In addition to our GAAP results, we present Modified EBITDA as a supplemental measure of our performance. However, Modified EBITDA is not a recognized measurement under GAAP and should not be considered as an alternative to net income, income from operations, or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of liquidity. We define Modified EBITDA as net income (loss), plus interest expense, depreciation and amortization, stock-based compensation, financing costs, and changes in the fair value of derivative liability.

Management considers our core operating performance to be that which our managers can affect in any particular period through their management of the resources that affect our underlying revenue and profit generating operations that period. Non-GAAP adjustments to our results prepared in accordance with GAAP are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Modified EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Modified EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

	For the Year Ended
	December 31, 2018	December 31, 2017
Net loss	$(12,127,000)	$(7,266,000)
Adjustments:
Other (income) / expense	5,000	(28,000)
Stock compensation expense	3,415,000	2,534,000
Debt extinguishment, net	534,000	977,000
Financing costs	798,000	643,000
Interest expense	362,000	555,000
Amortization of debt discount	1,468,000	418,000
Depreciation	20,000	22,000
Income tax provision	1,000	2,000
Change in fair value of derivative liability	1,167,000	(6,000)
Total EBITDA Adjustments	7,770,000	5,117,000
Modified EBITDA	$(4,357,000)	$(2,149,000)

The approximately $2.2 million decrease in Modified EBITDA for the year ended December 31, 2018 compared to the same period in 2017, resulted from an increase in labor related costs, marketing costs, professional service fees, and travel associated with the growth of the Company, as well as fees associated with the proposed merger with Sound Concepts, this offering, and the filing of an up-listing application with Nasdaq .

We present Modified EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Modified EBITDA in developing our internal budgets, forecasts, and strategic plans; in analyzing the effectiveness of our business strategies in evaluating potential acquisitions; and in making compensation decisions and in communications with our board of directors concerning our financial performance. Modified EBITDA has limitations as an analytical tool, which includes, among others, the following:

●	Modified EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

●	Modified EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

●	Modified EBITDA does not reflect future interest expense, or the cash requirements necessary to service interest or principal payments on our debts; and

●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Modified EBITDA does not reflect any cash requirements for such replacements.

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Liquidity and Capital Resources

Going Concern

We have incurred operating losses since inception and have negative cash flows from operations since inception. As of December 31, 2018, we had a stockholders’ deficit of $5,055,000 and we incurred a net loss of $12,127,000 during the year ended December 31, 2018. We also utilized cash in operations of $4,157,000 during the year ended December 31, 2018. As a result, our continuation as a going concern is dependent on our ability to obtain additional financing until we can generate sufficient cash flows from operations to meet our obligations. We intend to continue to seek additional debt or equity financing, including this underwritten public offering of our Units under this prospectus, to continue our operations.

Our consolidated financial statements have been prepared on a going concern basis, which implies we may not continue to meet our obligations and continue our operations for the next fiscal year. The continuation of our Company as a going concern is dependent upon our ability to obtain necessary debt or equity financing to continue operations until our Company begins generating positive cash flow.

There is no assurance that we will ever be profitable or that debt or equity financing will be available to us in the amounts, on terms, and at times deemed acceptable to us, if at all. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, would increase our liabilities and future cash commitments. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be unable to continue our business, as planned, and as a result may be required to scale back or cease operations for our business, the result of which would be that our stockholders would lose some or all of their investment. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should we be unable to continue as a going concern.

Liquidity and Capital Resources Overview

As of December 31, 2018, we had cash of $634,000. We estimate our operating expenses for the next three months may continue to exceed any revenues we generate, and we may need to raise capital through either debt or equity offerings to continue operations. We are in the early stages of our business. We are required to fund growth from financing activities, and we intend to rely on a combination of equity and debt financings. Due to market conditions and the early stage of our operations, there is considerable risk that we will not be able to raise such financings at all, or on terms that are not overly dilutive to our existing stockholders. We can offer no assurance that we will be able to raise such funds. If we are unable to raise the funds we require for all of our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and we may be forced to reduce or discontinue operations.

The following is a summary of our cash flows from operating, investing, and financing activities for the years ended December 31, 2018 and 2017:

	For the Year Ended
	December 31, 2018	December 31, 2017
Cash used in operating activities	$(4,157,000)	$(1,677,000)
Cash used in investing activities	-	-
Cash provided by financing activities	4,780,000	1,671,000
(Decrease) / increase in cash	$623,000	$(6,000)

Cash Flows — Operating

For the year ended December 31, 2018, our cash flows used in operating activities amounted to $4,157,000, compared to cash used during the year ended December 31, 2017 of $1,677,000. The change is due to an increase in business activity, which resulted in additional consulting expenses, salary, and various operating expenses in fiscal 2018 compared to fiscal 2017.

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Cash Flows — Financing

Our cash provided by financing activities for the year ended December 31, 2018 amounted to $4,780,000, which represented $2,979,000 of proceeds received from the issuances of shares of our Common Stock, $1,772,000 of proceeds from the issuance of convertible debt, $1,000,000 of proceeds from the issuance of shares of our Common Stock from the exercise of a put option, $34,000 of proceeds from the exercise of options, and $22,000 of proceeds from the exercise of warrants, offset by $845,000 of convertible debt payments, $162,000 of deferred offering costs, and the repurchase of shares of our Common Stock equal to $20,000. Our cash provided by financing activities for the year ended December 31, 2017 amounted to $1,671,000, which represented $813,000 in proceeds from the issuance of convertible notes, $796,000 in proceeds from stock subscriptions, $555,000 in proceeds from the issuance of Series A preferred stock, and $50,000 in proceeds from the issuance of shares of our Common Stock from the exercise of a put option, offset by the redemption of Series A preferred stock in the amount of $543,000. All other shares of Series A preferred stock have been converted and we filed a Certificate of Withdrawal with the State of Nevada on August 10, 2018 to formally withdraw the Series A preferred stock.

Notes Payable to Related Parties

The Company has the following outstanding notes payable to related parties at December 31, 2018:

Note	Issuance Date	Maturity Date	Interest Rate	Original Borrowing	Balance at December 31, 2018

Note 1 (A)	December 1, 2015	February 8, 2021	12.0%	$1,249,000	$825,000
Note 2 (B)	December 1, 2015	April 1, 2017	12.0%	112,000	112,000
Note 3 (C)	April 4, 2016	June 4, 2021	12.0%	343,000	240,000

Total notes payable – related parties, net					1,177,000
Non-current					(1,065,000)
Current					$112,000

(A)

On December 1, 2015, the Company issued a convertible note payable to Mr. Rory J. Cutaia, the Company’s majority stockholder and Chief Executive Officer, to consolidate all loans and advances made by Mr. Cutaia to the Company as of that date. The note bears interest at a rate of 12% per annum, is secured by the Company’s assets, and had an original maturity date of April 1, 2017. Per the terms of the note agreement, at Mr. Cutaia’s discretion, he may convert up to 30%, or $375,000 of outstanding principal, plus accrued interest thereon, into shares of Common Stock at a conversion rate of $1.05 per share.

On May 4, 2017, the Company entered into an extension agreement with Mr. Cutaia to extend the maturity date of the note from April 1, 2017 to August 1, 2018. In consideration, the Company issued Mr. Cutaia a three-year warrant to purchase 117,013 shares of Common Stock at a price of $5.33 per share with a fair value of $517,000. All other terms of the note remain unchanged.

On August 8, 2018, we entered into an extension agreement with Mr. Cutaia to extend the maturity date of the note to February 8, 2021. All other terms of the note remain unchanged. In connection with the extension, we granted to Mr. Cutaia a three-year warrant to purchase up to 163,113 shares of Common Stock at a price of $7.35 per share with a fair value of $1,075,000.

On September 30, 2018, Mr. Cutaia converted the principal balance that was convertible, or $375,000, into 356,824 shares of restricted Common Stock at $1.05 per share.

As of December 31, 2018, the outstanding balance of the note amounted to $825,000.

(B)

On December 1, 2015, the Company issued a note payable to a former member of the Company’s board of directors, in the amount of $112,000, representing unpaid consulting fees as of November 30, 2015. The note is unsecured, bears interest at a rate of 12% per annum, and matured in April 2017.

As of December 31, 2018, and the date of this prospectus, the note is past due. The Company is currently in negotiations with the note holder to settle the note payable.

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(C)

On April 4, 2016, the Company issued a convertible note to Mr. Cutaia, in the amount of $343,000, to consolidate all advances made by Mr. Cutaia to the Company from December 2015 through March 2016. The note bears interest at a rate of 12% per annum, is secured by the Company’s assets, and originally matured on August 4, 2017. Pursuant to the terms of the note, a total of 30% of the note principal, or $103,000, can be converted into shares of Common Stock at a conversion price of $1.05 per share.

On August 4, 2017, the Company entered into an extension agreement with Mr. Cutaia to extend the maturity date of the note from August 4, 2017 to December 4, 2018. In consideration for extending the note’s maturity date, the Company issued Mr. Cutaia warrants to purchase up to 88,610 shares of Common Stock at a price of $2.25 per share with a fair value of $172,000. All other terms of the note remain unchanged. As of December 31, 2017, the outstanding balance of the note amounted to $343,000.

On September 30, 2018, pursuant to the terms of the note, Mr. Cutaia converted 30% of the principal balance, or $103,000, into 98,093 restricted shares of the Company’s Common Stock at $1.05 per share.

On December 4, 2018, the Company entered into an extension agreement with Mr. Cutaia to extend the maturity date of the note to June 4, 2021. All other terms of the note remain unchanged. In connection with the extension, the Company granted to Mr. Cutaia a three-year warrant to purchase up to 23,562 shares of Common Stock at a price of $5.10 per share with a fair value of $111,000.

As of December 31, 2018, the outstanding balance of the note amounted to $240,000.

During the year ended December 31, 2018, the Company recorded total interest expense of $211,000 pursuant to the terms of the notes and paid $269,000 in interest expense.

Convertible Notes Payable

The Company has the following outstanding convertible notes payable at December 31, 2018:

Note	Note Date	Maturity Date	Interest Rate	Original Borrowing	Balance at December 31, 2018

Note payable (A)	October 19, 2018	April 19, 2019	0%	$1,500,000	1,500,000
Note payable (B)	October 30, 2018	April 29, 2019	5%	$400,000	400,000
Total notes payable					1,900,000
Debt discount					(1,082,000)

Total notes payable, net of debt discount					$818,000

(A)	On October 19, 2018, the Company issued an unsecured convertible note to an otherwise unaffiliated third-party entity in the aggregate principal amount of $1,500,000 in exchange for net proceeds of $1,241,500, after an original issue discount of $150,000 and legal and financing expenses of $109,000. In addition, the Company issued 96,667 shares of its Common Stock. The note is convertible into shares of the Company’s Common Stock only on or after the occurrence of an uncured “Event of Default.” Primarily, the Company will be in default if it does not repay the principal amount of the note, as required. The events of default are customary for the type of transaction represented by the related securities purchase agreement and the note. The conversion price in effect on any date on which some or all of the principal of the note is to be converted is equal to 70% of the lowest VWAP during the ten trading days immediately preceding the date on which the third party provided its notice of conversion. Upon an Event of Default, the Company will owe the third party an amount equivalent to 110% of the then-outstanding principal amount of the note in addition to all other amounts, costs, expenses, and liquidated damages that might also be due in respect thereof. The Company has agreed that, on or after the occurrence of an Event of Default, it will reserve and keep available that number of shares of its Common Stock that is at least equal to 200% of the number of such shares that potentially would be issuable pursuant to the terms of the securities purchase agreement and the note (assuming conversion in full of the note and on any date of determination).

(B)

On October 30, 2018, the Company issued two unsecured convertible notes to one current investor and one otherwise unaffiliated third-party in the aggregate principal amount of $400,000 in exchange for net proceeds of $400,000. The notes bear interest at a rate of 5% per annum and will mature on April 29, 2019. Upon the Company’s consummation of this contemplated underwritten public offering, all, and not less than all, of (i) the outstanding principal of the notes and (ii) the accrued interest thereunder shall be converted into shares of the Company’s Common Stock. The per-share conversion price will be equal to seventy-five percent (75%) of the offering price of our Units in this contemplated underwritten public offering. The noteholders will also receive warrants that are equivalent to the warrants offered hereby, except that the shares underlying such warrants will not be registered.

During the year ended December 31, 2018, the Company settled outstanding debt of $845,000 through the payment of cash. In addition, the Company issued 408,867 shares of Common Stock with a fair value of $2,151,000 in settlement of outstanding convertible notes of $901,000 and accrued interest of $161,000 (or $1,062,000 in the aggregate).

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act, and are not required to provide the information under this Item.

37

Critical Accounting Policies

Our financial statements have been prepared in accordance with GAAP, which requires that we make certain assumptions and estimates that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Significant estimates include valuation of derivative liability, valuation of debt and equity instruments, share-based compensation arrangements, and long-lived assets. Amounts could materially change in the future.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

The Company uses Level 2 inputs for its valuation methodology for the derivative liabilities as their fair values were determined by using a probability weighted average Black-Scholes-Merton pricing model based on various assumptions. The Company’s derivative liabilities are adjusted to reflect the fair value at the end of each reporting period, with any increase or decrease in the fair value being recorded in the current period’s results of operations as adjusted to the fair value of derivatives.

Share Based Payment

The Company issues options exercisable for shares of our Common Stock, warrants exercisable for shares of our Common Stock, shares of our Common Stock, and equity interests as share-based compensation to employees and non-employees.

The Company accounts for its share-based compensation to employees in accordance with the provisions of FASB ASC 718 “Compensation — Stock Compensation.” Stock-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the requisite service period.

The Company accounts for share-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC 505-50 “Equity — Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received or (b) the equity instruments issued. The final fair value of the share-based payment transaction is determined at the performance completion date. For interim periods, the fair value is estimated, and the percentage of completion is applied to that estimate to determine the cumulative expense recorded.

The Company values stock compensation based on the market price on the measurement date. As described above, for employees the measurement date is the grant date, and for non-employees, this is the date performance is completed.

38

The Company values stock options using the Black-Scholes option pricing model. Assumptions used in the Black-Scholes model to value options issued during the years ended December 31, 2018 and 2017 are as follows:

	Year Ended December 31, 2018	Year Ended December 31, 2017
Expected life in years	5.0	2.5 to 5.0
Stock price volatility	184.45% – 190.22%	84.36% – 173.92%
Risk free interest rate	2.25% – 3.00%	1.22% – 2.23%
Expected dividends	0%	0%
Forfeiture rate	18%	21%

The risk-free interest rate was based on rates established by the Federal Reserve Bank. The Company uses the historical volatility of its Common Stock to estimate the future volatility for its Common Stock. The expected dividend yield was based on the fact that the Company has not customarily paid dividends in the past and does not expect to pay dividends in the future.

Concentrations

During the year ended December 31, 2018, the Company had a single vendor that accounted for 5% of all purchases, and 20.7% of all purchases in the same period in the prior year.

Recently Issued Accounting Pronouncements

For a summary of our recent accounting policies, please refer to Note 2, Summary of Significant Accounting Policies, of the audited consolidated financial statements for the year ended December 31, 2018.

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, that are designed to ensure that information required to be disclosed in our reports under the Exchange Act, is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our principal executive officer and our principal financial officer, as appropriate, to allow timely decisions regarding required disclosure.

We carried out an evaluation under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d- 15(e) under the Exchange Act) as of the year ended December 31, 2018. Based on this evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were not effective as of December 31, 2018.

Changes in Internal Control Over Financial Reporting

There were no changes in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the year ended December 31, 2018 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

39

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS – SOUND CONCEPTS

The following discussion and analysis of the results of operations and financial condition of Sound Concepts for the fiscal years ended December 31, 2017 and 2016 and eleven-month periods ended November 30, 2018 and 2017, should be read in conjunction with the financial statements and related notes and the other financial information that are included elsewhere in this prospectus.

Overview

Sound Concepts, a privately held corporation, was incorporated in Utah in 1979. Sound Concepts provides digital marketing and sales support services, including a video-based mobile sales application, to the direct sales industry. Its sales application, offered as a SaaS application, is marketed under the brand name as Brightools and is offered as a white-labeled application to large corporate enterprises engaged in the network marketing and affiliate marketing industry. The Brightools app is a comprehensive sales, lead generation, and customer relationship management tool specifically designed to meet the needs of direct sales representatives and others engaged in network marketing and affiliate marketing sales. The Brightools app also incorporates recruiting tools, sales representative training, and education tools, and includes instant notification capabilities to notify users when a prospect has engaged in shared content. Brightools allows sales reps to share sales and product video content with their prospects via email and text, post content directly to social media, access corporate sales and product training materials, and receive analytics data and other engagement information regarding their prospects’ interactions with the digital sales content distributed through the app. Brightools also tracks customer purchases and allows corporate to monitor field activity to track the effectiveness of campaigns, as well as compliance. In addition, sales reps can order physical product samples and purchase customizable brochures, invites, thank-you cards, and more for direct delivery to customers and prospects all through the application. The synergies of the digital and physical tools provide sales reps with unique solutions to engage their prospects, acquire customers, close sales, and grow their businesses. Brightools is available on, and compatible with, virtually all mobile devices and is currently in use in over 6 2 different countries and currently has more than 55 5 ,000 current users of its Brightools app.

Results of Operations

	Eleven Months Ended	Eleven Months Ended	Year Ended	Year Ended
	November 30, 2018	November 30, 2017	December 31, 2017	December 31, 2016
	(Unaudited)	(Unaudited)
Revenue, net	$11,708,000	$11,004,000	$11,546,000	$12,680,000
Cost of revenue	6,584,000	6,221,000	6,293,000	8,613,000
Gross margin	5,124,000	4,783,000	5,253,000	4,067,000
Operating expenses:
Research and development	1,970,000	1,488,000	1,731,000	1,390,000
General and administrative	2,608,000	3,172,000	3,530,000	3,419,000
Total operating expenses	4,578,000	4,660,000	5,261,000	4,809,000
Income (loss) from operations	546,000	123,000	(8,000)	(742,000)

Other income (expense)	(13,000)	(2,000)	(7,000)	(3,000)

Net income (loss)	$533,000	$121,000	$(15,000)	$(745,000)

Eleven Months Ended November 30, 2018 as compared to the Eleven Months Ended November 30, 2017

Revenues

Revenue for the eleven months ended November 30, 2018 increased by approximately $704,000, or 6%, to approximately $11.7 million, as compared to approximately $11 million for the eleven months ended November 30, 2017. The increase is primarily attributed to digital sales that increased by approximately $568,000, or 21%, in the eleven months ended November 30, 2018, as compared to the same period in the prior year, driven by an expansion of Sound Concepts’ customer base and subscriber base. Shipping revenue also increased by $852,000, or 112%, in the eleven months ended November 30, 2018, as compared to the prior year period, due to an increased number of sample pack fulfillments following the introduction of the new sample shipping service. Historically, Sound Concepts primarily had two lines of business: (1) corporate kits, which consisted of “starter kits” for corporations to use for their marketing needs and (2) fulfillments, which consisted of various custom products used for marketing purposes at conferences and other events. Recently, Sound Concepts began moving away from the fulfillment business model to an on-demand business model. Revenues generated by corporate kit and fulfillment sales decreased by $716,000, or 10%, in the eleven months ended November 30, 2018, as compared to the same period in prior year, primarily related to fewer corporate kits sold to a large customer that moved its business closer to its corporate headquarters and a temporary slowdown in fulfillment orders as Sound Concepts began to shift resources from its stock-to-order fulfillment business to a higher margin print on-demand business.

Cost of Revenues

Cost of revenues for the eleven months ended November 30, 2018 increased by approximately $363,000, or 6%, to approximately $6.6 million as compared to approximately $6.2 million for the eleven months ended November 30, 2017. The increase in cost of revenues is primarily attributed to a reduction of inventory costs of corporate kits and fulfillment orders offset by increased costs to support the growth of the digital platform and higher shipping costs associated with the expansion of the sampling business.

40

Gross Profit

Gross profit for the eleven months ended November 30, 2018 increased by approximately $341,000, or 7%, to approximately $5.1 million as compared to approximately $4.8 million for the eleven months ended November 30, 2017. The increase is attributed to the growth of the digital business.

Research and Development Expenses

Research and development expenses for the eleven months ended November 30, 2018 increased by approximately $482,000, or 32%, to approximately $2.0 million, as compared to approximately $1.5 million for the eleven months ended November 30, 2017. The increase was primarily due to increased cost to support the expansion of the digital platform.

General and Administrative Expenses

General and administrative expenses for the eleven months ended November 30, 2018 decreased by approximately $564,000, or 18%, to approximately $2.6 million, as compared to approximately $3.2 million for the eleven months ended November 30, 2017. The decrease was primarily driven by the shift from the fulfillment model to an on-demand model. The shift towards an on-demand model lowered conference and other event costs, as well as travel expenses. In addition, Sound Concepts recovered a certain amount of bad debt expense that was previously written-off through subsequent collection.

Operating Income

Operating income for the eleven months ended November 30, 2018 increased by approximately $423,000, or 344%, to approximately $546,000, as compared to approximately $123,000 for the eleven months ended November 30, 2017. The increase in operating income was driven by the increase in gross profit of $341,000 in combination with the decrease in operating expenses of $82,000.

Fiscal Year Ended December 31, 2017 compared to Fiscal Year Ended December 31, 2016

Revenues

Revenue for the year ended December 31, 2017 decreased by approximately $1.1 million, or 9%, to approximately $11.5 million, as compared to approximately $12.7 million for the year ended December 31, 2016. The decrease primarily related to a $2.5 million decrease in sales of corporate kits as a customer moved its business closer to its corporate headquarters. The decrease was offset by an increase in Sound Concepts’ digital revenue of $1.4 million, or 81%, driven by an expansion of its customer base.

Cost of Revenues

Cost of revenues for the year ended December 31, 2017 decreased by approximately $2.3 million, or 27%, to approximately $6.3 million, as compared to approximately $8.6 million for the year ended December 31, 2016. The decrease is primary attributed to fewer corporate kits sold offset by increased digital costs associated with the increase in revenue.

Gross Profit

Gross profit for the year ended December 31, 2017 increased by approximately $1.2 million, or 29%, to approximately $5.3 million, as compared to approximately $4.1 million for the year ended December 31, 2016. The gross profit percentage was 46% for the year ended December 31, 2017, as compared to 32% for the year ended December 31, 2016. The increase in gross profit was attributable to the change in revenue mix from Sound Concepts’ historical corporate kit and fulfillment businesses to the higher margin digital business within the network marketing vertical. Digital gross profit as a percentage total gross profit increased from 33% in 2016 to 51% in 2017. As Sound Concepts continues to shift its business to digital, it anticipates the gross profit percentage will continue to increase.

41

Research and Development Expenses

Research and development expenses for the year ended December 31, 2017 increased by approximately $341,000, or 25%, to approximately $1.7 million as compared to approximately $1.4 million for the year ended December 31, 2016. The increase was primarily due to additional support and product development costs related to the growth of the digital business.

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2017 increased by approximately $111,000, or 3%, to approximately $3.5 million as compared to approximately $3.4 million for the year ended December 31, 2016. The increase was principally the effect of an increase in a lease of a digital press. The digital press allows for the reduction of inventory, flexibility with client updates and increased efficiency.

Operating Loss

Operating loss for the year ended December 31, 2017 decreased by approximately $734,000, or 99%, to approximately $8,000 as compared to $742,000 for the year ended December 31, 2016. The decrease in operating loss was driven by the increase in gross profit of approximately $1.2 million offset by an increase in operating expenses of $452,000.

Liquidity and Capital Resources

As of November 30, 2018, Sound Concepts’ cash on hand was $432,000. Sound Concepts has relied on cash flows provided by operations to fund operations and operating obligations. Sound Concepts has been growing its revenue, which has contributed to the growth of its gross profit. Sound Concepts expects to incur increases in operating expenses as it further invests to develop and roll out its technology.

On December 27, 2016, Sound Concepts entered into a financing agreement with a financial institution, Zions National First Bank (ZB, N.A.) (“Zions”), to obtain a line of credit. The financing agreement entered into by and between Sound Concepts and Zions provided Sound Concepts with a revolving credit facility in an aggregate principal amount not to exceed $500,000 at any time (the “Revolving Line”). The Revolving Line is secured by Sound Concepts’ assets, bears average interest at a rate of 4% per annum, matures every anniversary, but automatically renews for additional one-year periods, until terminated by the parties. The Revolving Line matured on December 27, 2018. In October 2018, Sound Concepts paid the entire outstanding amount of $78,000. In addition, Sound Concepts has a note payable of $34,000 related to an outstanding car loan for an employee.

Management believes that Sound Concepts’ cash on hand and cash flows expected to be generated from operations will be sufficient to fund Sound Concepts’ net cash requirements through January 2020. It is anticipated that Sound Concepts will not need to rely on any equity or debt financings.

Net Cash Provided by (Used In) Operating Activities

Net cash provided by operating activities was approximately $632,000 for the eleven months ended November 30, 2018, compared to approximately $191,000 used in operations for the eleven months ended November 30, 2017. Cash provided by operating activities for the eleven months ended November 30, 2018 was primarily the result of net income of $533,000 and a decrease in accounts receivable of $387,000, offset by a decrease of accounts payable of $192,000 and accrued liabilities and payroll of $101,000. Cash used in operating activities for the eleven months ended November 30, 2017 was primarily the result of net income of $121,000 and an increase of net inventory of $242,000, offset by a decrease in accounts payable of $581,000.

Net Cash Used in Investing Activities

Net cash used in investing activities was approximately $15,000 for the eleven months ended November 30, 2018, compared to approximately $20,000 used in investing activities for the eleven months ended November 30, 2017. The net cash used in investing activities for the eleven months ended November 30, 2018 and 2017 was principally attributable to the purchases of property and equipment.

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Net Cash Used in Financing Activities

Net cash used in financing activities was approximately $263,000 for the eleven months ended November 30, 2018, as compared to approximately $86,000 provided by financing activities for the eleven months ended November 30, 2017. During the eleven months ended November 30, 2018, cash flows used in financing activities consisted of a decrease in the Revolving Line of $280,000 and payment of a note payable of $9,000, offset a repayment of a related party loan of $26,000. During the eleven months ended November 30, 2017 cash flows provided by financing activities consisted of an increase in the Revolving Line of $100,000 and an increase in the related party loan of $4,000, offset by a decrease in notes payable of $18,000.

Off-Balance Sheet Arrangements

None.

Critical Accounting Policies

Use of Estimates

Sound Concepts’ financial statements were prepared in conformity with U.S. GAAP, which requires management to make estimates and assumptions that affect the amounts reported and disclosed in the financial statements and the accompanying notes. Actual results could differ materially from these estimates. The accounting estimates and assumptions that require management’s most significant, difficult, and subjective judgment include the collectability of accounts receivable, inventory obsolescence, assessment of useful lives and recoverability of long-lived assets, and accruals for potential liabilities, among others. Actual results experienced by Sound Concepts may differ from management’s estimates.

Revenue Recognition

Sound Concepts derives its revenue primarily from providing digital marketing and sales support services, from customized print products and training materials, to branded apparel and digital tools, as demanded by its customers. Revenue is recognized when there is persuasive evidence of an arrangement, delivery has occurred, the fee is fixed or determinable, and collectability of the resulting receivable is reasonably assured. Determining whether and when these criteria have been satisfied requires Sound Concepts to make assumptions and judgments that could have a significant impact on the timing and amount of revenue it reports.

Sound Concepts also charges certain customers setup or installation fees for the creation and development of websites and phone applications. These fees are accounted as part of deferred revenues and amortized over the estimated life of the agreement.

Sound Concepts adopted ASC 606 starting January 1, 2018. The adoption did not have a significant impact on Sound Concepts’ revenue recognition, including its set-up income from customers.

Advertising Costs

Advertising costs consists of trade shows and marketing expenses. Agreements do not provide for guaranteed renewal and may be terminated by the Company without cause. Such advertising costs are charged to expense as incurred and reported as part of general and administrative expenses in the accompanying statement of operations.

During the eleven months ended November 30, 2018 and 2017, advertising costs amounted to $1,000 and $0, respectively and were recorded as part of general and administrative expense in the statements of operations for the period ended November 30, 2018.

During the years ended December 31, 2017 and 2016, advertising costs amounted to $24,000 and $19,000, respectively, and were recorded as part of general and administrative expense in the statements of operations for the year ended December 31, 2017.

Income Taxes

Sound Concepts is a limited liability company treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of Sound Concepts being passed through to the members. As such, no recognition of federal or state income taxes for Sound Concepts or its subsidiaries that are organized as limited liability companies has been provided in the accompanying financial statements. Any uncertain tax position taken by the member is not an uncertain position of Sound Concepts.

There was no taxable income and, therefore, there were no distributions in the year ended December 31, 2017, as well as in the eleven months ended November 30, 2018 and 2017, respectively.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements and related notes are based on our and Sound Concepts’ historical financial statements after giving effect to the proposed Sound Concepts Acquisition, and the assumptions, reclassifications, and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. On November 8, 2018, we entered into Merger Agreement, by and among Sound Concepts, Merger Sub 1, Merger Sub 2, the Sound Concepts Shareholders, the Shareholder Representative, and us, pursuant to which we will acquire Sound Concepts through a two-step Merger, consisting of merging Merger Sub 1 with and into Sound Concepts, with Sound Concepts surviving the “first step” of the Merger as our wholly-owned subsidiary (and the separate corporate existence of Merger Sub 1 will cease) and, immediately thereafter, merging Sound Concepts with and into Merger Sub 2, with Merger Sub 2 surviving the “second step” of the Merger such that upon the conclusion of the “second step” of the Merger, the separate corporate existence of Sound Concepts will cease and Merger Sub 2 will continue its limited liability company existence under Utah law as the surviving entity and as our wholly-owned subsidiary.

In preparing the unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2018, our statement of operations for the year ended December 31, 2018 were combined with the statement of operations for the twelve-month period ended November 30, 2018 for Sound Concepts. In preparing the unaudited pro forma condensed combined balance sheet as of December 31, 2018, our balance sheet at December 31, 2018 was combined with the balance sheet as of November 30, 2018 for Sound Concepts. The following unaudited pro forma condensed combined balance sheet as of December 31, 2018 is presented as if the Sounds Concepts Acquisition had occurred on December 31, 2018. The unaudited pro forma condensed combined statements of operations for the years ended December 31, 2017 and December 31, 2018 is presented as if the Sound Concepts Acquisition had occurred on January 1, 2017 with recurring acquisition-related adjustments reflected in such period. The pro forma adjustments to the unaudited pro forma condensed combined financial statements reflect events that are directly attributable to the proposed Sound Concepts Acquisition. We have based the pro forma adjustments upon available information and certain assumptions that we believe are reasonable under the circumstances. We describe in greater detail the assumptions underlying the pro forma adjustments in the accompanying notes, which you should read in conjunction with these unaudited pro forma condensed combined financial statements. In many cases, we based these assumptions on preliminary estimates, assumptions, and information. The actual adjustments to our condensed consolidated financial statements will depend upon a number of factors and additional information that will be available after the closing date of this offering. Accordingly, the actual adjustments that will appear in our financial statements will differ from these pro forma adjustments, and those differences may be material.

We will account for the Sound Concepts Acquisition using the acquisition method of accounting for business combinations. Under the acquisition method of accounting, the total consideration paid is allocated to an acquired company’s tangible and intangible assets, liabilities, and any non-controlling interest based on their estimated fair values as of the acquisition date. Once we complete our final valuation processes for the Sound Concepts Acquisition, we may report changes to the value of the assets acquired, as well as the amount of goodwill, and those changes could differ materially from what we present here.

The following unaudited pro forma condensed combined financial statements are prepared for illustrative purposes only and are not necessarily indicative of or intended to represent the results that would have been achieved had the transaction been consummated as of the date indicated or that may be achieved in the future. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and associated cost savings that we may achieve with respect to the combined companies.

You should read these unaudited pro forma condensed combined financial statements in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Verb,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Sound Concepts,” our historical consolidated financial statements and accompanying notes included in this prospectus, and Sound Concepts’ historical consolidated financial statements and accompanying notes included in this prospectus.

44

VERB TECHNOLOGY COMPANY, INC.

Unaudited Pro Forma Condensed Combined Balance Sheet

	Verb Technology Company, Inc.	Sound Concepts	Pro Forma Adjustments				Pro Forma
	December 31, 2018	November 30, 2018	Offering	Financing	Acquisition	Notes	Combined
		(Unaudited)					(Unaudited)
ASSETS

Current assets:
Cash	$634,000	$432,000	18,226,000	(1,568,000)	(15,754,000)	(a)(b)(h)	$1,970,000
Accounts Receivable, net	1,000	524,000					525,000
Inventory, net	-	187,000					187,000
Prepaid expenses	83,000	170,000					253,000
Advance to related party	-	20,000					20,000
Total current assets	718,000	1,333,000					2,955,000
Deferred offering costs	162,000	-	(162,000)			(a)	-
Property and equipment, net	11,000	85,000					96,000
Goodwill	-	-			24,781,000	(c)	24,781,000
Other assets	7,000	10,000					17,000

Total assets	$898,000	$1,428,000					$27,849,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$1,148,000	$487,000					$1,635,000
Accrued interest (including $38,000 and $99,000 payable to related parties)	46,000	125,000					171,000
Accrued officers’ salary	188,000	-					188,000
Customer deposits	-	167,000					167,000
Deferred revenue	-	397,000					397,000
Credit line payable	-	-					-
Notes payable - related party	112,000	-					112,000
Convertible notes payable, net of discount of $1,082,000	818,000	-	-	(616,000)		(h)	202,000
Derivative liability	2,576,000	-	-	(1,756,000)		(h)	820,000
Total current liabilities	4,888,000	1,176,000					3,692,000

Note Payable	1,065,000	33,000					1,098,000
Total liabilities	5,953,000	1,209,000					4,790,000

Commitments and contingencies

Stockholders’ equity (deficit)
Preferred stock	-	-					-
Common stock	1,000	3,000	1,000		(3,000)	(a)(d)(e)	2 ,000
Additional paid-in capital	35,611,000	465,000	18,06 3 ,000	128,000	9,535,000	(a)(e)(f)(h)	63,80 2 ,000
Treasury stock	-	(445,000)			445,000	(g)	-
Retained Earnings (Accumulated deficit)	(40,667,000)	196,000	-	676,000	(950,000)	(b) (d) (h)	(40,745,000)

Total stockholders’ equity (deficit)	(5,055,000)	219,000					23,059,000

Total liabilities and stockholders’ equity (deficit)	$898,000	$1,428,000					$27,849,000

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VERB TECHNOLOGY COMPANY, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

	For the Twelve Months Ended
	Verb Technology Company, Inc. December 31, 2018	Sound Concepts November 30, 2018	Pro Forma Adjustments	Notes	Pro Forma Combined
		(Unaudited)			(Unaudited)
Net Sales	$32,000	$12,250,000			$12,282,000
Cost of revenue	-	6,656,000			6,656,000
Gross margin	32,000	5,594,000			5,626,000

Operating Expenses:
Cost of Revenue	52,000	-			52,000
Research and development	980,000	2,213,000			3,193,000
General and administrative	6,792,000	2,966,000	754,000	(b)	10,512,000
Total operating expenses	(7,824,000)	(5,179,000)			(13,757,000)

Income / (Loss) from operations	(7,792,000)	415,000			(8,131,000)

Other income (expense)
Other income / (expense)	(5,000)	(18,000)			(23,000)
Change in fair value of derivative liability	(1,167,000)	-			(1,167,000)
Financing costs	(798,000)	-	(84,000)	(h)	(882,000)
Interest expense (including $211,000 to related parties)	(362,000)	-			(362,000)
Interest expense - amortization of debt discount	(1,468,000)	-	(1,384,000)	(h)	(2,852,000)
Debt extinguishment, net	(534,000)	-	2,144,000	(h)	1,610,000
Total other expense	(4,334,000)	(18,000)			(3,676,000)

Loss before income tax provision	(12,126,000)	397,000			(11,807,000)

Income tax provision	1,000	-			1,000

Net Income / (Loss)	$(12,127,000)	$397,000			$(11,808,000)
Loss per share	(1.23)				(0. 65)
Weighted average number of common shares outstanding - basic and diluted	9,870,890		8,275,682	(a)	18,146,572

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VERB TECHNOLOGY COMPANY, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2017

	For the Year Ended
	Verb Technology Company, Inc.	Sound Concepts
	December 31, 2017	December 31, 2017	Pro Forma Adjustments	Notes	Pro Forma Combined
					(Unaudited)
Net Sales	$6,000	$11,546,000			$11,552,000

Cost of revenue	-	6,293,000			6,293,000

Gross margin	6,000	5,253,000			5,259,000

Operating Expenses:
Cost of Revenue	8,000	-			8,000
Research and development	375,000	1,731,000			2,106,000
General and administrative	4,328,000	3,530,000	754,000	(b)	8,612,000
Total operating expenses	(4,711,000)	(5,261,000)			(10,726,000)

Loss from operations	(4,705,000)	(8,000)			(5,467,000)

Other income (expense)
Other Income / (expense)	28,000	(7,000)			21,000
Change in fair value of derivative liability	6,000	-			6,000
Financing costs	(643,000)	-	(84,000)	(h)	(727,000)
Interest expense (including $236,000 to related parties)	(555,000)	-			(555,000)
Interest expense - amortization of debt discount	(418,000)	-	(1,384,000)	(h)	(1,802,000)
Debt extinguishment, net	(977,000)	-	2,144,000	(h)	1,167,000
Total other expense	(2,559,000)	(7,000)			(1,890,000)

Loss before income tax provision	$(7,264,000)	$(15,000)			$(7,357,000)

Income tax provision	2,000	-			2,000
					-
Net loss	$(7,266,000)	$(15,000)			$(7,359,000)
Loss per share	(1.03)				(0. 48)
Weighted average number of common shares outstanding - basic and diluted	7,076,540		8,275,682	(a)	15,352,222

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VERB TECHNOLOGY COMPANY, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. BASIS OF PRESENTATION

The adjustments to the historical financial statements give pro forma effect to events that are (i) directly attributable to each specific transaction, (ii) factually supportable, and (iii) either expected to have a continuing impact or are nonrecurring. The financial information included in the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations is prepared in accordance with accounting principles generally accepted in the United States of America.

The business combination will be accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, we have preliminarily estimated the fair value and useful lives of the acquired assets and assumed liabilities of Sound Concepts.

The pro forma condensed combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Sound Concepts Acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the Sound Concepts Acquisition.

2. DESCRIPTION OF ACQUISITION

On November 8, 2018, we entered into the Merger Agreement, by and among Sound Concepts, Merger Sub 1, Merger Sub 2, the Sound Concepts Shareholders, the Shareholder Representative, and us, pursuant to which we will acquire Sound Concepts through a two-step Merger, consisting of merging Merger Sub 1 with and into Sound Concepts, with Sound Concepts surviving the “first step” of the Merger as our wholly-owned subsidiary (and the separate corporate existence of Merger Sub 1 will cease) and, immediately thereafter, merging Sound Concepts with and into Merger Sub 2, with Merger Sub 2 surviving the “second step” of the Merger such that upon the conclusion of the “second step” of the Merger, the separate corporate existence of Sound Concepts will cease and Merger Sub 2 will continue its limited liability existence under Utah law as the surviving entity and as our wholly-owned subsidiary. Sound Concepts is a Utah-based digital marketing and sales support service company.

On the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time of the Merger, each share of the Sound Concepts Capital Stock issued and outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive a proportionate share of the Closing Merger Consideration of $25,000,000, to be payable through a combination of the $15,000,000 Acquisition Cash Payment and the issuance of the Acquisition Stock with a fair market value of $10,000,000. The Closing Merger Consideration is not subject to any closing working capital adjustment or post-closing working capital adjustment.

3. PRELIMINARY PURCHASE PRICE ALLOCATION

We are required to allocate the purchase price to acquired tangible assets, identifiable intangible assets, and assumed liabilities based on their fair values. Management has not yet finalized its valuation analysis and, therefore, the allocation of the purchase price is based on fair value estimates that are still preliminary and subject to change. There can be no assurances that these final valuations will not result in material changes to the estimated allocation.

The following table reflects the allocation of the purchase price to the estimated fair values assigned to the acquired tangible assets, identifiable intangible assets, and assumed liabilities, with the excess recorded as goodwill.

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	As of December 31, 2018
	(unaudited)
	Fair Value
Assets Acquired:
Other current assets	$1,333,000
Property and equipment	85,000
Other assets	10,000	$1,428,000
Liabilities Assumed:
Current liabilities	(1,176,000)
Long term liabilities	(33,000)	(1,209,000)
Goodwill		24,781,000
Purchase Price		$25,000,000

4. NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(a) The Acquisition Cash Payment of the Closing Merger Consideration is $15 million. We intend to fund the Acquisition Cash Payment, as well as transaction and integration expenses associated with the Sound Concepts Acquisition, with a portion of the net proceeds from the offering and sale of our Units. Our determination of the number of our Units we will offer and sell in connection with the Sound Concepts Acquisition is subject to a number of variables that cannot be quantified at this time. These variables include the actual amount of transaction and integration expenses that we will incur related to the Sound Concepts Acquisition and the number of shares of, and price at which, our Units will be sold in the offering. For purposes of these Unaudited Pro Forma Condensed Combined Financial Statements, we have estimated that we will issue 5,517,241 Units, resulting in gross proceeds of $20,000,000. We will incur transaction expenses of approximately $1,936,000 in connection with the offering, of which approximately $162,000 was deferred as of December 31, 2018, and will use approximately $2,000,000 to settle certain notes outstanding as discussed in Note 4(h), Notes to Unaudited Pro Forma Condensed Combined Financial Statements. Accordingly, we expect net proceeds of approximately $16,226,000. The estimated number of Units is based on the assumed public offering price of $3.625 . The number of Units we will offer and sell in the offering, the gross proceeds resulting therefrom, and the amount of transaction and integration expenses we will incur in connection with the Sound Concepts Acquisition may differ materially from these estimates.

(b) Reflects the Acquisition Cash Payment of $15,000,000. The Closing Merger Consideration is not subject to any closing working capital adjustment or post-closing working capital adjustment; thus, no provision was made for any working capital adjustments. For purposes of these Unaudited Pro Forma Condensed Combined Financial Statements, we have estimated that we will incur expenses of approximately $754,000 in connection with the Sound Concepts Acquisition.

(c) Reflects the preliminary recognition of $24,781,000 of goodwill attributable to the Sound Concepts Acquisition. See Note 3, Preliminary Purchase Price Allocation.

(d) Reflects the elimination of historical equity balances of Sound Concepts.

(e) Reflects the Acquisition Stock portion of the Closing Merger Consideration with a fair market value of $10 million. For purposes of these Unaudited Pro Forma Condensed Combined Financial Statements, we have estimated that we will issue 2,758,620 shares of our Common Stock to the Sound Concepts Shareholders as the Acquisition Stock portion of the Closing Merger Consideration. The estimated number of shares is based on the assumed public offering price of $3.625 . The number of shares of our Common Stock we will issue may differ materially from these estimates.

(f) Reflects the elimination of Sound Concepts’ additional paid-in capital in the amount of $465,000.

(g) Reflects the elimination of treasury stock of Sound Concepts in the amount of $445,000.

(h) Reflects the settlement of unsecured notes payable to Bellridge amounting to $2 million. The Company also extinguished the corresponding derivative liability associated with these notes payables in the aggregate of $2.1 million, amortized the debt discount of $1.4 million, and financing costs of $84,000.

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MANAGEMENT

Directors and Executive Officers

Each of our directors holds office until the next annual meeting of our stockholders or until his successor has been elected and qualified, or until his death, resignation, or removal. Our executive officers are appointed by our board of directors and hold office until their death, resignation, or removal from office.

Our directors and executive officers, their ages, positions held, and duration of such, are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Rory J. Cutaia	Chairman of the Board, President, Chief Executive Officer, Secretary, and Treasurer	6 3	October 16, 2014

Jeffrey R. Clayborne	Chief Financial Officer	4 8	July 15, 2016

Chad J. Thomas	Chief Technology Officer	47	October 12, 2018

Tal Golan	Chief Strategy Officer	50	March 1, 2019

James P. Geiskopf	Director	59	October 16, 2014

Phillip J. Bond	Director	62	September 10, 2018

Kenneth S. Cragun	Director	5 8	September 10, 2018

Business Experience

The following is a brief overview of the education and business experience of each of our directors and executive officers during at least the past five years, including their principal occupations or employment during the period, the name and principal business of the organization by which they were employed, and certain of their other directorships:

Rory J. Cutaia, Chairman of the Board, President, Chief Executive Officer, Secretary, and Treasurer

Rory J. Cutaia has been our Chairman of the Board, Chief Executive Officer, President, Secretary, and Treasurer since the formation of CMG, in which roles he has continued to serve through our October 2014 acquisition of bBooth USA to current. Mr. Cutaia founded CMG in 2012 and bBooth, Inc. in 2014. In May 2014, CMG and bBooth, Inc. merged and became known as bBoothUSA, which entity was acquired in October 2014 by GSD, our predecessor. Prior to that, from October 2006 to August 2011, he was a partner and Entrepreneur-in-Residence at Corinthian Capital Group, Inc. (“Corinthian”), a private equity fund based in New York City that invested in middle-market, U.S. based companies. During his tenure at Corinthian, from June 2008 to October 2011, he was the co-founder and Executive Chairman of Allied Fiber, Inc., a company engaged in the construction of a nation-wide fiber-optic network, and from June 2007 to August 2011, Mr. Cutaia was the Chief Executive Officer of GreenFields Coal Company, a company engaged in the deployment of technology to recycle coal waste and clean-up coal waste sites. Before joining Corinthian, from January 2000 to October 2006, he founded and was the Chairman and Chief Executive Officer of The Telx Group, Inc. (“Telx”), a company engaged in the telecom carrier inter-connection, co-location, and data center business, which he sold in 2006. Before founding Telx, he was a practicing lawyer with Shea & Gould, a prominent New York City law firm. Mr. Cutaia obtained his Juris Doctorate degree from the Fordham University School of Law in 1985 and his Bachelor of Science, magna cum laude, in business management from the New York Institute of Technology in 1982. We believe that Mr. Cutaia is qualified to serve on our board of directors because of his knowledge of our current operations, in addition to his education and business experiences described above.

Jeffrey R. Clayborne, Chief Financial Officer

Jeffrey R. Clayborne has been our Chief Financial Officer since July 15, 2016. Mr. Clayborne is an experienced finance professional with an entrepreneurial spirit and proven record of driving growth and profit for both Fortune 50 companies, as well as start-up companies. Prior to joining the Company, Mr. Clayborne served as Chief Financial Officer and a consultant with Breath Life Healing Center from August 2015 to July 2016. From September 2014 to August 2015, he served as Vice President of Business Development of Incroud, Inc . and from May 2012 to September 2014, Mr. Clayborne served as President of Blast Music, LLC. Prior to this, Mr. Clayborne was employed by Universal Music Group where he served as Vice President, Head of Finance & Business Development for Fontana, where he managed the financial planning and analysis of the sales and marketing division and led the business development department. He also served in senior finance positions at The Walt Disney Company, including Senior Finance Manager at Walt Disney International, where he oversaw financial planning and analysis for the organization in 37 countries. Mr. Clayborne began his career as a CPA at McGladrey & Pullen LLP (now, RSM US LLP), then at KPMG Peat Marwick LLP (now, KPMG LLP). He brings with him more than 20 years of experience in all aspects of strategy, finance, business development, negotiation, and accounting. Mr. Clayborne earned his Master of Business Administration degree from the University of Southern California, with high honors.

Chad J. Thomas, Chief Technology Officer

Chad J. Thomas was appointed as our Chief Technology Officer on October 12, 2018. Mr. Thomas has extensive engineering, technology, programming, and software development experience, and a proven track record of innovation and building for scale. From January 2017 to September 2018, he served as the Chief Technology Officer of Swarm Engineering, where he created the technology to allow edge IoT devices to work in a swarm to solve problems in a traditional cloud-based analytics architecture. From October 2014 to January 2017, Mr. Thomas co-founded, and served as the Chief Technology Officer of LifeSpeed, Inc., a revolutionary health and wellness platform that allows families, medical professionals, and caretakers to store and share medical history data safely and participate in clinical trials. From May 2012 to October 2014, he was a System Architect at English First Shanghai China. Prior to that Mr. Thomas was employed as an architect, designer, and coder of MySpace, where he built the platform that accommodated rapid global growth for millions of users. Mr. Thomas began his career as an Airborne Ranger. Mr. Thomas studied electrical engineering at the University of Nebraska, graduating in 1994, and earned an M.S. in electrical engineering and computer science from Massachusetts Institute of Technology in 1997.

Tal Golan, Chief Strategy Officer

Tal Golan was appointed as our Chief Strategy Officer on March 1, 2019. Prior to joining us, from December 2013 through March 2019, Mr. Golan held senior executive level positions at Salesforce.com. During the period February 2017 through March 2019, Mr. Golan was Chief Operating Officer - Success Cloud Product and Innovation at Salesforce.com, where he collaborated with leaders of the world’s largest enterprises to help them to navigate the complexities of continuous transformational change. As a founder, entrepreneur, investor, and technology inventor, Mr. Golan has grown businesses from the ground up. As a C-level executive, he has reinvigorated organizations to achieve new levels of value and sustainable growth. Mr. Golan’s experience in the tech sector includes software design & engineering, cloud computing, product management, mobility, messaging, cryptology, and large-scale data storage and security. Mr. Golan is adept at bridging the communication gap that often exists between business and IT organizations in order to build high-performance teams that deliver exceptional bottom-line results. Mr. Golan holds a B.A. degree from Brandeis University in Philosophy and Religion, as well as certificates from the University of Southern California for Leadership Development for Building High Performing Teams; Massachusetts Institute of Technology Independent Study for Introduction to Algorithms; Stanford University Independent Study for iOS Application Development; and University of California, Berkeley for C++.

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James P. Geiskopf, Director

James P. Geiskopf has been one of our directors since the formation of bBooth USA, in which role he has continued to serve through our October 2014 acquisition of bBooth USA by GSD, our predecessor, to current. He also serves as our Lead Director. Mr. Geiskopf has 32 years of experience leading companies in the services industry. From 1975 to 1986, Mr. Geiskopf served as the Chief Financial Officer of Budget Rent a Car of Fairfield California and from 1986 to 2007, he served as its President and Chief Executive Officer. In 2007, he sold the franchise. Mr. Geiskopf served on the Board of Directors of Suisun Valley Bank from 1986 to 1993 and also served on the Board of Directors of Napa Valley Bancorp from 1991 to 1993, which was sold to a larger institution in 1993. Since 2014, Mr. Geiskopf has served on the board of directors of ICOX Innovations, Inc., a public company quoted on the OTC Markets Group Inc.’s OTCQB tier. From June 2013 to March 16, 2017, the date of his resignation, Mr. Geiskopf had served as a director of Electronic Cigarettes International Group, Ltd., a Nevada corporation, whose common stock had been quoted on the over-the-counter market (“ECIG”). ECIG filed a voluntary petition for relief under the provisions of Chapter 7 of Title 11 of the United States Code on March 16, 2017.

Mr. Geiskopf has significant and lengthy business experience including building, operating, and selling companies, serving on the boards of directors for several banks, and serving as a director and officer of several public companies. In these roles he acquired substantial business management, strategic, operational, human resource, financial, disclosure, compliance, and corporate governance skills. These were the primary reasons that we concluded that he should serve as one of our directors.

Phillip J. Bond, Director

Phillip J. Bond was appointed as one of our directors effective September 10, 2018. On the same date, he was appointed as Chairman of the Governance and Nominating Committee and to serve on the Audit, Compensation, and Governance and Nominating Committees. In 2018, Mr. Bond co-founded Potomac International Partners, Inc., a multidisciplinary consulting firm and currently serves as its President of Government Affairs. In 2009, TechAmerica, a U.S.-based technology trade association, was formed from the merger of AeA, the Cyber Security Industry Alliance, the Government Electronics & Information Technology Association, and the Information Technology Association of America. Mr. Bond was appointed as the President of TechAmerica at the date of the merger, and later, in 2010, was appointed as its Chief Executive Officer. Prior to the merger, Mr. Bond served as the President and Chief Executive Officer of Information Technology Association of America from 2006 to 2008. From 2001 to 2005, Mr. Bond served as Undersecretary of Technology in the U.S. Department of Commerce for Technology. From 2002 to 2003, Mr. Bond served concurrently as Chief of Staff to Commerce Secretary Donald Evans. In his dual role, he worked closely with Secretary Evans to increase market access for U.S. goods and services and further advance America’s technological leadership at home and abroad. Mr. Bond oversaw the operations of the National Institute of Standards and Technology (NIST), the Office of Technology Policy, and the National Technical Information Service. During his tenure, the Technology Administration was the pre-eminent portal between the federal government and the U.S. technology. Earlier in his career, Mr. Bond served as Senior Vice President of Government Relations for Monster Worldwide, the world’s largest online career site, and General Manager of Monster Government Solutions. Mr. Bond also served as Director of Federal Public Policy for the Hewlett-Packard Company; Senior Vice President for Government Affairs and Treasurer of the Information Technology Industry Council; as Chief of Staff to the late Congresswoman Jennifer Dunn (R-WA); Principal Deputy Assistant Secretary of Defense for Legislative Affairs; Chief of Staff and Rules Committee Associate for Congressman Bob McEwen (R-OH); and as Special Assistant to the Secretary of Defense for Legislative Affairs. Mr. Bond is a graduate of Linfield College in Oregon and now serves on the school’s board of trustees.

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Mr. Bond has extensive experience in Washington D.C., where he is recognized for his leadership roles in the Executive branch of the government of the United States, at major high technology companies, and as the Chief Executive Officer of TechAmerica, the largest technology advocacy association in the United States. Mr. Bond’s unique leadership experience and expertise in Government Relations, were the primary reasons that we concluded that he should serve as one of our directors.

Kenneth S. Cragun, Director

Kenneth S. Cragun was appointed as one of our directors effective September 10, 2018. On the same date, he was appointed as Chairman of the Audit Committee, and to serve on the Compensation and Governance and Nominating Committees. Since October 2018, Mr. Cragun has served as the Chief Accounting Officer of DPW Holdings, Inc., a diversified holding company, and since January 2019, as the Chief Financial Officer and Treasurer for Alzamend Neuro, Inc., a biopharma company. Mr. Cragun also serves as a partner of Hardesty, LLC, a national executive services firm. He has been a partner of its Southern California Practice since October 2016. From January 2018 to September 2018, Mr. Cragun served as the Chief Financial Officer of CorVel Corporation (“CorVel”). CorVel is an Irvine, California-based national provider of workers’ compensation solutions for employers, third-party administrators, insurance companies, and government agencies. Mr. Cragun is a two-time finalist for the Orange County Business Journal’s “CFO of the Year – Public Companies” and has more than 30 years of experience, primarily in the technology industry. He served as Chief Financial Officer of two Nasdaq -listed companies: Local Corporation (April 2009 to September 2016), formerly based in Irvine, California, which operated a U.S. top 100 website “Local.com” and, in June 2015, filed a voluntary petition in the United States Bankruptcy Court for the Central District of California seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), and Modtech Holdings, Inc. (June 2006 to March 2009), formerly based in Perris, California and, in October 2008, filed a voluntary petition in the United States Bankruptcy Court for the Central District of California seeking relief under the provisions of Chapter 11 of the Bankruptcy Code. Mr. Cragun received his B.S. in Accounting from Colorado State University-Pueblo.

Mr. Cragun’s industry experience is vast with extensive experience in fast-growth environments and building teams in more than 20 countries. Mr. Cragun has led multiple financing transactions, including IPOs, PIPEs, convertible debt, term loans, and lines of credit. For these reasons, we believe that he will provide additional breadth and depth to our board of directors.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Significant Employees

We do not currently have any significant employees other than our executive officers. However, the Merger Agreement contemplates that McKinley J. Oswald, Jason Matheny, Colby Allen, and JJ Oswald (each, a “key employee”) will be employed by us following the Closing of the Sound Concepts Acquisition under terms and conditions to be agreed upon prior to Closing and as set forth in employment agreements entered into with each key employee. The following is a brief overview of each key employee’s biographical information.

McKinley J. Oswald, Chief Executive Officer of Sound Concepts

McKinley J. Oswald, age 43, has served as the Chief Executive Officer of Sound Concepts since 2014. His full-time contributions at Sound Concepts began after graduating from the University of Utah in 1998. In 2001, Mr. Oswald and his partners purchased Sound Concepts, and over the past 17 years have introduced numerous innovations that significantly expanded the company’s offerings and revenue generation capabilities, including the development of the Brightools platform. Mr. Oswald has been principally responsible for establishing the culture and direction of Sound Concepts and has helped position Sound Concepts at the forefront of the industry by securing customer relationships with many of the leading direct sales, network marketing, and affiliate marketing companies, and partnerships with industry experts.

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Jason Matheny, Chief Technology Officer of Sound Concepts

Jason R. Matheny, age 48, has served as Sound Concepts’ Chief Technology Officer since 2014. After graduating with a bachelor’s degree in accounting from the University of Utah, he went on to obtain his MBA from Brigham Young University. Coupling his education with his versatility has allowed him to take on a variety of responsibilities during his more than 25 years at Sound Concepts. Since Mr. Matheny and his partners purchased Sound Concepts in 2001, he has served in a variety of roles, including Chief Financial Officer. Currently, Mr. Matheny oversees all aspects of the company’s technology team, having played an instrumental role in launching the digital Brightools platform and leading the Brightools team in doubling its growth each of the last two years.

Colby Allen, Chief Operations Officer of Sound Concepts

Colby Allen, age 44, has served as the Chief Operating Officer of Sound Concepts since 2014. Previously, Mr. Allen served its Chief Sales Officer. During the course of his career, Mr. Allen has utilized his skill set to focus on the creation of online and offline tools that help companies more effectively communicate their value proposition. Mr. Allen has overseen the integration of the Brightools platform with Sound Concepts’ on-demand marketing and sample delivery tools. His experience has helped improve virtually every aspect of Sound Concepts’ operations and ensured that Sound Concepts’ digital tools and physical operations operate synergistically. Mr. Allen earned a Bachelor of Science degree in Business Marketing from the University of Phoenix (magna cum laude).

JJ Oswald, Chief Sales Officer of Sound Concepts

JJ Oswald, age 41, is the Chief Sales Officer of Sound Concepts, a position he has held since 2014. Prior to joining Sound Concepts, Mr. Oswald owned an event rental company, and assisted in growing revenues by 400% before eventually selling the company. He joined the Sound Concepts team in 2007 and brought with him a wide array of sales experience with a focus on developing and maintaining robust and mutually beneficial relationships with clients. Mr. Oswald has played a key role in the design of many of the sales tools contained within the Brightools platform. These tools have proven instrumental in driving significant revenue increases and the overall growth and adoption of the Brightools platform.

Involvement in Certain Legal Proceedings

Other than the matters listed above with respect to Messrs. Geiskopf and Cragun, none of our directors and executive officers has been involved in any of the following events during the past ten years:

(a)	any petition under the federal bankruptcy laws or any state insolvency laws filed by or against, or an appointment of a receiver, fiscal agent, or similar officer by a court for the business or property of such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

(b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)	being subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association, or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (ii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(d)	being the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

(e)	being found by a court of competent jurisdiction (in a civil action), the SEC to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the SEC has not been reversed, suspended, or vacated;

(f)	being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated;

(g)	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended, or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(h)	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS AND DIRECTOR INDEPENDENCE

Related Party Transactions

We follow ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. When and if we contemplate entering into a transaction in which any executive officer, director, nominee, or any family member of the foregoing would have a direct or indirect interest, regardless of the amount involved, the terms of such transaction are to be presented to our full board of directors (other than any interested director) for approval, and documented in the board minutes.

Other than as disclosed below, we have had no related party transactions.

Notes Payable — Related Parties

We had the following outstanding notes payable during the period specified above:

Note	Issuance Date	Maturity Date	Interest Rate	Original Borrowing	Largest Aggregate Amount Outstanding Since January 1, 2018	Amount Outstanding as of March 18 , 2019	Interest Paid Since January 1, 2019	Interest Paid Since January 1, 2018
Note 1(1)	December 1, 2015	February 8, 2021	12.0%	$1,249,000	$1,199,000	$825,000	$20,000	$1 5 2,000
Note 2(2)	December 1, 2015	February 8, 2021	12.0%	189,000	189,000	-	-	17,000
Note 3(3)	December 1, 2015	April 1, 2017	12.0%	112,000	112,000	112,000	-	-
Note 4(4)	April 4, 2016	June 4, 2021	12.0%	343,000	343,000	240,000	7,000	91 ,000
Note 5(5)	April 4, 2016	December 4, 2018	12.0%	122,000	122,000	-	-	37,000
Total notes payable – related parties					$1,965,000	$1,177,000	$27,000	$2 96 ,000

(1)

On December 1, 2015, we issued a convertible note payable to Mr. Rory J. Cutaia, the Company’s majority stockholder and Chief Executive Officer, to consolidate all loans and advances made by Mr. Cutaia to the Company as of that date. The note bears interest at a rate of 12% per annum, is secured by the Company’s assets, and had an original maturity date of April 1, 2017. Per the terms of the note agreement, at Mr. Cutaia’s discretion, he may convert up to 30%, or $375,000 of outstanding principal, plus accrued interest thereon, into shares of Common Stock at a conversion rate of $1.05 per share.

On May 4, 2017, we entered into an extension agreement with Mr. Cutaia to extend the maturity date of the note from April 1, 2017 to August 1, 2018. In consideration, the Company issued Mr. Cutaia a three-year warrant to purchase 117,013 shares of Common Stock at a price of $5.33 per share with a fair value of $517,000. All other terms of the note remain unchanged.

On August 8, 2018, we entered into an extension agreement with Mr. Cutaia to extend the maturity date of the note to February 8, 2021. All other terms of the note remain unchanged. In connection with the extension, we granted to Mr. Cutaia a three-year warrant to purchase up to 163,113 shares of Common Stock at a price of $7.35 per share with a fair value of $1,075,000.

On September 30, 2018, Mr. Cutaia converted the principal balance that was convertible, or $375,000, into 356,824 shares of restricted Common Stock at $1.05 per share.

As of December 31, 2018, the outstanding balance of the note amounted to $825,000.

(2)

On December 1, 2015, the Company issued a convertible note to Mr. Cutaia in the amount of $189,000, representing a portion of Mr. Cutaia’s accrued salary for 2015. The note was unsecured, bore interest at a rate of 12% per annum, and was convertible into shares of Common Stock at a conversion price of $1.05 per share. The original maturity date of August 1, 2018, was subsequently extended to February 8, 2021. As of December 31, 2017, outstanding balance of the note amounted to $189,000.

On September 30, 2018, Mr. Cutaia converted the entire unpaid balance of $189,000 into 180,000 restricted shares of our Common Stock at $1.05 per share.

(3)

On December 1, 2015, the Company issued a note payable to a former member of the Company’s board of directors, in the amount of $112,000, representing unpaid consulting fees as of November 30, 2015. The note is unsecured, bears interest at a rate of 12% per annum, and matured in April 2017.

As of December 31, 2018, and the date of this prospectus, the note is past due. The Company is currently in negotiations with the note holder to settle the note payable.

(4)

On April 4, 2016, the Company issued a convertible note to Mr. Cutaia, in the amount of $343,000, to consolidate all advances made by Mr. Cutaia to the Company from December 2015 through March 2016. The note bears interest at a rate of 12% per annum, is secured by the Company’s assets, and, at one point, originally matured on December 4, 2018. Pursuant to the terms of the note, a total of 30% of the note principal, or $103,000, can be converted into shares of Common Stock at a conversion price of $1.05 per share. As of December 31, 2017, the outstanding balance of the note was $343,000.

On September 30, 2018, pursuant to the terms of the note, Mr. Cutaia converted 30% of the principal balance, or $103,000, into 98,093 restricted shares of our Common Stock at $1.05 per share.

On December 4, 2018, we entered into an extension agreement with Mr. Cutaia to extend the maturity date of the note to June 4, 2021. All other terms of the note remain unchanged. In connection with the extension, we granted to Mr. Cutaia a three-year warrant to purchase up to 353,000 shares of Common Stock at a price of $5.10 per share with a fair value of $111,000.

As of December 31, 2018, the outstanding balance of the note amounted to $240,000.

(5)

On April 4, 2016, the Company issued a convertible note payable to Mr. Cutaia in the amount of $122,000, representing his unpaid salary from December 2015 through March 2016. The note was unsecured, bore interest at the rate of 12% per annum, originally matured on December 4, 2018, and converted into Common Stock at a conversion price of $1.05 per share. As of December 31, 2017, the outstanding balance of the note amounted to $122,000.

On September 30, 2018, Mr. Cutaia converted the entire outstanding principal amount of $122,000 into 116,071 shares of restricted shares of Common Stock. Thus, as of that date, the note was satisfied in full.

Director Independence

Our board of directors is currently composed of four members. Our Common Stock is not currently listed for trading on a national securities exchange and, as such, we are not subject to any director independence standards. However, we determined that three directors, James P. Geiskopf, Phillip J. Bond, and Kenneth S. Cragun qualify as independent directors. We determined that Mr. Cutaia, our Chairman of the Board, President, Chief Executive Officer, Treasurer, and Secretary, is not independent. We evaluated independence in accordance with the rules of Nasdaq and the SEC. Mr. Geiskopf, Mr. Bond, and Mr. Cragun also serve on our Audit, Compensation, and Governance and Nominating Committees.

Orientation and Continuing Education

We have an informal process to orient and educate new directors to the board regarding their role on the board, our committees and our directors, as well as the nature and operations of our business. This process provides for an orientation with key members of the management staff, and further provides access to materials necessary to inform them of the information required to carry out their responsibilities as a board member. This information includes the most recent board approved budget, the most recent annual report, copies of the audited financial statements, and copies of the interim quarterly financial statements.

The board does not provide continuing education for its directors. Each director is responsible to maintain the skills and knowledge necessary to meet his obligations as a director.

Assessments

The board intends that individual director assessments be conducted by other directors, taking into account each director’s contributions at board meetings, service on committees, experience base, and their general ability to contribute to one or more of our major needs. However, due to our stage of development and our need to deal with other urgent priorities, the board has not yet implemented such a process of assessment.

Nomination of Directors

As of March 18 , 2019, we had not effected any material changes to the procedures by which our stockholders may recommend nominees to our board of directors. Our board of directors does not have a policy with regards to the consideration of any director candidates recommended by our stockholders. Our board of directors has determined that it is in the best position to evaluate our requirements as well as the qualifications of each candidate when the board considers a nominee for a position on our board of directors. Accordingly, we do not currently have any specific or minimum criteria for the election of nominees to our board of directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors assesses all candidates, whether submitted by management or stockholders, and makes recommendations for election or appointment. If stockholders wish to recommend candidates directly to our board, they may do so by sending communications to our president at the address on the cover page of this prospectus.

Audit Committee and Audit Committee Financial Expert

On August 14, 2018, the board of directors amended and restated the audit committee charter (the “Audit Committee Charter”) to govern the Audit Committee. Currently, Messrs. Geiskopf, Bond, and Cragun (Chairman) serve on the Audit Committee and each meets the independence requirements of Nasdaq and the SEC. Mr. Cragun qualifies as an “audit committee financial expert.”

The Audit Committee Charter requires that each member of the Audit Committee meet the independence requirements of Nasdaq and the SEC and requires the Audit Committee to have at least one member that qualifies as an “audit committee financial expert.” In addition to the enumerated responsibilities of the Audit Committee in the Audit Committee Charter, the primary function of the Audit Committee is to assist the board of directors in its general oversight of our accounting and financial reporting processes, audits of our financial statements, and internal control and audit functions. The Audit Committee Charter can be found online at https://myverb.com/audit-committe-charter.

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Compensation Committee

On August 14, 2018, the board of directors approved and adopted a charter (the “Compensation Committee Charter”) to govern the Compensation Committee. Currently, Messrs. Geiskopf (Chairman), Bond, and Cragun serve as members of the Compensation Committee and each meets the independence requirements of Nasdaq and the SEC, qualifies as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and qualifies as an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. In addition to the enumerated responsibilities of the Compensation Committee in the Compensation Committee Charter, the primary function of the Compensation Committee is to oversee the compensation of our executives, produce an annual report on executive compensation for inclusion in our proxy statement, if and when required by applicable laws or regulations, and advise the board of directors on the adoption of policies that govern our compensation programs. The Compensation Committee Charter may be found online at https://myverb.com/compensation-committee-charter.

Governance and Nominating Committee

On August 14, 2018, the board of directors approved and adopted a charter (the “Nominating Committee Charter”) to govern the Governance and Nominating Committee (the “Nominating Committee”). Currently, Messrs. Geiskopf, Bond (Chairman), and Cragun serve as members of the Nominating Committee and each meets the independence requirements of Nasdaq and the SEC. The Nominating Committee Charter requires that each member of the Nominating Committee meets the independence requirements of Nasdaq and the SEC. In addition to the enumerated responsibilities of the Nominating Committee in the Nominating Committee Charter, the primary function of the Nominating Committee is to determine the slate of director nominees for election to the board of directors, to identify and recommend candidates to fill vacancies occurring between annual stockholder meetings, to review our policies and programs that relate to matters of corporate responsibility, including public issues of significance to us and our stockholders, and any other related matters required by federal securities laws. The charter of the Nominating Committee may be found online https://myverb.com/governance-and-nominating-committe-charter.

Other Board Committees

Other than our audit committee, compensation committee, and governance and nominating committee, we have no committees of our board of directors. We do not have any defined policy or procedure requirements for our stockholders to submit recommendations or nominations for directors.

Code of Ethics

In 2014, our board of directors approved and adopted a Code of Ethics and Business Conduct for Directors, Senior Officers, and Employees (the “Code of Ethics”) that applies to all of our directors, officers, and employees, including our principal executive officer and principal financial officer. The Code of Ethics addresses such individuals’ conduct with respect to, among other things, conflicts of interests; compliance with applicable laws, rules, and regulations; full, fair, accurate, timely, and understandable disclosure by us; competition and fair dealing; corporate opportunities; confidentiality; protection and proper use of our assets; and reporting suspected illegal or unethical behavior. The Code of Ethics is available on our website at https://myverb.com/code-of-ethics.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain compensation awarded to, earned by, or paid to the following “named executive officers,” which is defined as follows:

(a)	all individuals serving as our principal executive officer during the year ended December 31, 2018; and

(b)	each of our two other most highly compensated executive officers who were serving as executive officers at the end of the year ended December 31, 2018.

We did not have any individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer as of the end of fiscal 2018.

Name and Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Rory J. Cutaia(3)	2018	436,000	-	-	-	1,186,000	1,622,000	(4)
Chairman of the Board, Chief Executive Officer, President, Secretary, and Treasurer	2017	400,000	710,000	167,000	-	690,000	1,967,000	(5)

Jeffrey R. Clayborne(6)	2018	110,000	-	17,000	-	-	127,000
Chief Financial Officer	2017	96,000	325,000	313,000	-	-	733,000

Chad J. Thomas(7)	2018	28,000	-	-	965,000	-	993,000
Chief Technology Officer	2017	-	-	-	-	-	-

(1)	For valuation purposes, the dollar amount shown is calculated based on the market price of our Common Stock on the grant dates. The number of shares granted, the grant date, and the market price of such shares for each named executive officer is set forth below.

(2)	For valuation assumptions on stock option awards refer to Note 2 to the audited consolidated financial statements for the year ended December 31, 2018 included as part of this prospectus. The disclosed amounts reflect the fair value of the stock option awards that were earned during fiscal years ended December 31, 2018 and 2017 in accordance with FASB ASC Topic 718.

(3)	Mr. Cutaia was appointed as Chairman of the Board, President, Chief Executive Officer, Secretary, and Treasurer on October 16, 2014.

(4)	As of December 31, 2018, Mr. Cutaia had accrued but unpaid compensation equal to $188,000.

(5)	As of December 31, 2017, Mr. Cutaia had accrued but unpaid compensation equal to $400,000.

(6)	Mr. Clayborne was appointed as Chief Financial Officer on July 15, 2016.

(7)	Mr. Thomas was appointed as Chief Technology Officer on October 12, 2018.

Narrative Disclosure to Summary Compensation Table

The following is a discussion of the material information that we believe is necessary to understand the information disclosed in the foregoing Summary Compensation Table.

Rory J. Cutaia

On November 1, 2014, we entered into an employment agreement with Mr. Cutaia. The employment agreement is for a five-year term, and can be extended for additional one-year periods. In addition to certain payments due to Mr. Cutaia upon termination of employment, the employment agreement contains customary non-competition, non-solicitation, and confidentiality provisions. Mr. Cutaia is entitled to a base salary of $325,000 per year, with annual increases of 10%. Mr. Cutaia is also entitled to a mandatory increase of not less than $100,000 per annum upon us achieving EBITDA break-even. In addition, Mr. Cutaia is eligible for an annual bonus in an amount of $325,000 upon the achievement of certain performance targets established by the board of directors, as well as an annual stock option grant of 16,667 shares of our Common Stock. Finally, Mr. Cutaia is eligible for certain other benefits such as health, vision, and dental insurance, life insurance, and 401(k) Company matching.

Mr. Cutaia earned total cash compensation for his services to us in the amount of $436,000 and $400,000 for fiscal years 2018 and 2017, respectively.

On August 15, 2017, we issued Mr. Cutaia 250,000 shares of our Common Stock. The price per share was $2.25, as reported by the OTCQB.

On January 10, 2017, we granted Mr. Cutaia a stock option to purchase up to 133,333 shares of our Common Stock at an exercise price of $1.20 per share. The option is not currently vested, but will vest in full on January 10, 2020, and will expire on January 9, 2022. On December 19, 2017, we granted Mr. Cutaia a stock option to purchase up to 16,667 shares of our Common Stock at an exercise price of $1.16 per share. The option was vested as to 8,333 shares on the date of grant and vested as to the other 8,333 shares on December 18, 2018. The option expires on December 18, 2022.

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On March 7, 2018, we issued Mr. Cutaia 100,000 shares of our Common Stock for services rendered in 2017. The price per share was $6.60, as reported on the OTCQB.

Mr. Cutaia also received $1,186,000 and $690,000 for fiscal years 2018 and 2017, respectively, as “other compensation,” which represented warrants with 3-year terms to purchase up to 186,675 and 205,623 shares of our Common Stock, respectively.

Jeffrey R. Clayborne

Mr. Clayborne earned total cash compensation for his services to us in the amount of $110,000 and $96,000 for fiscal years 2018 and 2017, respectively.

On May 4, 2017, we issued Mr. Clayborne 33,333 shares of our Common Stock. The price per share was $5.40, as reported on the OTCQB.

On January 10, 2017, we granted Mr. Clayborne a stock option to purchase 133,333 shares of our Common Stock at an exercise price of $1.20 per share. All of the shares will vest on January 10, 2020. On May 4, 2017, we granted Mr. Clayborne a stock option to purchase 33,333 shares of our Common Stock at an exercise price of $1.20 per share. The shares will vest annually in three equal installments. As of March 18 , 2019, 22,222 shares were vested.

On March 7, 2018, we issued Mr. Clayborne 100,000 shares of our Common Stock for services rendered in 2017. The price per share was $6.60, as reported on the OTCQB.

On January 22, 2018, we granted Mr. Clayborne a stock option to purchase 12,876 shares of our Common Stock at an exercise price of $1.35. The shares vested on grant date.

Chad J. Thomas

Mr. Thomas earned total cash compensation for his services to us in the amount of $28,000 for fiscal year 2018.

On October 12, 2018 we granted Mr. Thomas a stock option to purchase 133,333 shares of our Common Stock at an exercise price of $7.50. The shares will vest annually in three equal installments. As of March 18 , 2019, no shares were vested.

Outstanding Equity Awards at Fiscal Year-End

We did not have any stock awards outstanding as of December 31, 2018. The following table sets forth, for each named executive officer, certain information concerning outstanding option awards as of December 31, 2018:

Name	Number of securities underlying unexercised options (exercisable) (#)	Number of securities underlying unexercised options (unexercisable) (#)	Option exercise price ($)	Option expiration date
Rory J. Cutaia	16,667	-	1.20	December 18, 2022(1)
	-	133,333	1.20	January 9, 2022(2)
	16,667	-	1.65	October 31, 2012(3)
	83,333	-	1.50	May 11, 2021(4)
	16,667	-	1.20	November 1, 2019(5)
	53,333	-	7.50	May 12, 2019(6)

Jeffrey R. Clayborne	11,111	22,222	5.40	May 3, 2022(7)
	-	133,333	1.20	January 9, 2022(8)
	68,889	31,178	1.65	July 14, 2021(9)
	12,876	-	1.35	January 21, 2023(10)

Chad J. Thomas	-	133,333	7.50	October 11, 2023(11)

(1)	All shares have fully vested.

(2)	133,333 shares will vest on January 10, 2020.

(3)	All shares have fully vested.

(4)	83,333 shares vested on the grant date.

(5)	All shares have fully vested.

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(6)	All shares have fully vested.

(7)	Shares will vest annually in three equal installments.

(8)	All 133,333 shares will vest on January 10, 2020.

(9)	6,667 shares vested on the grant date, and the remaining 93,333 shares will vest annually in three equal installments.

(10)	All shares vested on the grant date.

(11)	Shares will vest annually in three equal installments.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

Other than as disclosed below, we have no contract, agreement, plan, or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement, or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

Rory J. Cutaia

Pursuant to Mr. Cutaia’s employment agreement dated November 1, 2014 (the “Employment Agreement”), Mr. Cutaia is entitled to the following severance package in the event he is “terminated without cause,” “terminated for good reason,” or “terminated upon permanent disability:” (i) monthly payments of $27,000 or such sum equal to his monthly base compensation at the time of the termination, whichever is higher, for a period of thirty-six (36) months from the date of such termination or to the end of the term of the Employment Agreement, whichever is longer; and (ii) reimbursement for COBRA health insurance costs for thirty-six (36) months from the date of such termination or to the end of the term of the Employment Agreement, whichever is longer. In addition, Mr. Cutaia’s unvested equity will immediately vest, without restriction, and any unearned and unpaid bonus compensation, expense reimbursement, and all accrued vacation, personal, and sick days, etc. shall be deemed earned, vested, and paid immediately. For purposes of the Employment Agreement, “terminated without cause” means Mr. Cutaia is terminated for any reason other than a discharge for cause or due to Mr. Cutaia’s death or permanent disability. For purposes of the Employment Agreement, “terminated for good reason” means the voluntary termination of the Employment Agreement by Mr. Cutaia if any of the following occurs without his prior written consent, which consent cannot be unreasonably withheld considering our then current financial condition, and in each case, which continues uncured for 30 days following receipt by us of Mr. Cutaia’s written notice: (i) there is a material reduction by us in (A) Mr. Cutaia’s annual base salary then in effect or (B) the annual target bonus, as set forth in the Employment Agreement, or the maximum additional amount up to which Mr. Cutaia is eligible pursuant to the Employment Agreement; (ii) we reduce Mr. Cutaia’s job title and position such that Mr. Cutaia (A) is no longer our Chief Executive Officer; (B) is no longer the Chairman of our board of directors; or (C) is involuntarily removed from our board of directors; or (iii) Mr. Cutaia is required to relocated to an office location outside of Los Angeles, California or outside of a thirty (30) mile radius of Los Angeles, California. For purposes of the Employment Agreement, “terminated upon permanent disability” means Mr. Cutaia is terminated because he is unable to perform his duties due to a physical or mental condition for (i) a period of one hundred twenty (120) consecutive days or (ii) an aggregate of one-hundred eighty (180) days in any twelve (12)-month period.

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Director Summary Compensation Table

The table below summarizes the compensation paid to our non-employee directors for the fiscal year ended December 31, 2018:

Name(1)	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)		Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
James P. Geiskopf	-	-	-		-	-	-	-

Phillip J. Bond	-	-	483,000	(2)(3)	-	-	-	483,000

Kenneth S. Cragun	-	-	483,000	(2)(3)	-	-	-	483,000

(1)	Rory J. Cutaia, our Chairman of the board, Chief Executive Officer, President, Secretary, and Treasurer during fiscal 2018, is not included in this table as he was an employee, and, thus, received no compensation for his services as a director. The compensation received by Mr. Cutaia as an employee is disclosed in the Summary Compensation Table on page 56.

(2)	The aggregate number of option awards outstanding at the end of fiscal 2018 was 66,667 shares.

(3)	Represents an option award of 66,667 shares of our Common Stock valued at a price per share of approximately $7.50, which was the closing price as reported on the OTCQB on the grant date.

Narrative Discussion on Director Compensation

We have no formal plan for compensating our directors for their services in their capacity as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on their behalf other than services ordinarily required of a director.

James P. Geiskopf

We did not pay any compensation to Mr. Geiskopf for his services as a director during fiscal 2018.

Phillip J. Bond

On August 27, 2018, we granted Mr. Bond a stock option to purchase up to 66,667 shares of our Common Stock at an exercise price of $7.50 per share. 13,333 of the shares vested on the inception of service, the remaining shares vest annually in four equal installments.

Kenneth S. Cragun

On August 27, 2018, we granted Mr. Cragun a stock option to purchase up to 66,667 shares of our Common Stock at an exercise price of $7.50 per share. 13,333 of the shares vested on the inception of service, the remaining shares vest annually in four equal installments.

Golden Parachute Compensation

For a description of the terms of any agreement or understanding, whether written or unwritten, between any officer or director and us concerning any type of compensation, whether present, deferred, or contingent, that will be based on or otherwise will relate to an acquisition, merger, consolidation, sale, or other type of disposition of all or substantially all assets of our company, see above under the heading “Executive Compensation,” “Director Summary Compensation Table,” and “Narrative Discussion on Director Compensation.”

Risk Assessment in Compensation Programs

During fiscal 2018 and 2017, we paid compensation to our employees, including executive and non-executive officers. Due to the size and scope of our business, and the amount of compensation, we did not have any employee compensation policies and programs to determine whether our policies and programs create risks that are reasonably likely to have a material adverse effect on us.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 18 , 2019, certain information with respect to the beneficial ownership of our Common Stock by (i) each of our current directors, (ii) each of our named executive officers, (iii) our directors and named executive officers as a group, and (iv) each stockholder known by us to be the beneficial owner of more than 5% of our outstanding our Common Stock. For purposes of this table, we have also included a column that relates to the potential percent owned by each of our directors, named executive officers, and more than 5% beneficial owners following the Sound Concepts Acquisition, assuming that 5,517,241 shares of our Common Stock are issued in connection with the issuance of Units in this offering, which does not include (x) the 827,586 shares of our Common Stock issuable if the Underwriter exercises its over-allotment option in full, (y) the 6,344,827 shares of our Common Stock issuable upon exercise of the warrants granted in connection with this offering (assuming the Underwriter exercises its over-allotment option in full), or (z) the 275,862 shares of our Common Stock issuable upon exercise of the Underwriter’s warrants. We currently do not know how many Units will be offered and sold in the offering.

Name and Address(7)	Title of Class	Amount and Nature of Beneficial Ownership(1)		Percent Owned (%) (Pre- Offering)(2)	Amount and Nature of Beneficial Ownership(1) (Post-Offering)		Percent Owned (%) (Post- Offering) (2)
Rory J. Cutaia c/o 344 S. Hauser Drive, Unit 414 Los Angeles, California 90036	Common Stock	3,837,203	(3)	29.9%	3,837,203	(3)	20.9%

James P. Geiskopf c/o 344 S. Hauser Drive, Unit 414 Los Angeles, California 90036	Common Stock	367,600	(4)	3.0%	367,600	(4)	2. 01%

Jeffrey R. Clayborne c/o 344 S. Hauser Drive, Unit 414 Los Angeles, California 90036	Common Stock	237,321	(5)	1. 9%	237,321	(5)	1. 3%

Phillip J. Bond c/o 344 S. Hauser Drive, Unit 414 Los Angeles, California 90036	Common Stock	13,333	(6)	0.1%	13,333	(6)	0.1%

Kenneth S. Cragun c/o 344 S. Hauser Drive, Unit 414 Los Angeles, California 90036	Common Stock	13,333	(7)	0.1%	13,333	(7)	0.1%

All executive officers and directors as a group (5 persons)	Common Stock	4,4 68,790	(8)	34. 2%	4,468,790	(8)	24.0%

Beneficial owner of more than 5%

Chakradhar Reddy 110 3rd Avenue, No. 11B New York, New York 11103	Common Stock	620,000	(9)	5. 0%	620,000	(9)	3.5%

(1)	Except as otherwise indicated, we believe that the beneficial owners of our Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common Stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Percentage of Common Stock is based on 12,310,585 shares of our Common Stock issued and outstanding as of March 18 , 2019. Percentage of Common Stock post-offering assumes that we issue 5,517,241 shares of our Common Stock and that the number of shares of our Common Stock issued and outstanding as of March 18 , 2019 remains the same.

(3)	Consists of 3,004,269 shares of our Common Stock held directly, 240,240 shares of our Common Stock held by Cutaia Media Group Holdings, LLC (an entity over which Mr. Cutaia has dispositive and voting authority), and 54,006 shares of our Common Stock held by Mr. Cutaia’s spouse (as to which shares, he disclaims beneficial ownership). Also includes 195,000 shares of our Common Stock underlying stock options held directly and 40,000 shares of our Common Stock underlying stock options held by Mr. Cutaia’s spouse that are exercisable within 60 days of the date of this prospectus (as to which underlying shares, he disclaims beneficial ownership) but excludes 141,667 shares of our Common Stock underlying stock options held by Mr. Cutaia, as none of such options is exercisable within 60 days of the date of this prospectus. The total also includes 303,688 shares of our Common Stock underlying warrants granted to Mr. Cutaia, which warrants are exercisable within 60 days of the date of this prospectus.

(4)	Includes 272,267 shares of our Common Stock held directly and 5,333 shares of our Common Stock held by Mr. Geiskopf’s children. Also includes 90,000 shares of our Common Stock underlying stock options exercisable within 60 days of the date of this prospectus. Excludes 133,333 shares of our Common Stock underlying stock options not exercisable within 60 days of the date of this prospectus.

(5)

Includes 133,333 shares of our Common Stock held directly. Also, includes 103,987 shares of our Common Stock underlying stock options that are exercisable within 60 days of the date of this prospectus. Excludes 1 75,556 shares of our Common Stock underlying stock options that are not exercisable within 60 days of the date of this prospectus.

(6)	Includes 13,333 shares of our Common Stock underlying stock options exercisable within 60 days of the date of this prospectus. Excludes 53,333 shares of our Common Stock underlying stock options not exercisable within 60 days of the date of this prospectus.

(7)

Includes 13,333 shares of our Common Stock underlying stock options exercisable within 60 days of the date of this prospectus. Excludes 53,333 shares of our Common Stock underlying stock options not exercisable within 60 days of the date of this prospectus.

(8)	Includes all shares, options, and warrants referenced in notes 3 through 7. Chad J. Thomas, our Chief Technology Officer, is not included because as of the date of this filing, he does not beneficially own any shares of our Common Stock. Tal Golan, our Chief Strategy Officer, is not included because as of the date of this filing, he does not beneficially own any shares of our Common Stock.

(9)	Consists of 620,000 shares of our Common Stock held directly.

Changes in Control

We do not know of any arrangements that may, at a subsequent date, result in a change in control.

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DESCRIPTION OF SECURITIES

The following is a summary of all material characteristics of our capital stock as set forth in our Articles of Incorporation, and our Bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation and our Bylaws, and to the provisions of the NRS. We encourage you to review complete copies of our Articles of Incorporation and our Bylaws. You can obtain copies of these documents by following the directions outlined in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” elsewhere in this prospectus.

General

We are currently authorized to issue up to 200,000,000 shares of our Common Stock and 15,000,000 shares of our preferred stock, par value $0.0001 per share.

Units

We are offering our Units, with each Unit consisting of one (1) share of our Common Stock and one (1) warrant to purchase one (1) share of our Common Stock, together with the shares of our Common Stock underlying such warrants, at an assumed public offering price of $3.625 per Unit. Our Units will not be certificated and the shares of our Common Stock and the warrants part of such Units are immediately separable and will be issued separately in this offering.

Common Stock

Of the 200,000,000 shares of our Common Stock authorized by our Articles of Incorporation, 12,310,585 shares of our Common Stock are issued and outstanding as of March 18 , 2019. Each holder of our Common Stock is entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulative voting for the election of directors. Holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor subject to the rights of preferred stockholders. We have not paid any dividends and do not intend to pay any cash dividends to the holders of our Common Stock in the foreseeable future. We anticipate reinvesting our earnings, if any, for use in the development of our business. In the event of liquidation, dissolution, or winding up of the Company, the holders of our Common Stock are entitled, unless otherwise provided by law or our Articles of Incorporation, including any certificate of designations for a series of preferred stock, to share ratably in all assets remaining after payment of liabilities and the preferences of preferred stockholders. Holders of our Common Stock do not have preemptive, conversion, or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock.

On January 7, 2019, we filed a Definitive Information Statement on Schedule 14C with the SEC relating to the receipt of written consents from the holders of a majority of the issued and outstanding shares of our Common Stock (the “Majority Stockholders”) authorizing one or more reverse stock splits of the Company’s issued and outstanding shares of our Common Stock at an aggregate ratio of not less than one-for-five and not more than one-for-40, within the discretion of our board of directors, at any time and from time-to-time prior to September 30, 2019. On February 1, 2019, we implemented a 1-for-15 Reverse Stock Split. The Reverse Stock Split became effective upon commencement of trading of our Common Stock on February 4, 2019. As a result of the Reverse Stock Split, every 15 shares of our pre-Reverse Stock Split Common Stock were combined and reclassified into one share of our Common Stock. The number of shares of our Common Stock subject to outstanding options, warrants, and convertible securities were also reduced by a factor of 15 as of February 1, 2019. The board of directors’ primary objective in implementing the Reverse Stock Split was to increase the per-share market price of our Common Stock in order for us to satisfy certain quantitative standards for listing on Nasdaq . We believe that listing our Common Stock on Nasdaq would provide better support for and maintain the liquidity of our Common Stock and increase recognition for our Company and our stockholders. Effecting the Reverse Stock Split reduces, and any additional reverse stock splits in the future would reduce, the then-issued and outstanding number of shares of our Common Stock, which reduction, our board of directors believes, would increase the price per-share of our Common Stock to a level sufficient to meet the price per share quantitative standards for listing on Nasdaq .

Nasdaq approved o ur Common Stock and the warrants for listing under the symbols “VERB” and “VERBW,” respectively, and we expect trading will commence at the open of the market on March 21, 2019. We cannot assure you that we will be able to meet the continued listing standards in the future. If we fail to meet Nasdaq’s continued listing standards in the future, our Common Stock or the warrants or both could be delisted.

While there can be no assurance, our board of directors believes that implementing the Reverse Stock Split, and any future reverse stock splits, is in our best interest and the best interests of our stockholders in order to realize the potential benefits discussed above. The ultimate effect of the Reverse Stock Split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar stock splits for companies in similar circumstances is varied. The market price of our Common Stock may vary based on other factors unrelated to the number of shares of our Common Stock outstanding, including our future performance. However, we believe that the ability to implement one or more reverse stock splits, including the Reverse Stock Split we implemented on February 1, 2019, and thereby have successive reductions in the number of outstanding shares of our Common Stock, provides our Board with maximum flexibility to react to prevailing market conditions and future changes to the market price of our Common Stock in order to realize these potential benefits.

Preferred Stock

Of the 15,000,000 shares of preferred stock, par value $0.0001 per share, authorized in our Articles of Incorporation, all of which are undesignated. The board of directors is authorized, without further approval from our stockholders, to create one or more series of preferred stock, and to designate the rights, privileges, preferences, restrictions, and limitations of any given series of preferred stock. Accordingly, the board of directors may, without stockholder approval, issue shares of preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our Common Stock. The issuance of preferred stock could have the effect of restricting dividends payable to holders of our Common Stock, diluting the voting power of our Common Stock, impairing the liquidation rights of our Common Stock, or delaying or preventing a change in control of us, all without further action by our stockholders.

Options

As of March 18 , 2019, we had 2,457,974 shares of our Common Stock underlying outstanding stock options, having a weighted-average exercise price of approximately $5.4 4 per share.

Offering Warrants

The following summary of certain term and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of the warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of warrant.

Exercisability. The warrants are exercisable immediately upon issuance and at any time for the five-year period from the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Cashless Exercise. In the event that a registration statement covering shares of our Common Stock underlying the warrants is not available for the resale of such shares of our Common Stock underlying the warrants, the holder may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of our Common Stock determined according to the formula set forth in the warrant. In no event will we be required to make any cash payments or net cash settlement to the registered holder in lieu of issuing shares of our Common Stock underlying the warrants.

Exercise Price. The initial exercise price per-whole share of our Common Stock purchasable upon exercise of the warrants is $_____, or 125% of the effective offering price. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits stock combinations, reclassifications, or similar events affecting our Common Stock and also upon any distribution of assets, including cash, stock, or other property to our stockholders.

Certain Adjustments. The exercise price and the number of shares of Common Stock purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations, and reclassifications of our Common Stock.

Transferability. Subject to applicable laws, the warrants may be transferred at the option of the holders upon surrender of the warrants together with the appropriate instruments of transfer.

Exchange Listing. The warrants have been approved for listing on Nasdaq under the symbol “VERBW.” We expect that trading will commence at the open of the market on March 21, 2019. We cannot provide assurances that a trading market for the warrants will develop or be maintained.

Warrant Agent. The warrants will be issued in registered form pursuant to that certain Warrant Agent Agreement dated March __, 2019, by and between VStock Transfer, LLC, as warrant agent and us (the “Warrant Agent Agreement”). The warrants will initially be issued and maintained in the form of a security held in book-entry form and The Depository Trust Company or its nominee will be the sole registered holder of the Warrants, subject to a holder’s right to receive a warrant in certificated form pursuant to the terms of the Warrant Agent Agreement.

Fundamental Transaction. If, at any time while the warrants are outstanding, (1) we consolidate or merge with or into another corporation and we are not the surviving corporation, (2) we sell, lease, license, assign, transfer, convey, or otherwise dispose of all or substantially all of our assets, (3) any purchase offer, tender offer, or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of shares of our Common Stock are permitted to sell, tender, or exchange their shares of our Common Stock for our other securities, cash, or property and has been accepted by the holders of 50% or more of the outstanding shares of our Common Stock, (4) we effect any reclassification or recapitalization of shares of our Common Stock or any compulsory share exchange pursuant to which the shares of our Common Stock are converted into or exchanged for other securities, cash, or property, or (5) we consummate a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of our Common Stock, each, a “Fundamental Transaction,” then upon any subsequent exercise of the warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash, or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of the warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the warrant.

Outstanding Warrants

As of March 18 , 2019, we had 778,443 shares of our Common Stock underlying outstanding warrants, having a weighted-average exercise price of approximately $4. 14 per share.

Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

Some provisions of Nevada law, our Articles of Incorporation, and our Bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.

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These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock. The ability of our board of directors, without action by the stockholders, to issue up to 15,000,000 shares of preferred stock, which was previously authorized but remain undesignated, with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Stockholder Meetings. Our Bylaws provide that a special meeting of stockholders may be called only by our president, by all of the directors provided that there are no more than three directors, or if more than three, by any three directors, or by the holder of a majority of our capital stock.

Stockholder Action by Written Consent. Our Bylaws allow for any action that may be taken at any annual or special meeting of the stockholders to be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Stockholders Not Entitled to Cumulative Voting. Our Bylaws do not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Nevada Business Combination Statutes. The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

●	the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

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In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Nevada Control Share Acquisition Statutes. The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of us.

Amendment of Charter Provisions. The amendment of any of the above provisions would require approval by holders of at least a majority of the total voting power of all of our outstanding voting stock.

The provisions of Nevada law, our Articles of Incorporation, and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Register

Our transfer agent and registrar for our Common Stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598. Its telephone number is 855-9VSTOCK.

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MATERIAL U.S. FEDERAL INCOME AND

ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of our Common Stock to Non-U.S. Holders (defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed or subject to differing interpretations, possibly with retroactive effect, so as to result in United States federal income tax consequences different from those set forth below. We have not sought and will not seek any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any United States state or local or any non-United States jurisdiction, the 3.8% Medicare tax on net investment income, or any alternative minimum tax consequences. In addition, this discussion does not address tax considerations applicable to a Non-U.S. Holder’s particular circumstances or to a Non-U.S. Holder that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;

●	tax-exempt or government organizations;

●	brokers of or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock;

●	certain United States expatriates, citizens or former long-term residents of the United States;

●	persons who hold our Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction,” synthetic security, other integrated investment, or other risk reduction transaction;

●	persons who do not hold our Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes);

●	persons deemed to sell our Common Stock under the constructive sale provisions of the Code;

●	real estate investment trusts or regulated investment companies;

●	pension plans;

●	partnerships, or other entities or arrangements treated as partnerships for United States federal income tax purposes, or investors in any such entities;

●	persons for whom our stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

●	integral parts or controlled entities of foreign sovereigns;

●	tax-qualified retirement plans;

●	controlled foreign corporations;

●	passive foreign investment companies and corporations that accumulate earnings to avoid United States federal income tax; or

●	persons that acquire our Common Stock as compensation for services.

In addition, if a partnership, including any entity or arrangement classified as a partnership for United States federal income tax purposes, holds our Common Stock, the tax treatment of a partner generally will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships that hold our Common Stock, and partners in such partnerships, should consult their tax advisors regarding the United States federal income tax consequences to them of the purchase, ownership, and disposition of our Common Stock.

You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership, and disposition of our Common Stock arising under the U.S. federal estate or gift tax rules or under the laws of any United States state or local or any non-United States or other taxing jurisdiction or under any applicable tax treaty.

Definition of a Non-U.S. holder

For purposes of this summary, a “Non-U.S. Holder” is any beneficial owner of our Common Stock that is not a “U.S. person,” and is not a partnership, or an entity disregarded from its owner, each for U.S. federal income tax purposes. A U.S. person is any person that, for United States federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to United States federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

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Distributions

As discussed in the section entitled “Market Price and Dividend Information” beginning on page 19 of this prospectus, we do not anticipate paying any dividends on our capital stock in the foreseeable future. If we make distributions on our Common Stock, those payments will constitute dividends for United States income tax purposes to the extent we have current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce a Non-U.S. Holder’s basis in our Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under the “Gain on Sale or Other Disposition of Common Stock” section. Any such distributions would be subject to the discussions below regarding back-up withholding and Foreign Account Tax Compliance Act, or FATCA.

Subject to the discussion below on effectively connected income, any dividend paid to a Non-U.S. Holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. To receive a reduced treaty rate, a Non-U.S. Holder must provide us or our agent with an IRS Form W-8BEN (generally including a United States taxpayer identification number), IRS Form W-8-BEN-E or another appropriate version of IRS Form W-8 (or a successor form), which must be updated periodically, and which, in each case, must certify qualification for the reduced rate. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a United States trade or business within the United States and that are not eligible for relief from United States (net basis) income tax under the business profits article of an applicable income tax treaty, generally are exempt from the (gross basis) withholding tax described above. To obtain this exemption from withholding tax, the Non-U.S. Holder must provide the applicable withholding agent with an IRS Form W-8ECI or successor form or other applicable IRS Form W-8 certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Such effectively connected dividends, if not eligible for relief under the business profits article of a tax treaty, would not be subject to a withholding tax, but would be taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits and if, in addition, the Non-U.S. Holder is a corporation, may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

If you are eligible for a reduced rate of withholding tax pursuant to a tax treaty, you may be able to obtain a refund of any excess amounts currently withheld if you timely file an appropriate claim for refund with the IRS.

Gain on Sale or Other Disposition of Our Common Stock

Subject to the discussion below regarding backup withholding and FATCA, a Non-U.S. Holder generally will not be required to pay United States federal income tax on any gain realized upon the sale or other disposition of our Common Stock unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States and not eligible for relief under the business profits article of an applicable income tax treaty, in which case the Non-U.S. Holder will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and for a Non-U.S. Holder that is a corporation, such Non-U.S. Holder may be subject to the branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items;

●	the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met, in which case the Non-U.S. Holder will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by U.S. source capital losses (even though the Non-U.S. Holder is not considered a resident of the United States) (subject to applicable income tax or other treaties); or

●	our Common Stock constitutes a U.S. real property interest by reason of our status as a “U.S. real property holding corporation” for U.S. federal income tax purposes, or a USRPHC, at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for our Common Stock. We believe we are not currently and do not anticipate becoming a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our Common Stock will not be subject to United States federal income tax as long as our Common Stock is regularly traded on an established securities market and such Non-U.S. Holder does not, actually or constructively, hold more than five percent of our Common Stock at any time during the applicable period that is specified in the Code. If the foregoing exception does not apply, then if we are or were to become a USRPHC a purchaser may be required to withhold 15% of the proceeds payable to a Non-U.S. Holder from a sale of our Common Stock and such Non-U.S. Holder generally will be taxed on its net gain derived from the disposition at the graduated United States federal income tax rates applicable to U.S. persons (as defined in the Code).

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Backup Withholding and Information Reporting

Generally, we must file information returns annually to the IRS in connection with any dividends on our Common Stock paid to a Non-U.S. Holder, regardless of whether any tax was actually withheld. A similar report will be sent to the Non-U.S. Holder. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in the Non-U.S. Holder’s country of residence.

Payments of dividends or of proceeds on the disposition of stock made to a Non-U.S. Holder may be subject to additional information reporting and backup withholding at a current rate of 24% unless such Non-U.S. Holder establishes an exemption, for example by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI, or another appropriate version of IRS Form W-8 (or a successor form). Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a holder is a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

FATCA imposes withholding tax on certain types of payments made to foreign financial institutions and certain other non-United States entities. The legislation imposes a 30% withholding tax on dividends on, or, on or after January 1, 2019, gross proceeds from the sale or other disposition of, our Common Stock paid to a “foreign financial institution” or to certain “non-financial foreign entities” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. If the country in which a payee is resident has entered into an “intergovernmental agreement” with the United States regarding FATCA, that agreement may permit the payee to report to that country rather than to the U.S. Department of the Treasury. Prospective investors should consult their own tax advisors regarding the possible impact of these rules on their investment in our Common Stock, and the possible impact of these rules on the entities through which they hold our Common Stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax under FATCA.

Federal Estate Tax

Common Stock owned (or treated as owned) by an individual who is not a citizen or a resident of the United States (as defined for United States federal estate tax purposes) at the time of death will be included in the individual’s gross estate for United States federal estate tax purposes unless an applicable estate or other tax treaty provides otherwise, and therefore may be subject to United States federal estate tax.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its tax advisor regarding the particular United States federal, state, and local and non-United States tax consequences of purchasing, holding, and disposing of our Common Stock, including the consequences of any proposed change in applicable laws.

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SHARES AVAILABLE FOR FUTURE SALES

Future sales of our Common Stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. As described below, the sale of a portion of our shares will be limited after this offering due to contractual and legal restrictions on resale. Nevertheless, sales of our Common Stock in the public market after such restrictions, lapse, or the perception that those sales may occur, could adversely affect the prevailing market price at such time and our ability to raise equity capital in the future.

Based on the number of shares of our Common Stock outstanding as of March 18 , 2019, upon the completion of this offering, 1 7,827,826 shares of our Common Stock will be outstanding, assuming 5,517,241 Units are issued in this offering and assuming no exercise of the Underwriter’s over-allotment option, or 1 8,655,412 shares of our Common Stock will be outstanding, assuming 6,344,827 Units are issued in this offering and the Underwriter’s over-allotment option is exercised in full.

Except for shares subject to lock-up agreement, substantially all of our outstanding shares will be freely tradable except that any shares held by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below.

Rule 144

In general, under Rule 144 of the Securities Act, as in effect on the date of this prospectus, any person who is not our affiliate at any time during the preceding three months, and who has beneficially owned the relevant shares of our Common Stock for at least six months, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our Common Stock into the public markets provided current public information about us is available, and, after owning such shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our Common Stock into the public markets without restriction.

A person who is our affiliate or who was our affiliate at any time during the preceding three months, and who has beneficially owned restricted securities for at least six months, including the affiliates, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

●

1% of the number of shares of our Common Stock then outstanding, which will equal approximately 1 78,278 shares, or approximately 1 86,554 shares if the Underwriter exercise its over-allotment option in full, immediately following this offering, based on the number of shares of our Common Stock outstanding as of March 18 , 2019; or

●	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing of a Form 144 notice by such person with respect to such sale, if our class of Common Stock is listed on Nasdaq , the New York Stock Exchange, or the NYSE American.

Sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Lock-up Agreements

See the section entitled “Underwriting” below for a detailed discussion.

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UNDERWRITING

The Underwriter and we intend to enter into an underwriting agreement, pursuant to which we will agree to sell to the Underwriter, and the Underwriter will agree to purchase from us, as the number of Units indicated in the following table.

Underwriter	Number of Units
A.G.P./Alliance Global Partners
Total

The underwriting agreement will provide that the obligation of the Underwriter to purchase the Units included in this offering are subject to approval of legal matters by counsel and to other conditions. The Underwriter will be obligated to purchase all of the Units (other than those covered by the Underwriter’s over-allotment option to purchase additional Units described below) if it purchases any of such Units.

Our Units sold by the Underwriter to the public will initially be offered at the public offering price set forth on the front cover of this prospectus. Any Units sold by the Underwriter to securities dealers may be sold at a discount from the public offering price not to exceed $___ per Unit . If all our Units are not sold at the public offering price, the Underwriter may change such price and the other selling terms in agreement with the Company.

Underwriting Discounts and Commissions

The following table shows the underwriting discounts and commissions that we are to pay to the Underwriter in connection with this offering, as well as the proceeds to us, before expenses. These amounts are shown assuming both no exercise and full exercise of the Underwriter’s over-allotment option to purchase additional Units.

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Paid by the Company
		No Exercise of Over- allotment option		Full Exercise of Over- allotment option
	Per Unit	Total	Per Unit	Total
Public Offering Price	$	$	$	$
Underwriting discounts and commissions paid
Proceeds to us, before expenses	$	$	$	$

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $            .

Over-Allotment Option to Purchase Additional Units

If the Underwriter sells more Units than the total number set forth in the table above, we have granted to the Underwriter an over-allotment option, exercisable for 45 days after the closing of the offering, to purchase up to            additional Units at the public offering price less the underwriting discount. To the extent such option is exercised, the Underwriter must purchase the full amount of the Units subject to the over-allotment option. Any Units issued or sold under such option will be issued and sold on the same terms and conditions as the other Units that are the subject of this offering.

Underwriter Warrants

We have also agreed to issue to the Underwriter or its designees, at the closing of this offering, warrants to purchase that number of shares of our Common Stock equal to five percent (5%) of the aggregate number of shares of our Common Stock issued in connection with the Units sold in this offering. The Underwriter’s warrants will be exercisable at any time, and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of this offering. The Underwriter’s warrants will be exercisable at a price equal to $______, or 125% of the public offering price of the Units in this offering. The Underwriter’s warrants and the shares of our Common Stock underlying the warrants have been deemed compensation by FINRA and are, therefore, subject to a 360 -day lock-up pursuant to FINRA Rule 5110(g)(1). The Underwriter (or its permitted assignees under Rule 5110(g)(1)) shall not sell, transfer, assign, pledge, or hypothecate the Underwriter’s warrants or the shares of our Common Stock underlying the warrants, nor engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Underwriter’s warrants or the shares of our Common Stock underlying the warrants, for a period of 360 days from the effective date of the registration statement relating to this offering. In addition, the Underwriter’s warrants provide for registration rights upon request, in certain cases. The demand registration right provided will expire five (5) years from the effective date of the registration statement relating to this offering in compliance with FINRA Rule 5110(f)(2)(G)(iv). The piggyback registration right provided will expire seven years (7) from the effective date of the registration statement relating to this offering in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear all fees and expenses attendant to registering the shares of our Common Stock issuable upon exercise of the Underwriter’s warrants. The exercise price and number of shares issuable upon exercise of the Underwriter’s warrants may be proportionately adjusted in the event of a stock split, stock dividend, recapitalization, reorganization, or similar event involving the company in compliance with FINRA Rule 5110(f)(2)(G)(vi).

Advisory Fee Warrant

In connection with the Merger, we and AGP entered into an Amended and Restated M&A Advisory Agreement, dated March __, 2019, deemed effective June 27, 2018 (the “Advisory Agreement”). The Advisory Agreement provides that we will issue to AGP a common stock purchase warrant (the “Advisory Fee Warrant”) at the closing of the Merger. Upon such closing, AGP will receive the Advisory Fee Warrant to purchase that number of shares of our Common Stock equal to 2.5% of the Units sold in this offering. The Advisory Warrant will be exercisable at a price equal to $______, or 120% of the per-Unit public offering price in this offering. The Advisory Fee Warrant and the shares of our Common Stock underlying the warrant have been deemed compensation by FINRA and are, therefore, subject to a 360-day lock-up pursuant to FINRA Rule 5110(g)(1). AGP (or its permitted assignees under Rule 5110(g)(1)) shall not sell, transfer, assign, pledge, or hypothecate the Advisory Fee Warrant or the shares of our Common Stock underlying the warrant, nor engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Advisory Fee Warrant or the shares of our Common Stock underlying the warrant, for a period of 360 days from the effective date of the registration statement related to this offering. In addition, the Advisory Fee Warrant provides for registration rights upon AGP’s request, in certain cases. The piggyback registration right provided will expire seven (7) years from the effective date of the registration statement relating to this offering in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear all fees and expenses attendant to registering the shares of our Common Stock issuable upon exercise of the Advisory Fee Warrant. The exercise price and the number of shares of our Common Stock issuable upon exercise of the Advisory Fee Warrant may be proportionately adjusted in the event of a stock split, stock dividend, recapitalization, reorganization, or similar event involving us in compliance with FINRA Rule 5110(f)(2)(G)(vi).

Indemnification

Pursuant to the underwriting agreement, we will agree to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriter or such other indemnified parties may be required to make because of any of those liabilities.

Lock-Ups

We, our officers and directors, and certain of our other stockholders intend to agree that, for a period of three months from the date of this prospectus, we and they will not, subject to limited exceptions, without the prior written consent of            and             , dispose of or hedge any shares or any securities convertible into or exchangeable for our Common Stock.

Expenses and Reimbursements

We have agreed to pay on the closing date of this offering and any closing date with respect to the exercise of the over-allotment option, if any, to the extent not paid at the initial closing date of this offering, all expenses incident to the performance of the obligations of the Company under the Underwriting Agreement, including but not limited to (a) all filing fees and communication expenses relating to the registration of the Units to be sold in this offering with the SEC; (b) all Public Filing System filing fees associated with the review of this offering by FINRA; (c) all fees and expenses relating to the listing of such Units on Nasdaq and on such other stock exchanges as the Company and the Underwriter together determine; (d) all fees, expenses, and disbursements relating to the registration or qualification of the Units offered under the “blue sky” securities laws of such states and other jurisdictions as the Underwriter may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees of “blue sky” counsel); (e) all fees, expenses, and disbursements relating to the registration, qualification, or exemption of the Units under the securities laws of such foreign jurisdictions as the Underwriter may reasonably designate; (f) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys, and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire, and Power of Attorney), registration statements, prospectuses, and all amendments, supplements, and exhibits thereto and as many preliminary and final prospectuses as the Underwriter may reasonably deem necessary; (g) the costs and expenses of a public relations firm; (h) the costs of preparing, printing, and delivering certificates representing the Units to be offered in this offering; (i) fees and expenses of the Company’s transfer agent for the Units; (j) stock transfer and/or stamp taxes, if any, payable upon the transfer of the Units from the Company to the Underwriter; (k) the costs associated with the post-closing advertising of this offering in the national editions of the Wall Street Journal and New York Times; (l) to the extent approved by the Company in writing (with such approval not to be unreasonable withheld) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones (up to $3,000 for tombstones), each of which the Company or its designee shall provide within a reasonable time after the closing date in such quantities as the Underwriter may reasonably request; (m) the fees and expenses of the Company’s independent registered public accounting firm; (n) the fees and expenses of the Company’s legal counsel and other agents and representatives; (o) the fees and expenses of the Underwriter’s legal counsel, not to exceed $85,000; (p) the $25,000 cost associated with the use of Ipreo’s book-building, prospectus tracking, and compliance software for this offering; (q) up to $5,000 for background check(s); (r) up to $3,000 for tombstones; and (s) up to $7,000 of the Underwriter’s actual accountable “road show” expenses for this offering. The Underwriter may deduct from the net proceeds of the offering payable to the Company on the closing date of this offering and any closing date with respect to the exercise of the over-allotment option, if any, the expenses set forth herein to be paid by the Company to the Underwriter; provided, however, that, in the event that this offering is terminated, the Company agrees to reimburse the Underwriter pursuant to Section 8.3 of the underwriting agreement. Notwithstanding the foregoing, our obligations to reimburse the Underwriter for any out-of-pocket expenses will not exceed $125,000 in the aggregate.

Right of First Refusal

Provided that the Units are sold in accordance with the terms of the Underwriting Agreement, the Underwriter shall have an irrevocable right of first refusal (the “Right of First Refusal”), for a period of twelve (12) months after the date that this offering is completed, to act as joint and exclusive investment bankers, sole and joint book-runners, sole and joint underwriters, and/or sole and joint placement agents, at the Underwriter’s sole discretion, for each and every future public and private equity and debt offering, including all equity-linked financings (each, a “Subject Transaction”), during such twelve (12)-month period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary to the Underwriter for such Subject Transactions. For the avoidance of any doubt, we cannot not retain, engage, or solicit any additional investment banker, book-runner, underwriter, and/or placement agent in a Subject Transaction without the express written consent of the Underwriter.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services maintained by the Underwriter or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus in electronic format, the information on the Underwriter’s website or our website and any information contained in any other websites maintained by the Underwriter or by us is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Underwriter in its capacity as underwriter, and should not be relied upon by investors.

Price Stabilization, Short Positions, and Penalty Bids

In connection with the offering, the Underwriter may purchase and sell our securities in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the Underwriter’s over-allotment option to purchase additional securities, and stabilizing purchases.

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●	Short sales involve secondary market sales by the Underwriter of a greater number of our securities than it is required to purchase in the offering.

●	“Covered” short sales are sales of securities in an amount up to the number of securities represented by the Underwriter’s over-allotment option to purchase additional securities.

●	“Naked” short sales are sales of our securities in an amount in excess of the number of our securities represented by the Underwriter’s over-allotment option to purchase additional securities.

●	Covering transactions involve purchases of our securities either pursuant to the Underwriter’s over-allotment option to purchase additional securities or in the open market in order to cover short positions.

●

To close a naked short position, the Underwriter must purchase our securities in the open market. A naked short position is more likely to be created if the Underwriter is concerned that there may be downward pressure on the price of our securities in the open market after pricing that could adversely affect investors who purchase in the offering.

●

To close a covered short position, the Underwriter must purchase our securities in the open market or must exercise its over-allotment option to purchase additional securities. In determining the source of our securities to close the covered short position, the Underwriter will consider, among other things, the price of our securities available for purchase in the open market as compared to the price at which it may purchase our securities through the Underwriter’s over-allotment option to purchase additional securities.

●	Stabilizing transactions involve bids to purchase our securities so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the Underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of our securities. The Underwriter may also cause the price of the shares of our Common Stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The Underwriter may conduct these transactions on Nasdaq (if our Common Stock is so listed), the OTCQB (if our Common stock is not listed on Nasdaq ), or otherwise. If the Underwriter commences any of these transactions, it may discontinue them at any time.

Other Relationships

The Underwriter is a full-service financial institution engaged in various activities, which may include securities trading, investment banking, financial advisory, investment management, principal investment, hedging, financing, and brokerage activities. In the ordinary course of its various business activities, the Underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that it acquires, long and/or short positions in such securities and instruments.

Passive Market Making

In connection with this offering, the Underwriter may also engage in passive market making transactions in the shares. Passive market making consists of displaying bids limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

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Sales Outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our securities, or the possession, circulation, or distribution of this prospectus or any other material relating to us or our securities in any jurisdiction where action for that purpose is required. Accordingly, our securities may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with our securities may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The Underwriter may arrange to sell our securities offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so.

European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of our securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our securities may be made at any time under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representative for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of our securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares of our securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our securities to be offered so as to enable an investor to decide to purchase our securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended), including by Directive 2010/73/EU, and includes any relevant implementing measure in the Relevant Member State.

This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

The Underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

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Hong Kong

Our securities may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to our securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may our securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where our securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where our securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

Our securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

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Canada

Our securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of our securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

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LEGAL MATTERS

The legality of the securities offered hereby has been passed on for us by Baker & Hostetler LLP, Costa Mesa, California. The Underwriter is being represented by Robinson Brog Leinwand Greene Genovese & Gluck P.C., New York, New York in connection with this offering.

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EXPERTS

Financial statements for Verb Technology Company, Inc. as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018 included in this prospectus, which constitutes a part of the registration statement, have been so included in reliance on the report of Weinberg & Company, P.A., an independent registered public accounting firm, appearing elsewhere herein and in the registration statement, given on the authority of said firm as an expert in auditing and accounting. Weinberg & Company, P.A.’s report, includes an explanatory paragraph related to Verb Technology Company, Inc.’s ability to continue as a going concern.

Financial statements for Sound Concepts, Inc. as of December 31, 2017 and 2016 and for each of the two years in the period ended December 31, 2017 included in this prospectus, which constitutes a part of the registration statement, have been so included in reliance on the report of Weinberg & Company, P.A., an independent registered public accounting firm, appearing elsewhere herein and in the registration statement, given on the authority of said firm as an expert in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

We file quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains these reports, proxy and information statements, and other information we file electronically with the SEC. Our filings are available free of charge at the SEC’s website at www.sec.gov.

You can obtain copies of any of the documents incorporated by reference in this prospectus from us, or as described above, through the SEC’s website. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address 344 South Hauser Boulevard, Suite 414, Los Angeles, California 90036, Attention: Investor Relations, by emailing us at info@myverb.com, or by calling us at 855.250.2300. We also maintain a website, https://myverb.com/investor-relations-sec-filings/ through which you can obtain copies of the documents that we have filed with the SEC. We use our website as a channel of distribution for material company information. Important information, including financial information, analyst presentations, financial news releases, and other material information about us is routinely posted on and accessible at https://www.myverb.com/. The information set forth on, or accessible from, our website is not part of this prospectus.

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INDEX TO FINANCIAL STATEMENTS

Consolidated Financial Statements of Verb Technology Company, Inc.:
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2018 and 2017	F-3
Consolidated Statements of Operations for the years ended December 31, 2018 and 2017	F-4
Consolidated Statements of Stockholders’ Deficit for the years ended December 31, 2018 and 2017	F-5
Consolidated Statements of Cash Flows for the years ended December 31, 2018 and 2017	F-6
Notes to Consolidated Financial Statements	F-7

Financial Statements of Sound Concepts, Inc.:
Report of Independent Registered Public Accounting Firm	F-29
Consolidated Balance Sheets as of November 30, 2018 (unaudited) and December 31, 2017 and 2016	F-30
Consolidated Statements of Operations for the eleven months ended November 30, 2018 and 2017 (unaudited) and for the years ended December 31, 2017 and 2016	F-31
Consolidated Statements of Stockholders’ Equity (Deficit) for the eleven months ended November 30, 2018 and 2017 (unaudited) and for the years ended December 31, 2017 and 2016	F-32
Consolidated Statements of Cash Flows for the eleven months ended November 30, 2018 and 2017 (unaudited) and for the years ended December 31, 2017 and 2016	F-33
Notes to Consolidated Financial Statements	F-34

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors

Verb Technology Company, (formerly known as nFüsz, Inc.)

Los Angeles, California

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Verb Technology Company, Inc. (formerly known as nFüsz, Inc.) (the “Company”) as of December 31, 2018 and 2017, the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has incurred recurring operating losses and used cash in operations since inception and has a stockholders’ deficit at December 31, 2018. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the financial statements. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2017.

/s/ Weinberg & Company, P.A.

Weinberg & Company, P.A.

Los Angeles, CA

February 7, 2019, except Note 15 is dated as of March 15 , 2019

F-2

VERB TECHNOLOGY COMPANY, INC.

(formerly known as nFüsz, Inc.)

CONSOLIDATED BALANCE SHEETS

	December 31, 2018	December 31, 2017

ASSETS

Current assets:
Cash	$634,000	$11,000
Prepaid expenses	83,000	41,000
Accounts receivable	1,000	-
Total current assets	718,000	52,000
Deferred offering costs	162,000	-
Property and equipment, net	11,000	31,000
Other assets	7,000	9,000

Total assets	$898,000	$92,000

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$1,148,000	$665,000
Accrued officers’ salary	188,000	607,000
Accrued interest (including $41,000 and $99,000 payable to related parties)	46,000	248,000
Note payable	-	125,000
Notes payable - related parties	112,000	1,965,000
Convertible notes payable, net of discount of $1,082,000 and $675,000, respectively	818,000	1,020,000
Derivative liability	2,576,000	1,251,000
Total current liabilities	4,888,000	5,881,000

Long-term liabilities:
Notes payable - related parties	1,065,000	-
Total long-term liabilities	1,065,000	-

Total liabilities	5,953,000	5,881,000

Stockholders’ deficit
Preferred stock, $0.0001 par value, 15,000,000 shares authorized, none issued or outstanding	-	-
Common stock, $0.0001 par value, 200,000,000 shares authorized, 12,055,491 and 7,941,234 shares issued and outstanding as of December 31, 2018 and 2017	1,000	1,000
Additional paid-in capital	35,611,000	22,750,000
Accumulated deficit	(40,667,000)	(28,540,000)

Total stockholders’ deficit	(5,055,000)	(5,789,000)

Total liabilities and stockholders’ deficit	$898,000	$92,000

The accompanying notes are an integral part of these consolidated financial statements

F-3

VERB TECHNOLOGY COMPANY, INC.

(formerly known as nFüsz, Inc.)

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31, 2018	December 31, 2017

Net Sales	$32,000	$6,000

Operating Expenses:
Cost of revenue	52,000	8,000
Research and development	980,000	375,000
General and administrative	6,792,000	4,328,000
Total operating expenses	(7,824,000)	(4,711,000)

Loss from operations	(7,792,000)	(4,705,000)

Other income (expense)
Other Income / (Expense)	(5,000)	28,000
Financing costs	(798,000)	(643,000)
Interest expense - amortization of debt discount	(1,468,000)	(418,000)
Change in fair value of derivative liability	(1,167,000)	6,000
Debt extinguishment, net	(534,000)	(977,000)
Interest expense (including $211,000 and $236,000 to related parties)	(362,000)	(555,000)
Total other expense	(4,334,000)	(2,559,000)

Loss before income tax provision	$(12,126,000)	$(7,264,000)

Income tax provision	1,000	2,000

Net Loss	$(12,127,000)	$(7,266,000)

Loss per share - basic and diluted	$(1.23)	$(1.03)

Weighted average number of common shares outstanding - basic and diluted	9,870,890	7,076,540

The accompanying notes are an integral part of these consolidated financial statements

F-4

VERB TECHNOLOGY COMPANY, INC.

(formerly known as nFüsz, Inc.)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Years Ended December 31, 2018 and 2017

			Additional	Common
	Common Stock		Paid-in	Stock	Accumulated
	Shares	Amount	Capital	Issuable	Deficit	Total

Balance at December 31, 2016	6,310,771	$1,000	$17,825,000	$(20,000)	$(21,274,000)	(3,468,000)

Fair value vested options and warrants	-	-	445,000	-	-	445,000
Proceeds from sale of common stock	745,476	-	776,000	20,000	-	796,000
Fair value of common shares issued for services	552,029	-	2,088,000	-	-	2,088,000
Fair value of common stock issued upon conversion Preferred Series A	190,800	-	303,000	-		303,000
Fair value of common stock issued upon conversion of debt	68,413	-	182,000	-		182,000
Common shares issued upon exercise of put option	43,745	-	50,000	-		50,000
Fair value of shares of common stock issued to settle accounts payable	26,667	-	56,000	-	-	56,000
Fair value of common shares, warrants and beneficial conversion feature of issued notes	3,333	-	154,000	-		154,000
Fair value of warrants issued to extinguish debt and accounts payable	-	-	871,000	-		871,000
Net loss	-	-	-	-	(7,266,000)	(7,266,000)

Balance at December 31, 2017	7,941,234	1,000	22,750,000	-	(28,540,000)	(5,789,000)

Common shares issued upon exercise of warrants	1,074,921	-	22,000	-	-	22,000
Common shares issued upon exercise of options	32,508	-	34,000	-	-	34,000
Proceeds from sale of common stock	1,163,938	-	2,979,000	-	-	2,979,000
Fair Value of warrants issued for debt extension	-	-	1,188,000			1,188,000
Fair value of common shares issued for services	319,345	-	1,545,000	-	-	1,545,000
Fair value of common stock issued upon conversion of debt	1,243,189	-	3,066,000	-	-	3,066,000
Fair value of common stock upon issuance of convertible debt	96,667	-	595,000			595,000
Fair value of common stock issued upon conversion of accrued officer’s salary	27,148	-	582,000	-	-	582,000
Common shares issued upon exercise of put option	203,207	-	1,000,000	-	-	1,000,000
Fair value of vested stock options	-	-	1,870,000	-	-	1,870,000
Stock repurchase	(46,666)	-	(20,000)	-	-	(20,000)
Net loss	-	-	-	-	(12,127,000)	(12,127,000)

Balance at December 31, 2018	12,055,491	$1,000	$35,611,000	$-	$(40,667,000)	$(5,055,000)

The accompanying notes are an integral part of these consolidated financial statements

F-5

VERB TECHNOLOGY COMPANY, INC.

(formerly known as nFüsz, Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31, 2018	December 31, 2017

Operating Activities:
Net loss	$(12,127,000)	$(7,266,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Fair value of common shares issued for services and vested stock options	3,415,000	2,534,000
Financing costs	798,000	643,000
Amortization of debt discount	1,468,000	418,000
Change in fair value of derivative liability	1,167,000	(6,000)
Debt extinguishment costs, net	534,000	977,000
Depreciation and amortization	20,000	22,000
Conversion of Series A	-	217,000
Effect of changes in assets and liabilities:
Accounts payable, accrued expenses, and accrued interest	609,000	799,000
Other assets	2,000	7,000
Deferred revenue	-	-
Accounts receivable	(1,000)	8,000
Prepaid expenses	(42,000)	(30,000)
Net cash used in operating activities	(4,157,000)	(1,677,000)

Financing Activities:
Proceeds from sale of common stock	2,979,000	796,000
Proceeds from convertible note payable	1,772,000	813,000
Proceeds from exercise of put option	1,000,000	50,000
Proceeds from option exercise	34,000	-
Proceeds from warrant exercise	22,000	-
Proceeds from series A preferred stock	-	555,000
Payment of convertible notes payable	(845,000)	-
Deferred offering costs	(162,000)	-
Repurchase common stock	(20,000)	-
Redemption of series A preferred stock	-	(543,000)
Net cash provided by financing activities	4,780,000	1,671,000

Net change in cash	623,000	(6,000)

Cash - beginning of period	11,000	17,000

Cash - end of period	$634,000	$11,000

Supplemental disclosures of cash flow information:
Cash paid for interest	$402,000	$326,000
Cash paid for income taxes	$1,000	$2,000

Supplemental disclosure of non-cash investing and financing activities:
Conversion of note payable and accrued interest to common stock	$3,066,000	$56,000
Common stock issued to settle accrued officers salary	$582,000	$-
Fair value of derivative liability from issuance of convertible debt, inducement shares and warrant features	$1,694,000	$1,256,000
Fair value of warrants issued and beneficial conversion feature to extinguish debt	$-	$861,000
Fair value of common shares, warrants and beneficial conversion feature of issued convertible note	$-	$154,000
Common stock issued to settle accounts payable	$-	$182,000
Conversion of series A preferred stock		$304,000

The accompanying notes are an integral part of these consolidated financial statements

F-6

VERB TECHNOLOGY COMPANY, INC.

(formerly known as nFüsz, Inc.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

1.	DESCRIPTION OF BUSINESS

Organization

Cutaia Media Group, LLC (“CMG”) was a limited liability company formed on December 12, 2012 under the laws of the State of Nevada. On May 19, 2014, bBooth, Inc. was incorporated under the laws of the State of Nevada. On May 19, 2014, CMG was merged into bBooth, Inc. and bBooth, Inc. changed its name to bBooth (USA), Inc. The operations of CMG and bBooth (USA), Inc. became known as “bBoothUSA”.

On October 16, 2014, bBoothUSA completed a Share Exchange Agreement with Global System Designs, Inc. (“GSD”) which was accounted for as a reverse merger transaction. In connection with the closing of the Share Exchange Agreement, GSD management was replaced by bBoothUSA management, and GSD changed its name to bBooth, Inc.

Effective April 21, 2017, we changed our corporate name from bBooth, Inc. to nFüsz, Inc. The name change was effected through a parent/subsidiary short-form merger of nFüsz, Inc., our wholly-owned Nevada subsidiary, formed solely for the purpose of the name change, with and into us. We were the surviving entity. To effectuate the merger, we filed Articles of Merger with the Secretary of State of the State of Nevada on April 4, 2017 and a Certificate of Correction with the Secretary of State of the State of Nevada on April 17, 2017. The merger became effective on April 21, 2017. Our board of directors approved the merger, which resulted in the name change on that date. In accordance with Section 92A.180 of the Nevada Revised Statutes, stockholder approval of the merger was not required.

Effective February 1, 2019, we changed our corporate name from nFüsz, Inc. to Verb Technology Company, Inc. The name change was effected through a parent/subsidiary short-form merger of Verb Technology Company, Inc., our wholly-owned Nevada subsidiary, formed solely for the purpose of the name change, with and into us. We were the surviving entity. To effectuate the name-change merger, we filed Articles of Merger with the Secretary of State of the State of Nevada on January 31, 2019. The name-change merger became effective on February 1, 2019. Our board of directors approved the name-change merger, which resulted in the name change on that date. In accordance with Section 92A.180 of the Nevada Revised Statutes, stockholder approval of the name-merger was not required.

On February 1, 2019, we implemented a 1-for-15 reverse stock split (the “Reverse Stock Split”) of our Common Stock. The Reverse Stock Split became effective upon commencement of trading of our common stock, par value $0.0001 per share (the “Common Stock”) on February 4, 2019. As a result of the Reverse Stock Split, every fifteen (15) shares of our pre-Reverse Stock Split Common Stock were combined and reclassified into one share of our Common Stock. The number of shares of Common Stock subject to outstanding options, warrants, and convertible securities were also reduced by a factor of fifteen as of February 1, 2019. All historical share and per share amounts reflected throughout our consolidated financial statements and other financial information in this prospectus have been adjusted to reflect the Reverse Stock Split as if the split occurred as of the earliest period presented. The par value per share of our Common Stock was not affected by the Reverse Stock Split.

F-7

VERB TECHNOLOGY COMPANY, INC.

(formerly known as nFüsz, Inc.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

Nature of Business

We are an applications services provider, marketing cloud-based business software products under the brand name “Tagg” on a subscription basis. Our flagship product, TaggCRM, is a Customer Relationship Management (“CRM”) application that is distinguishable from other CRM programs because it utilizes interactive video as the primary means of communication between sales and marketing professionals and their clients or prospects. TaggCRM allows our users to create, distribute, and post interactive videos that contain on-screen clickable “Taggs,” which are interactive icons, buttons, and other on-screen elements, that, when clicked, allow their prospects and customers to respond to our users’ calls to action in real-time, in the video, while the video is playing, without leaving or stopping the video. For example, our technology allows a customer or a prospective customer the ability to click on a product they see featured in a video and buy it, or to click on a calendar icon in the video to make an appointment with a salesperson, among many other features and functionality. Tagg videos can be distributed via email or text messaging and can be posted on social media. Our users report increased sales conversion rates compared to traditional, non-interactive video.

We developed the proprietary, patent-pending interactive video technology that serves as the basis for all of our cloud-based, Software-as-a-Service (“SaaS”) Tagg applications. Our Tagg applications are accessible on all mobile and desktop devices and no software download is required to view the Tagg interactive videos. The Tagg applications also provide detailed analytics in the application dashboard that reflect when the videos were viewed, by whom, how many times, for how long, and what interactive Taggs were clicked-on in the video, among other things, all of which assist our users in focusing their sales and marketing efforts by identifying which clients or prospects have interest in the subject matter of the video. TaggCRM users receive a text message immediately notifying them that a customer or prospect received their video and additional text messages notifying them when that customer or prospect watched the video and shared the video so they can follow-up in real-time. Our Tagg application platform can accommodate any size sales or marketing campaign, and it is enterprise-class scalable to meet the needs of today’s global organizations.

Our TaggMED application is designed for physicians and other healthcare providers to create more efficient and effective interactive communications with patients. Patients are able to avoid unnecessary and inconvenient visits to their physicians’ or other healthcare providers’ offices by viewing and responding to interactive videos through in-video, on-screen clicks that are designed to assess the patient’s need for an office visit. If the patient’s responses to the interactive video indicate that an office visit is either necessary or desirable, the patient can schedule the office visit right through the video in real time. Patients can also download and print prescriptions, care instructions, and other physician distributed documents right from and through the video. TaggMED is offered on a subscription basis.

Our TaggEDU application is designed for teachers and school administrators for more effective communications with students, parents, and faculty. TaggEDU allows teachers to deliver interactive video lessons to students that are both more engaging and more effective. TaggEDU allows teachers to communicate with students through their mobile devices and computers to deliver lessons and tests/quizzes on the screen and in the Tagg video. The analytics capabilities of TaggEDU available on the application dashboard of the teacher or school administrator allow them to track which students watched the lesson, when, for how long, how many times, and track and report on test/quiz results. TaggEDU is offered on a subscription basis.

Our TaggLIVE application is also part of our proprietary interactive Tagg video applications portfolio. TaggLIVE is a Facebook application that works in conjunction with Facebook Live, allowing users of Facebook Live to place clickable Taggs on the screen of everyone watching their Facebook Live broadcasts in real time. Viewers can click the on-screen Taggs to purchase products and services placed there and offered by the person utilizing our TaggLIVE Facebook application. TaggLIVE is scheduled for release in the second quarter of 2019.

F-8

VERB TECHNOLOGY COMPANY, INC.

(formerly known as nFüsz, Inc.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, during the year ended December 31, 2018, the Company incurred a net loss of $12,127,000, used cash in operations of $4,157,000 and had a stockholders’ deficit of $5,055,000 as of December 31, 2018. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date of the financial statements being issued. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Our continuation as a going concern is dependent on our ability to obtain additional financing until we can generate sufficient cash flows from operations to meet our obligations. We intend to continue to seek additional debt or equity financing to continue our operations. There is no assurance that we will ever be profitable or that debt or equity financing will be available to us. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should we be unable to continue as a going concern.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Verb Technology Company, Inc. (formerly nFüsz, Inc. and, before that, bBooth, Inc.).

Use of Estimates

The preparation of financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Significant estimates include assumptions made in analysis of impairment of long term assets, realization of deferred tax assets, determining fair value of derivative liabilities, and value of equity instruments issued for services. Amounts could materially change in the future.

Revenue Recognition

We generate substantially all of our revenue from subscription services, which are comprised of subscription fees from customer accounts. Subscription service arrangements are generally non-cancelable and do not provide for refunds to customers in the event of cancellations or any other right of return. We record revenue net of sales or excise taxes.

On January 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The underlying principle of ASC 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contract(s), which includes (1) identifying the contract(s) or agreement(s) with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. Under ASC 606, revenue is recognized when performance obligations under the terms of a contract are satisfied, which occurs for the Company upon shipment or delivery of products or services to our customers based on written sales terms, which is also when control is transferred. Revenue is measured as the amount of consideration we expect to receive in exchange for transferring the products or services to a customer.

The implementation of ASC 606 had no impact on the prior period financial statements and no cumulative effect adjustment was recognized.

Property and Equipment

Property and equipment are recorded at historical cost and depreciated on a straight-line basis over their estimated useful lives of approximately five years once the individual assets are placed in service.

Long-Lived Assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. No impairment of long-lived assets was required for the years ended December 31, 2018 and 2017.

F-9

VERB TECHNOLOGY COMPANY, INC.

(formerly known as nFüsz, Inc.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board’s (“FASB”) ASC 740 “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The deferred tax assets of the Company relate primarily to operating loss carry-forwards for federal income tax purposes. A full valuation allowance for deferred tax assets has been provided because the Company believes it is not more likely than not that the deferred tax asset will be realized. Realization of deferred tax assets is dependent on the Company generating sufficient taxable income in future periods.

The Company periodically evaluates its tax positions to determine whether it is more likely than not that such positions would be sustained upon examination by a tax authority for all open tax years, as defined by the statute of limitations, based on their technical merits. The Company accrues interest and penalties, if incurred, on unrecognized tax benefits as components of the income tax provision in the accompanying consolidated statements of operations. As of December 31, 2018, and 2017, the Company has not established a liability for uncertain tax positions.

Deferred Offering Costs

Deferred offering costs consist principally of legal, accounting, and underwriters’ fees incurred related to the contemplated underwritten public offering of the Company’s Common Stock. These deferred offering costs will be charged against the gross proceeds received or will be charged to expense if the offering is not completed.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

The Company uses Level 2 inputs for its valuation methodology for the derivative liabilities as their fair values were determined by using a probability weighted average Black-Scholes-Merton pricing model based on various assumptions. The Company’s derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjusted to fair value of derivatives.

Share Based Payment

The Company issues stock options, Common Stock, and equity interests as share-based compensation to employees and non-employees.

The Company accounts for its share-based compensation to employees in accordance FASB ASC 718 “Compensation – Stock Compensation.” Stock-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the requisite service period.

The Company accounts for share-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC 505-50 “Equity – Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received or (b) the equity instruments issued. The final fair value of the share-based payment transaction is determined at the performance completion date. For interim periods, the fair value is estimated, and the percentage of completion is applied to that estimate to determine the cumulative expense recorded.

F-10

VERB TECHNOLOGY COMPANY, INC.

(formerly known as nFüsz, Inc.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

The Company values stock compensation based on the market price on the measurement date. As described above, for employees this is the date of grant, and for non-employees, this is the date of performance completion.

The Company values stock options using the Black-Scholes option pricing model. Assumptions used in the Black-Scholes model to value options issued during the years ended December 31, 2018 and 2017 are as follows:

	Year Ended	Year Ended
	December 31, 2018	December 31, 2017

Expected life in years	5.0	2.5 to 5.0
Stock price volatility	184.45% -190.22%	84.36% - 173.92%
Risk free interest rate	2.25% - 3.00%	1.22% - 2.23%
Expected dividends	0%	0%
Forfeiture rate	18%	21%

The risk-free interest rate was based on rates established by the Federal Reserve Bank. The Company uses the historical volatility of its Common Stock to estimate the future volatility for its Common Stock. The expected dividend yield was based on the fact that the Company has not customarily paid dividends in the past and does not expect to pay dividends in the future.

Research and Development Costs

Research and development costs consist of expenditures for the research and development of new products and technology. These costs are primarily expenses to vendors contracted to perform research projects and develop technology for the Company’s cloud-based, Tagg interactive video CRM SaaS platform.

Net Loss Per Share

Basic net loss per share is computed by using the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed giving effect to all dilutive potential shares of Common Stock that were outstanding during the period. Dilutive potential shares of Common Stock consist of incremental shares of Common Stock issuable upon exercise of stock options. No dilutive potential shares of Common Stock were included in the computation of diluted net loss per share because their impact was anti-dilutive. As of December 31, 2018, and 2017, the Company had total outstanding options of 2,478,974 and 1,456,064, respectively, and warrants of 940,412 and 1,895,761, respectively, which were excluded from the computation of net loss per share because they are anti-dilutive.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB ASC for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB ASC (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

F-11

VERB TECHNOLOGY COMPANY, INC.

(formerly known as nFüsz, Inc.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1:	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2:	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3:	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash and cash equivalents, prepaid expenses, and accounts payable and accrued expenses approximate their fair value due to their short-term nature. The carrying values financing obligations approximate their fair values due to the fact that the interest rates on these obligations are based on prevailing market interest rates. The Company uses Level 2 inputs for its valuation methodology for the derivative liabilities.

Concentrations

During the year ended December 31, 2018, the Company had a single vendor that accounted for 5% of all purchases, and 20.7% of all purchases in the same period in the prior year.

Recent Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update No. 2016-02 (ASU 2016-02), Leases (Topic 842). ASU 2016-02 requires a lessee to record a right-of-use asset and a corresponding lease liability, initially measured at the present value of the lease payments, on the balance sheet for all leases with terms longer than 12 months, as well as the disclosure of key information about leasing arrangements. ASU 2016-02 requires recognition in the statement of operations of a single lease cost, calculated so that the cost of the lease is allocated over the lease term, generally on a straight-line basis. ASU 2016-02 requires classification of all cash payments within operating activities in the statement of cash flows. Disclosures are required to provide the amount, timing and uncertainty of cash flows arising from leases. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application is permitted. The Company has not yet evaluated the impact of the adoption of ASU 2016-02 on the Company’s financial statement presentation or disclosures.

In July 2017, the FASB issued ASU No. 2017-11, “Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features; (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception” (“ASU 2017-11”). ASU 2017-11 allows companies to exclude a down round feature when determining whether a financial instrument (or embedded conversion feature) is considered indexed to the entity’s own stock. As a result, financial instruments (or embedded conversion features) with down round features may no longer be required to be accounted for as derivative liabilities. A company will recognize the value of a down round feature only when it is triggered, and the strike price has been adjusted downward. For equity-classified freestanding financial instruments, an entity will treat the value of the effect of the down round as a dividend and a reduction of income available to common stockholders in computing basic earnings per share. For convertible instruments with embedded conversion features containing down round provisions, entities will recognize the value of the down round as a beneficial conversion discount to be amortized to earnings. ASU 2017-11 is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted. The guidance in ASU 2017-11 can be applied using a full or modified retrospective approach. The Company is currently evaluating the impact of the adoption of ASU 2017-11 on the Company’s financial statement presentation or disclosures.

In June 2018, the FASB issued Accounting Standards Update 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). ASU 2018-07 expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. ASU 2018-07 also clarifies that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Revenue from Contracts with Customers (Topic 606). ASU 2018-07 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. The Company will adopt the provisions of ASU 2018-07 in the quarter beginning January 1, 2019. The adoption of ASU 2018-07 is not expected to have any impact on the Company’s financial statement presentation or disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

3.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31, 2018 and 2017.

	December 31, 2018	December 31, 2017

Furniture and fixtures	$57,000	$57,000
Office equipment	51,000	51,000

	108,000	108,000
Less: accumulated depreciation	(97,00)	(77,000)

	$11,000	$31,000

Depreciation expense amounted to $20,000 and $22,000 for the year ended December 31, 2018 and 2017, respectively.

4.	NOTES PAYABLE

On March 21, 2015, the Company issued a note payable to a third-party lender for the benefit of DelMorgan Group LLC (“DelMorgan”), financial consultant. The note was unsecured, bore interest at a rate of 12% per annum, payable monthly, beginning on April 20, 2015, and had an original maturity date of March 20, 2017.

On March 20, 2017, the Company entered into an extension agreement with the third-party lender to extend the maturity date of the note to March 20, 2018. All other terms of the note remained unchanged and there was no additional compensation or incentive given. As of December 31, 2017, the outstanding balance of the note equaled $125,000.

On January 29, 2018, the Company settled the debt of $125,000 in exchange for 83,333 shares of its Common Stock. There was no gain or loss recognized as the fair value of the shares of Common Stock issued approximated the note payable settled.

F-12

VERB TECHNOLOGY COMPANY, INC.

(formerly known as nFüsz, Inc.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

5.	NOTES PAYABLE – RELATED PARTIES

The Company has the following related parties outstanding notes payable as of December 31, 2018 and 2017:

Note	Issuance Date	Maturity Date	Interest Rate	Original Borrowing	Balance at December 31, 2018	Balance at December 31, 2017
Note 1 (A)	December 1, 2015	February 8, 2021	12.0%	$1,249,000	$825,000	$1,199,000
Note 2 (B)	December 1, 2015	February 8, 2021	12.0%	189,000	-	189,000
Note 3 (C)	December 1, 2015	April 1, 2017	12.0%	112,000	112,000	112,000
Note 4 (D)	April 4, 2016	June 4, 2021	12.0%	343,000	240,000	343,000
Note 5 (E)	April 4, 2016	December 4, 2018	12.0%	122,000	-	122,000

Total notes payable – related parties, net					1,177,000	1,965,000
Non-current					(1,065,000)	-
Current					$112,000	$1,965,000

(A)	On December 1, 2015, the Company issued a convertible note payable to Mr. Rory J. Cutaia, the Company’s majority stockholder and Chief Executive Officer, to consolidate all loans and advances made by Mr. Cutaia to the Company as of that date. The note bore interest at a rate of 12% per annum, was secured by the Company’s assets, and matured on April 1, 2017. Pursuant to the terms of the agreement, at Mr. Cutaia’s discretion, he could convert up to 30%, or $375,000, of the outstanding principal, plus accrued interest thereon, into shares of Common Stock at a conversion rate of $1.05 per share.

On May 4, 2017, the Company entered into an extension agreement with Mr. Cutaia to extend the maturity date of the note from April 1, 2017 to August 1, 2018. In consideration, the Company issued Mr. Cutaia a three-year warrant to purchase up to 117,013 shares of Common Stock at a price of $5.33 per share with a fair value of $517,000. All other terms of the note remain unchanged. The Company determined that the extension of the note’s maturity resulted in a debt extinguishment for accounting purposes since the fair value of the warrants granted was more than 10% of the original value of the convertible note. As result, the Company recorded the fair value of the new note, which approximated the original carrying value $1,199,000 and expensed the fair value of the warrants granted of $517,000 as debt extinguishment costs. As of December 31, 2017, total outstanding balance of the note amounted to $1,199,000.

On August 8, 2018, the Company entered into an extension agreement with Mr. Cutaia to extend the maturity date of the note to February 8, 2021. In consideration for extending the note the Company issued Mr. Cutaia warrants exercisable for up to 163,113 shares of Common Stock with a fair market value of $1,075,000. The Company determined that the extension of the note’s maturity date resulted in a debt extinguishment for accounting purposes since the fair value of the warrants granted was more than 10% of the original value of the convertible note. As result, the Company recorded the fair value of the new note, which approximates the original carrying value $1,199,000 and expensed the entire fair value of the warrants granted, or $1,075,000 as a debt extinguishment cost.

On September 30, 2018, Mr. Cutaia converted the convertible principal balance of $375,000 at $1.05 per share into 356,824 shares of restricted Common Stock.

As of December 31, 2018, the outstanding balance of the note amounted to $825,000.

(B)	On December 1, 2015, the Company issued a convertible note with Mr. Cutaia in the amount of $189,000 representing a portion of Mr. Cutaia’s accrued salary for 2015. The note was unsecured, bore interest at a rate of 12% per annum, and matured in April 2017. The note was convertible into shares of Common Stock at a conversion price of $1.05 per share.

On May 4, 2017, the Company entered into an extension agreement with Mr. Cutaia to extend the maturity date of the note from April 1, 2017 to August 1, 2018. All other terms of the note remain unchanged and there were no additional compensation or incentive given. As of December 31, 2017, the outstanding balance of the note amounted to $189,000.

On September 30, 2018, Mr. Cutaia converted the entire outstanding principal amount of $189,000 into 180,000 shares of restricted Common Stock.

F-13

VERB TECHNOLOGY COMPANY, INC.

(formerly known as nFüsz, Inc.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(C)	On December 1, 2015, the Company issued a note payable to a former member of the Company’s board of directors, in the amount of $112,000 representing unpaid consulting fees as of November 30, 2015. The note is unsecured, bears interest rate of 12% per annum, and matured in April 2017. As of December 31, 2017 and 2018, the outstanding principal balance of the note was equal to $112,000. As of December 31, 2018, the note was past due. The Company is currently in negotiations with the noteholder to settle the past due note.

(D)

On April 4, 2016, the Company issued a convertible note to Mr. Cutaia, in the amount of $343,000, to consolidate all advances made by Mr. Cutaia to the Company during the period December 2015 through March 2016. The note bore interest at a rate of 12% per annum, was secured by the Company’s assets, and matured on August 4, 2017. Pursuant to the terms of the note, a total of 30%, or $103,000, of the note principal can be converted to shares of Common Stock at a conversion price $1.05 per share.

On August 4, 2017, the Company entered into an extension agreement with Mr. Cutaia to extend the maturity date of the note from August 4, 2017 to December 4, 2018. In consideration for extending the note’s maturity, the Company issued Mr. Cutaia warrants to purchase up to 88,610 shares of Common Stock at a price of $2.25 per share with a fair value of $172,000. All other terms of the note remain unchanged. The Company determined that the extension of the note’s maturity resulted in a debt extinguishment for accounting purposes since the fair value of the warrants granted was more than 10% of the recorded value of the original convertible note. As a result, the Company recorded the fair value of the new note, which approximated the original carrying value $343,000, and expensed the entire fair value of the warrants granted of $172,000 as part of loss on debt extinguishment. As of December 31, 2017, the outstanding balance of the note amounted to $343,000.

On September 30, 2018, Mr. Cutaia converted the 30% principal amount of the note, or $103,000, into 98,093 shares of restricted Common Stock.

On December 4, 2018, the Company entered into an extension agreement with Mr. Cutaia to extend the maturity date of the note to June 4, 2021. In consideration for extending the note, the Company issued Mr. Cutaia warrants to purchase up to 23,562 shares of Common Stock, with a fair market value of the warrants totaling $111,000. The Company determined that the extension of the note’s maturity resulted in a debt extinguishment for accounting purposes since the fair value of the warrants granted was more than 10% of the original value of the convertible note. As result, the Company recorded the fair value of the new note, which approximates the original carrying value of $240,000 and expensed the entire fair value of the warrants granted of $111,000 as part of loss on debt extinguishment.

As of December 31, 2018, the outstanding balance of the note amounted to $240,000.

(E)

On April 4, 2016, the Company issued a convertible note payable to Mr. Cutaia in the amount of $122,000, representing his unpaid salary from December 2015 through March 2016. The note was unsecured, bore interest at a rate of 12% per annum, compounded annually, and matured on August 4, 2017. The note was also convertible into shares of the Company’s Common Stock at $1.05 per share.

On August 4, 2017, the Company entered into an extension agreement with Mr. Cutaia to extend the maturity date of the note from August 4, 2017 to December 4, 2018. All other terms of the note remain unchanged and there were no additional compensation or incentive given. As of December 31, 2017, the outstanding balance of the note amounted to $122,000.

On September 30, 2018, Mr. Cutaia converted $122,000 of outstanding principal amount into 116,701 shares of restricted Common Stock.

During the year ended December 31, 2018, the Company recorded total interest expense totaling $211,000 pursuant to the terms of the notes and paid $269,000 in interest.

F-14

VERB TECHNOLOGY COMPANY, INC.

(formerly known as nFüsz, Inc.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

6.	CONVERTIBLE NOTES PAYABLE

The Company has the following outstanding convertible notes payable as of December 31, 2018 and 2017:

Note	Note Date	Maturity Date	Interest Rate	Original Borrowing	Balance at December 31, 2018	Balance at December 31, 2017

Note payable (a)	April 3, 2016	April 4, 2018	12%	$680,000	$-	$680,000
Note payable (b)	June and August 2017	February and March 2018	5%	$220,000	-	220,000
Note payable (c)	Various	Various	5%	$320,000	-	320,000
Note payable (d)	December 8, 2017	December 8, 2018	8%	$370,000	-	370,000
Note payable (e)	December 13, 2017	September 20, 2018	8%	$105,000	-	105,000
Note payable (f)	October 19, 2018	April 19, 2019	10%	$1,500,000	1,500,000	-
Note payable (g)	October 30, 2018	April 29, 2019	5%	$400,000	400,000	-
Total notes payable					1,900,000	1,695,000
Debt discount					(1,082,000)	(675,000)

Total notes payable, net of debt discount					$818,000	$1,020,000

(a)

On April 3, 2016, the Company issued a convertible note payable to Oceanside Strategies, Inc. (“Oceanside”), a third party-lender, in the amount of $680,000 to consolidate all notes payable and accrued interest due to Oceanside as of that date. This note superseded and replaced all previous notes and liabilities due to Oceanside from fiscal years 2014 and 2015. The note was unsecured, bore interest at the rate of 12% per annum, compounded annually, and had an original maturity date of December 30, 2016. Pursuant to the terms of the note, the Company granted Oceanside the right to convert up to 30% of the principal amount of such note, or $204,000, into shares of the Company’s Common Stock at $1.05 per share and granted warrants to purchase up to 161,969 shares of Common Stock at $1.05 per share until April 4, 2019.

On December 30, 2016, the Company entered into an extension agreement with Oceanside to extend the maturity date of the note from December 30, 2016 to August 4, 2017. All other terms of the note remain unchanged. In consideration for Oceanside’s agreement to extend the maturity date to August 4, 2017, the Company granted Oceanside a warrant to purchase up to 161,969 shares of the Company’s Common Stock, exercisable at $1.20 per share until December 29, 2019, with a fair value of $159,000.

On August 4, 2017, the Company entered into an extension agreement with Oceanside to extend the maturity date of the note to from August 4, 2017 to April 4, 2018. All other terms of the note remain unchanged. In consideration for Oceanside’s agreement to extend the maturity date to August 4, 2018, the Company granted Oceanside a warrant to purchase up to 87,787 shares of the Company’s Common Stock, exercisable at $2.25 per share, until August 3, 2022, with a fair value of $171,000. The Company determined that the extension of the note’s maturity resulted in a debt extinguishment for accounting purposes since the fair value of the warrants granted was more than 10% of the recorded value of the original convertible note. As a result, Company recorded the fair value of the new note which approximates the original carrying value of $680,000 and expensed the entire fair value of the warrants granted, or $171,000, as part of loss on debt extinguishment. As of December 31, 2017, the outstanding balance of the note amounted to $680,000.

In March 2018, the entire principal amount due was settled through the issuance of 305,967 shares of Common Stock. As a result of this conversion, the Company also recorded a loss on debt extinguishment of $1,090,000 to account for the fair value of the 65,469 shares of Common Stock issued to settle the remaining 70%, or $476,000, of the note principal and accrued interest that was not initially convertible to shares of Common Stock.

F-15

VERB TECHNOLOGY COMPANY, INC.

(formerly known as nFüsz, Inc.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(b)

In June and August of 2017, the Company issued unsecured convertible notes to an unaffiliated third-party in the amount of $220,000 in exchange for cash of $200,000, representing an original issue discount of $10,500, and prepaid interest of $10,000. The notes bore interest at a rate of 5% per annum, matured in February and March 2018, and were convertible to shares of Common Stock at a conversion price of either $3.755 per share or $1.50 per share. As part of the issuance, the Company also (i) granted warrants to purchase up to 22,000 shares of Common Stock at $4.50 per share and (ii) issued 3,333 shares of Common Stock with a fair value $12,500. As a result, the Company recorded a debt discount of $175,000 to account for the original issue discount and prepaid interest of $21,000, the relative fair value of the warrants of $40,000, the fair value of the shares of Common Stock of $13,000, and the beneficial conversion feature of $102,000. The debt discount is being amortized to interest expense over the term of the note. As of December 31, 2017, the outstanding balance of the note was $22,000 and unamortized debt discount was $40,000.

In March 2018, the entire outstanding principal amount of the notes, and all accrued interest thereon, were settled and converted into 102,900 shares of Common Stock pursuant to the conversion terms of the notes and we expensed the unamortized debt discount.

(c)	On September 26, 2017, we entered into a purchase agreement, dated September 15, 2017, with Kodiak Capital Group, LLC (“Kodiak”). Under the purchase agreement, the Company was entitled to, from time to time, in the Company’s discretion, sell shares of its Common Stock to Kodiak for aggregate gross proceeds of up to $2,000,000. Unless terminated earlier, Kodiak’s purchase commitment automatically terminates on the earlier of the date on which Kodiak has purchased our shares pursuant to the purchase agreement for an aggregate purchase price of $2,000,000, or September 15, 2019. The Company has no obligation to sell any shares under the purchase agreement.

From September 2017 through November 2017, the Company issued three convertible notes payable totaling $320,000 in exchange for cash of $200,000, representing an original issue discount of $20,000, and settlement of financing expenses of $100,000 incurred by Kodiak pursuant to the purchase agreement. The notes were unsecured, had maturity dates starting in March 2018 through June 2018, and bore interest at a rate of 5% per annum. The notes were also convertible into shares of Common Stock at price of $3.75 per share or 70% of the 10-day VWAP prior to conversion, whichever is lower. As part of the issuances, the Company also granted Kodiak a five-year, fully vested, warrant to purchase up to 133,333 shares of Common Stock, exercisable at $2.25 and $3.00 per share.

The Company determined that since there was no minimum conversion price, it could no longer determine if it had enough authorized shares to fulfill its conversion obligation. As such, pursuant to current accounting guidelines, the Company determined that the conversion feature of these three notes created a derivative with a fair value totaling $412,000 at the date of issuances. The Company accounted for the fair value of the derivative up to the face amount of the notes of $320,000 as a valuation discount to be amortized over the life of the note, and the excess of $92,000 being recorded as part of financing cost. See Note 8, Derivative Liability, to these audited consolidated financial statements for further discussion. In addition, the Company also recorded the notes’ original issue discount totaling $20,000 and the $100,000 note payable issued to settle financing expenses related to the agreement with Kodiak as part of financing costs. As of December 31, 2017, the outstanding balance of the note amounted to $320,000 and unamortized debt discount was $191,000.

In March 2018, the Company paid Kodiak $226,000 to settle two notes payable totaling $220,000, and all accrued interest thereon, and amortized the corresponding unamortized debt discount of $114,000 to interest expense. As part of the payment, Kodiak cancelled one note payable in the outstanding principal amount of $100,000. As a result of the note’s cancellation, the Company recorded a gain on debt extinguishment of $23,000, to account for the cancellation of the $100,000 note payable, less the amortization of the corresponding debt discount of $77,000.

F-16

VERB TECHNOLOGY COMPANY, INC.

(formerly known as nFüsz, Inc.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(d)

On December 8, 2017, the Company issued unsecured convertible notes to EMA Financial, LLC (“EMA”) and Auctus Fund, LLC (“Auctus”) totaling $370,000 in principal, in exchange for cash of $323,000, representing an original issue discount of $47,000. The notes bore interest at a rate of 8% per annum and matured on December 8, 2018. The notes were also convertible into shares of Common Stock at a conversion price equal to the lower of: (i) the closing sale price of the Common Stock as reported by the principal market (as defined in the notes) on the trading day immediately preceding the closing date, and (ii) 70% of either the lowest sale price for the Common Stock as reported by the principal market during the ten (10) consecutive trading days including and immediately preceding the conversion date, or the closing bid price.

The Company determined that since there was no minimum conversion price, that it could no longer determine if it had enough authorized shares to fulfill the conversion obligation. As such, pursuant to current accounting guidelines, the Company determined that the conversion feature of the note created a derivative with a fair value of $565,000 at the date of issuance. The Company accounted for the fair value of the derivative up to the face amount of the note of $370,000 as a valuation discount to be amortized over the life of the note, and the excess of $195,000 was recorded as part of financing cost. See Note 8, Derivative Liability, to these audited consolidated financial statements for discussion of derivative liability. In addition, the Company also recorded the notes’ original issue discount of $47,000 as part of financing costs.

As part of the offering, the Company also granted EMA and Auctus a five-year warrant to acquire up to 160,000 shares of the Company’s Common Stock with an exercise price of $1.65 per share. Warrants to acquire up to 80,000 shares of Common Stock contained (i) a full ratchet reset provision in the event the Company engages in a future equity offering and the Company offers equity securities at a price less than $1.65 per share and (ii) a fundamental transaction provision that could give rise to an obligation to pay cash to the warrant holder. As such, pursuant to current accounting guidelines, the Company determined that the warrant exercise price and fundamental transaction provision created a derivative with a fair value of $119,000 at the date of issuance. The Company accounted for the fair value of the derivative as part of finance cost. See Note 8, Derivative Liability, to these audited consolidated financial statements for discussion of derivative liability. As of December 31, 2017, the outstanding balance of the notes amounted to $370,000 and unamortized debt discount was $344,000.

In January 2018, the Company issued similar convertible notes payable totaling $150,000 in exchange for cash of $130,000. The notes were secured by the Company’s assets, bore interest of 8% per annum, matured in January 2019, and was convertible into shares of Common Stock at a conversion price equal to 70% of the Company’s 10-day VWAP. The Company determined that since there was no minimum conversion price, that it could no longer determine if it had enough authorized shares to fulfill its conversion obligation. As such, pursuant to current accounting guidelines, the Company determined that the conversion feature of the notes created a derivative with a fair value of $253,000 at the date of issuance. The Company accounted for the fair value of the derivative up to the face amount of the note of $150,000 as a valuation discount to be amortized over the life of the note, and the excess of $103,000 was recorded as a financing cost. See Note 8, Derivative Liability, to these audited consolidated financial statements for discussion of derivative liability. In addition, the Company also recorded the notes’ original issue discount of $20,000 as a financing cost.

As part of the convertible note offering, the Company also granted a five-year warrant to acquire up to 66,667 shares of the Company’s Common Stock with an exercise price of $2.10 per share. Warrants to purchase up to 33,333 shares of Common Stock included (i) a full ratchet reset provision in the event the Company engaged in a future equity offering at an offering price less than $2.10 per share and (ii) a fundamental transaction provision that could give rise to an obligation to pay cash to the warrant holder and a reset of the exercise price. As such, pursuant to current accounting guidelines, the Company determined that the warrant exercise price and fundamental transaction provision created a derivative with a fair value of $49,000 at the date of issuance. The Company accounted for the fair value of the derivative as a financing cost. See Note 8, Derivative Liability, to these audited consolidated financial statements for discussion of derivative liability.

In March 2018, the Company settled the entire outstanding principal amount of the notes in cash and expensed the corresponding debt discount of $494,000.

(e)	On December 14, 2017, the Company issued an unsecured convertible note to PowerUp Lending Group, Ltd. in the amount of $105,000 in exchange for cash of $90,000, representing an original issue discount of $15,000. The note matured on September 20, 2018 and bore interest at a rate of 8% per annum. The note was convertible into shares of Common Stock at a conversion price equal to 70% multiplied by the market price, which is equal to the lowest trading price of the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date.

F-17

VERB TECHNOLOGY COMPANY, INC.

(formerly known as nFüsz, Inc.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

The Company determined that since there was no minimum conversion price, it could no longer determine if it had enough authorized shares to fulfill the conversion obligation. As such, pursuant to current accounting guidelines, the Company determined that the conversion feature of the note created a derivative with a fair value of $160,000 at the date of issuance. The Company accounted for the fair value of the derivative up to the face amount of the note of $105,000 as a valuation discount to be amortized over the life of the note, and the excess of $55,000 being recorded as part of financing cost. See Note 8, Derivative Liability, to these audited consolidated financial statements for discussion of derivative liability. In addition, the Company also recorded the note’s original issue discount of $15,000 as part of financing costs. As of December 31, 2017, the outstanding principal amount of the note was $105,000, and unamortized debt discount was $100,000.

In March 2018, the Company settled the principal amount of the note and expensed the corresponding debt discount of $100,000.

(f)

On October 19, 2018, the Company issued an unsecured convertible note to Bellridge Capital, LP (“Bellridge”), an unaffiliated third-party entity, in the aggregate principal amount of $1,500,000 in exchange for net proceeds of $1,242,000, representing an original issue discount of $150,000, and paid legal and financing expenses of $109,000. In addition, the Company issued 96,667 shares of its Common Stock with a fair value of $595,000. The note is unsecured and does not bear interest; however, the implied interest rate was determined to be 10% since the note was issued at a 10% less than its face value. The note matures in April 2019. The note is also convertible into shares of the Company’s Common Stock only on or after the occurrence of an uncured “Event of Default.” Primarily, the Company will be in default if it does not repay the principal amount of the note, as required. The other events of default are standard for the type of transaction represented by the related securities purchase agreement and the note. The conversion price in effect on any date on which some or all of the principal of the note is to be converted shall be a price equal to 70% of the lowest VWAP during the ten trading days immediately preceding the date on which the third party provided its notice of conversion. Upon an Event of Default, the Company will owe the third party an amount equivalent to 110% of the then-outstanding principal amount of the note in addition to of all other amounts, costs, expenses, and liquidated damages that might also be due in respect thereof. The Company has agreed that, on or after the occurrence of an Event of Default, it will reserve and keep available that number of shares of its Common Stock that is at least equal to 200% of the number of such shares that potentially would be issuable pursuant to the terms of the securities purchase agreement and the note (assuming conversion in full of the note and on any date of determination). The Company determined that, because the conversion price is unknown, the Company could not determine if it had enough authorized shares to fulfill the conversion obligation. As such, pursuant to current accounting guidelines, the Company determined that the conversion feature of the note created a derivative with a fair value of $1,273,000 at the date of issuance.

As a result of the issuance of the note, the Company incurred aggregate costs of $2,126,000 related to the note’s original issue discount, legal and financing expenses, the fair value of the Common Stock issued and the recognition of the derivative liability. The Company recorded these costs as a note discount up to the face value of the note of $1,500,000 and the remaining $626,000 as financing costs. The note discount is being amortized over the six-month term of the note.

As of December 31, 2018, the outstanding BALANCE of the note amounted to $1,500,000 and unamortized debt discount was $881,000.

(g)	On October 30, 2018, the Company issued two unsecured convertible notes to one current investor and one otherwise unaffiliated third-party in the aggregate principal amount of $400,000. The notes bear interest at a rate of 5% per annum and will mature on April 29, 2019. Upon the Company’s consummation of the contemplated underwritten public offering of the Company’s Common Stock, all, and not less than all, of (i) the outstanding principal amount and (ii) the accrued interest thereunder will be converted into shares of the Company’s Common Stock that shall have been registered therein. The per-share conversion price will be seventy-five percent (75%) of the offering price of the Common Stock. The Company determined that, because the conversion price is unknown, that the Company could not determine if it had enough authorized shares to fulfill the conversion obligation. As such, pursuant to current accounting guidelines, the Company determined that the conversion feature of the notes created a derivative with a fair value of $302,000 at the date of issuance and was accounted as a debt discount and is being amortized over the term of the notes payable.

As of December 31, 2018, outstanding principal amount of the note amounted to $400,000 and unamortized debt discount was $201,000.

F-18

VERB TECHNOLOGY COMPANY, INC.

(formerly known as nFüsz, Inc.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

7.	CONVERTIBLE SERIES A PREFERRED STOCK

On February 14, 2017, the Company entered into a Securities Purchase Agreement with an unaffiliated, accredited investor for the sale and issuance of its Series A preferred stock. As part of the agreement, the investor agreed to purchase a total of 1,050,000 shares of Series A preferred stock valued at $1,050,000 in exchange for cash of $1,000,000, or a discount of $50,000, in various tranches.

The Series A preferred stock had the following rights and privileges:

●	25% redemption premium;
●	Senior rights in terms preference as to dividends, distributions, and payments upon the liquidation, dissolution, and winding up of the Company;
●	Accrued dividends at a rate of 5% per annum;
●	Mandatorily redeemable at an installment basis starting August 13, 2017 in the amount of $63,000 plus accrued interest. The Company had the option to redeem the Series A preferred stock shares in cash or in shares of Common Stock based upon the Company’s 5-day Volume Weighted Average Price (“VWAP”).

The Company considered the guidance of ASC 480-10, Distinguishing Liabilities From Equity to determine the appropriate treatment of the Series A preferred stock shares. Pursuant to ASC 480-10, the Company determined that the Series A preferred stock shares was an obligation to be settled, at the option of the Company, in cash or in variable number of shares of Common Stock with a fixed monetary value that should be recorded as a liability under ASC 480-10.

During the year ended December 31, 2017, the Company issued 630,000 Series A preferred stock shares in exchange for cash of $555,000 and a discount of $75,000. Subsequent to the issuance of the Series A preferred stock shares, the Company redeemed the entire Series A preferred stock shares totaling $630,000 in exchange for 190,800 shares of Common Stock with a fair value of $304,000 and cash payments totaling $543,000, for a total redemption price of $847,000. As a result of this redemption, the Company recognized interest expense of $217,000 to account for the 25% redemption premium of $158,000, the excess of the fair value of the Common Stock shares issued over the Series A preferred stock shares of $46,000 and the 5% interest due of $14,000. In addition, the Company also amortized the entire $75,000 discount to interest expense. As of December 31, 2017, all of the Series A preferred stock shares were fully redeemed, and no shares remained outstanding.

8.	DERIVATIVE LIABILITY

Under authoritative guidance used by the FASB on determining whether an instrument (or embedded feature) is indexed to an entity’s own stock, instruments which do not have fixed settlement provisions are deemed to be derivative instruments. The Company has issued certain convertible notes whose conversion price contains reset provisions based on a future offering price and/or whose conversion price is based on a future market price. However, since the number of shares to be issued is not explicitly limited, the Company is unable to conclude that enough authorized and unissued shares are available to share settle the conversion option. In addition, the Company also granted certain warrants whose exercise price is subject to reset based on a future market price.

As a result, the conversion option and warrants are classified as a liability and bifurcated from the debt host and accounted for as a derivative liability in accordance with ASC 815 and will be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

F-19

VERB TECHNOLOGY COMPANY, INC.

(formerly known as nFüsz, Inc.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

The derivative liabilities were valued using a probability weighted average Black-Scholes-Merton pricing model with the following average assumptions:

	Upon Issuance	December 31, 2018	December 31, 2017
Stock Price	$3.00	$4.80	$1.50
Exercise Price	$2.25	$2.70	$0.90
Expected Life	1.60	1.78	1.26
Volatility	177%	184%	189%
Dividend Yield	0%	0%	0%
Risk-Free Interest Rate	1.70%	2.6%	1.72%

The expected life of the conversion feature of the notes and warrants was based on the remaining contractual term of the notes and warrants. The Company uses the historical volatility of its Common Stock to estimate the future volatility for its Common Stock. The expected dividend yield was based on the fact that the Company has not paid dividends in the past and does not expect to pay dividends in the future. The risk-free interest rate was based on rates established by the Federal Reserve Bank. As of December 31, 2017, the Company had recorded a derivative liability of $1,251,000.

During the year ended December 31, 2018, the Company recorded an additional derivative liability totaling $1,877,000 as a result of the issuance of convertible notes and warrants. The Company also extinguished derivative liability of $1,719,000 upon the conversion and payment of outstanding convertible notes payable, which was recorded as part of gain on extinguishment of debt. In addition, the Company also recorded a change in fair value of $1,167,000 to account the change in fair value of these derivative liabilities up to the dates of the extinguishment and at December 31, 2018. At December 31, 2018, the fair value of the derivative liability amounted to $2,576,000. The details of the derivative liability transactions during the year ended December 31, 2018 and 2017 are as follows:

	December 31, 2018	December 31, 2017
Beginning Balance	$1,251,000	$1,256,000
Fair value upon issuance of notes payable and warrants	1,877,000	-
Change in fair value	1,167,000	(5,000)
Extinguishment	(1,719,000)	-
Ending Balance	$2,576,000	$1,251,000

9.	COMMON STOCK

The following were Common Stock transactions during the year ended December 31, 2018:

Shares Issued from Stock Subscription – The Company issued stock subscription to investors. For the year ended December 31, 2018, the Company issued 1,163,938 shares of Common Stock for net proceeds of $2,979,000. The proceeds were used to pay off debt and for operations.

Shares Issued for Services – During the year ended December 31, 2018, the Company issued 319,345 shares of Common Stock to employees and vendors for services rendered with a fair value of $1,545,000. These shares of Common Stock were valued based on market value of the Company’s stock price at the date of grant or agreement. Included in these issuances were 300,000 shares of Common Stock with a fair value of $1,539,000 granted to officers and a director of the Company for services rendered.

F-20

VERB TECHNOLOGY COMPANY, INC.

(formerly known as nFüsz, Inc.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

Shares Issued from Conversion of Note Payable – During the year ended December 31, 2018, the Company issued 1,243,189 shares of Common Stock upon conversion of notes payable and accrued interest. See Notes 4, Notes Payable, 5, Notes Payable – Related Parties, and 6, Notes Payable, to these audited consolidated financial statements.

Shares Issued Upon Issuance of Convertible Note – In October 2018, the Company granted a note holder 96,667 shares of Common Stock with a fair value of $595,000 as an inducement for the issuance of a note payable. See Note 6, Convertible Notes Payable, to these audited consolidated financial statements.

Shares Issued for Accrued Officer’s Salary – On March 28, 2018, the Company converted $582,000 of the Chief Executive Officer’s accrued salary into 27,148 shares of Common Stock with a fair value of $582,000 at the date of conversion.

Shares Issued Upon Exercise of Put Option – In January and February 2018, the Company provided put notices to Kodiak and issued 203,207 shares of Common Stock in exchange for cash of $1,000,000. See Note 6, Convertible Notes Payable, to these audited consolidated financial statements. As part of the put option agreement, the Company also granted Kodiak the prorated warrants to purchase up to 133,333 shares of Common Stock at $3.75 per share.

Shares Repurchased. For the year ended December 31, 2018, the Company repurchased 46,666 shares of Common Stock from investors for $20,000.

The following were Common Stock transactions during the year ended December 31, 2017:

Shares Issued from Stock Subscription –For the year ended December 31, 2017, the Company issued 745,476 shares of Common Stock for net proceeds of $796,000. As part of the offering, the Company granted an investor warrants to purchase 6,667 shares of Common Stock. The exercise price of the warrants is $6.00 per share, with an expiration date of May 21, 2019, and fully vested on the grant date.

Shares Issued for Services – For the year ended December 31, 2017, the Company issued 552,029 shares of Common Stock to vendors for services rendered and recorded stock compensation expense of $1,647,000. In addition, the Company granted two of its officers and its lead director a total of 30,000 shares of Common Stock for services rendered since January 1, 2017 through the date of grant in March 2018. Approximately $441,000 has been recognized as part of stock compensation expense related to this award for the year ended December 31, 2017.

Shares Issued for Preferred Stock - During the year ended December 31, 2017, the Company redeemed 630,000 shares of Series A Preferred stock with a value of $630,000 in exchange for 190,800 shares of Common Stock with a fair value of $304,000. See Note 7, Convertible Series A Preferred Stock, to these audited consolidated financial statements.

Shares Issued for Conversion of Debt - During the year ended December 31, 2017, the Company issued 68,413 shares of Common Stock with fair value of $182,000, as settlement of a note payable.

F-21

VERB TECHNOLOGY COMPANY, INC.

(formerly known as nFüsz, Inc.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

Shares Issued as Part of Put Notice – In November 2017, the Company issued a put notice to Kodiak and issued 43,745 shares of Common Stock in exchange for cash of $50,000. In addition, the Company also issued Kodiak the prorated warrants to purchase up to 6,667 shares of Common Stock at an exercise price of $3.75 per share.

Shares Issued for Accounts Payable - The Company amended an agreement with a vendor and issued 26,667 shares of Common Stock as full and final payment to the vendor on accounts payable owed of $30,000. The fair value of the shares was $56,000 at the date of issuance, and as such, the Company recorded a loss on debt extinguishment of $26,000.

Shares Issued with Note Payable – In June 2017, as part of a note issuance, the Company granted the note holder 3,333 shares of Common Stock with a fair value of $13,000.

10.	STOCK OPTIONS

Effective October 16, 2014, the Company adopted the 2014 Stock Option Plan (the “Plan”) under the administration of the board of directors to retain the services of valued key employees and consultants of the Company.

A summary of option activity for the years ended December 31, 2018 and 2017 are presented below.

		Exercise	Contractual	Intrinsic
	Options	Price	Life (Years)	Value

Outstanding at December 31, 2016	702,064	$4.95	4.03	$-
Granted	880,667	2.55	-	-
Forfeited	(126,667)	2.40	-	-
Exercised	-	-	-	-
Outstanding at December 31, 2017	1,456,064	$3.90	2.09	$-
Granted	1,400,418	6.75	-	-
Forfeited	(345,000)	5.85	-	-
Exercised	(32,508)	1.05	-	-
Outstanding at December 31, 2018	2,478,974	$5.25	2.93	$2,660,000

Vested December 31, 2018	958,115	$4.35		$2,039,000

Exercisable at December 31, 2018	753,654	$5.25		$889,000

The following were stock options transactions during the year ended December 31, 2018:

During the year ended December 31, 2018, the Company granted stock options to employees and consultants to purchase a total 1,400,418 shares of Common Stock for services rendered. The options have an average exercise price of $6.75 per share, expire in five years, and vest on the grant date or over a period of four years from the grant date. The total fair value of these options at grant date was approximately $9,712,000 using the Black-Scholes Option Pricing model. The total stock compensation expense recognized relating to the vesting of stock options for the year ended December 31, 2018 amounted to $1,870,000. As of December 31, 2018, the total unrecognized stock-based compensation expense was $6,591,000, which is expected to be recognized as part of operating expense through December 2021.

During the year ended December 31, 2018, options were exercised resulting in the issuance of 32,508 shares of Common Stock. The Company received cash of $34,000 upon exercise of the options.

The following were stock options transactions during the year ended December 31, 2017:

During the year ended December 31, 2017, the Company granted stock options to employees and consultants to purchase a total of 880,667 shares of Common Stock for services rendered. The options have an average exercise price of $2.55 per share, expire in five years, and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $1,781,000 using the Black-Scholes option pricing model. The total stock compensation expense recognized relating to vesting of these stock options for the year ended December 31, 2017 amounted to $418,000.

The fair value of the share option awards was estimated using the Black-Scholes method based on the following weighted-average assumptions:

Years Ended December 31,
	2018	2017
Risk-free interest rate	2.25%-3.00%	1.22%-2.23%
Average expected term (years)	5 years	5 years
Expected volatility	184.45%-190.22%	84.36%-173.92%
Expected dividend yield	-	-

Common Stock; and the expected dividend yield is based on the fact that the Company has not paid dividends in the past and does not expect to pay dividends in the future.

F-22

VERB TECHNOLOGY COMPANY, INC.

(formerly known as nFüsz, Inc.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

11.	STOCK WARRANTS

The Company has the following warrants as of December 31, 2018 and 2017:

			Weighted-
		Weighted-	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Warrants	Price	Life (Years)	Value

Outstanding at December 31, 2016	1,230,351	$1.50	2.62	$-
Granted	665,410	2.85	-	-
Forfeited	-	-	-	-
Exercised	-	-	-	-
Outstanding at December 31, 2017	1,895,761	$1.95	2.79	$-
Granted	386,675	5.10	-	-
Forfeited	(56,486)	1.05	-	-
Exercised	(1,285,538)	1.80	-	-
Outstanding at December 31, 2018, all vested	940,412	$3.60	2.32	$1,806,000

The following were stock warrant transactions during the year ended December 31, 2018:

During the year ended December 31, 2018, 1,285,538 warrants were exercised resulting in the issuance of 1,074,921 shares of Common Stock. The Company received cash of $22,000 upon the exercise of the warrants.

During the year ended December 31, 2018, the Company granted warrants to note holders to purchase a total of 66,667 shares of Common Stock. The warrants are exercisable at an average price of $2.10 per share and will expire in January 2023. Warrants exercisable for an aggregate of 33,333 shares of Common Stock were accounted for as a derivative liability.

On February 21, 2018, the Company granted warrants exercisable for 133,333 shares of Common Stock as part of the exercise of its put option with Kodiak. The exercise price of the warrants is $3.75 per share and the warrants expire on February 20, 2023.

F-23

VERB TECHNOLOGY COMPANY, INC.

(formerly known as nFüsz, Inc.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

On August 8, 2018, the Company granted warrants exercisable for 163,113 shares of Common Stock in connection with the extension of the maturity date of a secured note payable. See Note 5, Notes Payable-Related Parties, to these audited consolidated financial statements.

On December 4, 2018, the Company granted warrants exercisable for 23,562 shares of Common Stock in connection with the extension of the maturity date of a secured note payable. See Note 5, Notes Payable-Related Parties, to these audited condensed consolidated financial statements.

The following were stock warrant transactions during the year ended December 31, 2017:

On April 1, 2017, the Company granted warrants to a consultant to purchase 25,000 shares of Common Stock at an exercise price of $1.80 per share. The warrants expire on March 31, 2019 and were fully vested on the grant date. The total share-based compensation expense recognized relating to these warrants for the year ended December 31, 2017 amounted to $27,000.

On May 22, 2017, the Company issued warrants to purchase 6,667 shares of Common Stock as part of an equity offering. The exercise price is $6.00 per share, the warrants expire on May 21, 2019, and were fully vested on grant date.

In May and August 2017, the Company entered into extension agreements with Mr. Cutaia to extend the maturity date of certain secured notes. In consideration for Mr. Cutaia’s agreement to extend the maturity dates, the Company granted Mr. Cutaia warrants to purchase up to 205,623 shares of Common Stock, exercisable at $2.25 per share and $5.40 per share, with expiration dates starting in May 2020.

In August 2017, the Company entered into extension agreement with a noteholder to extend the maturity date of note payable. In consideration, the Company granted the note holder warrants to purchase up to 87,787 shares of Common Stock, exercisable at $2.25 per share, with expirations dates starting in August 2020.

From June 2017 through December 2017, the Company issued warrants to note holders to purchase up to 322,000 shares of Common Stock. The warrants are exercisable at an average price of $2.25 per share and will expire starting in June 2020 through December 2022. A total of 80,000 shares of Common Stock were accounted as a derivative liability.

On September 16, 2017, the Company issued warrants to purchase up to 18,333 shares of Common Stock in exchange for full settlement and release of a disputed, unasserted claim. The exercise price was $1.20 per share and expired on March 15, 2018. The warrants were fully vested on grant the date with a fair value of $10,000 which was recorded as part of loss on debt extinguishment.

The total expense recognized relating to the vesting of these stock warrants for the year ended December 31, 2017 amounted to $27,000.

F-24

VERB TECHNOLOGY COMPANY, INC.

(formerly known as nFüsz, Inc.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

12.	INCOME TAXES

Significant components of the Company’s deferred tax assets and liabilities are as follows:

	December 31, 2018	December 31, 2017
Net operating loss carry-forwards	$5,300,000	$3,464,000
Share based compensation	(524,000)	(704,000)
Non-cash interest and financing expenses	(694,000)	(833,000)
Other temporary differences	(378,000	(108,000)
Less: Valuation allowance	(3,704,000)	(1,819,000)
Deferred tax assets, net	$-	$-

The items accounting for the difference between income taxes computed at the federal statutory rate and the provision for income taxes were as follows:

	December 31, 2018	December 31, 2017
Statutory federal income tax rate	(21.0)%	(34.0)%
State taxes, net of federal benefit	(6.0)%	(5.8)%
Non-deductible items	(0.1)%	(0.1)%
Change in valuation allowance	27.9%	27.9%
	0.0%	0.0%

ASC 740 requires that the tax benefit of net operating losses carry forwards be recorded as an asset to the extent that management assesses that realization is “more likely than not.” Realization of the future tax benefits is dependent on the Company’s ability to generate sufficient taxable income within the carry forward period. Because of the Company’s recent history of operating losses, management believes that recognition of the deferred tax assets arising from the above-mentioned future tax benefits is currently not likely to be realized and, accordingly, has provided a 100% valuation allowance against the asset amounts.

Any uncertain tax positions would be related to tax years that remain open and subject to examination by the relevant tax authorities. The Company has no liabilities related to uncertain tax positions or unrecognized benefits as of the year end December 31, 2018 or 2017. The Company has not accrued for interest or penalties associated with unrecognized tax liabilities.

On December 22, 2017, the Tax Cuts and Jobs Act (the “TCJ Act”) was enacted into law. The TCJ Act provides for significant changes to the U.S. Internal Revenue Code of 1986, as amended (the “Code”), that impact corporate taxation requirements, such as the reduction of the federal tax rate for corporations from 35% to 21% and changes or limitations to certain tax deductions.

The Company is currently assessing the extensive changes under the TCJ Act and its overall impact on the Company; however, based on its preliminary assessment of the reduction in the federal corporate tax rate from 35% to 21% to become effective on January 1, 2018, the Company currently expects that its effective tax rate for 2018 will be between 20% and 23%. Such estimated range is based on management’s current assumptions with respect to, among other things, the Company’s earnings, state income tax levels and tax deductions. The Company’s actual effective tax rate in 2018 may differ from management’s estimate.

As of December 31, 2018, the Company had federal and state net operating loss carry forwards of approximately $12.8 million, which may be available to offset future taxable income for tax purposes. These net operating losses carry forwards begin to expire in 2034. This carry forward may be limited upon the ownership change under IRC Section 382. IRS Section 382 places limitations (the “Section 382 Limitation”) on the amount of taxable income which can be offset by net operating loss carry forwards after a change in control (generally greater than 50% change in ownership) of a loss corporation. Generally, after a change in control, a loss corporation cannot deduct operating loss carry forwards in excess of the Section 382 Limitation. Due to these “change in ownership” provisions, utilization of the net operating loss may be subject to an annual limitation regarding their utilization against taxable income in future periods. The Company has not concluded its analysis of Section 382 through December 31, 2018 but believes the provisions will not limit the availability of losses to offset future income.

The Company is subject to income taxes in the U.S. federal jurisdiction and the state of Nevada. The tax regulations within each jurisdiction are subject to interpretation of related tax laws and regulations and require significant judgment to apply. As of December 31, 2018, tax years 2015 through 2017 remain open for IRS audit. The Company has received no notice of audit from the IRS for any of the open tax years.

F-25

VERB TECHNOLOGY COMPANY, INC.

(formerly known as nFüsz, Inc.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

13.	ACCRUED OFFICERS’ SALARY

Accrued officers’ salary consists of unpaid salaries for the Company’s Chief Executive Officer, who is also the owner of approximately 27% of the Company’s outstanding shares of Common Stock, and the Company’s Chief Financial Officer. As of December 31, 2017, accrued officers’ salary amounted to $607,000.

The Chief Executive Officer settled accrued payroll of $582,000 in exchange for 27,148 shares of Common Stock with a fair value of $582,000 during fiscal 2018. There was no loss recognized as the fair value of the shares of Common Stock issued approximated the accrued payroll settled.

As of December 31, 2018, accrued officers’ salary amounted to $188,000.

14.	COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office space in Los Angeles, California under an operating lease, which provides for monthly rent of $5,000 through July 29, 2019. The Company had total rent expense for the year ended December 31, 2018 and 2017 of $62,000 and $52,000, respectively, which is recorded as part of General and Administrative expenses in the Statement of Operations.

Employment Agreements

On November 21, 2014, the Company entered into an executive employment agreement effective November 1, 2014 with Rory J. Cutaia, our president, chief executive officer, secretary, and treasurer. Pursuant to the terms of the employment agreement, we have agreed to pay Mr. Cutaia an annual salary of $325,000, which will be increased each year by 10%, subject to the annual review and approval of the board of directors. Notwithstanding the foregoing, a mandatory increase of not less than $100,000 per annum will be implemented on the Company achieving EBITDA break-even. In addition to the base salary, Mr. Cutaia will be eligible to receive an annual bonus in an amount up to $325,000, based upon the attainment of performance targets to be established by the board of directors, in its discretion.

The initial term of the employment agreement is five years, and, upon expiration of the initial five-year term, it may be extended for additional one-year periods on ninety days prior notice.

In the event that: (i) Mr. Cutaia’s employment is terminated without cause, (ii) Mr. Cutaia is unable to perform his duties due to a physical or mental condition for a period of 120 consecutive days or an aggregate of 180 days in any 12-month period; or (iii) Mr. Cutaia voluntarily terminates the employment agreement upon the occurrence of a material reduction in his salary or bonus, a reduction in his job title or position, or the required relocation of Mr. Cutaia to an office outside of a 30 mile radius of Los Angeles, California, Mr. Cutaia will:

(a)	receive monthly payments of $27,000, or such sum as is equal to Mr. Cutaia’s monthly base compensation at the time of such termination, whichever is higher, and

(b)	be reimbursed for COBRA health insurance costs, in each case for 36 months from the date of such termination or to the end of the term of the agreement, whichever is longer.

In addition, Mr. Cutaia will have any and all of his unvested stock options immediately vest, with full registration rights; and any unearned and unpaid bonus compensation, expense reimbursement, and all accrued vacation, personal sick days, etc., be deemed earned, vested and paid immediately. As a condition to receiving the foregoing, Mr. Cutaia will be required to execute a release of claims, and a non-competition and non-solicitation agreement having a term which is the same as the term of the monthly severance payments described above.

F-26

VERB TECHNOLOGY COMPANY, INC.

(formerly known as nFüsz, Inc.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

Litigation

On April 24, 2018, EMA commenced an action against us, styled EMA Financial, LLC, a New York limited liability company, Plaintiff, against nFUSZ, Inc., Defendant, United States District Court, Southern District of New York, case number 1:18-cv-03634-NRB. The Complaint sets forth four causes of action and seeks relief consisting of: (1) money damages, (2) injunctive relief, (3) liquidated damages, and declaratory relief. All of the claims stem from our refusal to honor EMA’s exercise notice in connection with a common stock purchase warrant that we had granted to it. We believe EMA’s allegations are entirely without merit.

The circumstances giving rise to the dispute are as follows: on or about December 5, 2017, we issued a warrant to EMA as part of the consideration we were required to provide in connection with a contemporaneous convertible loan EMA made to us. The loan, which was evidenced by a convertible note, was for a term of one year. Our refusal to honor the warrant exercise notice was due to our good faith belief that EMA’s interpretation of the cashless exercise provision of the warrant was, inter alia, (1) contrary to our direct conversations and agreements made with EMA prior to, and during the preparation of the loan and warrant agreements; (2) contradictory to the plain language on the face and body of the warrant agreement drafted by EMA; (3) wholly inconsistent with industry norms, standards, and practices; (4) was contrary to the cashless exercise method actually adopted by EMA’s co-lender in the same transaction; and (5) was the result of a single letter mistakenly transposed in the cashless exercise formula drafted by EMA which if adopted, would result in a gross and unintended windfall in favor of EMA and adverse to us. Moreover, as set forth in our response to EMA’s allegations, EMA’s interpretation of the cashless exercise provision would have resulted in it being issued more shares of our Common Stock than it would have received if it exercised the warrant for cash (instead of less), and more than the amount of shares reflected on the face of the warrant agreement itself. The loan underlying the transaction was repaid, in full, approximately three months after it was issued, on March 8, 2018, together with all accrued interest, prior to any conversion or attempted conversion of the note.

On July 20, 2018, we filed an Answer to the Complaint, along with certain Affirmative Defenses, as well as Counterclaims seeking, inter alia, to void the entire transaction for violation of New York’s criminal usury laws and, alternatively, for reformation of the warrant conversion formula set forth in the Warrant Agreement so as to be consistent with the parties’ intent and custom and practice in the industry.

As of December 31, 2018, the parties have undergone depositions and exchanged document production. Discovery was scheduled to end on January 31, 2019. Neither party has requested to extend the discovery period. Notwithstanding the pending action, in December 2018, EMA attempted to exercise the warrant through the Company’s transfer agent utilizing the disputed cashless exercise formula. The transfer agent rejected EMA’s request and notified the Company who promptly filed a motion for a preliminary injunction to enjoin EMA from making any further attempts to exercise the warrant in this manner during the pendency of the action. The Company is awaiting a decision from the Court on its preliminary injunction motion. The Court has not ruled on the Company’s motion. We intend to vigorously defend the action, as well as vigorously prosecute our counterclaims against EMA. The action is still pending.

In August 2014, a former employee and then current stockholder (“Employee”) entered into that certain Executive Employment Agreement (“Employment Contract”) with bBooth, Inc., our predecessor company. Section 3.1 of the Employment Contract provided, among other things, that Employee was employed to serve as our President and reported directly to Rory Cutaia, our Chief Executive Officer. Section 5.2 of Employment Contract provides, among other things, that Employee was entitled to receive a bonus (“Bonus”) from us if certain conditions are met. These specified conditions were never met.

On or about May 15, 2015, Employee ceased employment at the Company. More than eight months later, on or about January 20, 2016, the parties entered into a certain Stock Repurchase Agreement (the “Repurchase Agreement”) pursuant to which we purchased all of Employee’s shares of Common Stock for a purchase price of $144,000. The Repurchase Agreement also provided, among other things, that Employee released us from all claims, causes of action, suits, and demands (the “Release”).

Approximately two years later, in April 2018, at a time when the Company’s share price was on the rise, Employee notified us by email that it is Employee’s position that on or about May 15, 2015: (1) Employee was terminated “without cause” pursuant to Section 6.2 of the Employment Contract; or (2) Employee terminated employment with Company “for good reason” pursuant to Section 6.3 of the Employment Contract. Employee sought approximately $300,000 in allegedly unpaid bonuses, plus 150,000 options priced at $0.50 per share, which expired prior to exercise. We responded in or about April 2018 that Employee’s claims lacked factual and legal merit, including that they are barred by the Release. The lack of response from Employee at that time appeared to indicate Employee’s tacit acknowledgment and ratification of our rationale underpinning our denial of Employee’s claims. Approximately eight (8) months later in December 2018, Employee resurfaced, renewing his claims. We responded by reminding Employee we consider his claims to be without merit, and that, in any event, they are barred by the Release. In our view, the Release set forth in the Repurchase Agreement coupled with the existing merger or integration clause likely shields the Company from liability, even assuming, arguendo, that the claims could be supported by credible evidence.

We know of no other material pending legal proceedings to which we or any of our subsidiaries is a party or to which any of our assets or properties, or the assets or properties of any of our subsidiaries, are subject and, to the best of our knowledge, no adverse legal activity is anticipated or threatened. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

We know of no material proceedings in which any of our directors, officers, or affiliates, or any registered or beneficial stockholder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Board of Directors

The Company has committed an aggregate of $270,000 in board fees to its three board members commencing on the date the Company is listed on the Nasdaq . The members will serve on the board until the annual meeting for the year in which their term expires or until their successors has been elected and qualified.

F-27

VERB TECHNOLOGY COMPANY, INC.

(formerly known as nFüsz, Inc.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

15. SUBSEQUENT EVENTS

Merger Agreement

On November 8, 2018, we entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Sound Concepts, Inc., a Utah corporation (“Sound Concepts”), NF Merger Sub, Inc., a Utah corporation (“Merger Sub 1”), NF Acquisition Company, LLC, a Utah limited liability company (“Merger Sub 2”), the shareholders of Sound Concepts (the “Sound Concepts Shareholders”), the shareholders’ representative (the “Shareholder Representative”), and us, pursuant to which we will acquire Sound Concepts (the “Sound Concepts Acquisition”) through a two-step merger, consisting of merging Merger 1 Sub with and into Sound Concepts, with Sound Concepts surviving the “first step” of the merger as our wholly-owned subsidiary (and the separate corporate existence of Merger Sub 1 will cease) and, immediately thereafter, merging Sound Concepts with and into Merger Sub 2, with Merger Sub 2 surviving the “second step” of the merger, such that, upon the conclusion of the “second step” of the merger, the separate corporate existence of Sound Concepts will cease and Merger Sub 2 will continue its limited liability company existence under Utah law as the surviving entity and as our wholly-owned subsidiary (collectively, the “Merger”). On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Sound Concepts’ capital stock issued and outstanding immediately prior to the Effective Time (the “Sound Concepts Capital Stock”) will be cancelled and converted into the right to receive a proportionate share of $25,000,000 of value (the “Closing Merger Consideration”), to be payable through a combination of a cash payment by us of $15,000,000 (the “Acquisition Cash Payment”) and the issuance of shares of our Common Stock with a fair market value of $10,000,000 (the “Acquisition Stock”). The Closing Merger Consideration is not subject to any closing working capital adjustment or post-closing working capital adjustment. We expect the Sound Concepts Acquisition to close in the first quarter of 2019. However, we cannot provide any assurance as to the actual timing of completion of the Sound Concepts Acquisition, or whether the Sound Concepts Acquisition will be completed at all.

Issuances of Stock Options

On January 8, 2019, the Company granted stock options to an officer to purchase a total of 16,667 shares of Common Stock pursuant to the officer’s employment agreement. The options have an average exercise price of $4.35 per share, and expire in five years. The options vested 50% on the grant date and the remaining 50% will vest on the 12-month anniversary of the grant date. Total fair value of these options at grant date was $70,000 using the Black-Scholes option pricing model.

On January 28, 2019, the Company granted stock options to a consultant to purchase a total of 1,667 shares of Common Stock for services to be rendered. The options have an average exercise price of $7.80 per share, expire in five years, and vest in sixty days. The total fair value of these options at the grant date was $13,000 using the Black-Scholes option pricing model.

On February 5, 2019, the Company granted stock options to an officer to purchase up to 66,666 shares of Common Stock pursuant to the officer’s employment agreement. The options have an exercise price of $7.50 per share, have a five-year term and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $482,000 using the Black-Scholes option pricing model and will be amortized over its vesting term.

On February 6, 2019, the Company granted stock options to a consultant to purchase up to 66,666 shares of Common Stock for services to be rendered. The options have an exercise price of $8.05 per share, have a five-year term, and 25% vest on the grant date and the remaining over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $521,000 using the Black-Scholes option pricing model and will be amortized over its vesting term.

On February 28, 2019, the Company granted stock options to employees to purchase up to 9,000 shares of Common Stock for services to be rendered. The options have an exercise price of $8.10 per share, have a five-year term, and vest equally on the anniversary dates over three years. The total fair value of these options at the grant date was approximately $69,000 using the Black-Scholes option pricing model and will be amortized over its vesting term.

Exercise Warrants

On January 15, 2019, a total of 161,969 warrants were exercised on a cashless basis for 141,512 shares of Common Stock at a weighted average exercise price of $1.05 per share.

Name-Change Merger

Effective February 1, 2019, we changed our corporate name from nFüsz, Inc. to Verb Technology Company, Inc. The name change was effected through a parent/subsidiary short-form merger of Verb Technology Company, Inc., our wholly-owned Nevada subsidiary, formed solely for the purpose of the name change, with and into us. We were the surviving entity. To effectuate the name-change merger, we filed Articles of Merger with the Secretary of State of the State of Nevada on January 31, 2019. The name-change merger became effective on February 1, 2019. Our board of directors approved the name-change merger, which resulted in the name change on that date. In accordance with Section 92A.180 of the NRS, stockholder approval of the name-merger was not required.

Reverse Stock Split

On February 1, 2019, we implemented a 1-for-15 Reverse Stock Split of our Common Stock. The Reverse Stock Split became effective upon commencement of trading of our Common Stock on February 4, 2019. As a result of the Reverse Stock Split, every fifteen (15) shares of our pre-Reverse Stock Split Common Stock were combined and reclassified into one share of our Common Stock. The number of shares of Common Stock subject to outstanding options, warrants, and convertible securities were also reduced by a factor of fifteen as of February 1, 2019. All historical share and per share amounts reflected throughout our consolidated financial statements and other financial information in this Annual Report have been adjusted to reflect the Reverse Stock Split as if the split occurred as of the earliest period presented. The par value per share of our Common Stock was not affected by the Reverse Stock Split.

Issuance of Convertible Note

On February 1, 2019, we issued an unsecured convertible note to an existing noteholder, Bellridge, in the aggregate principal amount of $500,000 in exchange for net proceeds of $432,000, representing an original issue discount of $25,000 and paid legal and financing expenses of $43,000. In addition, the Company issued 16,667 shares of its Common Stock with an estimated fair value of $128,000. The note contained a mandatory conversion feature in case of default based upon a discounted VWAP. Furthermore, the note also contained a provision that will require the Company to pay the noteholder an additional $25,000 and issue 8,606 shares of Common Stock if the note is not be paid within 60 days after its issuance. The Company is currently in the process of determining the appropriate accounting for this promissory note. The note matures in August 2019.

Issuance of Common Stock

Effective February 1, 2019, we issued 83,582 shares of Common Stock to existing stockholders as part of the beneficial holder round up in connection with the Reverse Stock Split.

On February 4, 2019, the Company issued 13,333 shares of Common Stock to consultants as payment for services to be rendered. The shares had an aggregate value of $102,000, which was based on the closing price of the Company’s Common Stock as reported by the OTCQB on the date of issuance, or $7.65 per share. The Company offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of the Company’s Common Stock were issued by the Company in a transaction not involving any public offering).

Lease Agreement

In February 2019, the Company entered into a lease agreement for its corporate headquarters to be located in Newport Beach, California. The lease is for a term of 65 months, with the option to extend the lease. The average monthly base rent for the first 12 months of the lease is approximately $12,000 after rent abatement. Thereafter, average monthly base rent will be approximately $24,000 over the remaining term. The lease term will commence when tenant improvements to be paid for by the landlord, are substantially completed.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of

Sound Concepts, Inc.

American Fork, UT

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Sound Concepts, Inc. (the “Company”) as of December 31, 2017 and 2016, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement, whether due to error fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Weinberg & Company, P.A.
Weinberg & Company, P.A.

Los Angeles, California
November 14, 2018

We have served as the Company’s auditor since 2018

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Sound COncepts, inc.

Balance Sheets

	November 30, 2018	December 31, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$432,000	$78,000	$226,000
Accounts receivable, net	524,000	911,000	647,000
Inventory, net	187,000	307,000	485,000
Prepaid expenses	170,000	95,000	84,000
Advances to related party	20,000	46,000	32,000
Total current assets	1,333,000	1,437,000	1,474,000

Property and equipment, net	85,000	46,000	100,000
Other assets	10,000	11,000	21,000
TOTAL ASSETS	$1,428,000	$1,494,000	$1,595,000
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$487,000	$679,000	$1,191,000
Accrued expenses and payroll	125,000	226,000	166,000
Customer deposits	167,000	145,000	224,000
Deferred revenue	397,000	472,000	287,000
Credit line payable	-	280,000	-
Total current liabilities	1,176,000	1,802,000	1,868,000

Note payable	33,000	6,000	26,000
TOTAL LIABILITIES	1,209,000	1,808,000	1,894,000

Commitments and contingencies

Stockholders’ Equity (Deficit):
Common stock, $.001 par value; 129,000 shares authorized; 122,000 shares issued and outstanding	3,000	3,000	3,000
Additional paid-in capital	465,000	465,000	465,000
Treasury stock	(445,000)	(445,000)	(445,000)
Retained earnings (accumulated deficit)	196,000	(337,000)	(322,000)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	219,000	(314,000)	(299,000)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$1,428,000	$1,494,000	$1,595,000

The accompanying notes are an integral part of these financial statements.

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Sound Concepts, inc.

Statements of Operations

	Eleven Months Ended	Eleven Months Ended	Year Ended	Year Ended
	November 30, 2018	November 30, 2017	December 31, 2017	December 31, 2016
	(Unaudited)	(Unaudited)
Revenue, net	$11,708,000	$11,004,000	$11,546,000	$12,680,000
Cost of revenue	6,584,000	6,221,000	6,293,000	8,613,000
Gross margin	5,124,000	4,783,000	5,253,000	4,067,000
Operating expenses:
Research and development	1,970,000	1,488,000	1,731,000	1,390,000
General and administrative	2,608,000	3,172,000	3,530,000	3,419,000
Total operating expenses	4,578,000	4,660,000	5,261,000	4,809,000
Income (loss) from operations	546,000	123,000	(8,000)	(742,000)

Other income (expense)	(13,000)	(2,000)	(7,000)	(3,000)

Net income (loss)	$533,000	$121,000	$(15,000)	$(745,000)

The accompanying notes are an integral part of these financial statements.

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Sound Concepts, inc.

Statements of Stockholders’ Equity (Deficit)

			Additional		Retained Earnings	Total Stockholders’
	Common Stock		Paid-in	Treasury	(Accumulated	Equity
	Shares	Amount	Capital	Stock	Deficit)	(Deficit)
Balance—December 31, 2015	122,000	$3,000	$465,000	$(445,000)	$423,000	$446,000

Net loss					(745,000)	(745,000)

Balance—December 31, 2016	122,000	3,000	465,000	(445,000)	(322,000)	(299,000)

Net loss					(15,000)	(15,000)

Balance—December 31, 2017	122,000	3,000	465,000	(445,000)	(337,000)	(314,000)

Net income					533,000	533,000

Balance—November 30, 2018 (unaudited)	122,000	$3,000	$465,000	$(445,000)	$196,000	$219,000

The accompanying notes are an integral part of these financial statements.

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Sound Concepts, Inc.

Statements of Cash Flows

	Eleven Months Ended	Eleven Months Ended	Year Ended	Year Ended
	November 30, 2018	November 30, 2017	December 31, 2017	December 31, 2016
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$533,000	$121,000	$(15,000)	$(745,000)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Allowance for doubtful accounts	15,000	13,000	(24,000)	7,000
Inventory reserve	(57,000)	90,000	(76,000)	95,000
Gain from disposal of property and equipment	(20,000)	-	-	-
Depreciation of property and equipment	32,000	82,000	59,000	67,000
Changes in operating assets and liabilities:
Accounts receivable	372,000	(124,000)	(240,000)	(15,000)
Inventory	177,000	152,000	254,000	(373,000)
Prepaid expenses	(75,000)	20,000	(11,000)	(16,000)
Other assets	1,000	10,000	10,000	(1,000)
Accounts payable	(192,000)	(581,000)	(512,000)	755,000
Accrued liabilities and payroll	(101,000)	(46,000)	60,000	70,000
Customer deposits	22,000	(61,000)	(79,000)	88,000
Deferred revenue	(75,000)	133,000	185,000	40,000
Net cash provided by (used in) operating activities	632,000	(191,000)	(389,000)	(28,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(15,000)	(20,000)	(5,000)	(8,000)
Net cash used in investing activities	(15,000)	(20,000)	(5,000)	(8,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances to related party	26,000	4,000	(14,000)	(32,000)
Credit line payable	(280,000)	100,000	280,000	-
Notes payable	(9,000)	(18,000)	(20,000)	(19,000)
Net cash provided by (used in) financing activities	(263,000)	86,000	246,000	(51,000)

NET (DECREASE)/INCREASE IN CASH	354,000	(125,000)	(148,000)	(87,000)
CASH — BEGINNING OF PERIOD	78,000	226,000	226,000	313,000
CASH — END OF PERIOD	$432,000	$101,000	$78,000	$226,000

Supplemental disclosure of cash flow information:
Cash paid for interest	$9,000	$2,000	$2,000	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Note payable incurred on acquisition of vehicle	$36,000	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

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sound concepts, inc.

Notes to Financial Statements

Years ended december 31, 2017 and 2016

and Eleven months ended november 30, 2018 and 2017 (unaudited)

Note 1. Description of Business and Basis of Presentation

Nature of Business

Sound Concepts, Inc. provides digital marketing and sales support services, including a video-based sales application, to the direct sales industry. Currently, we service approximately 86 clients in the network marketing and affiliate marketing sector, which include Isagenix, Vasayo, Nu Skin, Nerium, Forever Living, Seacret, among many others. Our sales application, offered as a SaaS application, is known as Brightools and is designed specifically to meet the needs of direct sales representatives. Brightools provides recruiting tools, sales representative training, and education tools, as well as instant notification capabilities to notify users when a prospect has engaged in shared content. Brightools also tracks customer purchases and allows corporate to monitor field activity to track the effectiveness of campaigns as well as compliance. Brightools is currently in use in over 60 different countries and has more than 545,000 current users.

Sound Concepts was founded in year 1979 and has been a privately held company. Its headquarters is in American Fork, Utah, with 86 employees as of November 30, 2018.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The unaudited financial statements of the Company for the eleven months ended November 30, 2018 and 2017 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and, in the opinion of management, reflect all normal and recurring adjustments necessary to fairly present the interim periods of unaudited financial results of operations and cash flows of the Company for the periods presented. Operating results for interim periods are not necessarily indicative of operating results for the entire fiscal year or any other future periods.

Use of Estimates

The Company’s financial statements are prepared in conformity with GAAP, which requires management to make estimates and assumptions that affect the amounts reported and disclosed in the financial statements and the accompanying notes. Actual results could differ materially from these estimates. The accounting estimates and assumptions that require management’s most significant, difficult, and subjective judgment include the collectability of accounts receivable, inventory obsolescence, assessment of useful lives and recoverability of long-lived assets, and accruals for potential liabilities, among others. Actual results experienced by the Company may differ from management’s estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are maintained with various financial institutions.

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sound concepts, inc.

Notes to Financial Statements

Years ended december 31, 2017 and 2016

and eleven months ended november 30, 2018 and 2017 (unaudited)

Note 2. Summary of Significant Accounting Policies, continued

Concentration of Credit and Other Risks

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable. Cash is deposited with a limited number of financial institutions. The balances held at any one financial institution may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits. Accounts are insured by the FDIC up to $250,000. As of November 30, 2018, December 31, 2017 and 2016, the Company held cash balances in excess of federally insured limits.

The Company extends limited credit to customers based on an evaluation of their financial condition and other factors. The Company generally does not require collateral or other security to support accounts receivable. The Company performs ongoing credit evaluations of its customers and maintains an allowance for doubtful accounts and sales credits. The Company believes that any concentration of credit risk in its accounts receivable is substantially mitigated by the Company’s evaluation process, relatively short collection terms and the high level of credit worthiness of its customers.

The Company’s concentration of credit risk includes its concentrations from key customers and vendors. The details of these significant customers and vendors are presented in the following table for the years ended December 31, 2017 and 2016, as well as for the eleven months ended November 30, 2018 and 2017:

	Eleven Months Ended November 30, 2018	Eleven Months Ended November 30, 2017	Year Ended December 31,2017	Year Ended December 31,2016
	Unaudited	Unaudited
Sound Concept’s largest customers are presented below as a percentage of Sound Concept’s aggregate:

Revenue	12% and 11% of revenue, or 23% of revenue in the aggregate	17%, 16% and 11% of revenue, or 44% of revenue in the aggregate	17%, 17% and 11% of revenue, or 45% of revenue in the aggregate	38% and 12% of revenue, or 50% of revenue in the aggregate

Accounts receivable	13% and 15% of accounts receivable, or 28% of accounts receivable in the aggregate	13% and 11% of accounts receivable, or 24% of accounts receivable in the aggregate	24%, 13% and 13% of accounts receivable, or 50% of accounts receivable in the aggregate	38% and 10% of accounts receivable, or 48% of accounts receivable in the aggregate

Sound Concept’s largest vendors are presented below as a percentage of Sound Concept’s aggregate:

Purchase	11% of purchase from one vendor	None over 10%	None over 10%	15% of purchase from one vendor

Accounts payable	13% and 12% of accounts payable, or 25% of accounts payable in the aggregate	12% and 11% of accounts payable, or 23% of accounts payable in the aggregate	14% of accounts payable to one vendor	21%, 16% and 11% of accounts payable, or 48% of accounts payable in the aggregate

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sound concepts, inc.

Notes to Financial Statements

Years ended december 31, 2017 and 2016

and eleven months ended november 30, 2018 and 2017 (unaudited)

Note 2. Summary of Significant Accounting Policies, Continued

Allowance for Doubtful Accounts

Accounts receivable are stated at a gross invoice amount less an allowance for doubtful accounts. The Company continually monitors customer payments and maintains a reserve for estimated losses resulting from its customers’ inability to make required payments. In determining the reserve, the Company evaluates the collectability of its accounts receivable based upon a variety of factors. In cases where the Company becomes aware of circumstances that may impair a specific customer’s ability to meet its financial obligations, the Company records a specific allowance against amounts due. For all other customers, the Company recognizes allowances for doubtful accounts based on its historical write-off experience in conjunction with the length of time the receivables are past due, customer creditworthiness, geographic risk and the current business environment. Actual future losses from uncollectible accounts may differ from the Company’s estimates.

The allowance for doubtful accounts was $25,000 as of November 30, 2018, $10,000 and $34,000 as of December 31, 2017 and 2016, respectively.

Inventory

Inventory is recorded at lower of cost or market as determined on a first-in, first-out basis.

The valuation of inventory requires us to estimate obsolete and excess inventory, as well as inventory that is not of saleable quality. We compare the estimate of future demand to work in process and finished goods inventory levels to determine the amount, if any, of obsolete or excess inventory. If our demand forecast for specific products is greater than actual demand and we fail to reduce manufacturing output accordingly, we could be required to write off inventory.

For customized inventory per customer requests, the Company reserved certain portion based on the inventory purchase time and the reminder inventory balance.

Inventory reserves was $40,000 as of November 30, 2018; and were $97,000 and $173,000 as of December 31, 2017 and 2016, respectively.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the related assets’ estimated useful lives:

Computers	3 years
Furniture and fixture	5 years
Machinery and equipment	5 years
Software	3 years
Vehicles	5 years

Expenditures that materially increase asset life are capitalized, while ordinary maintenance and repairs are expensed as incurred. The Company capitalizes the costs of purchased software licenses and consulting costs to implement the software for internal use. These costs are included in the caption “property and equipment” in the balance sheets.

Depreciation expense is included as part of “general and administrative expense” in the accompanying statements of operations.

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sound concepts, inc.

Notes to Financial Statements

Years ended december 31, 2017 and 2016

and eleven months ended november 30, 2018 and 2017 (unaudited)

Note 2. Summary of Significant Accounting Policies, continued

Fair Value of Financial Instruments

The Company follows paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expense, accounts payable and accrued payables, approximate their fair values because of the short maturity of these instruments.

Impairment of long-lived assets

Long-lived assets primarily include property and equipment. In accordance with the provision of ASC 360, the Company generally conducts its annual impairment evaluation of its long-lived assets in the fourth quarter of each year, or more frequently if indicators of impairment exist, such as a significant sustained change in the business climate.

As of November 30, 2018, December 31, 2017 and 2016, the Company determined there were no indicators of impairment of its property and equipment.

Revenue Recognition

The Company derives its revenue primarily from providing digital marketing and sales support services, from customized print products and training materials, to branded apparel and digital tools, as demanded by its customers. Revenue is recognized when there is persuasive evidence of an arrangement, delivery has occurred, the fee is fixed or determinable, and collectability of the resulting receivable is reasonably assured. Determining whether and when these criteria have been satisfied requires the Company to make assumptions and judgments that could have a significant impact on the timing and amount of revenue it reports.

The Company also charges certain customers setup or installation fees for the creation and development of websites and phone application. These fees are accounted as part of deferred revenues and amortized over the estimated life of the agreement.

The Company adopted ASC 606 starting January 1, 2018. The adoption did not have a significant impact on the Company’s revenue recognition including its set-up income from customers. Refer to “Note 2 - Recent Accounting Pronouncements” for a detailed discussion.

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sound concepts, Inc.

Notes to Financial Statements

Years ended december 31, 2017 and 2016

and eleven months ended november 30, 2018 and 2017 (unaudited)

Note 2. Summary of Significant Accounting Policies, continued

Cost of Revenues

Cost of revenues primarily consists of the purchase price of consumer products, digital content costs, packaging supplies, and inbound and outbound shipping costs. Shipping costs to receive products from our suppliers are included in our inventory, and recognized as cost of sales upon sale of products to our customers.

Research and Development Costs

Research and development costs consist primarily of salaries and fees paid to both employees and third parties for the development of Company’s platform to upgrade its functionality and to provide better service to its customers. The Company seeks to invest efficiently in numerous areas of technology and content so it may continue to enhance the customer experience and improve its process efficiency through rapid technology developments, while operating at an ever increasing scale. The Company expects spending in technology and content to increase over time as the Company continues to add employees and technology infrastructure.

Advertising Costs

Advertising costs consists of trade shows and marketing expenses. Agreements do not provide for guaranteed renewal and may be terminated by the Company without cause. Such advertising costs are charged to expense as incurred and reported as part of general and administrative expenses in the accompanying statement of operations.

During the eleven months ended November 30, 2018 and 2017, advertising costs amounted to $1,000 and $0, respectively, and was recorded as part of general and administrative expense in the accompanying statements of operations.

During the years ended December 31, 2017 and 2016, advertising costs amounted to $24,000 and $19,000, respectively, and was recorded as part of general and administrative expense in the accompanying statements of operations.

Income Taxes

The Company is a limited liability company treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to the member. As such, no recognition of federal or state income taxes for the Company or its subsidiaries that are organized as limited liability companies have been provided for in the accompanying financial statements. Any uncertain tax position taken by the member is not an uncertain position of the Company.

There was no taxable income and therefore no distributions in the years ended December 31, 2017 and 2016, as well as in the eleven months ended November 30, 2018 and 2017.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (ASU 2014-09), which amends the existing accounting standards for revenue recognition. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which delays the effective date of ASU 2014-09 by one year. The FASB also agreed to allow entities to choose to adopt the standard as of the original effective date. In March 2016, the FASB issued Accounting Standards Update No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net) (ASU 2016-08) which clarifies the implementation guidance on principal versus agent considerations. The guidance includes indicators to assist an entity in determining whether it controls a specified good or service before it is transferred to the customers. The new standard further requires new disclosures about contracts with customers, including the significant judgments the company has made when applying the guidance. The Company adopted the new standard effective January 1, 2018, using the modified retrospective transition method. The adoption of this guidance did not have a material impact on our financial statements and our internal controls over financial reporting.

F-38

sound concepts, Inc.

Notes to Financial Statements

Years ended december 31, 2017 and 2016

and eleven months ended november 30, 2018 and 2017 (unaudited)

Note 2. Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements, continued

In February 2016, the FASB issued Accounting Standards Update No. 2016-02 (ASU 2016-02), Leases (Topic 842). ASU 2016-02 requires a lessee to record a right-of-use asset and a corresponding lease liability, initially measured at the present value of the lease payments, on the balance sheet for all leases with terms longer than 12 months, as well as the disclosure of key information about leasing arrangements. ASU 2016-02 requires recognition in the statement of operations of a single lease cost, calculated so that the cost of the lease is allocated over the lease term, generally on a straight-line basis. It also requires classification of all cash payments within operating activities in the statement of cash flows. Disclosures are required to provide the amount, timing and uncertainty of cash flows arising from leases. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application is permitted. The Company will evaluate the impact of the adoption of ASU 2016-02 on the Company’s financial statement presentation or disclosures.

Note 3. Accounts Receivable

Accounts receivable, net consisted of the following:

	November 30,	December 31,
	2018	2017	2016
	Unaudited
Accounts receivable	$549,000	$921,000	$681,000
Less allowance for doubtful accounts	(25,000)	(10,000)	(34,000)
Total accounts receivable, net	$524,000	$911,000	$647,000

During the eleven months ended November 30, 2018, the Company collected previously written-off prior period accounts receivable in the aggregate of $150,000 and recognized additional bad debt expense of $15,000. Such bad debt expense was reported as part of Operating Expenses in the accompanying statement of operations.

During the year ended December 31, 2017 and 2016, the Company recognized bad debt expense of $81,000 and $78,000, respectively, which was reported as part of Operating Expenses in the accompanying statement of operations.

Note 4. Inventory

	November 30,	December 31,
	2018	2017	2016
	Unaudited
Raw materials	$52,000	$64,000	$23,000
Finished goods	175,000	340,000	635,000
Total inventory	227,000	404,000	658,000
Less inventory reserve	(40,000)	(97,000)	(173,000)
Total inventory, net	$187,000	$307,000	$485,000

F-39

sound concepts, Inc.

Notes to Financial Statements

Years ended december 31, 2017 and 2016

and eleven months ended november 30, 2018 and 2017 (unaudited)

Note 5. Property and Equipment

	November 30,	December 31,
	2018	2017	2016
	Unaudited
Computers	$20,000	$20,000	$42,000
Furniture and fixture	26,000	26,000	26,000
Machinery and equipment	141,000	127,000	127,000
Software	113,000	113,000	142,000
Vehicles	122,000	110,000	110,000
Total property and equipment	422,000	396,000	447,000
Accumulated Depreciation	(337,000)	(350,000)	(347,000)
Total property and equipment, net	$85,000	$46,000	$100,000

Depreciation expense for the years ended December 31, 2017 and 2016 amounted to $59,000 and $67,000, respectively. Depreciation expense for the eleven months ended November 30, 2018 and 2017 amounted to $32,000 and $82,000, respectively.

During the year ended December 31, 2017, the Company disposed certain fully depreciated property and equipment with an aggregate cost of $54,000.

During the eleven months ended November 30, 2018, the Company disposed a fully depreciated vehicle with a cost of $45,000. As a part of the disposal, the Company received a trade in allowance of $20,000 that was recorded as part of other income (expense) in the accompanying financial statements.

Note 6. Debt

Note Payable

In February 2014, the Company entered into a promissory note with Ford Motor Credit in the aggregate of $80,000 for the purchase of the Company’s vehicles. The notes had a 4-year term that matured in February 2018, bore interest at an average rate of 5% per annum, and were secured by the vehicles purchased. As of December 31, 2017 and 2016, the notes’ obligation outstanding was $6,000 and $26,000, respectively. As of November 30, 2018, the note was fully paid.

On February 17, 2018, the Company entered into a promissory note with Ally Auto for $36,000 for the purchase of the Company’s vehicle. The note has a 75-month term with recurring monthly payments of principal and interest of $400 with a maturity on June 2024, bears interest at rate of 5.5% per annum, and secured by the vehicle purchased by the Company. As of November 30, 2018, the note obligation outstanding was $34,000.

Credit Line Payable

On December 27, 2016, the Company entered into a financing agreement with a financial institution, Zions National First Bank (ZB, N.A.), to obtain a line of credit. The financing agreement provided the Company with a revolving credit facility in an aggregate principal amount not to exceed $500,000 at any time outstanding.

The line of credit is secured by the Company’s assets, bears average interest rate of 5% per annum, matures every anniversary but is automatically renewed for one year, until terminated by the parties. The line of credit currently will mature on December 27, 2018.

As of November 30, 2018 and December 31, 2017, the line of credit outstanding was $78,000 and $280,000, respectively. There was no outstanding balance as of December 31, 2016.

F-40

sound concepts, inc.

Notes to Financial Statements

Years ended december 31, 2017 and 2016

and eleven months ended november 30, 2018 and 2017 (unaudited)

Note 7. Commitments and Contingencies

Operating Leases

The Company’s principal executive offices are leased from related-parties (see Note 8) and are located in 782 S. Auto Mall Drive, Suite A, American Fork, Utah, which includes approximately 12,534 square feet. The Company extended the term of this lease for an additional five-year period from January 1, 2019 to December 31, 2023. The monthly base rent is $13,000, with an increase of 3% per annum.

In addition, the Company leased approximately 10,000 square feet from Suite C and D in 782 S. Auto Mall Drive, American Fork, Utah. The lease term is from December 1, 2018 to December 31, 2013. The monthly base rent is $11,000 with an increase of 3% per annum.

Rent expense was $256,000 and $239,000 for the years ended December 31, 2017 and 2016, respectively, and was $239,000 and $235,000 for the eleven months ended November 30, 2018 and 2017, respectively.

The Company has two separate operating leases. One of the operating leases was for its copier with Xerox, with a monthly payment of $5,000, beginning on September 26, 2016 for a 5-year term. The other is for the Amazon software license from Western Digital Equipment, with a monthly payment of $4,000 starting on August 16, 2016 for a 3-year term.

The following is the Company’s operating lease commitments for the next four fiscal years:

Year Ending	Lease
December 31,	Obligation
2018	$20,000
2019	373,000
2020	348,000
2021	340,000
2022	304,000
2023	313,000
Total	$1,698,000

Note 8. Related Party

Lease

The Company’s lessor is JMCC Properties, which is an entity owned and controlled by the same owners and officers of the Company During the years ended December 31, 2017 and 2016, the Company has incurred $256,000 and $239,000, respectively, representing the rental expenses of the office building. During the eleven months ended November 30, 2018 and 2017, the Company has incurred a total of $239,000 and $235,000, respectively, representing the rental expenses of the office building.

The balance due to JMCC Properties was $0 as of November 30, 2018, and was $21,000 and $0 as of December 31, 2017 and 2016, respectively. The balance was included within accrued expenses in the accompanying balance sheet.

Advances

The Company periodically extends advances to officers, employees, and related parties of the Company. There are no formal agreements for these advances, the advances are unsecured and due on demand and, accordingly, are included as a current asset on the accompanying balance sheet.

As of November 30, 2018, December 31, 2017 and 2016, the balance due from the officer/related party was $20,000, $46,000, and $32,000, respectively.

F-41

sound concepts, inc.

Notes to Financial Statements

Years ended december 31, 2017 and 2016

and eleven months ended noember 30, 2018 and 2017 (unaudited)

Note 9. Equity

The Company is authorized to issue 126,000 shares of common stock, $0.001 par value per share of which 122,000 shares are currently issued and outstanding as of November 30, 2018, December 31, 2017 and 2016, respectively.

During the year ended December 31, 2011, the Company purchased back 6,000 shares of common stock from a prior owner at $74.17 per share, or $445,000

Note 10 – Subsequent Events

Merger Agreement

On November 8, 2018, Verb Technology Company, Inc. (formerly nFüsz, Inc.) (“Verb”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among NF Merger Sub, Inc., a Utah corporation (“Merger Sub 1”), NF Acquisition Company, LLC, a Utah limited liability company (“Merger Sub 2”), the shareholders of the Company (the “Sound Concepts Shareholders”), the shareholders’ representative (the “Shareholder Representative”), and the Company, pursuant to which the Company will be acquired (the “Sound Concepts Acquisition”) through a two-step merger, consisting of merging Merger 1 Sub with and into the Company, with the Company surviving the “first step” of the merger as Verb’s wholly-owned subsidiary (and the separate corporate existence of Merger Sub 1 will cease) and, immediately thereafter, merging the Company with and into Merger Sub 2, with Merger Sub 2 surviving the “second step” of the merger, such that, upon the conclusion of the “second step” of the merger, the separate corporate existence of Sound Concepts will cease and Merger Sub 2 will continue its limited liability company existence under Utah law as the surviving entity and as wholly-owned subsidiary (collectively, the “Merger”). On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of the Company’s capital stock issued and outstanding immediately prior to the Effective Time (the “Sound Concepts Capital Stock”) will be cancelled and converted into the right to receive a proportionate share of $25,000,000 of value (the “Closing Merger Consideration”), to be payable through a combination of a cash payment of $15,000,000 (the “Acquisition Cash Payment”) and the issuance of shares of Verb’s common stock with a fair market value of $10,000,000 (the “Acquisition Stock”). The Closing Merger Consideration is not subject to any closing working capital adjustment or post-closing working capital adjustment. The Company expects the Sound Concepts Acquisition to close in the first quarter of 2019. However, the Company cannot provide any assurance as to the actual timing of completion of the Sound Concepts Acquisition, or whether the Sound Concepts Acquisition will be completed at all.

F-42

5,517,241 Units

Each Unit Consisting of One (1) Share of Common Stock and

One Warrant to Purchase One (1) Share of Common Stock

PROSPECTUS

A.G.P.

Through and including              , 2019 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses that will be paid by us in connection with the securities being registered. With the exception of the SEC registration fee and FINRA filing fee, all amounts shown are estimates:

SEC Registration Fee	$6,489.60
FINRA Filing Fee	8,450.00
Legal Fees and Expenses	370,000.00
Printing Expenses	2,000.00
Accounting Fees and Expenses	50,000.00
Transfer Agent Fees and Expenses	3,000.00
Miscellaneous Expenses	100,000.00
TOTAL	$539,939.60

Item 14. Indemnification of Directors and Officers.

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to Section 78.138 of the NRS, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS also precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada corporation to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. Section 78.751 of the NRS provides that the articles of incorporation, the bylaws, or an agreement may require a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation if so provided in the corporation’s articles of incorporation, bylaws, or other agreement. Section 78.751 of the NRS further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

II-1

Section 78.752 of the NRS provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. We have obtained insurance policies insuring our directors and officers against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to the above discussed sections of the NRS.

Our Bylaws provide that we must indemnify our directors and officers and may indemnify our employees and other agents to the fullest extent permitted by the NRS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. See also the section entitled “Undertakings” set forth below.

Item 15. Recent Sales of Unregistered Securities.

Fiscal 2019

Common Stock Issuances

On February 4, 2019, we issued 13,333 shares of our Common Stock to consultants as payment for services to be rendered. The shares had an aggregate value of $102,000, which was based on the closing price of our Common Stock as reported by the OTCQB on the date of issuance, or $7.65 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were issued by us in a transaction not involving any public offering).

Grants of Stock Options

On January 8, 2019, we granted stock options to an officer to purchase up to 16,667 shares of our Common Stock pursuant to the officer’s employment agreement. The options have an exercise price of $4.35 per share, have a five-year term, and vest 50% on grant date and the remaining 50% will vest on the 12-month anniversary of the grant date. The total fair value of these options at the grant date was approximately $70,000, which was based upon the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were issued by us in a transaction not involving any public offering).

On January 28, 2019, we granted stock options to a consultant to purchase up to 1,667 shares of our Common Stock for services to be rendered. The options have an exercise price of $7.80 per share, have a five-year term, and vest over a period of two months from the grant date. The total fair value of these options at the grant date was approximately $13,000, which was based upon the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were issued by us in a transaction not involving any public offering).

On February 5, 2019, we granted stock options to an officer to purchase up to 66,666 shares of our Common Stock pursuant to the officer’s employment agreement. The options have an exercise price of $7.50 per share, have a five-year term and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $482,000, which was based upon the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options are and will be exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were issued by us in a transaction not involving any public offering).

On February 6, 2019, we granted stock options to a consultant to purchase up to 66,666 shares of our Common Stock for services to be rendered. The options have an exercise price of $8.05 per share, have a five-year term, and 25% vest on the grant date and the remaining over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $521,000, which was based upon the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options are and will be exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were issued by us in a transaction not involving any public offering).

On February 28, 2019, we granted stock options to employees to purchase up to 9,000 shares of Common Stock for services to be rendered. The options have an exercise price of $8.10 per share, have a five-year term, and vest equally on the anniversary dates over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $69,000, which was based upon the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options are and will be exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were issued by us in a transaction not involving any public offering).

Common Stock Issued Upon Exercise of Warrants

On January 25, 2019, we issued a total of 141,512 shares of our Common Stock in connection with the cashless exercise of warrants. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock issued by us in connection with the exercise of warrants did not involve any public offering).

Convertible Notes Issuances

On February 1, 2019, we issued an unsecured convertible note to Bellridge in the aggregate principal amount of $500,000 in exchange for net proceeds of $432,000, after an original issue discount of $250,000 and legal and financing expenses of $43,000. The financing expenses represent fees paid to AGP as placement agent. In addition, we issued 16,667 shares of our Common Stock in connection with the note issuance. The notes are convertible into shares of our Common Stock at a conversion price equal to 70% of the lowest VWAP during the ten (10) trading days immediately preceding the date of the notice of conversion. As of the issue dates, the notes were convertible into an aggregate of 107,979 shares of our Common Stock. The issuance of the notes and the issuance of shares of our Common Stock underlying the notes is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the transactions did not, and will not, involve any public offering).

Fiscal 2018

Common Stock Issuances

On January 22, 2018, we issued 95,2381 shares of our Common Stock to an investor at a price of $1.05 per share for net proceeds of $100,000. We offered and sold the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were sold by us in a transaction not involving any public offering). We used the proceeds to repay debt and for operations.

On January 26, 2018, we issued 4,545 shares of our Common Stock to a vendor as payment for services rendered. The shares had an aggregate value of $7,000, which was based on the closing price of our Common Stock as reported by the OTCQB on the date of issuance, or $1.65 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were issued by us in a transaction not involving any public offering).

On January 26, 2018, we issued 166,667 shares of our Common Stock to an investor at a price of $0.90 per share for net proceeds of $150,000. We offered and sold the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were sold by us in a transaction not involving any public offering). We used the proceeds to repay debt and for operations.

On January 27, 2018, we issued 3,333 shares of our Common Stock to a consultant as payment for services rendered. The shares had an aggregate value of $5,000, which was based on the closing price of our Common Stock as reported by the OTCQB on the date of issuance, or $1.65 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were issued by us in a transaction not involving any public offering).

II-2

On January 29, 2018, we issued 2,778 shares of our Common Stock to a former advisory board member as payment for services rendered. The shares had an aggregate value of $6,000, which was based on the closing price of our Common Stock as reported by the OTCQB on the date of issuance, or $2.10 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were issued by us in a transaction not involving any public offering).

On January 30, 2018, we issued 2,083 shares of our Common Stock to a vendor as payment for services rendered. The shares had an aggregate value of $8,000, which was based on the closing price of our Common Stock as reported by the OTCQB on the date of issuance, or $3.60 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were issued by us in a transaction not involving any public offering).

On January 30, 2018, we issued 142,857 shares of our Common Stock to an investor at a price of $1.05 per share for net proceeds of $150,000. We offered and sold the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were sold by us in a transaction not involving any public offering). We used the proceeds to repay debt and for operations.

On January 31, 2018, we issued 66,667 shares of our Common Stock to an investor at a price of $1.05 per share for net proceeds of $70,000. We offered and sold the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were sold by us in a transaction not involving any public offering). We used the proceeds to repay debt and for operations.

On February 7, 2018, we issued 110,000 shares of our Common Stock to an investor at a price of $1.50 per share for net proceeds of $165,000. We offered and sold the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were sold by us in a transaction not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On February 12, 2018, we issued 43,467 shares of our Common Stock to an investor at a price of $1.20 per share for net proceeds of $50,000. We offered and sold the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were sold by us in a transaction not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On February 16, 2018, we issued 87,500 shares of our Common Stock to two investors at a weighted average price of $2.88 per share for net proceeds of $118,000. We offered and sold the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were sold by us in transactions not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On February 20, 2018, we issued 41,000 shares of our Common Stock to three investors at a weighted average price of $2.88 per share for net proceeds of $118,000. We offered and sold the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were sold by us in transactions not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On February 21, 2018, we issued 494 shares of our Common Stock to a vendor as payment for services rendered. The shares had an aggregate value of $4,000, which was based on the closing price of our Common Stock as reported by the OTCQB on the date of issuance, or $8.85 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were issued by us in a transaction not involving any public offering).

II-3

On February 21, 2018, we issued 58,333 shares of our Common Stock to four investors at a weighted average price of $0.1857 per share for net proceeds of $163,000. We offered and sold the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were sold by us in transactions not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On February 22, 2018, we issued 18,333 shares of our Common Stock to an investor at a price of $3.00 per share for net proceeds of $55,000. We offered and sold the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were sold by us in a transaction not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On February 23, 2018, we issued 107,222 shares of our Common Stock to three investors at a weighted average price of $2.33 per share for net proceeds of $250,000. We offered and sold the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were sold by us in transactions not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On February 27, 2018, we issued 3,333 shares of our Common Stock to a consultant as payment for services rendered. The shares had an aggregate value of $24,000, which was based on the closing price of our Common Stock as reported by the OTCQB on the date of issuance, or $7.05 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were issued by us in a transaction not involving any public offering).

On February 27, 2018, we issued 13,333 shares of our Common Stock to an investor at a price of $3.00 per share for net proceeds of $40,000. We offered and sold the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were sold by us in a transaction not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On March 1, 2018, we issued 8,333 shares of our Common Stock to an investor at a price of $3.00 per share for net proceeds of $25,000. We offered and sold the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were sold by us in a transaction not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On March 8, 2018, we issued 200,000 restricted shares of our Common Stock to two officers and 10,000 restricted shares of our Common Stock to a director with an aggregate fair market value of $1,980,000, which was based on the closing price of our Common Stock as reported by the OTCQB on the date of issuance, or $6.60 per share. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were issued by us in a transaction not involving any public offering).

On March 15, 2018, we issued 22,222 shares of our Common Stock to an investor at a price of $4.50 per share for net proceeds of $100,000. We offered and sold the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were sold by us in a transaction not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On March 16, 2018, we issued 66,667 shares of our Common Stock to an investor at a price of $3.75 per share for net proceeds of $250,000. We offered and sold the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were sold by us in a transaction not involving any public offering). We used the proceeds for working capital and general corporate purposes.

II-4

On March 19, 2018, we issued 1,667 shares of our Common Stock to an investor at a price of $3.00 per share for net proceeds of $5,000. We offered and sold the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were sold by us in a transaction not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On March 21, 2018, we issued 3,704 shares of our Common Stock to an investor at a price of $6.75 per share for net proceeds of $25,000. We offered and sold the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were sold by us in a transaction not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On March 23, 2018, we issued 10,861 shares of our Common Stock to two investors at a weighted average price of $4.88 per share for net proceeds of $53,000. We offered and sold the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were sold by us in transactions not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On March 26, 2018, we issued 1,667 shares of our Common Stock to an investor at a price of $9.00 per share for net proceeds of $15,000. We offered and sold the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were sold by us in a transaction not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On March 27, 2018, we issued 3,889 shares of our Common Stock to two investors at a price of $9.00 per share for net proceeds of $35,000. We offered and sold the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were sold by us in transactions not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On March 28, 2018, we converted our Chief Executive Officer’s accrued salary of $582,000 into 27,148 restricted shares of our Common Stock at a price of $21.45 per share, which represents the closing price of our Common Stock as reported by the OTCQB on March 28, 2018. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of Common Stock were issued by us in a transaction not involving any public offering).

On March 28, 2018, we issued 6,667 shares of our Common Stock to an investor at a price of $9.00 per share for net proceeds of $60,000. We offered and sold the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were sold by us in a transaction not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On March 29, 2018, we issued 1,111 shares of our Common Stock to an investor at a price of $9.00 per share for net proceeds of $10,000. We offered and sold the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were sold by us in a transaction not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On March 30, 2018, we issued 1,000 shares of our Common Stock to an investor at a price of $9.00 per share for net proceeds of $10,000. We offered and sold the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were sold by us in a transaction not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On March 31, 2018, we issued 17,222 shares of our Common Stock to an investor at a price of $9.00 per share for net proceeds of $155,000. We offered and sold the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were sold by us in a transaction not involving any public offering). We used the proceeds for working capital and general corporate purposes.

II-5

On April 13, 2018, we issued 20,513 shares of our Common Stock to an investor at price of $9.75 per share for net proceeds of $200,000. We offered and sold the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were sold by us in a transaction not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On April 20, 2018, we issued 46,154 shares of our Common Stock to an investor at a price of $9.75 per share for net proceeds of $450,000. We offered and sold the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were sold by us in a transaction not involving any public offering). We used the proceeds for working capital and general corporate purposes.

On April 29, 2018, we issued 2,778 shares of our Common Stock to a former advisory board member as payment for services rendered. The shares had an aggregate value of $53,000, which was based on the closing price of our Common Stock as reported by the OTCQB on the date of issuance, or $19.20 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were issued by us in a transaction not involving any public offering).

On May 2, 2018, we issued 3,333 shares of our Common Stock to an investor at a price of $15.00 per share for net proceeds of $50,000. We offered and sold the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were sold by us in a transaction not involving any public offering). We used the proceeds to repay debt and for operations.

On August 4, 2018, we issued to our Chief Executive Officer 250,000 restricted shares of our Common Stock with a fair value of $563,000 based on a price per share of $2.25, which was the closing price of our Common Stock as reported by the OTCBQ on the issuance date. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were issued by us in a transaction not involving any public offering).

Common Stock Issued Upon Conversion of Notes Payable

On January 29, 2018, we issued 83,333 shares of our Common Stock upon the conversion of an outstanding convertible note. The aggregate principal amount of the note that was converted was $125,000. We issued the shares in reliance on the exemption from registration pursuant to Section 3(a)(9) of the Securities Act.

On February 14, 2018, we issued 29,400 shares of our Common Stock upon the conversion of an outstanding convertible note. The aggregate principal amount of the note that was converted was $110,000. We issued the shares in reliance on the exemption from registration pursuant to Section 3(a)(9) of the Securities Act.

On February 21, 2018, we issued 73,500 shares of our Common Stock upon the conversion of an outstanding convertible note. The aggregate principal amount of the note that converted was $110,000. We issued the shares in reliance on the exemption from registration pursuant to Section 3(a)(9) of the Securities Act.

On March 27, 2018, we issued 305,967 shares of our Common Stock upon the conversion of an outstanding convertible note. The aggregate principal amount of the note that converted was $842,000. We issued the shares in reliance on the exemption from registration pursuant to Section 3(a)(9) of the Securities Act.

On September 30, 2018, we issued 356,824 shares of our Common Stock upon the partial conversion of an outstanding convertible note. The aggregate principal amount of the note that converted was $376,000. We issued the shares in reliance on the exemption from registration pursuant to Section 3(a)(9) of the Securities Act.

On September 30, 2018, we issued 98,093 shares of our Common Stock upon the partial conversion of an outstanding convertible note. The aggregate principal amount of the note that converted was $103,000. We issued the shares in reliance on the exemption from registration pursuant to Section 3(a)(9) of the Securities Act.

On September 30, 2018, we issued 180,000 shares of our Common Stock upon the conversion of an outstanding convertible note. The aggregate principal amount of the note that converted was $189,000. We issued the shares in reliance on the exemption from registration pursuant to Section 3(a)(9) of the Securities Act.

On September 30, 2018, we issued 116,093 shares of our Common Stock upon the conversion of an outstanding convertible note. The aggregate principal amount of the note that converted was $122,000. We issued the shares in reliance on the exemption from registration pursuant to Section 3(a)(9) of the Securities Act.

II-6

Common Stock Issued Upon Exercise of Options

On April 19, 2018, we issued a total of 32,508 shares of our Common Stock issued in connection with the exercise of options at a weighted average exercise price of $1.05. We received proceeds of $34,000 in connection with the exercises. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act. We used the proceeds for operations.

Common Stock Issued Upon Exercise of Warrants

On February 8, 2018, we issued a total of 18,333 shares of our Common Stock in connection with the exercise of warrants at an exercise price of $1.20 per share. We received $22,000 in proceeds in connection with the exercises of these warrants. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock issued by us in connection with the exercise of warrants did not involve any public offering). We used the proceeds for operations.

On February 19, 2018, we issued a total of 7,001 shares of our Common Stock in connection with the cashless exercise of warrants. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock issued by us in connection with the exercise of warrants did not involve any public offering).

On February 19, 2018, we issued a total of 11,353 shares of our Common Stock in connection with the cashless exercise of warrants. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock issued by us in connection with the exercise of warrants did not involve any public offering).

On March 28, 2018, we issued a total of 76,934 shares of our Common Stock in connection with the cashless exercise of warrants. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock issued by us in connection with the exercise of warrants did not involve any public offering).

On September 30, 2018, we issued a total of 680,892 shares of our Common Stock in connection with the cashless exercise of warrants. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock issued by us in connection with the exercise of warrants did not involve any public offering).

On October 11, 2018, we issued a total of 254,145 shares of our Common Stock in connection with the cashless exercise of warrants. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock issued by us in connection with the exercise of warrants did not involve any public offering).

On October 12, 2018, we issued a total of 26,263 shares of our Common Stock in connection with the cashless exercise of warrants. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock issued by us in connection with the exercise of warrants did not involve any public offering).

Grants of Warrants

On January 10, 2018, we granted warrants to a certain note holder to purchase up to 33,333 shares of our Common Stock. The warrants are exercisable at an average price of $2.10 per share and will expire in January 2023. The grant of the warrants and the shares of our Common Stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the warrants were sold by us, and the shares of our Common Stock underlying the warrants will be issued, in transactions not involving any public offering).

On January 11, 2018, we granted warrants to a certain note holder to purchase up to 33,333 shares of our Common Stock. The warrants are exercisable at an average price of $2.10 per share and will expire in January 2023. The grant of the warrants and the shares of our Common Stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the warrants were sold by us, and the shares of our Common Stock underlying the warrants will be issued, in transactions not involving any public offering).

On February 21, 2018, we granted warrants to a certain note holder to purchase up to 133,333 shares of our Common Stock. The warrants are exercisable at an average price of $3.75 per share and will expire in February 2023. The grant of the warrants and the shares of our Common Stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the warrants were sold by us, and the shares of our Common Stock underlying the warrants will be issued, in transactions not involving any public offering).

II-7

On August 8, 2018, Mr. Cutaia and we agreed to extend the maturity date of a convertible note previously issued in favor of Mr. Cutaia. As of May 8, 2018, the aggregate outstanding principal amount of the note was $1,199,000. In consideration for extending the maturity date of the note, we granted to Mr. Cutaia a warrant to purchase up to 163,113 shares of our Common Stock at an exercise price of $7.35 per share. The grant of the warrants and the shares of our Common Stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the warrants were sold by us, and the shares of our Common Stock underlying the warrants will be issued, in transactions not involving any public offering).

Grants of Stock Options

On January 1, 2018, we granted stock options to an employee to purchase up to 66,667 shares of our Common Stock for services rendered. The options have an exercise price of $3.75 per share, have a five-year term, and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $94,000, which was based upon the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On January 22, 2018, we granted stock options to an employee and a consultant to purchase up to 17,085 shares of our Common Stock for services rendered. The options have an exercise price of $1.35 per share, have a five-year term, and vest on the grant date. The total fair value of these options at the grant date was approximately $22,215, which was based upon the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On February 1, 2018, we granted stock options to a consultant to purchase up to 53,333 shares of our Common Stock for services rendered. The options have an exercise price of $3.75 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $8,000, which was based upon the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On February 22, 2018, we granted stock options to consultants to purchase up to 13,333 shares of our Common Stock for services rendered. The options have an exercise price of $7.50 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $96,000, which was based upon the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On April 3, 2018, we granted stock options to an employee to purchase up to 3,333 shares of our Common Stock for services rendered. The options have an exercise price of $15.00 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $48,000, which was based upon the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On May 14, 2018, we granted stock options to consultants to purchase up to 3,333 shares of our Common Stock for services rendered. The options have an exercise price of $14.40 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $47,000, which was based upon the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On July 1, 2018, we granted stock options to employees to purchase up to 320,000 shares of our Common Stock for services rendered. The options have an average exercise price of $5.40 per share and have a five-year term. On the grant date, 100,000 shares immediately vested, with the remaining 220,000 to vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $2,892,000, which was based on the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

II-8

On July 12, 2018, we granted stock options to consultants to purchase up to 3,333 shares of our Common Stock for services rendered. The options have an exercise price of $9.00 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $28,000, which was based on the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On July 16, 2018, we granted stock options to consultants to purchase up to 10,000 shares of our Common Stock for services rendered. The options have an exercise price of $9.00 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $86,000, which was based on the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On July 20, 2018, we granted stock options to a consultant to purchase up to 1,667 shares of our Common Stock for services rendered. The options have an exercise price of $9.00 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $14,000, which was based on the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On July 23, 2018, we granted stock options to consultants to purchase up to 1,667 shares of our Common Stock for services rendered. The options have an exercise price of $9.00 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $13,000, which was based on the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On July 27, 2018, we granted stock options to an employee to purchase up to 16,667 shares of our Common Stock for services rendered. The options have an exercise price of $9.00 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $128,000, which was based on the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On July 30, 2018, we granted stock options to a consultant to purchase up to 1,667 shares of our Common Stock for services rendered. The options have an exercise price of $9.00 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $13,000, which was based on the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On August 1, 2018, we granted stock options to a consultant to purchase up to 1,667 shares of our Common Stock for services rendered. The options have an exercise price of $9.00 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $12,000, which was based on the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

II-9

On August 13, 2018, we granted stock options to a consultant to purchase up to 1,667 shares of our Common Stock for services rendered. The options have an exercise price of $9.00 per share, have a five-year term, and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $13,000, which was based on the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On August 15, 2018, we granted stock options to an employee to purchase up to 13,333 shares of our Common Stock for services rendered. The options have an exercise price of $9.00 per share, have a five-year term, and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $88,000, which was based on the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On August 16, 2018, we granted stock options to consultants to purchase up to 3,333 shares of our Common Stock for services rendered. The options have an exercise price of $9.00 per share, have a five-year term, and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $21,000, which was based on the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On August 31, 2018, we granted stock options to an advisory board member to purchase a up to 66,667 shares of our Common Stock for services rendered. The options have an exercise price of $9.30 per share, have a five-year term, and vest over a period of four years from the grant date. The total fair value of these options at the grant date was approximately $598,000, which was based on the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On August 27, 2018, we granted stock options to board members to purchase a up to 133,333 shares of our Common Stock for services rendered. The options have an exercise price of $7.50 per share, have a five-year term, 13,333 vest on grant date, and remainder vest over a period of four years from the grant date. The total fair value of these options at the grant date was approximately $965,000, which was based on the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On September 7, 2018, we granted stock options to advisory board members to purchase a up to 133,333 shares of our Common Stock for services rendered. The options have an exercise price of $7.50 per share, have a five-year term, and vest over a period of four years from the grant date. The total fair value of these options at the grant date was approximately $965,000, which was based on the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On September 11, 2018, we granted stock options to an advisory board member to purchase a up to 66,667 shares of our Common Stock for services rendered. The options have an exercise price of $6.75 per share, have a five-year term, and vest over a period of four years from the grant date. The total fair value of these options at the grant date was approximately $434,000, which was based on the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On September 13, 2018, we granted stock options to an advisory board member to purchase a up to 66,667 shares of our Common Stock for services rendered. The options have an exercise price of $6.30 per share, have a five-year term, and vest over a period of four years from the grant date. The total fair value of these options at the grant date was approximately $405,000, which was based on the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

II-10

On September 17, 2018, we granted stock options to an employee and a consultant to purchase a up to 35,000 shares of our Common Stock for services rendered. The options have an exercise price of $9.00 per share, have a five-year term, and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $227,000, which was based on the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On September 25, 2018, we granted stock options to consultants to purchase up to 5,000 shares of our Common Stock for services rendered. The options have an exercise price of $9.00 per share, have a five-year term, and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $28,000, which was based on the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On September 25, 2018, we granted stock options to an advisory board member to purchase a up to 66,667 shares of our Common Stock for services rendered. The options have an exercise price of $5.85 per share, have a five-year term, and vest over a period of four years from the grant date. The total fair value of these options at the grant date was approximately $371,000, which was based on the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On September 27, 2018, we granted stock options to an employee to purchase a up to 66,667 shares of our Common Stock for services rendered. The options have an exercise price of $7.50 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $404,000, which was based on the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On October 1, 2018, we granted stock options to consultants to purchase up to 3,333 shares of our Common Stock for services rendered. The options have an exercise price of $9.00 per share, have a five-year term, and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $29,000, which was based on the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On October 12, 2018, we granted stock options to an employee to purchase up to 133,333 shares of our Common Stock for services rendered. The options have an exercise price of $7.50 per share, have a five-year term, and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $965,000, which was based on the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On October 29, 2018, we granted stock options to an employee to purchase up to 5,000 shares of our Common Stock for services rendered. The options have an exercise price of $7.50 per share, have a five-year term, and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $28,000, which was based on the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

II-11

Convertible Notes Issuances

On January 10, 2018 and January 11, 2018, we issued unsecured convertible notes to EMA and Auctus Fund in the aggregate principal amount of $150,000, net of an original issue discount of $20,000. The notes bear interest at a rate of 8% per annum and will mature in January 2019. The notes are convertible into shares of our Common Stock at a conversion price equal to the lower of: (i) the closing sale price of our Common Stock on the principal market on the trading day immediately preceding the closing date, and (ii) 70% of either the lowest sale price of our Common Stock on the principal market during the ten (10) consecutive trading days including and immediately preceding the conversion date, or the closing bid price. As of the issue dates, the notes were convertible into an aggregate of 187,970 shares of our Common Stock. The issuance of the notes and the issuance of shares of our Common Stock underlying the notes is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the transactions did not, and will not, involve any public offering). The loan underlying the transaction was repaid, in full, approximately three months after it was issued, on March 8, 2018, together with all accrued interest, prior to any conversion or attempted conversion of the note. Accordingly, the convertible notes are no longer outstanding.

On October 19, 2018, we issued an unsecured convertible note to Bellridge in the aggregate principal amount of $1,500,000 in exchange for net proceeds of $1,242,000, after an original issue discount of $150,000 and legal and financing expenses of $109,000. The financing expenses represent fees paid to AGP as placement agent. In addition, we issued 1,450,000 shares of our Common Stock in connection with the note issuance. The notes are convertible into shares of our Common Stock at a conversion price equal to 70% of the lowest VWAP during the ten (10) trading days immediately preceding the date of the notice of conversion. As of the issue dates, the notes were convertible into an aggregate of 373,580 shares of our Common Stock. The issuance of the notes and the issuance of shares of our Common Stock underlying the notes is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the transactions did not, and will not, involve any public offering).

Fiscal 2017

Common Stock Issuances

From January to March 2017, we issued 68,944 shares of our Common Stock to vendors as payment for services rendered. The shares had an aggregate fair market value of $146,000, based upon a weighted average of $2.10 per share. The fair market value was based on the closing price of our Common Stock as reported by the OTCQB at each respective issuance date. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were issued by us in a transaction not involving any public offering).

From April to June 2017, we issued 1112,678 shares of our Common Stock to vendors as payment for services rendered. The shares had an aggregate fair market value of $385,000, based upon a weighted average of $0.35 per share. The fair market value was based on the closing price of our Common Stock as reported by the OTCQB at each respective issuance date. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were issued by us in a transaction not involving any public offering).

On April 1, 2018, we offered and sold 25,000 shares of our Common Stock to an investor at a price of $1.20 per share for net proceeds of $30,000. We offered and sold the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were sold by us in a transaction not involving any public offering). We used the proceeds to repay debt and for operations.

II-12

On April 24, 2017, we offered and sold 333,333 shares of our Common Stock to an investor at a price of $0.90 per share for net proceeds of $300,000. We offered and sold the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were sold by us in a transaction not involving any public offering). We used the proceeds to repay debt and for operations.

On April 25, 2017, we offered and sold 333,333 shares of our Common Stock to an investor at a price of $1.50 per share for net proceeds of $50,000. We offered and sold the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were sold by us in a transaction not involving any public offering). We used the proceeds to repay debt and for operations.

On April 30, 2017, we offered and sold 20,000 shares of our Common Stock to an investor at a price of $1.50 per share for net proceeds of $30,000. We offered and sold the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were sold by us in a transaction not involving any public offering). We used the proceeds to repay debt and for operations.

On May 4, 2017, we issued to our Chief Financial Officer 33,333 restricted shares of our Common Stock with a fair value of $178,000 based on a price per share of $5.40, which was the market price of our Common Stock as reported by the OTCQB on the issuance date. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were issued by us in a transaction not involving any public offering).

On May 22, 2017, we offered and sold 6,667 shares of our Common Stock to an investor at a price of $3.00 per share for net proceeds of $20,000. We offered and sold the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were sold by us in a transaction not involving any public offering). We used the proceeds to repay debt and for operations.

On June 16, 2017, we issued 30,800 shares of our Common Stock in connection with the conversion of a note with an aggregate principal amount of $101,000 and conversion price of $3.30 per share. We issued the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 3(a)(9) of the Securities Act.

In June 2017, we issued 3,333 shares of our Common Stock, with a fair value of $12,500, upon the conversion of a note. The shares of our Common Stock were issued in reliance on the exemptions from registration pursuant to Section 3(a)(9) of the Securities Act.

From July to August 2017, we issued 48,629 shares of our Common Stock to vendors as payment for services rendered. The shares had an aggregate fair market value of $99,000, based upon a weighted average of $2.10 per share. The fair market value was based on the closing price of our Common Stock as reported by the OTCQB at each respective issuance date. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were issued by us in a transaction not involving any public offering).

On August 29, 2017, in connection with the conversion of a note, we issued 26,916 make whole shares of our Common Stock and on September 25, 2017, we issued an additional 10,697 make whole shares of our Common Stock. The average conversion price was $1.50 per share. We issued the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

From September to October 2017, we issued 38,444 shares of our Common Stock to vendors as payment for services rendered. The shares had an aggregate fair market value of $55,000, based upon a weighted average of $1.35 per share. The fair market value was based on the closing price of our Common Stock as reported by the OTCQB at each respective issuance date. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were issued by us in a transaction not involving any public offering).

II-13

On September 26, 2017, we entered into a Purchase Agreement with Kodiak Capital Group, LLC (“Kodiak”), effective September 15, 2017. Pursuant to the purchase agreement, we may from time to time, in our discretion, sell shares of our Common Stock to Kodiak for aggregate gross proceeds of up to $2,000,000. Unless terminated earlier, Kodiak’s purchase commitment automatically terminates on the earlier of the date on which Kodiak shall have purchased our shares pursuant to the purchase agreement for an aggregate purchase price of $2,000,000, or September 15, 2019. We have no obligation to sell any shares under the purchase agreement. In November 2017, pursuant to the purchase agreement with Kodiak, we issued 43,745 shares of our Common Stock in exchange for cash in the amount of $50,000. We issued the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were sold by us in a transaction not involving any public offering). The Purchase Agreement with Kodiak is no longer effective.

On November 3, 2017, we offered and sold 327,133 shares of our Common Stock to three investors at a price of $1.20 per share for net proceeds of $346,000. We offered and sold the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were sold by us in a transaction not involving any public offering). We used the proceeds to repay debt and for operations.

Common Stock Issuances – Accounts Payable

We issued 26,667 shares of our Common Stock in exchange for the cancellation of approximately $30,000 of certain accounts payable owed by us to one of our vendors. The fair value of the shares of our Common Stock was $56,000 at the date of issuance, and as such, we recorded a loss on debt extinguishment of $26,000. The shares of our Common Stock were offered and sold in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock were issued by us in a transaction not involving any public offering).

Convertible Notes Issuances

On June 19, 2017, we issued an unsecured convertible note in the original principal amount of $100,000. In addition, we issued 3,333 shares of our Common Stock and granted a three-year warrant to acquire 22,000 additional shares of our Common Stock at an exercise price of $3.75 per share. As of June 19, 2017, the issue date, the note was convertible into 29,400 shares of our Common Stock. The offer and sale of the shares of our Common Stock, the note, the shares of our Common Stock underlying the note, the warrant, and the shares of our Common Stock underlying the warrant is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the convertible note, warrant, and shares of our Common Stock were sold by us in a transaction not involving any public offering).

From September 2017 through November 2017, we issued three convertible notes in the aggregate principal amount of $320,000 in exchange for net proceeds of $200,000, after an original issue discount of $20,000 and financing expenses of $100,000. The notes are unsecured, have maturity dates between March 2018 and June 2018, and bear interest at a rate of 5% per annum. As of the respective issuance dates, the notes were convertible into and aggregate of 468,699 shares of our Common Stock at price of $3.75 per share or 70% of 10-day VWAP prior to conversion, whichever is lower. The offer and sale of the notes and the issuance of the shares of our Common Stock underlying the notes is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the convertible notes were sold by us in a transaction not involving any public offering).

On August 21, 2017, we issued an unsecured convertible note in the original principal amount of $110,000, with a five percent original issue discount. The note had a maturity date of March 21, 2018 and was subject to a one-time interest charge equal to five percent (5%) of the original principal amount. The note was convertible into shares of our Common Stock at a conversion price per share of $1.50. As of August 21, 2017, the note was convertible into 73,500 shares of our Common Stock. The offer and sale of the notes and the issuance of the shares of our Common Stock underlying the notes is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the convertible note was sold by us in a transaction not involving any public offering).

II-14

On December 8, 2017, we issued unsecured convertible notes to EMA and Auctus Fund in the aggregate principal amount of $370,000, net of an original issue discount of $47,000. The notes bear interest at a rate of 8% per annum and will mature on December 8, 2018. The notes are convertible into shares of our Common Stock at a conversion price equal to the lower of: (i) the closing sale price of our Common Stock on the principal market on the trading day immediately preceding the closing date, and (ii) 70% of either the lowest sale price of our Common Stock on the principal market during the ten (10) consecutive trading days including and immediately preceding the conversion date, or the closing bid price. As of December 8, 2017, the notes were convertible into 496,311 shares of our Common Stock. The offer and sale of the notes and the issuance of the shares of our Common Stock underlying the notes is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the convertible note was sold by us in a transaction not involving any public offering).

On December 14, 2017, we issued an unsecured convertible note to PowerUp Lending in the aggregate principal amount of $105,000, net of an original issue discount of $15,000. The note matures on September 20, 2018 and bears interest at a rate of 8% per annum. The note is convertible to shares of our Common Stock at a conversion price equal to the variable conversion price, which is 70% multiplied by the lowest trading price of our Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. As of December 1, 2017, the note was convertible into 140,845 shares of our Common Stock. The offer and sale of the notes and the issuance of the shares of our Common Stock underlying the notes is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the convertible note was sold by us in a transaction not involving any public offering).

Grants of Warrants

On April 1, 2017, we granted warrants to a consultant to purchase up to 25,000 shares of our Common Stock at an exercise price of $1.80 per share, with a fair value of $27,000. The grant of the warrants and the shares of our Common Stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the warrants and the shares of our Common Stock underlying the warrants were sold by us, and will be issued by us, in transactions not involving any public offering).

On May 4, 2017, Mr. Cutaia and we agreed to extend the maturity date of a convertible note previously issued in favor of Mr. Cutaia. As of May 4, 2017, the aggregate outstanding principal amount of the note was $1,199,000. In consideration for extending the maturity date of the note, we granted to Mr. Cutaia a warrant to purchase up to 117,013 shares of our Common Stock at an exercise price of $5.33 per share. The grant of the warrants and the shares of our Common Stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the warrants and the shares of our Common Stock underlying the warrants were granted by us, and will be issued by us, in transactions not involving any public offering).

On May 22, 2017, we granted warrants to purchase up to 6,667 shares of our Common Stock at an exercise price of $6.00 per share, to one investor in connection with an offering. The grant of the warrants and the shares of our Common Stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the warrants and the shares of our Common Stock underlying the warrants were sold by us, and will be issued by us, in transactions not involving any public offering).

On June 19, 2017, we granted warrants to a note holder to purchase up to 22,000 shares of our Common Stock. The warrants are exercisable at an average price of $4.50 per share and will expire starting June 2020. The grant of the warrants and the shares of our Common Stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the warrants and the shares of our Common Stock underlying the warrants were granted by us, and will be issued by us, in transactions not involving any public offering).

On August 4, 2017, Mr. Cutaia and we agreed to extend the maturity date of a convertible note previously issued in favor of Mr. Cutaia from August 4, 2017 to December 4, 2018. As of August 4, 2017, the aggregate outstanding principal amount of the note was $343,000. In consideration for extending the maturity date of the note, we granted to Mr. Cutaia a warrant to purchase up to 87,787 shares of our Common Stock at an exercise price of $2.25 per share. The grant of the warrants and the shares of our Common Stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the warrants and the shares of our Common Stock underlying the warrants were granted by us, and will be issued by us, in transactions not involving any public offering).

II-15

On August 4, 2017, Oceanside Strategies, Inc. (“Oceanside”) and we agreed to extend the maturity date of a convertible note previously issued in favor of Oceanside. As of August 4, 2017, the aggregate outstanding principal amount of the note was $680,000. In consideration for Oceanside’s agreement to extend the maturity date of the note, we granted to Oceanside a warrant to purchase up to 87,787 shares of our Common Stock at an exercise price of $2.25 per share. The grant of the warrants and the shares of our Common Stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the warrants and the shares of our Common Stock underlying the warrants were granted by us, and will be issued by us, in transactions not involving any public offering).

On September 16, 2017, we granted a warrant to purchase up to 18,333 shares of our Common Stock at an exercise price of $1.20 per share to Brian Manduca, in full settlement and release of a disputed, unasserted claim. The value of the warrant was $10,007. The grant of the warrants and the shares of our Common Stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the warrants and the shares of our Common Stock underlying the warrants were sold by us, and will be issued by us, in transactions not involving any public offering).

On September 25, 2017, we granted warrants to a note holder to purchase up to 66,667 shares of our Common Stock. The warrants are exercisable at an average price of $2.25 per share and will expire starting in September 2022. The grant of the warrants and the shares of our Common Stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the warrants and the shares of our Common Stock underlying the warrants were sold by us, and will be issued by us, in transactions not involving any public offering).

On October 13, 2017, we granted warrants to a note holder to purchase up to 66,667 shares of our Common Stock. The warrants are exercisable at an average price of $3.00 per share and will expire starting in September 2022. The grant of the warrants and the shares of our Common Stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the warrants and the shares of our Common Stock underlying the warrants were granted by us, and will be issued by us, in transactions not involving any public offering).

On November 28, 2017, we granted warrants to a note holder to purchase up to 6,667 shares of our Common Stock. The warrants are exercisable at an average price of $3.75 per share and will expire starting in September 2022. The grant of the warrants and the shares of our Common Stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the warrants and the shares of our Common Stock underlying the warrants granted sold by us, and will be issued by us, in transactions not involving any public offering).

On December 5, 2017, we granted warrants to note holders to purchase up to 160,000 shares of our Common Stock. The warrants are exercisable at an average price of $1.65 per share and will expire starting in December 2022. The grant of the warrants and the shares of our Common Stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act (in that the warrants and the shares of our Common Stock underlying the warrants were granted by us, and will be issued by us, in transactions not involving any public offering).

Grants of Stock Options

On January 10, 2017, we granted non-qualified stock options to employees to purchase up to 333,333 shares of our Common Stock, and granted a stock option to a director to purchase up to 133,333 shares of our Common Stock for services rendered. The total fair value of these options at the grant date was approximately $521,000, which was based upon the closing price of our Common Stock as reported by the OTCQB on the grant date. The options have an exercise price of $1.20 per share and vest upon the third anniversary of the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

II-16

On April 28, 2017, we granted stock options to a consultant to purchase up to 66,667 shares of our Common Stock for services rendered. The options have an exercise price of $3.60 per share, have a five-year term, and vest on performance. The total fair value of these options at the grant date was approximately $221,000, which was based upon the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On May 4, 2017, we granted stock options to an employee to purchase up to 33,333 shares of our Common Stock for services rendered. The options have an exercise price of $5.40 per share, have a five-year term, and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $164,000, which was based upon the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On June 1, 2017, we granted stock options to a consultant to purchase up to 133,333 shares of our Common Stock for services rendered. The options have an exercise price of $4.80 per share, have a five-year term, and vest based on performance. The total fair value of these options at the grant date was approximately $591,000, which was based upon the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On August 1, 2017, we granted stock options to an employee and a consultant to purchase up to 46,667 shares of our Common Stock for services rendered. The options have an exercise price of $3.75 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $98,000, which was based upon the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On August 15, 2017, we granted stock options to an employee and a consultant to purchase up to 86,667 shares of our Common Stock for services rendered. The options have an exercise price of $3.75 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $132,000, which was based upon the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On October 2, 2017, we granted stock options to an employee to purchase a total of 26,667 shares of our Common Stock for services rendered. The options have an exercise price of $3.75 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $30,000, which was based upon the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On November 22, 2017, we granted stock options to a consultant to purchase a total of 4,000 shares of our Common Stock for services rendered. The options have an exercise price of $3.75 per share, have a five-year term, and vest over a period of six-months from grant date. The total fair value of these options at the grant date was approximately $6,000, which was based upon the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

II-17

On December 19, 2017, we granted stock options to an employee to purchase a total of 16,667 shares of our Common Stock for services rendered. The options have an exercise price of $1.20 per share, have a five-year term. At the grant date, 50% of the shares immediately vested, with the remaining 50% of the shares vesting on the anniversary of the grant date. The total fair value of these options at the grant date was approximately $18,000, which was based upon the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of our Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

Preferred Stock Issuances

On February 14, 2017, we entered into a securities purchase agreement with an unaffiliated, accredited investor (the “Series A Purchaser”) for the sale and issuance of our Series A preferred stock. Pursuant to the terms of the securities purchase agreement, the Series A Purchaser agreed to purchase up to 1,050,000 shares of Series A preferred stock valued at $1,050,000. The aggregate amount of consideration to be received by us in exchange for the issuance of 1,050,000 shares Series A preferred stock was $1,000,000. During the year ended December 31, 2018, we issued 630,000 shares Series A preferred stock pursuant to the securities purchase agreement and received consideration of $555,000, representing a discount of $75,000. We offered and sold the shares in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of Series A preferred stock were sold in transactions not involving any public offering). At various times during fiscal 2017, we issued 190,800 shares of our Common Stock upon the conversion of these shares of Series A preferred stock. The 2190,800 shares of our Common Stock had a fair value of $304,000. The shares of our Common Stock were offered and sold in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of Series A preferred stock were sold in transactions not involving any public offering).

Fiscal 2016

Common Stock Issuances

On May 2, 2016, we granted 40,000 shares of our Common Stock to each Dan Fleyshman and Branden Hampton as compensation for joining our advisory board. In issuing the shares to these individuals, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

On April 4, 2016, we issued 33,333 shares of our Common Stock to James P. Geiskopf, one of our directors, as compensation for services provided and to be provided to us during 2016. Mr. Geiskopf is an accredited investor (as that term is defined in Regulation D of the Securities Act), and in issuing the shares to him, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

On April 4, 2016, we sold pursuant to private placement subscription agreement, an aggregate of 381,481 shares of our Common Stock, at a price of $0.68 per share, for aggregate gross proceeds of $258,000 to four purchasers. One of the purchasers was a U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”)) and an accredited investor (as that term is defined in Regulation D of the Securities Act). In issuing the shares to such person, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public. Three of the purchasers were non-U.S. persons (as that term is defined in Regulation S of the Securities Act) and the securities were offered in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

II-18

In May 2016, we sold, pursuant to private placement subscription agreements, an aggregate of 81,652 shares of our Common Stock, at a price of $0.68 per share, for aggregate gross proceeds of $78,000 to five purchasers, two of which were U.S. Persons (as that term is defined in Regulation S of the Securities Act) and accredited investors (as that term is defined in Regulation D of the Securities Act). In issuing the shares to such persons, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

On May 16, 2016, we sold pursuant to private placement subscription agreements, an aggregate of 825,037 shares of our Common Stock, at a price of $0.68 per share, for aggregate gross proceeds of $557,000 to nine purchasers. Six of the purchasers were U.S. Persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”)) and accredited investors (as that term is defined in Regulation D of the Securities Act). In issuing the shares to such persons, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public. Three of the purchasers were non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and the securities were offered in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

In June 2016, we sold, pursuant to private placement subscription agreements, an aggregate of 73,333 shares of our Common Stock, at a price of $0.68 per share, for aggregate gross proceeds of $50,000 to three purchasers. All of the purchasers were accredited investors (as that term is defined in Regulation D of the Securities Act). In issuing the shares to such persons, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

In July 2016 we sold, pursuant to private placement subscription agreements, an aggregate of 110,000 shares of our Common Stock, at a price of $0.68 per share, for aggregate gross proceeds of $74,000 to two purchasers. All of the purchasers were accredited investors (as that term is defined in Regulation D of the Securities Act). In issuing the shares to such persons, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

On July 12, 2016, we granted a stock award of 333,333 restricted shares of our Common Stock to a consultant. The stock award vests over a 3-year term in annual increments of 111,111 shares of our Common Stock. The shares were valued at the trading price of our Common Stock as of the date the shares vest. During the year ended December 31, 2016, we recognized a cost of $91,000 related to the 51,000 shares of our Common Stock earned during the period.

On August 15, 2016, we issued 53,333 restricted shares of our Common Stock, as that term is defined by Rule 144 under the Securities Act, to International Monetary for investor relations services as well as certain corporate finance advisory services rendered. International Monetary is a U.S. Person (as that term is defined in Regulation S of the Securities Act) and an accredited investor (as that term is defined in Regulation D of the Securities Act), and in issuing securities to such person, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

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On September 14, 2016, we issued 50,000 shares of our Common Stock to James P. Geiskopf, one of our directors, as compensation for additional services provided and to be provided to us by Mr. Geiskopf in his role of lead director. Mr. Geiskopf is an accredited investor (as that term is defined in Regulation D of the Securities Act), and in issuing the shares to him, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

On September 16, 2016, we sold, pursuant to private placement subscription agreements, an aggregate of 584,200 shares of our Common Stock, at a price of $0.90 per share, for aggregate gross proceeds of $526,000 to five purchasers. All of the purchasers were accredited investors (as that term is defined in Regulation D of the Securities Act). In issuing the shares to such persons, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

On September 16, 2016, we sold, pursuant to private placement subscription agreements, an aggregate of 33,333 shares of our Common Stock, at a price of $0.75 per share, for aggregate gross proceeds of $25,000 to two purchasers. All of the purchasers were accredited investors (as that term is defined in Regulation D of the Securities Act). In issuing the shares to such persons, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

On December 30, 2016, Oceanside and we agreed to extend the maturity date of a note we previously issued in favor of Oceanside. In consideration for Oceanside’s agreement to extend the maturity date to August 4, 2017, we granted Oceanside a warrant to purchase up to 161,969 shares of our Common Stock at an exercise price of $1.20 per share. The grant of the warrants and the issuance of the shares of our Common Stock is and will be exempt from the registration requirements of the Securities Act in Section 4(a)(2) of the Securities Act. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

At various dates through fiscal 2016, we issued shares of our Common Stock to consultants and vendors as payment for services rendered that were expensed based on fair market value of the stock on the date of grant, or as the services were performed. We issued an aggregate of 425,889 shares of our Common Stock for services and recorded stock compensation expense of $727,000. The shares of our Common Stock were issued in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

Convertible Note Issuances

Effective April 4, 2016, we issued an unsecured convertible note payable to Oceanside in the original principal amount of $680,000. The note superseded and replaced all previous notes and liabilities due to Oceanside for sums Oceanside loaned to us in 2014 and 2015. The note bears interest at the rate of 12% per annum, compounded annually and had a maturity date of December 4, 2016. In consideration for Oceanside’s agreement to convert all prior notes from current demand notes and extend the maturity date to December 4, 2016, we granted Oceanside the right to convert up to 30% of the principal amount of the note into shares of our Common Stock at $1.25 per share and we granted a warrant to purchase up to 161,969 shares of our Common Stock at an exercise price of $1.25 per share until April 4, 2019. The warrants represent 25% of the amount of the note. The note and warrant were issued to Oceanside, a non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

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Effective April 4, 2016, we issued a secured convertible note to Mr. Cutaia in the original principal amount of $343,000, which represents additional sums that Mr. Cutaia advanced to us during the period from December 2015 through March 2016, and is addition to all pre-existing loans made by, and notes held by Mr. Cutaia. This note bears interest at the rate of 12% per annum, compounded annually. In consideration for Mr. Cutaia’s agreement to extend the repayment date to August 4, 2017, we granted Mr. Cutaia the right to convert up to 30% of the amount of the such note into shares of our Common Stock at $1.05 per share and granted a warrant to purchase up to 163,488 shares of our Common Stock at an exercise price of $1.05 per share, which warrants represent 50% of the amount of such note. Mr. Cutaia is an accredited investor (as that term is defined in Regulation D of the Securities Act), and in issuing the note and warrant to him, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act. In connection with the issuance of this note, we entered into a security agreement whereby we granted security over all of our assets as security for repayment of the note.

Effective April 4, 2016, we also issued an unsecured convertible note payable to Mr. Cutaia in the amount of $122,000, which represents the amount of the accrued but unpaid salary owed to Mr. Cutaia for the period from December 2015 through March 2016. In consideration for Mr. Cutaia’s agreement to extend the payment date to August 4, 2017, we granted Mr. Cutaia the right to convert the amount of the such note into shares of our Common Stock at $1.05 per share. This note bears interest at the rate of 12% per annum, compounded annually. Mr. Cutaia is an accredited investor (as that term is defined in Regulation D of the Securities Act), and in issuing the note to him, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

On December 15, 2016, we entered into an agreement with an investor, whereby we agreed to issue and sell to the investor: (i) a non-interest bearing note in the principal amount of $250,000, the purchase of which was expected to occur in tranches, (ii) warrants to purchase shares of our Common Stock, and (iii) shares of our Common Stock. A one-time interest charge of five percent (5%) of the aggregate principal amount of the note was incurred on the date of issuance. In addition, there is a 10% original issue discount that is to be prorated based on the consideration paid by the investor. On December 16, 2016, the first tranche of $80,000 closed and we issued (i) a note in the aggregate principal amount of $80,000, (ii) a warrant, with a three-year term, to acquire up to 11,733 shares of our Common Stock with an exercise price of $3.75 per share, and (iii) 16,000 shares of our Common Stock. The issuance of the note, the warrant, the shares of our Common Stock underlying the warrant, and the shares of our Common Stock is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, in that the notes, the warrant, the shares of our Common Stock underlying the warrant, and the shares of our Common Stock were sold or will be sold in transactions not involving any public offering.

Grants of Stock Options

On April 4, 2016, we granted stock options to a consultant to purchase up to 120,000 shares of our Common Stock for services rendered. The options have an exercise price of $1.05 per share and have a five-year term. At the grant date, 16.67% of the shares immediately vested, with the remaining shares vesting over 3 years from the grant date. The total fair value of these options at the grant date was approximately $110,000. We granted these options in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

Effective May 12, 2016, we issued options to purchase up to 50,000 shares of our Common Stock at an exercise price equal to $1.43 per share, representing the then-current closing price of the stock on the date of issuance, to James P. Geiskopf, a director of our company, as compensation for services to be provided to us through 2017. The options were subject to a vesting schedule, and fully vested on December 31, 2017. Mr. Geiskopf is an accredited investor (as that term is defined in Regulation D of the Securities Act), and in issuing the options to him, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act.

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Effective May 12, 2016, we issued options to purchase up to 83,333 shares of our Common Stock at an exercise price equal to $1.43 per share, representing the then-current closing price of the stock on the date of issuance, to Mr. Cutaia, as additional compensation for services to be provided to us through 2017 and in consideration for the deferment of agreed-to cash compensation. The options were subject to a vesting schedule, and became fully vested on December 31, 2017. Mr. Cutaia is an accredited investor (as that term is defined in Regulation D of the Securities Act), and in issuing the options to him, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act.

On June 31, 2016, we granted stock options to an employee to purchase up to 20,000 shares of our Common Stock for services rendered. The options have an exercise price of $1.80 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $27,000. We granted these options in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

On July 15, 2016, we granted stock options to an employee to purchase up to 100,000 shares of our Common Stock for services rendered. The options have an exercise price of $1.65 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $165,000. We granted these options in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

On August 15, 2016, we granted stock options to a consultant to purchase up to 667 shares of our Common Stock for services rendered. The options have an exercise price of $1.65 per share, have a five-year term, and vest on grant date. The total fair value of these options at the grant date was approximately $1,000. We granted these options in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

On November 1, 2016, we granted stock options to an employee to purchase up to 16,667 shares of our Common Stock for services rendered. The options have an exercise price of $1.65 per share and have a five-year term. At the grant date, 50% of the shares immediately vested on the grant date, with the remaining 50% on the anniversary of the grant date. The total fair value of these options at the grant date was approximately $25,000. We granted these options in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

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Item 16. Exhibits and Financial Statement Schedules.

The exhibits filed with this registration statement or incorporated by reference from other filings are as follows:

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement by and between A.G.P./Alliance Global Partners , which was filed as Exhibit 1.1 to our Registration Statement on Form S-1 (File No. 333-226840) filed with the SEC on March 13, 3019, and is incorporated herein by reference thereto.
2.1	Share Exchange Agreement dated as of August 11, 2014 by and among Global System Designs, Inc., bBooth (USA), Inc. (formerly bBooth, Inc.), and the stockholders of bBooth (USA), Inc. (formerly bBooth, Inc.), which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on August 15, 2014, and is incorporated herein by reference thereto.
3.1	Articles of Incorporation as filed with the Secretary of State of the State of Nevada on November 27, 2012, which was filed as Exhibit 3.1 to our Registration Statement on Form S-1 (File No. 333-187782) filed with the SEC on April 8, 2013, and is incorporated herein by reference thereto.
3.2	Bylaws, which were filed as Exhibit 3.2 to our Registration Statement on Form S-1 (File No. 333-187782) filed with the SEC on April 8, 2013, and is incorporated herein by reference thereto.
3.3	Certificate of Change as filed with the Secretary of State of the State of Nevada on October 6, 2014, which was filed as Exhibit 3.3 to our Current Report on Form 8-K filed with the SEC on October 22, 2014, and is incorporated herein by reference thereto.
3.4	Articles of Merger as filed with the Secretary of State of the State of Nevada on October 6, 2014, which was filed as Exhibit 3.4 to our Current Report on Form 8-K filed with the SEC on October 22, 2014, and is incorporated herein by reference thereto.
3.5	Articles of Merger as filed with the Secretary of State of the State of Nevada on April 4, 2017, which was filed as Exhibit 3.5 to our Current Report on Form 8-K filed with the SEC on April 24, 2017, and is incorporated herein by reference thereto.
3.6	Certificate of Correction as filed with the Secretary of State of the State of Nevada on April 17, 2017, which was filed as Exhibit 3.6 to our Current Report on Form 8-K filed with the SEC on April 24, 2017, and is incorporated herein by reference thereto.
3.7	Certificate of Change as filed with the Secretary of State of the State of Nevada on February 1, 2019, which was filed as Exhibit 3.7 to our Annual Report on Form 10-K filed with the SEC on February 7, 2019, and is incorporated herein by reference thereto.
3.8	Articles of Merger as filed with the Secretary of State of the State of Nevada on January 31, 2019, which was filed as Exhibit 3.8 to our Annual Report on Form 10-K filed with the SEC on February 7, 2019, and is incorporated herein by reference thereto.
3.9	Certificate of Correction as filed with the Secretary of State of the State of Nevada on February 2 2, 2019 , which was filed as Exhibit 3.9 to our Registration Statement on Form S-1 (File No. 333-226840) filed with the SEC on March 13, 2019, and is incorporated herein by reference thereto .
4.1	Common Stock Purchase Warrant (First Warrant) dated September 15, 2017, issued to Kodiak Capital Group, LLC, which was filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on October 2, 2017, and is incorporated herein by reference thereto.
4.2	Common Stock Purchase Warrant (Second Warrant) dated September 15, 2017, issued to Kodiak Capital Group, LLC, which was filed as Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on October 2, 2017, and is incorporated herein by reference thereto.

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Exhibit No.	Description
4.3	Common Stock Purchase Warrant (Third Warrant) dated September 15, 2017, issued to Kodiak Capital Group, LLC, which was filed as Exhibit 4.3 to our Current Report on Form 8-K filed with the SEC on October 2, 2017, and is incorporated herein by reference thereto.
4.4	Promissory Note (Commitment Note), dated September 15, 2017, issued by the Company in favor of Kodiak Capital Group, LLC, which was filed as Exhibit 4.4 to our Current Report on Form 8-K filed with the SEC on October 2, 2017, and is incorporated herein by reference thereto.
4.5	Promissory Note (First Note), dated September 15, 2017, issued by the Company in favor of Kodiak Capital Group, LLC, which was filed as Exhibit 4.5 to our Current Report on Form 8-K filed with the SEC on October 2, 2017, and is incorporated herein by reference thereto.
4.6	Promissory Note (Second Note), dated September 15, 2017, issued by the Company in favor of Kodiak Capital Group, LLC, which was filed as Exhibit 4.6 to our Current Report on Form 8-K filed with the SEC on October 2, 2017, and is incorporated herein by reference thereto.
4.7	Form of Warrant Certificate dated March 20, 2015, which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on March 27, 2015, and is incorporated herein by reference thereto.
4.8	12% Secured Convertible Note dated December 1, 2015, issued by the Company in favor of Rory J. Cutaia, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on December 7, 2015, and is incorporated herein by reference thereto.
4.9	12% Unsecured Convertible Note dated December 1, 2015, issued by the Company in favor of Rory J. Cutaia, which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on December 7, 2015, and is incorporated herein by reference thereto.
4.10	12% Unsecured Note dated December 1, 2015, issued by the Company in favor of Audit Prep Services, LLC, which was filed as Exhibit 10.4 to our Current Report on Form 8-K filed with the SEC on December 7, 2015, and is incorporated herein by reference thereto.
4.11	Form of 12% Secured Convertible Note dated April 4, 2016, issued by the Company in favor of Rory J. Cutaia, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on April 11, 2016, and is incorporated herein by reference thereto.
4.12	Form of Warrant Certificate dated April 4, 2016 issued to Rory J. Cutaia, which was filed as Exhibit 10.4 to our Current Report on Form 8-K filed with the SEC on April 11, 2016, and is incorporated herein by reference thereto.
4.13	Form of 12% Unsecured Convertible Note dated April 4, 2016, issued by the Company in favor of Rory J. Cutaia, which was filed as Exhibit 10.5 to our Current Report on Form 8-K filed with the SEC on April 11, 2016, and is incorporated herein by reference thereto.
4.14	Form of 12% Unsecured Convertible Note dated April 4, 2016, issued by the Company in favor of Oceanside Strategies, Inc., which was filed as Exhibit 10.6 to our Current Report on Form 8-K filed with the SEC on April 11, 2016, and is incorporated herein by reference thereto.
4.15	Form of Warrant Certificate dated April 4, 2016 issued to Oceanside Strategies, Inc., which was filed as Exhibit 10.7 to our Current Report on Form 8-K filed with the SEC on April 11, 2016, and is incorporated herein by reference thereto.
4.16	Amendment to 12% Unsecured Convertible Note dated December 30, 2016, issued by the Company in favor of Oceanside Strategies, Inc., which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on January 9, 2017, and is incorporated herein by reference thereto.

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Exhibit No.	Description
4.17	Warrant Certificate dated December 30, 2016 issued to Oceanside Strategies, Inc., which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on January 9, 2017, and is incorporated herein by reference thereto.
4.18	Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock as filed with the Secretary of State of the State of Nevada on February 13, 2017, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on February 21, 2017, and is incorporated herein by reference thereto.
4.19	Amendment to Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock as filed with the Secretary of State of the State of Nevada on July 28, 2017, which was filed as Exhibit 10.37 to our Quarterly Report on Form 10-Q filed with the SEC on August 10, 2017, and is incorporated herein by reference thereto.
4.20	8% Unsecured Convertible Note dated December 5, 2017 issued by the Company in favor of EMA Financial, LLC, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on December 14, 2017, and is incorporated herein by reference thereto.
4.21	Common Stock Purchase Warrant dated December 5, 2017 issued to EMA Financial, LLC, which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on December 14, 2017, and is incorporated herein by reference thereto.
4.22	8% Unsecured Convertible Note dated December 5, 2017 issued by the Company in favor of Auctus Fund, LLC, which was filed as Exhibit 10.5 to our Current Report on Form 8-K filed with the SEC on December 14, 2017, and is incorporated herein by reference thereto.
4.23	Common Stock Purchase Warrant dated December 5, 2017 issued to Auctus Fund, LLC, which was filed as Exhibit 10.6 to our Current Report on Form 8-K filed with the SEC on December 14, 2017, and is incorporated herein by reference thereto.
4.24	8% Unsecured Convertible Note dated December 13, 2017 issued by the Company in favor of PowerUp Lending Group, LTD., which was filed as Exhibit 10.8 to our Current Report on Form 8-K filed with the SEC on December 14, 2017, and is incorporated herein by reference thereto.
4.25	8% Unsecured Convertible Note dated January 11, 2018 issued by the Company in favor of EMA Financial, LLC, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on January 26, 2018, and is incorporated herein by reference thereto.
4.26	Common Stock Purchase Warrant dated January 11, 2018 issued to EMA Financial, LLC, which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on January 26, 2018, and is incorporated herein by reference thereto.
4.27	8% Unsecured Convertible Note dated January 10, 2018 issued by the Company in favor of Auctus Fund, LLC, which was filed as Exhibit 10.5 to our Current Report on Form 8-K filed with the SEC on January 26, 2018, and is incorporated herein by reference thereto.
4.28	Common Stock Purchase Warrant dated January 10, 2018 issued to Auctus Fund, LLC, which was filed as Exhibit 10.6 to our Current Report on Form 8-K filed with the SEC on January 26, 2018, and is incorporated herein by reference thereto.
4.29	Amendment to Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock as filed with the Secretary of State of the State of Nevada on September 1, 2017, which was filed as Exhibit 4.27 to our Registration Statement on Form S-1 (File No. 333-226840) filed with the SEC on August 14, 2018, and is incorporated herein by reference thereto.
4.30	Certificate of Withdrawal of Certificate of Designation of Series A Convertible Preferred Stock as filed with the Secretary of State of the State of Nevada on August 10, 2018, which was filed as Exhibit 4.28 to our Registration Statement on Form S-1 (File No. 333-226840) filed with the SEC on August 14, 2018, and is incorporated herein by reference thereto.
4.31	Convertible Promissory Note dated October 30, 2018 issued in favor of Ira Gaines, which was filed as Exhibit 4.31 to our Annual Report on Form 10-K filed with the SEC on February 7, 2018, and is incorporated herein by reference thereto.
4.32	Convertible Promissory Note dated October 30, 2018 issued in favor of Gina Trippiedi, which was filed as Exhibit 4.32 to our Annual Report on Form 10-K filed with the SEC on February 7, 2018, and is incorporated herein by reference thereto.
4.33	5% Original Issue Discount Promissory Note due August 1, 2019 issued in favor of Bellridge Capital, LP, which was filed as Exhibit 4.33 to our Annual Report on Form 10-K filed with the SEC on February 7, 2018, and is incorporated herein by reference thereto.
4.34	Form of Investor Common Stock Purchase Warrant , which was filed as Exhibit 4.34 to our Registration Statement on Form S-1 (File No. 333-226840) filed with the SEC on March 13, 2019, and is incorporated herein by reference thereto.
4.35	Form of Underwriter’s Common Stock Purchase Warrant , which was filed as Exhibit 4.35 to our Registration Statement on Form S-1 (File No. 333-226840) filed with the SEC on March 13, 2019, and is incorporated herein by reference thereto .
4.36	Form of Common Stock Purchase Warrant granted in favor of A.G.P./Alliance Global Partners , which was filed as Exhibit 4.36 to our Registration Statement on Form S-1 (File No. 333-226840) filed with the SEC on March 13, 2019, and is incorporated herein by reference thereto .
5.1*	Opinion of Baker & Hostetler LLP as to the legality of the securities registered hereby.
10.1	2014 Stock Option Plan, which is filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on October 22, 2014, and is incorporated herein by reference thereto.

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Exhibit No.	Description
10.2	Employment Agreement dated November 1, 2014, by and between the Company and Rory Cutaia, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on November 24, 2014, and is incorporated herein by reference thereto.
10.3	Secured Promissory Note dated December 11, 2014 issued by Songstagram, Inc. in favor of the Company, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on December 17, 2014, and is incorporated herein by reference thereto.
10.4	Secured Promissory Note dated December 11, 2014 issued by Rocky Wright in favor of the Company, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on December 17, 2014, and is incorporated herein by reference thereto.
10.5	Security Agreement dated December 11, 2014 executed by Songstagram, Inc. in favor of the Company, which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on December 17, 2014, and is incorporated herein by reference thereto.
10.6	Security Agreement dated December 11, 2014 executed Rocky Wright in favor of the Company, which was filed as Exhibit 10.4 to our Current Report on Form 8-K filed with the SEC on December 17, 2014, and is incorporated herein by reference thereto.
10.7	Acquisition Agreement dated January 20, 2015 among Songstagram, Inc., Rocky Wright, and us, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on January 26, 2015, and is incorporated herein by reference thereto.
10.8	Surrender of Collateral, Consent to Strict Foreclosure and Release Agreement dated January 20, 2015, by and between Songstagram, Inc. and the Company, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on January 26, 2015, and is incorporated herein by reference thereto.
10.9	Form of Termination Agreement and Release dated January 20, 2015, which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on January 26, 2015, and is incorporated herein by reference thereto.
10.10	Settlement and Release Agreement dated February 6, 2015, by and among Songstagram, Inc., Jeff Franklin, and the Company, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on March 9, 2015, and is incorporated herein by reference thereto.
10.11	Engagement letter dated March 20, 2015, by and among DelMorgan Group LLC, Globalist Capital, LLC, and the Company, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on March 27, 2015, and is incorporated herein by reference thereto.
10.12	Form of Note Purchase Agreement dated March 20, 2015, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on March 27, 2015, and is incorporated herein by reference thereto.
10.13	Security Agreement issued by the Company in favor of Rory J. Cutaia, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on December 7, 2015, and is incorporated herein by reference thereto.
10.14	Form of Stock Repurchase Agreement, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on February 16, 2016, and is incorporated herein by reference thereto.
10.15	Form of Private Placement Subscription Agreement, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on April 11, 2016, and is incorporated herein by reference thereto.
10.16	Form of Security Agreement issued by the Company in favor of Rory J. Cutaia, which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on April 11, 2016, and is incorporated herein by reference thereto.

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Exhibit No.	Description
10.17	Form of Private Placement Subscription Agreement, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on May 19, 2016, and is incorporated herein by reference thereto.
10.18	Form of Option Agreement for Messrs. Geiskopf and Cutaia, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on May 19, 2016, and is incorporated herein by reference thereto.
10.19	Term Sheet dated July 12, 2016, between Nick Cannon and the Company, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on May 19, 2016, and is incorporated herein by reference thereto.
10.20	Form of Stock Option Agreement between Jeffrey R. Clayborne and the Company, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on May 19, 2016, and is incorporated herein by reference thereto.
10.21	Form of Consulting Agreement dated August 8, 2016, by and between International Monetary and the Company, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on August 15, 2016, and is incorporated herein by reference thereto.
10.22	Form of Private Placement Subscription Agreement, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on September 19, 2016, and is incorporated herein by reference thereto.
10.23	Securities Purchase Agreement dated February 13, 2017, by and between the Company and certain purchasers named therein, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on February 21, 2017, and is incorporated herein by reference thereto.
10.24	Equity Purchase Agreement, as corrected, dated September 15, 2017, by and between the Company and Kodiak Capital Group, LLC, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on October 27, 2017, and is incorporated herein by reference thereto.
10.25	Registration Rights Agreement dated September 15, 2017, by and between the Company and Kodiak Capital Group, LLC, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on October 2, 2017, and is incorporated herein by reference thereto.
10.26	Securities Purchase Agreement dated December 5, 2017, by and between the Company and EMA Financial, LLC, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on December 14, 2017, and is incorporated herein by reference thereto.
10.27	Securities Purchase Agreement, dated December 5, 2017, by and between the Company and Auctus Fund, LLC, which was filed as Exhibit 10.4 to our Current Report on Form 8-K filed with the SEC on December 14, 2017, and is incorporated herein by reference thereto.
10.28	Securities Purchase Agreement dated December 13, 2017, by and between the Company and PowerUp Lending Group, LTD, which was filed as Exhibit 10.7 to our Current Report on Form 8-K filed with the SEC on December 14, 2017, and is incorporated herein by reference thereto.
10.29	Securities Purchase Agreement dated January 11, 2018, by and between the Company and EMA Financial, LLC, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on January 26, 2018, and is incorporated herein by reference thereto.
10.30	Securities Purchase Agreement, dated January 10, 2018, by and between the Company and Auctus Fund, LLC, which was filed as Exhibit 10.4 to our Current Report on Form 8-K filed with the SEC on January 26, 2018, and is incorporated herein by reference thereto.
10.31	SuiteCloud Developer Network Agreement, dated January 2, 2018, by and between the Company and Oracle America, Inc., which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on April 23, 2018, and is incorporated herein by reference thereto.
10.32	Lease Agreement, dated June 22, 2017, by and between La Park La Brea B LLC and the Company, which was filed as Exhibit 10.33 to our Registration Statement on Form S-1 (File No. 333-226840) filed with the SEC on August 14, 2018, and is incorporated herein by reference thereto.
10.33	Renewal Amendment of Lease Agreement, dated May 1, 2018, by and between La Park La Brea B LLC and the Company, which was filed as Exhibit 10.34 to our Registration Statement on Form S-1 (File No. 333-226840) filed with the SEC on August 14, 2018, and is incorporated herein by reference thereto.

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Exhibit No.	Description
10.34	Marketo LaunchPoint Accelerate Program Agreement, dated April 1, 2018, by and between the Company and Marketo, Inc., which was filed as Exhibit 10.35 to our Registration Statement on Form S-1 (File No. 333-226840) filed with the SEC on August 14, 2018, and is incorporated herein by reference thereto.
10.35	Securities Purchase Agreement, dated October 19, 2018, which was filed as Exhibit 10.36 to our Current Report on Form 8-K filed with the SEC on October 25, 2018, and is incorporated herein by reference thereto.
10.36	10% Original Issue Discount Promissory Note, dated October 19, 2018, which was filed as Exhibit 10.37 to our Current Report on Form 8-K filed with the SEC on October 25, 2018, and is incorporated herein by reference thereto.
10.37	Agreement and Plan of Merger, dated November 8, 2018, by and among the Company, Sound Concepts, Inc., NF Merger Sub, Inc., NF Acquisition Company, LLC, the shareholders of Sound Concepts, Inc., and the shareholders’ representative, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on November 14, 2018, and is incorporated herein by reference thereto.
10.38	Letter Agreement dated November 8, 2018, by and among the Company, Sound Concepts, Inc., NF Merger Sub, Inc., NF Acquisition Company, LLC, the shareholders of Sound Concepts, Inc., and the shareholders’ representative, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on November 14, 2018, and is incorporated herein by reference thereto.
10.39	Letter Agreement dated November 12, 2018, by and among the Company, Sound Concepts, Inc., NF Merger Sub, Inc., NF Acquisition Company, LLC, the shareholders of Sound Concepts, Inc., and the shareholders’ representative, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on November 14, 2018, and is incorporated herein by reference thereto.
10.40	Securities Purchase Agreement dated February 1, 2019, by and between the Company and Bellridge Capital, LP, which was filed as Exhibit 10.40 to our Annual Report on Form 10-K filed with the SEC on February 7, 2019, and is incorporated herein by reference thereto.
10.41	Lock-Up Agreement dated October 30, 2018, by and between the Company and Gina Trippiedi, which was filed as Exhibit 10.41 to our Annual Report on Form 10-K filed with the SEC on February 7, 2019, and is incorporated herein by reference thereto.
10.42	Lock-Up Agreement dated October 30, 2018, by and between the Company and Ira Gaines, which was filed as Exhibit 10.42 to our Annual Report on Form 10-K filed with the SEC on February 7, 2019, and is incorporated herein by reference thereto.
10.43	Partner Application Distribution Agreement dated February 4, 2019, by and between the Company and Salesforce.com, Inc., which was filed as Exhibit 10.43 to our Annual Report on Form 10-K filed with the SEC on February 7, 2019, and is incorporated herein by reference thereto.
10.44	Service Agreement dated December 21, 2018, by and between the Company and Major Tom Agency Inc., which was filed as Exhibit 10.44 to our Annual Report on Form 10-K filed with the SEC on February 7, 2019, and is incorporated herein by reference thereto.
10.45	Lease Agreement dated February 5, 2019, by and between the Company and NPBeach Marina LLC , which was filed as Exhibit 10.45 to our Registration Statement on Form S-1 (File No. 333-226840) filed with the SEC on February 19, 2019, and is incorporated herein by reference thereto .
10.46	Form of Warrant Agent Agreement by and between the Company and Vstock Transfer, LLC, which was filed as Exhibit 10.46 to our Registration Statement on Form S-1 (File No. 333-226840) filed with the SEC on March 13, 2019, and is incorporated herein by reference thereto.
14.1	Code of Ethics and Business Conduct for Directors, Senior Officers and Employees of Corporation, which was filed as Exhibit 14.1 to our Current Report on Form 8-K filed with the SEC on October 22, 2014, and is incorporated herein by reference thereto.
21.1	Subsidiaries of the Registrant, which was filed as Exhibit 21.1 to our Annual Report on Form 10-K filed with the SEC on February 7, 2019, and is incorporated herein by reference thereto.
23.1*	Consent of Weinberg & Company, P.A. (with respect to the financial statements of Verb Technology Company, Inc. (formerly nFüsz, Inc.) as of December 31, 2018 and 2017 and for the years then ended).
23.2*	Consent of Weinberg & Company, P.A. (with respect to the financial statements of Sound Concepts, Inc. as of December 31, 2017 and 2016 and for the years then ended).
23.3*	Consent of Baker & Hostetler LLP (included on Exhibit 5.1)
24	Power of Attorney, which was included on the signature page to Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-226840) filed with the SEC on December 10, 2018, and is incorporated herein by reference thereto.
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase
101.DEF*	XBRL Taxonomy Extension Definition Linkbase
101.LAB*	XBRL Taxonomy Extension Label Linkbase
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase

*	Filed herewith.

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Item 17. Undertakings.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1)	the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)	each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bone fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Verb Technology Company, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on March 19 , 2019.

VERB TECHNOLOGY COMPANY, INC.

By:	/s/ Rory J. Cutaia
Rory J. Cutaia
Chairman of the Board, Chief Executive Officer, President, Secretary, and Treasurer (Principal Executive Officer)

By:	/s/ Jeffrey R. Clayborne
Jeffrey R. Clayborne Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rory J. Cutaia	Chairman of the Board,	March 19 , 2019
Rory J. Cutaia	Chief Executive Officer, President, Secretary, and Treasurer (Principal Executive Officer)

/s/ Jeffrey R. Clayborne	Chief Financial Officer	March 19 , 2019
Jeffrey R. Clayborne	(Principal Financial and Accounting Officer)

*	Lead Director	March 19 , 2019
James P. Geiskopf

*	Director	March 19 , 2019
Phillip J. Bond

*	Director	March 19 , 2019
Kenneth S. Cragun

*By:	/s/ Rory Cutaia
Rory Cutaia, as attorney-in-fact

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